UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Ormat Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

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6225 Neil Road
Reno, Nevada 89511

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To Our Stockholders:

We are sending our stockholders this notice of stockholder action by written consent and the enclosed information statement to inform you that we have obtained stockholder approval to issue approximately 30,200,000 shares of our common stock in connection with a proposed “share exchange” described in the information statement, and to give you certain information related to that share exchange and related transactions and agreements.

Under the rules of The New York Stock Exchange, a majority of our stockholders must approve the issuance of additional shares of our common stock under certain circumstances, which include the proposed share exchange.  On November 10, 2014, we obtained that approval.  Ormat Industries Ltd., which owns approximately 59.75% of our common stock, signed a written consent approving the issuance of additional shares of our common stock for the share exchange, among other things.  Accordingly, we are not:

•	asking our stockholders to approve the issuance of the additional shares of our common stock, the share exchange or any related matter;

•	soliciting proxies for a stockholder vote on any of those matters; or

•	having a stockholder meeting to vote on any of those matters.

However, we are providing all of our stockholders with the information in the enclosed information statement.  Please read the information statement carefully.  It includes important information about the new share issuance, the proposed share exchange and a series of related transactions.  If completed, we expect these transactions to change our corporate organizational structure and the composition of our stockholder base.  The share exchange and related transactions will only be completed if various conditions are satisfied, as described in the enclosed information statement.

This notice and the enclosed information statement are being mailed on or about December [___], 2014 to stockholders of record at the close of business on November 28, 2014. The share issuance will not be made prior to December [__], 2014, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

By order of the Board of Directors, /s/ Isaac Angel Isaac Angel Chief Executive Officer

December [___], 2014

ANNEXES

Annex A—Opinion of J.P. Morgan Securities LLC	A-1
Annex B—Consolidated Financial Statements of Ormat Industries Ltd. as of December 31, 2013	B-1
Annex C—Unaudited Consolidated Financial Statements of Ormat Industries Ltd. as of September 30, 2014	C-1
Annex D—Glossary of Terms	D-1

Preliminary Information Statement
Subject to completion, dated November 26, 2014

6225 Neil Road
Reno, Nevada 89511

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

This information statement is being provided by Ormat Technologies, Inc., a Delaware corporation (“Ormat,” “we,” “us,” “the Company” or “our Company”), to notify our stockholders of the approval, pursuant to the New York Stock Exchange Listed Company Manual rules, of our anticipated issuance of approximately 30,200,000 shares of our common stock (the “share issuance”).  The share issuance was authorized on November 10, 2014 by written consent of Ormat Industries, Ltd., an Israeli company (“Ormat Industries”), which owns approximately 59.75% of our outstanding common stock.

The share issuance was authorized in connection with our proposed acquisition of Ormat Industries and related transactions described in this information statement.  If certain conditions are satisfied, that acquisition will be effected by exchanging the newly-issued shares of our common stock for all of the outstanding ordinary shares of Ormat Industries at a fixed exchange ratio of 0.2592 new shares of Ormat common stock for each ordinary share of Ormat Industries (the “share exchange”).  The share exchange will be made under an Israeli court-approved plan of arrangement under Sections 350 and 351 of the Israel Companies Law (the “plan of arrangement”), on terms and conditions in the plan of arrangement and a share exchange agreement and plan of merger, dated November 10, 2014 (the “share exchange agreement”), by and among Ormat, Ormat Industries and Ormat Systems Ltd., an Israeli company and wholly-owned subsidiary of Ormat (“Ormat Systems”).  The share exchange agreement and the transactions contemplated thereby, including the share issuance and share exchange, were approved unanimously on November 10, 2014 by a special committee of the board of directors of the Company consisting solely of independent directors, by the audit committee of the board of directors of the company and by the full board of directors of the Company.

This information statement is being mailed on or about December [___], 2014 to stockholders of record of the Company as of November 28, 2014, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We encourage you to review this information statement for a more complete description of the transactions contemplated by the share exchange agreement.

The share issuance will not be made prior to December [__], 2014, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to our stockholders.

Our principal executive offices are located at 6225 Neil Road, Reno, Nevada 89511, and our main telephone number is (775) 356-9029.

SUMMARY

This is a summary of more detailed information you will find in other sections of this information statement and in documents we have incorporated by reference in this information statement.  We encourage you to read the entire information statement and the documents we have incorporated by reference and not rely on this summary.  A Glossary of certain defined terms is included in Annex D to this information statement.

Overview of  the Share Exchange and Related Transactions

If certain conditions summarized below are satisfied, we plan to engage in a series of related transactions that will change the ownership and corporate structure of the Ormat Industries, Ormat, Ormat Systems and their subsidiaries, which we refer to as the “Ormat group.”

•
Ormat Industries.  Ormat Industries Ltd. is an Israeli company whose ordinary shares are listed for trading on the Tel Aviv Stock Exchange, or “TASE.” Ormat Industries’ assets consist primarily of its 59.75% interest in Ormat common stock. Ormat Industries’ other significant assets are (i) certain real estate properties, including production facilities and business offices located in Israel which are currently subleased to Ormat Systems, and (ii) cash, cash equivalents and tradable securities (other than Ormat Industries ownership of Ormat common stock) which, as of September 30, 2014, had an aggregate fair market value (on a standalone basis) of approximately $14.8 million.  As of September 30, 2014, Ormat Industries’ total liabilities (on a standalone basis) were equal to approximately $2.2 million.

•
Ormat Systems.  Ormat Systems Ltd., is an Israeli company, that is our direct wholly-owned subsidiary. Since 2004, Ormat Systems has been engaged in the business of designing, manufacturing and selling equipment for geothermal and recovered energy-based electricity generation, remote power units and other power generating units and provide services relating to the engineering, procurement, construction, operation and maintenance of geothermal and recovered energy-based power plants. It is essentially the entity within the Ormat group in charge of our product segment and is the owner of the Ormat group’s intellectual property rights associated with our products. The managerial and operational activities of Ormat Systems are conducted primarily, if not exclusively, in Israel.

•
Ormat.  Ormat Technologies, Inc., is a Delaware corporation whose common stock is listed for trading on The New York Stock Exchange, or “NYSE.”  We are a leading vertically integrated company engaged primarily in the geothermal and recovered energy power business. We design, develop, build, sell, own, and operate clean, environmentally friendly geothermal and recovered energy-based power plants, in most cases using equipment that we design and manufacture.

•
Ormat Subsidiaries.  We conduct most of our operations through direct and indirect subsidiaries, most of which are wholly-owned.  Except for Ormat Systems, the transactions will not affect the ownership or corporate structure of our subsidiaries.

The diagram below shows the current ownership and corporate structure of the Ormat group (excluding any subsidiaries of the Ormat group other than Ormat Systems) prior to consummating the share exchange and the other transactions contemplated by the share exchange agreement.

The Ormat Group – Before the Transactions

40.25%
Bronicki Investments and FIMI
Public
Ormat Industries
Ormat
Ormat Systems
Public
59.75%
100%
38.43%
61.57%

If these transactions are all completed:

•
We will be owned approximately 62.24% by then-current shareholders of Ormat Industries (rather than 59.75% by Ormat Industries) and approximately 38.76% by our then-current shareholders (other than Ormat Industries).

o	The number of shares of our common stock held by non-affiliated, “public” shareholders will increase from approximately 40.25% to approximately 76.08%.
o	The number or shares of our common stock held by entities that are currently affiliates of Ormat Industries, which we refer to as Bronicki Investments and FIMI, will be approximately 23.92%.
•
We will initially own all of the outstanding ordinary shares of Ormat Industries and later merge it into Ormat Systems, so that Ormat Industries will no longer exist and Ormat Systems will continue with the combined assets, liabilities, business and operations of both of those companies.

The diagram below shows the ownership and corporate structure of the Ormat group (excluding any subsidiaries of the Ormat group other than Ormat Systems) expected after consummating the share exchange and the other transactions contemplated by the share exchange agreement.

The Ormat Group – After the Transaction

Bronicki Investments and FIMI
Public
Ormat
Ormat Systems
100%
76.08%
23.92%

Reasons for the Share Exchange and Related Transactions

We and Ormat Industries believe the transactions will provide a number of benefits to the Ormat group and its shareholders.  Among other things, from Ormat’s perspective, the transactions are expected to:

•	unlock value for Ormat’s minority stockholders;
•	enhance the liquidity of Ormat common stock by significantly increasing the public float, improve the market’s perception of Ormat and increase institutional investors’ interest in Ormat;
•	result in Ormat no longer being a majority-controlled company;
•	eliminate the inefficiencies and complexities associated with having two separate public companies in two different jurisdictions reporting under different accounting standards;
•	make it easier for Ormat to raise capital and to obtain financing; and
•	enhance Ormat’s identity as a multinational company and ability to penetrate new markets.

We have carefully considered these and other factors in deciding to proceed with the transactions.  As discussed in more detail below, we evaluated the transaction using a special committee of our board of directors.  The special committee engaged independent financial and legal advisors to help evaluate the transactions. See “The Share Exchange and Related Transactions—Background of the Share Exchange.” We received an opinion from J.P. Morgan Securities LLC, which we refer to herein as J.P. Morgan, that, subject to the factors and assumptions set forth in the opinion, the proposed exchange ratio was fair, from a financial point of view, to Ormat. The full text of the written opinion of J.P. Morgan dated November 9, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex A to this information statement and is incorporated herein by reference. Ormat’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Ormat board of directors, is directed only to the exchange ratio in the share exchange and does not constitute a recommendation to any stockholder of Ormat. The transactions were unanimously approved by the special committee, audit committee and board of directors of Ormat.  Our board of directors has recommended that our stockholders approve the stock issuance.

Structure of the Share Exchange and Related Transactions

The transactions involve a series of related steps that will be implemented through:

•	contractual arrangements described below among members of the Ormat group and, in some cases, Bronicki Investments and FIMI. These include:
o
A Share Exchange Agreement and Plan of Merger dated as of November 10, 2014 among Ormat Industries, Ormat and Ormat Systems.  This agreement, which we refer to as the “share exchange agreement” is the principal contract governing the terms and conditions for the transactions and is described in more detail later in this information statement.  See “The Share Exchange Agreement.”

o	Several agreements involving principally our relationship with Bronicki Investments and FIMI, before and after the transactions occur, including:
▪	Voting and Undertaking Agreements between Ormat and each of Bronicki Investments and FIMI. See “Additional Agreements—Ormat Industries Shareholder Undertaking Agreements.”
▪	Voting Neutralization Agreements between Ormat and each of Bronicki Investments and FIMI. See “Additional Agreements—Voting Neutralization Agreements.”
▪
An agreed form of escrow agreement to be entered into by Bronicki Investments, FIMI and an Israeli escrow agent satisfactory to the Israeli Tax Authority or reasonably satisfactory to us.  See “Additional Agreements—Ormat Industries Shareholder Undertaking Agreements.”

▪
An agreed form of registration rights agreement to be entered into by us, Bronicki Investments and FIMI, upon request by Bronicki Investments and FIMI.  See “Additional Agreements—Registration Rights Agreement.”

o	A Voting Agreement between Ormat and Ormat Industries. See “Additional Agreements—Ormat Stockholder Undertaking Agreement.”
•
a court-approved scheme of arrangement implemented through procedures under Sections 350 and 351 of the Israel Companies Law, which among other things, provide for the District Court of Tel Aviv-Jaffa, which we refer to as the “Court,” to approve the share exchange agreement and the transactions contemplated thereby, which we refer to as the “Court approval,” and a special vote of Ormat Industries shareholders, which we refer to as the “Section 350 voting approval.” See “The Share Exchange and Related Transactions—The Section 350 Voting Approval and Court Approval.”

•
a ruling by the Israel Tax Authority, or “ITA,” which, as described below, generally makes the transactions income tax-free to the Ormat group and shareholders of Ormat Industries, if certain conditions described below continue to be satisfied.  See “Material Consequences of Israeli Tax Ruling.”

•
a structure that is intended to qualify as a tax-fee reorganization under section 368(a) of the Internal Revenue Code, or “Code.”  See “Material U.S. Federal Income Tax Consequences of the Share Exchange and Related Transactions.”

Share Exchange

The first and primary step of this series of transactions, which we refer to as the “share exchange,” will involve, among other things, Ormat issuing approximately 30.2 million new shares of its common stock to Ormat Industries shareholders in exchange for all the outstanding ordinary shares of Ormat Industries.

The share exchange will be based on the “exchange ratio” that has been agreed upon in the share exchange agreement.   That exchange ratio is 0.2592 shares of our common stock for each ordinary share of Ormat Industries, subject to adjustment under certain circumstances described in the share exchange agreement.  This exchange ratio was established taking into account various factors described in more detail below.  See “The Share Exchange and Related Transactions—Background of the Share Exchange.”

If various conditions are satisfied, the share exchange is expected to be completed in the first quarter of 2015.  We refer to the date when this happens as the “effective time” or “closing date.”

The share exchange will only be completed if various conditions set forth in the share exchange agreement are satisfied.  Some of these conditions have already been satisfied, including the receipt of the tax ruling from the Israel Tax Authority referred to above, and the approval by Ormat Industries, as our stockholder, of the share exchange and related transactions.  However a number of conditions still must be satisfied before the share exchange can be completed, and there is no assurance when, if at all, that may occur.  These include:

•	The Court approval.
•	The Section 350 voting approval.
•	Various “closing conditions” under the share exchange agreement which are described in more detail below. See “The Share Exchange Agreement—Conditions to Share Exchange.”
Internal Reorganization Steps

After the share exchange is completed, we will effect a series of internal restructuring steps, culminating in the merger of Ormat Industries with and into Ormat Systems on March 31, 2015.  These steps are:

•
The transfer to us by Ormat Industries of all its shares of our common stock, which will be retired immediately upon receipt.  This transfer is expected to occur within three business days after the share exchange is completed.

•
The transfer by us to Ormat Industries of all the ordinary shares of Ormat Systems we hold in exchange for one ordinary share of Ormat Industries.  This transfer is expected to occur shortly after the first transfer referred to above (but no sooner that one business day after that transfer) and will result in Ormat Systems becoming a subsidiary of Ormat Industries.

•	The merger of Ormat Industries with and into Ormat Systems, which will result in:
o	Ormat Industries ceasing to exist; and
o	Ormat Systems surviving as our direct, wholly-owned subsidiary with all the assets, liabilities, business and operations of the two combined companies.
Accounting Treatment of Share Exchange and Related Transactions

The share exchange will be accounted for as the acquisition of Ormat Industries by Ormat, with Ormat as the continuing reporting entity. The historical carrying values of Ormat’s assets and liabilities will not change. The net assets of Ormat Industries, other than its equity interests in Ormat, will be transferred to Ormat at their historical carrying values.

Material Consequences of the Israeli Tax Ruling

The receipt of shares of Ormat common stock by a holder of Ormat Industries ordinary shares in connection with the share exchange is generally a taxable transaction for Israeli income tax purposes.  However, the Ormat group has obtained a ruling from the ITA, which we refer to as the Israeli tax ruling, confirming that, subject to certain conditions stipulated in the Israeli tax ruling, the taxable event related to the capital gains tax to be imposed on holders of Ormat Industries ordinary shares in connection with the share exchange will be deferred until the holder subsequently transfers the Ormat common stock it receives in the share exchange.  However, the receipt of cash in lieu of fractional shares of Ormat common stock will be a taxable transaction for Israeli income tax purposes for holders of Ormat Industries ordinary shares.

Provided that all of the conditions of the Israeli tax ruling are satisfied, including the ongoing restrictions imposed by that ruling, under the income tax laws of Israel, the share exchange will not have any tax consequences for Ormat Industries or Ormat Systems and the related corporate restructuring transactions, including the merger of Ormat Industries with and into Ormat Systems, will also not be treated as taxable transactions for any member of the Ormat group.

The Israeli tax ruling has a number of conditions that must be satisfied.  Some of those conditions will affect the Ormat group for several years after completing the share exchange.  For a more complete discussion of the Israeli tax consequences of the share exchange and related transactions and the conditions imposed on Ormat by the Israeli tax ruling, see “Material Consequences of the Israeli Tax Ruling.” Tax matters are complicated and the consequences of the share exchange to you will depend on your particular facts and circumstances. You are urged to consult with your tax advisor as to the specific tax consequences of the share exchange to you, including the applicability of U.S. federal, state and local, Israel and other foreign and other tax laws.

Material U.S. Federal Income Tax Consequences of the Share Exchange and Related Transactions

The share exchange and related transactions should qualify as a reorganization within the meaning of Section 368(a) of the Code.  As such, the transactions will not result in the taxable recognition of any material income, gain or loss to Ormat Industries or to us.  In any event, whether or not the transactions so qualify, since our stockholders do not participate in the share exchange, our stockholders will not recognize taxable gain or loss in connection with the transactions.

For a more complete discussion of the U.S. federal income tax consequences of the share exchange and related transactions, see “The Share Exchange—Material U.S. Federal Income Tax Consequences of the Share Exchange and Related Transactions.” Tax matters are complicated and the consequences of the share exchange to you will depend on your particular facts and circumstances. You are urged to consult with your tax advisor as to the specific tax consequences of the share exchange to you, including the applicability of U.S. federal, state and local, Israeli and other foreign and other tax laws.

Interested Persons

You should be aware that Ormat Industries, certain of our directors and officers, by virtue of their interests in Bronicki Investments and FIMI or otherwise, Bronicki Investments and FIMI have interests in the share exchange and related transactions that may be different from, or in addition to, the interests of our stockholders generally.  See “Certain Relationships and Related Party Transactions.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary consolidated financial data of Ormat, summary consolidated financial data of Ormat Industries, pro forma financial data of Ormat, comparative historical per share data and market value data are being provided to help you in your analysis of the financial aspects of the share exchange and the other transactions contemplated by the share exchange agreement. You should read this information in conjunction with the financial information included elsewhere in, or incorporated by reference into, this information statement. See “Where You Can Find More Information,” “Incorporation by Reference,” “Selected Historical Consolidated Financial Information of Ormat,” “Selected Historical Consolidated Financial Information of Ormat Industries,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Market Price and Dividend Information” and “Comparative Per Share Data.”

Summary Historical Financial Data of Ormat

The summary consolidated financial information of Ormat presented below for each of the five years in the period ended December 31, 2013 and the balance sheet data as of the end of each such year has been derived from Ormat’s audited consolidated financial statements included in its annual reports on Form 10-K filed with the SEC. The summary consolidated financial information of Ormat presented in the table below as of and for the nine months ended September 30, 2014 and 2013 is unaudited and has been derived from Ormat’s condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the SEC for the period ended September 30, 2014 incorporated by reference into this information statement. In the opinion of Ormat’s management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such periods have been included. The results of operations for the nine months ended September 30, 2014 may not be indicative of the results of operations to be expected for the full year. The summary consolidated financial data as of December 31, 2013 and 2012 and for the fiscal years ended December 31, 2013, 2012 and 2011 were derived from the audited consolidated financial statements incorporated by reference into this information statement. The summary consolidated financial data as of December 31, 2011, 2010 and 2009 and for the fiscal years ended December 31, 2010 and 2009 was derived from audited consolidated financial statements that are not included or incorporated by reference into this information statement. The table below should be read in conjunction with Ormat’s consolidated financial statements and notes thereto and Ormat’s condensed consolidated financial statements and notes thereto incorporated by reference into this information statement. For more detailed information on the Pro Forma Financial Data, including explanations for adjustment, refer to pages 57 to 65 of this information statement.

Consolidated Statements of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)

Total revenues	410,281	402,334	533,239	501,773	425,456	361,357	401,012

Operating income	108,689	75,343	96,958	(159,896)	61,555	20,777	63,110

Income (loss) from continuing operations	47,872	28,979	37,334	(216,154)	(44,881)	30,689	62,298

Income from discontinued operations	—	4,697	4,697	3,547	2,157	6,539	6,255

Net income (loss)	47,872	33,676	42,031	(212,607)	(42,724)	37,228	68,553
Net loss attributable to noncontrolling interest	(670)	(600)	(793)	(414)	(332)	90	298

Net income (loss) attributable to Ormat’s stockholders	$47,202	$33,076	$41,238	$(213,021)	$(43,056)	$37,318	$68,851

Earnings per share attributable to Ormat’s stockholders:

Basic:
Income from continuing operations	$1.04	$0.62	$0.81	$(4.77)	$(1.00)	$0.67	$1.37
Discontinued operations	—	0.10	0.10	0.08	0.05	0.15	0.14
Net income	$1.04	$0.72	$0.91	$(4.69)	$(0.95)	$0.82	$1.52

Diluted:
Income from continuing operations	$1.03	$0.62	$0.81	$(4.77)	$(1.00)	$0.67	$1.37
Discontinued operations	—	0.10	0.10	0.08	0.05	0.15	0.14
Net income	$1.03	$0.72	$0.91	$(4.69)	$(0.95)	$0.82	$1.51

Consolidated Balance Sheet Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)

Cash and cash equivalents	$42,451	$35,435	$57,354	$66,628	$99,886	$82,815	$46,307
Working capital	130,338	104,990	103,001	64,100	98,415	66,932	55,652
Property, plant and equipment, net (including construction-in process)	1,727,665	1,719,268	1,741,163	1,649,014	1,889,083	1,696,101	1,517,288
Total assets	2,171,913	2,168,335	2,159,433	2,087,523	2,314,718	2,043,328	1,864,193
Long-term debt (including current portion)	1,040,245	1,075,094	1,077,857	1,030,928	1,025,010	789,669	624,442
Notes payable to Ormat Industries (including current portion)	—	—	—	—	—	—	9,600
Equity	783,544	736,970	745,111	695,607	906,644	945,227	911,695

Summary Consolidated Financial Data of Ormat Industries

The following table presents summary consolidated financial data for Ormat Industries as of December 31, 2013 and for the nine months ended September 30, 2014 and 2013 and as of and for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009 under IFRS. The summary consolidated financial data of Ormat Industries presented in the table below as of and for the nine months ended September 30, 2014 and 2013 is unaudited and has been derived from Ormat Industries’ condensed consolidated financial statements included elsewhere in this information statement. In the opinion of Ormat Industries’ management, the condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the information set forth in those statements. The results of operations for the nine months ended September 30, 2014 may not be indicative of the results of operations to be expected for the full year. The summary consolidated financial data as of December 31, 2013 and 2012 and for the fiscal years ended December 31, 2013, 2012 and 2011 has been derived from Ormat Industries’ audited consolidated financial statements included elsewhere in this information statement. The summary consolidated financial data as of December 31, 2011, 2010 and 2009 and for the fiscal years ended December 31, 2010 and 2009 has been derived from Ormat Industries’ audited consolidated financial statements not included elsewhere in this information statement.  The summary consolidated financial data presented should be read together with Ormat Industries’ consolidated financial statements and the related notes thereto.

Consolidated Statements of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)

Total revenues	$430,781	$407,200	$538,105	$514,408	$439,925	$378,973	$431,511

Income (loss) from operations	115,235	97,487	120,149	(84,499)	65,654	(64,700)	79,542

Income (loss) for the period	49,800	42,414	49,650	(177,324)	(37,659)	(46,053)	82,591

Attributable to:
Equity holders of Ormat Industries	29,303	25,524	29,495	(106,848)	(21,799)	(29,964)	52,869
Noncontrolling interest	20,497	16,890	20,155	(70,476)	(15,860)	(16,089)	29,722

Total	$49,800	$42,414	$49,650	$(177,324)	$(37,659)	$(46,053)	$82,591

Earnings per share attributable to Ormat Industries stockholders:

Basic:
Basic and fully diluted	$0.25	$0.22	$0.25	$(0.92)	$(0.19)	$(0.26)	$0.45

Consolidated Balance Sheet Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)

Cash and cash equivalents	$46,710	$38,128	$57,908	$71,767	$114,082	$147,860	$46,307
Working capital	138,980	141,647	114,872	99,968	109,190	123,991	183,930
Property, plant and equipment, net (including construction-in process)	1,657,604	1,643,990	1,666,950	1,577,673	1,752,204	1,565,429	1,522,848
Total assets	2,188,968	2,150,542	2,136,914	2,073,418	2,253,691	2,060,614	2,019,668
Long-term debt (including current portion)	1,036,868	1,053,466	1,055,862	1,006,535	1,002,424	776,964	624,442
Notes receivable from Ormat (including current portion)	—	—	—	—	—	—	9,600
Equity	773,766	731,455	734,454	684,908	858,413	991,052	1,094,019

Summary Unaudited Pro Forma Condensed Combined Financial Information

The following sets forth certain summary unaudited pro forma condensed combined financial information that gives effect to the share exchange. The summary unaudited pro forma condensed combined financial information set forth below is presented for informational purposes only, and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the share exchange been completed on the dates indicated. In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet information set forth below assumes that the share exchange occurred on September 30, 2014 in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of operations information set forth below for the year ended December 31, 2013 and for the nine months ended September 30, 2014 assumes that the share exchange occurred on January 1, 2013 in accordance with Article 11 of Regulation S-X.

The historical consolidated financial information has been adjusted in the summary unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the share exchange, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The summary unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, which can be found under “Unaudited Pro Forma Condensed Combined Financial Information.” As discussed in the notes to the unaudited pro forma condensed combined financial statements, Ormat reports its financial results under GAAP and Ormat Industries reports its financial results under IFRS. In addition, the summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes for each of Ormat (which are incorporated by reference into this information statement) and Ormat Industries (which are included elsewhere in this information statement) for the applicable periods.

Unaudited Pro Forma Condensed Combined Statements of Operations Information

	Ormat	Ormat Industries	Adj (I)	Adj (II)	Ormat Pro Forma
	Nine Months Ended September 30, 2014
	(In thousands, except per share data)
Revenues:
Electricity	$289,015	289,015	(289,015)	—	289,015
Product	121,266	141,766	(121,266)	(20,500)	121,266
Total revenues	410,281	430,781	(410,281)	(20,500)	410,281
Cost of revenues:
Electricity	186,083	184,523	(186,083)	438	186,083
			1,122
Product	75,307	93,778	(75,307)	19	73,944
				(19,853)
Total cost of revenues	261,390	278,301	(260,268)	(19,396)	260,027
Gross margin	148,891	152,480	(150,013)	(1,104)	150,254
Operating expenses:
Research and development expenses	395	395	(395)	—	395
Selling and marketing expenses	10,853	10,861	(10,853)		10,861
General and administrative expenses	20,847	22,529	(20,847)	(321)	22,208

Write-off of unsuccessful exploration activities	8,107	8,107	(8,107)	—	8,107
Operating income	108,689	110,588	(109,811)	(783)	108,683
Other income (expense):
Interest income	236		(236)	50	236
			186
Interest expense, net	(65,084)	(65,169)	65,084		(65,109)
			1,122
				(1,062)
Foreign currency translation and transaction gains (losses)	(3,639)			—	(3,639)

Income attributable to sale of tax benefits	18,334			—	18,334

Gain from sale of property, plant and equipment	7,628	7,628	(7,628)	—	7,628
Other non-operating expense, net	649	(2,981)	(649)	(76)	865
			3,639
Income before income taxes and equity in income			(186)	469
losses of investees	66,813	50,066	(48,479)	(1,402)	66,998
Income tax provision	(17,731)	(266)	17,731	(1,125)	(19,031)
			(18,334)
				694
Equity in income (losses) of investees, net	(1,210)	—			(1,210)
Income from continuing operations	47,872	49,800	(49,082)	(1,833)	46,757
Net income attributable to noncontrolling interest	(670)	—			(670)
Net income attributable to the Ormat’s stockholders	$47,202	49,800	(49,082)	(1,833)	46,087

Earnings per share attributable to Ormat’s stockholders - Basic and diluted:
Basic:	1.04				0.95
Diluted:	1.03				0.94

Weighted average shares:
Basic:	45,594			2,997	48,591
Diluted:	45,917			2,997	48,914

	Ormat	Ormat Industries	Adj (I)	Adj (II)	Ormat Pro Forma
	For the year ended December 31, 2013
	(In thousands, except per share data)
Revenues:
Electricity	$329,747	334,613	(329,747)	(4,866)	329,747
Product	203,492	203,492	(203,492)	—	203,492
Total revenues	533,239	538,105	(533,239)	(4,866)	533,239
Cost of revenues:
Electricity	232,874	235,335	(232,874)	(1,134)	232,874
			1,542	(2,869)
Product	140,547	138,204	(140,547)	546	138,750

Total cost of revenues	373,421	373,539	(371,879)	(3,457)	371,624
Gross margin	159,818	164,566	(161,360)	(1,409)	161,615
Operating expenses:
Research and development expenses	4,965	4,965	(4,965)	—	4,965
Selling and marketing expenses	24,613	24,835	(24,613)	(29)	24,613
				(193)
General and administrative expenses	29,188	31,005	(29,188)	(61)	30,805
Impairment charge	—			(139)	—

Impairment of power plants - net	—	(8,038)	—	8,038	—
Write-off of unsuccessful exploration activities	4,094	4,094	(4,094)	—	4,094

Operating income	96,958	107,705	(98,500)	(9,025)	97,138
Other income (expense):
Interest income	1,332		—	—	1,332

Interest expense, net	(73,776)	(76,914)	73,776	1,368	(74,004)
			1,542
				—
Foreign currency translation and transaction gains (losses)	5,085	—	—		5,085

Income attributable to sale of tax benefits	19,945		—	—	19,945

Gain from sale of investment in subsidiary	—	4,230	—	(4,230)	—

Other non-operating expense, net	1,592	8,214	(1,592)	(504)	1,293
			(5,085)
Income before income taxes and equity in income			(1,332)	—
losses of investees	51,136	43,235	(31,191)	(12,391)	50,789
Income tax provision	(13,552)	6,415	13,552	(2,271)	(15,187)
			(19,945)	614
				—
Equity in income (losses) of investees, net	(250)	—	—	—	(250)
Income from continuing operations	37,334	49,650	(37,584)	(14,048)	35,352
Net income attributable to noncontrolling interest	(793)	—	—	—	(793)
Net income attributable to the Ormat’s stockholders	$36,541	49,650	(37,584)	(14,048)	34,559

Earnings per share attributable to Ormat’s stockholders - Basic and diluted:
Basic:	0.81				0.71
Diluted:	0.81				0.71

Weighted average shares:
Basic:	45,440			2,997	48,437
Diluted:	45,475			2,997	48,472

Unaudited Pro Forma Condensed Combined Balance Sheet Information

	Ormat	Ormat Industries	Adj (I)	Adj (II)	Ormat Pro Forma
	September 30, 2014
			in thousands

ASSETS
Current assets:
Cash and cash equivalents	$42,451	$46,710	(42,451)	(360)	46,350
Restricted cash, and cash equivalents	127,452	127,452	(127,452)	—	127,452
Financial assets at fair value through profit and loss	—	10,972	(10,972)	—	—
Short-term investments	—	—	10,972		10,972
Derivatives	—	1,637	(1,637)	—	—
Receivables:
Trade	75,224	75,224	(75,224)	—	75,224
Related entity	506	—	—	—	506
Income taxes receivable	—	6,064	(6,064)	—	—
Other	9,165	42,497	(9,165)	—	9,805
			(29,178)
				(3,514)
Due from Ormat Industries	970	—	(970)	—	—
Inventories	17,337	17,337	(17,337)	—	17,337
Costs and estimated earnings in excess of billings on uncompleted contracts	14,784	14,784	(14,784)	—	14,784
Deferred income taxes	2,613	—	—	—	2,613
Prepaid expenses and other	36,879	—	—	—	36,879

Total current assets	327,381	342,677	(324,262)	(3,874)	341,922
Financial assets at fair value through profit and loss	—	251	—	—	251
Prepaid expenses in respect of operating lease	—	2,444	—	(2,444)	—
Unconsolidated investments	1,339	—	—	—	1,339
Deposits and other	21,679	5,632	(21,679)	(1,235)	21,679
				17,282
Financial assets under concession arrangement	—	23,591	—	(23,591)	—
Deferred income taxes	—	57,225	—	(57,225)	—

Deferred charges	35,399	—	—	—	35,399
Property, plant and equipment, net	1,459,316	1,456,627	(1,458,975)	709	1,471,679
				1,137
				35,069
				(22,204)
Construction-in-process	268,349	200,977	(200,977)	—	268,349
Projects under exploration and development	—	67,372	(67,372)	—	—
Deferred financing and lease costs, net	28,969	—	(28,969)	26,987	28,969
				1,982
Intangible assets, net	29,481	32,172	(29,481)	(709)	29,481
				(1,982)

Total assets	$2,171,913	$2,188,968	(2,131,715)	(30,098)	2,199,068
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of notes and long term loans	—	73,322	(73,322)	—	—
Accounts payable and accrued expenses	$78,411	$—	(78,411)		78,491
				(3,229)
			83,799	(2,288)
Trade	—	30,152	(30,072)	(80)	—
Income taxes payable	—	4,335	(3,472)	—	863
Accrued expenses	—	981	(981)	—	—
Customers advances	—	3,946	(3,946)	—	—
Other	—	43,469	(43,346)	—	123
Derivatives	—	2,182	(2,182)	—	—
			209
Short-term revolving credit lines with banks (full recourse	—	—	—	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	45,310	45,310	(45,310)	—	45,310
Current portion of long-term debt:					—
Limited and non-recourse:					—
Senior secured notes	31,211	—	—	—	31,211
Other loans	17,995	—	—	—	17,995
Full recourse	24,116	—	—	—	24,116
Total current liabilities	197,043	203,697	(197,034)	(5,597)	198,109
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	379,036	366,667	(379,036)	12,369	379,036

Other loans	269,123	278,818	(269,123)	7,859	269,123
Full recourse:				(17,554)	—
Senior unsecured bonds	250,366	249,679	(250,366)	687	250,366
Other loans	40,298	40,282	(40,298)	16	40,298
Revolving credit lines with banks (full recourse	28,100	28,100	(28,100)	—	28,100
Long term derivative	—	5,158	—	(5,158)	—
Liability associated with sale of tax benefits	44,757	54,900	(44,757)	(13,756)	44,757
				3,613
Deferred lease income	61,294	61,294	(61,294)	—	61,294
Deferred income taxes	67,328	61,339	(67,328)	(694)	67,328
				6,683
Liability for unrecognized tax benefits	5,606	—	—	—	5,606
Liabilities for severance pay	21,984	4,001	(21,984)	17,983	21,984
Asset retirement obligation	19,801	—	—	—	19,801
Other long-term liabilities	3,633	61,267	(3,633)	—	3,870
			(19,801)	(37,596)

Total liabilities	1,388,369	1,415,202	(1,382,754)	(31,145)	1,389,672
Equity:
The Ormat’s stockholders’ equity:
Common stock	46	38,374	(38,374)	—	46

Additional paid-in capital	740,651	162,433	(137,628)	1,047	766,503
Other capital surplus	—	(18,961)	18,961	—	—
Retained earnings	36,835	265,527	(265,527)		36,835
Accumulated other comprehensive income	(5,710)	—	—	—	(5,710)
Less - cost of Ormat Industries shares held by Ormat Industries	—	(2,826)	2,826		—
	771,822	444,547	(419,742)	1,047	797,674
Noncontrolling interest	11,722	329,219	(329,219)	—	11,722
Total equity	783,544	773,766	(748,961)	1,047	809,396
Total liabilities and equity	$2,171,913	$2,188,968	(2,131,715)	(30,098)	2,199,068

Supplemental Pro Forma Financial Information

The following balance sheet as of September 30, 2014 and statement of operations for the year ended December 31, 2013 and nine months ended September 30, 2014 are presented to assist in analyzing Ormat Industries balances as of such dates without consolidating those of Ormat, as well to adjust Ormat Industries’ financial results from IFRS to GAAP.  This financial information is not in accordance with Article 11 of Regulation S-X and is only supplemental to the pro forma financial information presented above.

	Ormat	Ormat Industries (Standalone) Adjusted for GAAP	Total
	Nine Months Ended September 30, 2014

Revenues:
Electricity	289,015	—	289,015
Product	121,266	—	121,266
Total revenues	410,281	—	410,281
Cost of revenues:
Electricity	186,083	—	186,083

Product	75,307	(1,363)	73,944

Total cost of revenues	261,390	(1,363)	260,027
Gross margin	148,891	1,363	150,254
Operating expenses:
Research and development expenses	395	—	395
Selling and marketing expenses	10,853	8	10,861
General and administrative expenses	20,847	1,361	22,208

Write-off of unsuccessful exploration activities	8,107	—	8,107
Operating income	108,689	(6)	108,683
Other income (expense):
Interest income	236	—	236

Interest expense, net	(65,084)	(25)	(65,109)

Foreign currency translation and transaction gains (losses)	(3,639)	—	(3,639)

Income attributable to sale of tax benefits	18,334	—	18,334

Gain from sale of property, plant and equipment	7,628	—	7,628
Other non-operating expense, net	649	216	865

Income before income taxes and equity in income
losses of investees	66,813	185	66,998
Income tax provision	(17,731)	(1,300)	(19,031)

Equity in income (losses) of investees, net	(1,210)	—	(1,210)
Income from continuing operations	47,872	(1,115)	46,757
Net income attributable to noncontrolling interest	(670)	—	(670)
Net income attributable to the Ormat’s stockholders	47,202	(1,115)	46,087

	Ormat	Ormat Industries (Standalone) Adjusted for GAAP	Total
	For the year ended December 31, 2013

Revenues:
Electricity	329,747	—	329,747
Product	203,492	—	203,492
Total revenues	533,239	—	533,239
Cost of revenues:
Electricity	232,874	—	232,874

Product	140,547	(1,797)	138,750

Total cost of revenues	373,421	(1,797)	371,624
Gross margin	159,818	1,797	161,615
Operating expenses:
Research and development expenses	4,965	—	4,965
Selling and marketing expenses	24,613	—	24,613

General and administrative expenses	29,188	1,617	30,805
Impairment charge	—	—	—

Impairment of power plants - net	—	—	—
Write-off of unsuccessful exploration activities	4,094	—	4,094

Operating income	96,958	180	97,138
Other income (expense):
Interest income	1,332	—	1,332

Interest expense, net	(73,776)	(228)	(74,004)

Foreign currency translation and transaction gains (losses)	5,085	—	5,085

Income attributable to sale of tax benefits	19,945	—	19,945

Gain from sale of investment in subsidiary	—	—	—

Other non-operating expense, net	1,592	(299)	1,293

Income before income taxes and equity in income losses of investees	51,136	(347)	50,789
Income tax provision	(13,552)	(1,635)	(15,187)

Equity in income (losses) of investees, net	(250)	—	(250)
Income from continuing operations	37,334	(1,982)	35,352
Net income attributable to noncontrolling interest	(793)	—	(793)
Net income attributable to the Ormat’s stockholders	36,541	(1,982)	34,559

	Ormat	Ormat Industries (Standalone) Adjusted for GAAP	Total
	September 30, 2014
	in thousands

Current assets:
Cash and cash equivalents	42,451	3,899	46,350
Restricted cash, and cash equivalents	127,452	—	127,452
Financial assets at fair value through profit and loss	—	10,972	10,972
Short-term investments	—
Derivatives	—	—	—
Receivables:			—
Trade	75,224	—	75,224
Related entity	506	—	506
Income taxes receivable	—	—	—
Other	9,165	640	9,805
Due from Ormat Industries	—	—	—
Inventories	17,337	—	17,337
Costs and estimated earnings in excess of billings on uncompleted contracts	14,784	—	14,784
Deferred income taxes	2,613	—	2,613
Prepaid expenses and other	36,879	—	36,879
Total current assets	326,411	15,511	341,922
Financial assets at fair value through profit and loss	—	251	251
Prepaid expenses in respect of operating lease	—	—	—
Unconsolidated investments	1,339	—	1,339
Deposits and other	21,679	—	21,679
Financial assets under concession arrangement	—	—	—
Deferred income taxes	—	—	—
Deferred charges	35,399	—	35,399
Property, plant and equipment, net	1,459,316	12,363	1,471,679

Construction-in-process	268,349	—	268,349
Projects under exploration and development	—	—	—
Deferred financing and lease costs, net	28,969	—	28,969
Intangible assets, net	29,481	—	29,481
Total assets	2,170,943	28,125	2,199,068
Current liabilities:
Current maturities of notes and long term loans	—	—	—
Accounts payable and accrued expenses	78,411	80	78,491
Trade	—	—	—
Income taxes payable	—	863	863
Accrued expenses	—	—	—
Customers advances	—	—	—
Other	—	123	123
Derivatives	—	—	—
Short-term revolving credit lines with banks (full recourse	—	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	45,310	—	45,310
Current portion of long-term debt:
Limited and non-recourse:			—
Senior secured notes	31,211	—	31,211
Other loans	17,995	—	17,995
Full recourse	24,116	—	24,116
Total current liabilities	197,043	1,066	198,109
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	379,036	—	379,036

Other loans	269,123	—	269,123
Full recourse:
Senior unsecured bonds	250,366	—	250,366
Other loans	40,298	—	40,298
Revolving credit lines with banks (full recourse	28,100	—	28,100
Long term derivative	—	—	—
Liability associated with sale of tax benefits	44,757	—	44,757

Deferred lease income	61,294	—	61,294
Deferred income taxes	67,328	—	67,328
Liability for unrecognized tax benefits	5,606	—	5,606
Liabilities for severance pay	21,984	—	21,984
Asset retirement obligation	19,801	—	19,801
Other long-term liabilities	3,633	237	3,870
Total liabilities	1,388,369	1,303	1,389,672
Equity:
The Ormat’s stockholders’ equity:
Common stock	46	—	46
Additional paid-in capital	739,681	26,822	766,503
Other capital surplus	—	—	—
Retained earnings	36,835	—	36,835
Accumulated other comprehensive income	(5,710)	—	(5,710)
Less - cost of Ormat Industries shares held by Ormat Industries	—	—	—
	770,852	26,822	797,674
Noncontrolling interest	11,722	—	11,722
Total equity	782,574	26,822	809,396
Total liabilities and equity	2,170,943	28,125	2,199,068

Comparative Per Share Data

The historical net income (loss) per share from continuing operations and net book value per share of Ormat and Ormat Industries shown in the table below are derived from their unaudited consolidated financial statements as of and for the nine months ended September 30, 2014, Ormat’s audited consolidated financial statements for the year ended December 31, 2013 and Ormat Industries’ audited consolidated financial statements for the fiscal year ended December 31, 2013. The historical financial information for Ormat has been recognized and recorded in accordance with GAAP and the historical financial information for Ormat Industries has been recognized and recorded in accordance with IFRS. The pro forma comparative per share data for Ormat common stock and Ormat Industries ordinary shares was derived from the unaudited pro forma condensed combined financial statements included in this information statement. The pro forma net book value per common share information as of September 30, 2014 was computed as if the share exchange had been completed on September 30, 2014. The pro forma equivalent information shows the effect of the share exchange for an owner of Ormat Industries ordinary shares. The information was computed by multiplying the pro forma combined income (loss) per share from continuing operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, and pro forma combined net book value per common share as of September 30, 2014 by the exchange ratio. You should read this information in conjunction with such pro forma financial statements and the related notes and with the historical financial information of Ormat and Ormat Industries included or incorporated elsewhere into this information statement, including Ormat’s and Ormat Industries’ financial statements and related notes thereto.

The pro forma shares outstanding as of September 30, 2014 assumes that (1) 116,524,664 ordinary shares of Ormat Industries are converted into 30,203,193 shares of Ormat common stock and (2) the 27,206,580 shares of Ormat common stock currently held by Ormat Industries are canceled in connection with the completion of the share exchange.

The basic and diluted pro forma combined earnings per share for Ormat is computed by dividing the total net income attributable to Ormat's stockholders by basic and diluted weighted average shares, respectively. The basic and diluted pro forma equivalent earnings per share for Ormat Industries is computed by dividing the pro forma total net income attributable to the Ormat’s stockholders by basic and diluted weighted average shares, respectively.

The historical net book values per common share are computed by dividing total stockholders’ equity, before noncontrolling interests, by the number of shares of common stock (in the case of Ormat) and ordinary shares (in the case of Ormat Industries) outstanding at the end of the period. The pro forma net income (loss) per common share of the combined company is computed by dividing the pro forma net income (loss) from continuing operations by the pro forma weighted average number of shares outstanding. The pro forma net book value per common share of the combined company is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of common stock (in the case of Ormat) and ordinary shares (in the case of Ormat Industries) outstanding at the end of the period.

The pro forma data is not necessarily indicative of actual results had the share exchange occurred during the periods indicated and is not necessarily indicative of future operations of the combined entity.

	Ormat			Ormat Industries
	Historical	Pro Forma Combined		Historical	Pro Forma Equivalent
As of and for the Nine Months Ended September 30, 2014 (Unaudited)
Net income (loss) per share from continuing operations:
Basic	$1.04		$0.95	$0.25	$1.53
Diluted	$1.03		$0.94	$0.25	$1.53
Net book value per common share	$17.06		$16.55	$6.64	$26.80
Dividend per share declared	$0.16	$	*0.16	$0.05	$0.04
Shares outstanding as of September 30, 2014 (in thousands)
Basic	45,594		48,591	116,525	30,203
Diluted	45,917		48,014	116,525	30,203
* Note: Same as historical since no change in dividend policy is expected as a result of the transaction.

	Ormat			Ormat Industries
	Historical	Pro Forma Combined		Historical	Pro Forma Equivalent
As of and for the Year Ended December 31, 2013
Net income (loss) per share from continuing operations:
Basic	$0.81	$0.71		$0.25	$1.14
Diluted	$0.81	$0.71		$0.25	$1.14
Net book value per common share	$16.39			$6.30
Dividend per share declared	$0.08	$0.08	*	$0.05	$0.02
Shares outstanding as of December 31, 2013 (in thousands)
Basic	45,440	48,437		116,525	30,203
Diluted	45,475	48,472		116,525	30,203

* Note: Same as historical since no change in dividend policy is expected as a result of the transaction.

Comparative Market Value of Stock

Ormat common stock and Ormat Industries ordinary shares are listed for trading on the NYSE and the TASE under the symbols “ORA” and “ORMT,” respectively. The following table shows the closing prices per share of Ormat common stock and Ormat Industries ordinary shares as reported on October 28, 2014, the final trading day of Ormat prior to the announcement by Ormat acknowledging a report by Ormat Industries issued to the TASE and ISA that Ormat and Ormat Industries were considering a potential Ormat group corporate reorganization, November 7, 2014, the final trading day of Ormat prior to the public announcement of the share exchange, and on November 20, 2014, the latest practicable date prior to the date of this information statement. The closing prices of Ormat Industries’ ordinary shares listed on the TASE for each of the periods referred to in the tables below were originally denominated in New Israeli Shekels and were converted to U.S. dollars using the representative exchange rate between the U.S. dollar and the New Israeli Shekels published by the Bank of Israel for each applicable day in the presented period.

	Closing price of Ormat common stock	Closing price of Ormat Industries ordinary shares	Implied value of share exchange consideration
As of October 28, 2014	$27.86	$6.89	$7.22
As of November 7, 2014	$28.39	$6.87	$7.36
As of November 20, 2014	$27.97	$6.73	$7.25

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements discussed in this information statement constitute forward-looking statements, which include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as “will,” “plans,” “expects,” “intends,” “believes,” “seeks,” “estimates,” or “anticipates,” or by variations of such words or by similar expressions. There can be no assurances that forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause Ormat’s actual results or conditions to differ materially from those expressed or implied by such forward-looking statements. Important risks, uncertainties, and other factors that could cause Ormat’s actual results or conditions to differ materially from forward-looking statements include, among others:

With respect to the share exchange:

•
risks associated with Ormat’s and Ormat Industries’ ability to satisfy the conditions and terms of the share exchange agreement, and to consummate the transactions in the estimated timeframe, or at all;

•	uncertainties regarding the expected benefits of the share exchange and the other transactions contemplated under the share exchange agreement (including realizing any of the potential synergies);

•	risks associated with the limitations imposed by the Israeli tax ruling;

•	risks arising as a result of unknown or unexpected obligations or liabilities of Ormat Industries;

•	the costs and outcome of any legal proceedings that may be instituted against us and others relating to the share exchange agreement;

•	the inability to complete the share exchange due to the failure of Ormat Industries to timely obtain shareholder approval or the failure to satisfy other conditions to completing the share exchange;

•	the failure to complete the share exchange for any other reason; and

•	the distraction of our management resulting from the proposed transaction.

With respect to Ormat, please see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this information statement.

You are cautioned not to place undue reliance on forward-looking statements. Ormat makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If Ormat were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that Ormat would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

You should carefully review the section entitled “Risk Factors” of this information statement and the other risk factors set forth in the periodic and other filings of Ormat with the SEC, for a discussion of these and other risks that relate to Ormat’s business, an investment in shares of Ormat common stock and the share exchange agreement.

RISK FACTORS

Because of the following factors, as well as other variables affecting our business, operating results or financial condition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Relating to the Share Exchange

There can be no assurance that the share exchange will be completed or what the impact on Ormat’s business or Ormat’s stock price will be if it is not completed.

The share exchange is subject to conditions to closing and termination rights if certain events do not occur prior to agreed upon dates, including the receipt of the Section 350 voting approval and the Court approval. If these or any other condition to the share exchange is not satisfied or, if permissible, waived, the share exchange will not be completed. We cannot predict what the effect on Ormat’s business or the market price of Ormat common stock will be if the share exchange is not completed. Uncertainty regarding whether the share exchange will be completed (including uncertainty regarding whether the conditions to closing will be met) may result in a negative impact on Ormat’s business and the market price of Ormat common stock. If the share exchange is not completed for any reason, we will not realize any of the anticipated benefits of having completed the share exchange.  This could adversely affect the market price of our common stock.  In any event, the share exchange involves a number of risks, including the following:

•	we will be required to pay certain expenses relating to the share exchange, including substantial legal, financial advisor and accounting fees, whether or not the share exchange is completed;

•
under the share exchange agreement, we are subject to certain restrictions on the conduct of our business prior to completing the share exchange that may affect our ability to execute certain of our business strategies; and

•
during the period before completion of the share exchange, our management’s attention, which could otherwise have been devoted to other opportunities that may have been beneficial to us, will be diverted from our day−to−day business, and there may also be unavoidable disruptions to our relationships with our employees, customers and suppliers.

Completion of the share exchange would result in a substantial increase in the number of shares of Ormat common stock available for trading, which could negatively impact the price of Ormat common stock and/or increase the volatility of the price of Ormat common stock, both before and after completion of the share exchange.

Completion of the share exchange will greatly increase the number of shares of Ormat common stock available for sale in the public markets. As of November 20, 2014, 45,536,867 shares of Ormat common stock were outstanding, of which 27,206,580 shares were held by Ormat Industries. Upon completion of the share exchange, the shares of Ormat common stock held by Ormat Industries will be canceled, but approximately 30.2 million new shares of Ormat common stock will be issued to then former holders of Ormat Industries ordinary shares.

Sales of large amounts of newly issued or other shares of Ormat common stock could negatively impact the market price of Ormat common stock. In addition, the potential that such sales may occur could negatively impact prices even in advance of such sales. Ormat cannot predict the effect that the share exchange would have on the price of Ormat common stock, both before and after completion of the share exchange.

The Israeli tax ruling imposes conditions that may limit our flexibility in operating our business and our ability to enter into certain corporate transactions following the consummation of the Transaction.

In order for the transaction to be treated as a non-taxable event for Israeli income tax purposes, the Israeli tax ruling imposes a number of conditions that limit our flexibility in operating our business and in engaging in certain corporate transactions during the applicable restricted periods following the consummation of the transaction.  These conditions include, among others, that:

•
until the end of the second calendar year following the receipt of the Ormat stockholder approval and the Ormat Industries shareholder approval (i.e., December 31, 2016 if we obtain these approvals by December 31, 2014):

o	Ormat must continue to hold a majority of the assets that it and Ormat Industries held immediately prior to the consummation share exchange and continue to use them in the ordinary course of business;

o	each of Bronicki Investments and FIMI may not sell their shares of common stock of Ormat that they receive in the share exchange, except in certain limited circumstances; and

o
in connection with the sale limitations imposed on Bronicki Investments and FIMI, we cannot engage in a sale of Ormat (through a merger or otherwise), certain private placements of our common stock or public offerings of our common stock that will result in a decrease of their stockholdings to less than 51% of their holdings immediately following the share exchange;

•
for a period of two years following the closing of the merger of Ormat Industries with and into Ormat Systems (i.e., until March 31, 2017, assuming the closing occurs on March 31, 2015), Ormat Systems, among other things, must continue to hold a majority of the assets that it and Ormat Industries held immediately prior to the merger closing and continue to use them in the ordinary course of business; and

•
until the end of the fourth calendar year after the date that each of the Ormat stockholder approval and Ormat Industries shareholder approval have been obtained, (i.e., until December 31, 2018 if we obtain these approvals by December 31, 2014), Ormat and its subsidiaries must maintain (and, to the extent that the Ormat group’s operations expand, likewise expand) the production activities currently carried out in Israel through Ormat Systems and may not open a production factory outside of Israel that produces the same items that are currently produced by Ormat Systems in Israel (except in the field of evaporative cooling).

Under certain circumstances, these conditions may not allow us the flexibility that we need to operate our business and may prevent us from taking advantage of strategic opportunities that would benefit our business and our stockholders.  See “Material Consequences of the Israeli Tax Ruling” below.

If Ormat Industries’ liabilities are greater than expected, or if there are unknown Ormat Industries obligations, our business could be materially and adversely affected.

As a result of the share exchange, Ormat Industries’ liabilities, including contingent liabilities, will be consolidated into Ormat’s financial statements. Ormat may learn additional information about Ormat Industries’ financial condition or pre-share exchange business that adversely affects Ormat, including, among others, unknown or underestimated liabilities, additional tax liabilities, or legal compliance issues. If Ormat Industries’ liabilities are greater than expected, or if there are obligations of Ormat Industries of which Ormat is not aware at the time of completion of the share exchange, Ormat’s business and financial condition could be materially and adversely affected.

Ormat and Ormat Industries may be subject to litigation in connection with the share exchange and/or the merger.

Lawsuits may be filed against Ormat, Ormat Industries, their respective subsidiaries, and/or their respective directors or officers in connection with the share exchange and the other transactions contemplated under the share exchange agreement. If any such lawsuit is filed, it could result in substantial costs and diversion of management’s attention and resources, which could adversely affect the business, financial condition, or results of operations of Ormat, whether or not a settlement or other resolution is achieved.

In addition, one of the conditions to the closing of the share exchange is that no order, injunction, decree or other legal restraint or prohibition will be in effect that prevents completion of any of the transactions contemplated under the share exchange agreement. Consequently, if a lawsuit is filed and the plaintiffs secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting the consummation of the transactions contemplated under the share exchange agreement, that may prevent the share exchange from becoming effective within the expected time frame or at all.

Future results of the combined company may differ materially from the pro forma financial information presented in this document.

Future results of the combined company may be materially different from those shown in the pro forma financial statements, which are based on the historical results of Ormat and Ormat Industries and on the assumptions provided in the notes to the unaudited pro forma financial statements.

Some of Ormat’s directors and officers have financial interests in the share exchange that may differ from the interests of Ormat shareholders.

In considering the recommendation of the Ormat board of directors and special committee with respect to the share exchange agreement, you should be aware that some of Ormat’s directors and executive officers have interests in the share exchange agreement that may be different from, or in addition to, the interests of Ormat shareholders generally. Such interests include the affiliation of four of our directors with Bronicki Investments or FIMI and the fact that members of our senior management also serve as members of the senior management of Ormat Industries. These interests, to the extent material, are more fully described in this information statement.

Following the share exchange, Bronicki Investments and FIMI will own a substantial percentage of our shares.

As a result of the share exchange, Bronicki Investments and FIMI are expected to beneficially own, collectively, approximately 23.92% of our outstanding common stock.  Bronicki Investments and FIMI are parties to a shareholder rights agreement that, among other things, includes joint voting and other arrangements that affect Ormat and our subsidiaries, as described below in “Certain Relationships and Related Party Transactions.”  As a result of these shareholders’ expected beneficial ownership of our outstanding common stock following the share exchange, and taking into consideration the shareholders rights agreement between them, they could exert significant influence on the election of our directors and on decisions by our shareholders on matters submitted to shareholder vote, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration of ownership of our shares could delay or prevent proxy contests, mergers, tender offers, or other purchases of our shares that might otherwise give our stockholders the opportunity to realize a premium over the then-prevailing market price for our shares. This concentration of ownership may also adversely affect our stock price. For a discussion of Ormat’s voting neutralization agreements with Bronicki Investments and FIMI and the conditions imposed therein on the voting of our voting securities by Bronicki Investments and FIMI, see “Additional Agreements—Voting Neutralization Agreements.”

We may be unable to obtain some third-party consents in connection with the transactions.

We and Ormat Industries identified a number of consents, waivers or approvals that are or may be required to complete the transactions, apart from the Court approval and the Section 350 voting approval, under the terms of various contractual arrangements or applicable laws.  In the case of Ormat and Ormat Systems, most of these are financing arrangements with banks or institutional lenders, under which lenders could assert pre-payment, redemption, acceleration, termination or other similar rights as a result of the transactions, absent a consent or waiver by the affected lenders.

The share exchange agreement requires each of the parties to use reasonable best efforts to obtain certain third-party consents, and certain other third-party consents may be requested without any obligation to do that under the share exchange agreement.  It is possible, however, that one or more third-party consents will not be obtained.

Under the share exchange agreement, the transactions could be completed without some or all of those consents.  Ormat Industries could require us and Ormat Systems to complete the transactions, or we and Ormat Systems could require Ormat Industries to complete the transactions, notwithstanding the failure to obtain some or all of those consents, and notwithstanding the impact that failure could on the Ormat group.  We do not expect these circumstances to occur.  However, no assurance can be given that all third-party consents will be obtained or what impact the failure to obtain one or more of those consents might have, either on the completion of the transactions or on the business, operations or financial condition of the Ormat group if the transactions are completed without one or more of those consents.  For example, we might be required to repay or refinance credit facilities if one or more of our lenders refused to provide a consent or waiver, notwithstanding our efforts to procure it.  If that occurs, no assurance can be given that replacement financing would be available on terms comparable to any credit facility that needs to be refinanced, or at all.

Risks Relating to Ormat

For a description of other risks associated with Ormat, please see the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this information statement. See “Where You Can Find More Information.”

GENERAL

This information statement is being delivered to our stockholders in connection with the share issuance for the share exchange.

Requirement to Obtain Stockholder Approval

We are subject to the New York Stock Exchange Listed Company Manual rules (the “NYSE rules”) because shares of our common stock are currently listed on the New York Stock Exchange (the “NYSE”).  Under NYSE rules, stockholders representing a majority of the shares of our common stock must approve the issuance of additional shares of our common stock under certain circumstances, which include the share issuance for the share exchange.  On November 10, 2014, we obtained that approval.  Ormat Industries, which owns approximately 59.75% of our common stock, signed a written consent, in accordance with Section 2.13 of our by-laws, approving the share issuance.

No Voting Required

We are not seeking a vote, authorization or proxies from our stockholders.  Section 2.13 of our by-laws provides that stockholders may take action without a stockholders meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of the outstanding shares of common stock representing not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The written consent to the share issuance signed by Ormat Industries satisfied this requirement and we are therefore not seeking a vote, authorization or proxy from our other stockholders with respect to the share issuance, the share exchange, the share exchange agreement or the other transactions contemplated thereby.

Ormat Approval of the Share Exchange and Related Transactions

The share exchange and related transactions have been authorized and approved by the Company.  Each of the special committee and the audit committee of our board of directors and our full board of directors unanimously:

•
determined that the share exchange and other transactions contemplated by the share exchange agreement were in the best interests of the Company and the stockholders of the Company, including specifically the stockholders other than Ormat Industries and its shareholders; and

•
approved the share exchange agreement, the share exchange and the other transactions contemplated by the share exchange agreement and recommended that the Company’s stockholders approve the share issuance.

For additional information concerning the evaluation, analysis and approvals by our special committee, audit committee and board of directors, see “The Share Exchange and Related Transactions—Background of the Share Exchange and Related Transactions.”

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

The share exchange and related transactions contemplated by the share exchange agreement are the result of on-going strategic initiatives by management of the Ormat group, in consultation with representatives of stockholders, financial advisors and others.  Among other things, they address certain challenges presented by the current structure of the Ormat group that affect various aspects of its business, operations and financing activities.  For example, maintaining two listed companies subject to differing regulatory requirements involves additional costs for the Ormat group and has, in the past, created issues in obtaining certain types of financing for the Ormat group, including certain government-guaranteed financing arrangements that could reduce some of our borrowing costs.  In addition, for Ormat, the current controlled company structure may not be as attractive for it and its unaffiliated stockholders compared to a corporate structure with increased public float.  The share exchange and related transactions are designed to address these and other issues, and do that in a manner that does not involve a taxable transaction for the Ormat group or its shareholders.

We believe the transactions will provide a number of benefits to Ormat and its shareholders.  Among other things, from Ormat’s perspective, the transactions are expected to:

•	unlock value for Ormat’s minority stockholders;

•	enhance the liquidity of Ormat common stock by significantly increasing the public float, improve the market’s perception of Ormat and increase institutional investors’ interest in Ormat;

•	result in Ormat no longer being a majority-controlled company;

•	eliminate the inefficiencies and complexities associated with having two separate public companies;

•	make it easier for Ormat to raise capital and to obtain financing; and

•	enhance Ormat’s identity as a multinational company and ability to penetrate new markets.

We have carefully considered these and other factors in deciding to proceed with the transactions.  As discussed in more detail below, we evaluated the transaction using a special committee of our board of directors consisting solely of independent directors.  The special committee engaged independent financial and legal advisors to help evaluate the transactions.  We received an opinion from J.P. Morgan that, subject to the factors and assumptions set forth in the opinion, the proposed exchange ratio was fair, from a financial point of view to Ormat.  The full text of the written opinion of J.P. Morgan dated November 9, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex A to this information statement and is incorporated herein by reference.  Ormat’s stockholders are urged to read the opinion in its entirety.  J.P. Morgan’s written opinion is addressed to the Ormat board, is directed only to the exchange ratio in the share exchange and does not constitute a recommendation to any stockholder of Ormat.  The transactions were unanimously approved by the special committee, the audit committee and our board of directors.  Our board of directors has unanimously recommended that our stockholders approve the share issuance.

Background of the Share Exchange

As part of the continuous evaluation of its businesses and plans, Ormat’s board of directors and senior management regularly consider a variety of potential strategic options and transactions, all in a continued effort to maximize stockholder value.  In the past few years, these considerations have focused on, among other things,  exploring key strategic objectives related to our corporate structure, including enhancing liquidity, creating synergies and becoming a non-controlled public company, as part of a possible separation from Ormat Industries, which owned, since our initial public offering, a majority stake of our outstanding common stock.

Along these lines, commencing in the second half of 2013 and throughout the first half of 2014, our senior management, with the assistance of outside Israeli and U.S. tax advisors, began to explore, including with the ITA, a possible restructuring of the Ormat group that would eliminate or mitigate possible adverse tax implications from both an Israeli and U.S. tax perspective. In parallel, Ormat’s senior management, with the assistance of Chadbourne & Parke LLP, counsel to Ormat, and Goldfarb Seligman & Co., counsel to Ormat Industries, also explored the legal aspects of such possible restructuring.

       On August 5, 2014, following indications from the ITA that it would be willing, in principle, to issue a ruling that would mitigate such possible adverse tax implications along the lines of the Israeli tax ruling (that was eventually obtained on November 9, 2014), Mr. Blachar provided to our Board, as part of a regularly scheduled meeting thereof, a presentation outlining the key principles, benefits, legal process and timeline required in order to initiate a potential transaction through which Ormat would acquire Ormat Industries, with the companies being consolidated into one public company, Ormat, whose shares would continue to be traded on the NYSE. In this section, such transaction is sometimes referred to as the potential transaction.

On September 8, 2014, our board held a meeting, which was attended by representatives of Chadbourne and Goldfarb.  During the meeting, Mr. Blachar updated the Ormat board on the status and next steps concerning the potential transaction.  Mr. Blachar updated regarding the status of the Israeli tax ruling, including the impact of certain limitations that would likely be imposed on FIMI and Bronicki Investments, the principal stockholders of Ormat Industries in connection with that ruling.  Mr. Blachar reported that the board of directors of Ormat Industries had authorized Ormat Industries to continue discussions concerning the potential transaction, including establishing a special committee of Ormat Industries directors and requiring that any such transaction be approved by a non-waivable majority-of-the-minority of Ormat’s stockholders not affiliated with Ormat Industries.  Our board discussed the potential transaction, including, among other things, the strategic rationale for the potential transaction, the risks and benefits of the potential transaction, the structure of the potential transaction, and the potential tax implications and costs associated with it.  A representative of Chadbourne reviewed with our board members their fiduciary duties in connection with their consideration of the potential transaction.

Following discussion, our board concluded that it was in the best interests of Ormat and Ormat’s stockholders, and specifically, the Ormat stockholders other than Ormat Industries and its affiliates, to form a special committee of independent Ormat directors to review, evaluate, and negotiate a potential transaction involving Ormat and Ormat Industries.  Our board then created a special committee consisting of David Granot (as Chairman), Robert F. Clarke, and Dan Falk, each of whom the board concluded was independent, and resolved, among other things, that the board would not approve or authorize a potential transaction involving Ormat and Ormat Industries without the prior favorable recommendation of the Ormat special committee.  The Ormat special committee was authorized, among other things, to retain its own financial and legal advisors, at Ormat’s expense.

On September 9, 2014, the Ormat special committee met telephonically and discussed, among other things, its process for the selection of independent financial and legal advisors.  Following discussion, the Ormat special committee decided to invite seven investment banks and eight law firms to make written proposals to present to the committee.  The Ormat special committee directed that all proposals include full disclosure of any actual or potential conflicts of interests with respect to the potential engagement.

On September 15, 2014, the Ormat special committee met telephonically and reviewed, among other things, written proposals from all of the investment banks and law firms.  Following discussion, the committee invited four investment banks and three law firms to participate in in-person interviews.

On September 17, 2014, the Ormat special committee met in person at Chadbourne’s offices in New York and interviewed the three law firms.  Following these interviews and deliberations, the Ormat special committee selected Davis Polk & Wardwell LLP to serve as its independent legal counsel.  The Ormat special committee notified Davis Polk of its appointment and requested that the firm join the Ormat special committee for interviews with the prospective financial advisors.

On September 18, 2014, the Ormat special committee, along with representatives from Davis Polk, met in person at Chadbourne’s offices in New York and interviewed four investment banks.  Following the interviews and deliberations, the Ormat special committee selected J.P. Morgan Securities LLC as its independent financial advisor.  J.P. Morgan’s engagement was finalized in an engagement letter dated October 13, 2014.

On September 21, 2014, Mr. Granot and Dafna Sharir, chair of the Ormat Industries special committee, conducted an introductory call, during which they agreed to instruct the financial advisors to the respective special committees to conduct introductory discussions regarding the potential transaction.

During the weeks of September 29, 2014 and October 6, 2014, the Ormat special committee through its financial and legal advisors conducted confidential due diligence on Ormat Industries and evaluated the potential strategic benefits of a transaction.

On October 12, 2014, Goldfarb delivered an initial draft of the share exchange agreement to Davis Polk, which did not specify an exchange ratio.

Also on October 12, 2014, a representative of Trigger-Foresight (2012) LP, an affiliate of Deloitte, the financial advisor to Ormat Industries, contacted a representative of J.P. Morgan to discuss the Ormat Industries special committee’s preliminary views on a potentially acceptable exchange ratio for the transaction.  Deloitte indicated that the Ormat Industries special committee believed that the exchange ratio should reflect a premium to Ormat Industries’ then-current trading price and that any below-market deal would be unlikely to receive Ormat Industries shareholder approval.  J.P. Morgan responded that, if Ormat Industries had a view on valuation, then the Ormat Industries special committee was free to make an initial proposal for the Ormat special committee to review and consider.

On October 15, 2014, the Ormat special committee met telephonically, along with its financial and legal advisors, to review the status of discussions concerning the potential transaction.  Representatives of J.P. Morgan made a presentation to the Ormat special committee concerning the principal areas of financial diligence that it had completed and providing an overview of its preliminary valuation of Ormat and Ormat Industries.  J.P. Morgan reviewed, among other things, the fact that the stock of Ormat Industries trades at a premium to the stock of Ormat (and the potential reasons why) and that, as a result, an “at-market” stock-for-stock exchange would imply a premium for Ormat Industries stockholders.  The Ormat special committee also discussed the strategic rationale for the potential transaction, which includes increasing liquidity, eliminating dual-listing redundancies and realizing potential cost and revenue synergies.  At the conclusion of the meeting, the Ormat special committee and its advisors discussed next steps in connection with due diligence, J.P. Morgan’s ongoing valuation work, certain areas for which the Ormat special committee requested additional financial analysis, and future discussions with the Ormat Industries special committee.  The Ormat special committee confirmed its view that the Ormat special committee should not make the initial proposal concerning an exchange ratio for the potential transaction.

On October 21, 2014, the Ormat special committee met telephonically, along with its financial and legal advisors, to review the status of discussions concerning the potential transaction.  Representatives of J.P. Morgan reported that, shortly before the meeting commenced, Deloitte had contacted J.P. Morgan and verbally communicated an initial proposal on behalf of the Ormat Industries special committee.  The Ormat Industries special committee proposed a transaction valuing Ormat Industries at $7.67 per share, which reflected a roughly 12.0% percent premium to Ormat’s then-current trading price and which would require the issuance of approximately 4.7 million net new shares to be issued by Ormat.  The Ormat special committee directed J.P. Morgan to inform Deloitte that the Ormat special committee would require additional information and details concerning the Ormat Industries special committee’s proposal in order to be able to evaluate and consider such proposal.  Representatives of J.P. Morgan provided a follow-up presentation to the presentation made at the prior Ormat special committee meeting, including a review of the additional information and analyses requested by the Ormat special committee.  The Ormat special committee discussed with its advisors how the potential transaction would increase Ormat’s liquidity, result in potential cost and revenue synergies and offer benefits as a result of Ormat becoming a non-controlled company.  The representatives of J.P. Morgan reviewed with the Ormat special committee various strategies for negotiating an exchange ratio.  The Ormat special committee and its advisors discussed strategies for the upcoming meeting between the Ormat special committee and the Ormat Industries special committee scheduled for October 22, 2014, including with respect to the negotiation of the exchange ratio.

On October 22, 2014, the Ormat special committee and the Ormat Industries special committee met in person (with Robert F. Clarke attending telephonically) at Goldfarb’s offices in Tel Aviv, Israel, and telephonically with their respective financial and legal advisors, to discuss the Ormat Industries special committee proposal.  The Ormat Industries special committee reiterated the proposal communicated the prior day and presented its justification for seeking a roughly 12.0% premium to Ormat Industries’ then-current trading price, which included the Ormat Industries special committee’s valuation of certain of the assets of Ormat Industries and potential synergies available through the combination of the two companies.  The Ormat special committee responded and expressed its views why it believed that a transaction at a fixed exchange ratio closer to at-market prices was appropriate, which included comparable historical transactions, certain valuations of Ormat Industries on a net asset value basis and allocations among each company’s stockholders of the cost and revenue synergies.  Both special committees and their financial advisors agreed to reflect further on the other side’s perspectives.

Later on October 22, 2014, the Ormat special committee met telephonically, along with its financial and legal advisors, to discuss the terms of Ormat Industries’ preliminary proposal.  The Ormat special committee and its advisors discussed potential counterproposals and certain corporate governance considerations that the Ormat special committee should take into account while formulating a counterproposal, including the implications of Section 203 of the Delaware General Corporation Law, NYSE rules regarding “controlled companies”, potentially renewing Ormat’s rights agreement and the ability of certain stockholders to call special meetings.  All parties agreed that it would be constructive to have an in-person meeting in New York to work to formulate the counterproposal.

On October 24, 2014, Mr. Blachar provided to the Ormat special committee and representatives from Davis Polk and J.P. Morgan an update on Ormat’s business, including the potential sale of a minority stake of up to 49% in a small number of its power plants located in the U.S.  Ormat reported that potential sale transaction in its Current Report on Form 8-K filed with the SEC on November 17, 2014.

As part of its ongoing due diligence, the Ormat special committee also considered the implications of the expected Israeli tax ruling, which provides, among other things, that in order not to violate certain provisions of the ruling, Ormat must continue to hold a majority of the assets it held prior to each of Ormat and Ormat Industries’ stockholder approvals of the share exchange for the two calendar years following such approvals (not including the year in which such approval occurs) and that, without the ITA’s prior approval, Ormat may not take actions (including issuing shares or selling Ormat through a merger) that would reduce the holdings of Bronicki Investments and FIMI to less than 51% of their aggregate holdings of Ormat common stock.  For a detailed description of the Israeli tax ruling, please see “The Share Exchange—Material Israeli Income Tax Consequences of the Share Exchange and Related Transactions.”

On October 28, 2014, the Ormat special committee, along with its financial and legal advisors, held an in-person meeting at Davis Polk’s offices in New York.  The Ormat special committee and its advisors discussed the status of negotiations regarding the potential transaction, the preliminary valuation provided by J.P. Morgan on October 28, 2014, the preliminary proposal received from Ormat Industries, potential counterproposals and the timing of next steps.  Representatives of Davis Polk reviewed with the Ormat special committee members their fiduciary duties in connection with the potential transaction.

At that meeting, representatives of J.P. Morgan reviewed with the Ormat special committee a presentation concerning J.P. Morgan’s preliminary valuation of Ormat and Ormat Industries, the potential impact that an increase in liquidity resulting from a transaction could have on the stock price and stockholder base of Ormat.  The Ormat special committee discussed with J.P. Morgan the potential cost synergies estimated by Ormat management that could result from the de-listing of Ormat Industries and the consolidation of Ormat and Ormat Industries, and the potential revenue synergies estimated by Ormat management, including the ability of Ormat to pursue two potential projects in Ormat’s product segment that Ormat currently does not believe it could undertake due to being perceived as a controlled foreign company.  J.P. Morgan presented various preliminary financial analyses regarding the share exchange, including a review of precedent transactions, and the Ormat special committee members discussed the data, assumptions and methodologies underlying these analyses.  J.P. Morgan reviewed different preliminary methodologies for calculating an exchange ratio, including by taking mean and median ratios over certain historical time periods.  Representatives of J.P. Morgan noted that a 20 business day time period for calculating a fixed exchange ratio was used most frequently in the precedent transactions they reviewed.  The Ormat special committee and its advisors reviewed the proposal received from Ormat Industries on October 22, 2014 and the Ormat special committee unanimously agreed to reject the proposal and instead make a counterproposal that would include an exchange ratio using a methodology of taking the twenty-day median of each of Ormat’s and Ormat Industries’ trading prices, which the Ormat special committee determined was reasonable and appropriate and which resulted in a premium of approximately 1.8% to Ormat Industries’ common stock over that period.

Representatives of Davis Polk then reviewed with the Ormat special committee certain corporate governance considerations, including NYSE rules, and Delaware law issues.  The Ormat special committee and its advisors discussed the upcoming expiration of Ormat’s stockholder rights plan, which expired on November 10, 2014, and the directors’ preliminary view that they would not renew the rights plan.  The Ormat special committee and its advisors also discussed the fact that, following the transaction, FIMI and Bronicki Investments, which at that time owned approximately 39.3% in the aggregate of Ormat Industries, would own approximately 15% and 9%, respectively, of the post-transaction Ormat, based on the exchange ratio.  Particularly in light of the possibility that Ormat might pay a premium to Ormat Industries (in part due to the acquisition of control from Ormat Industries and beyond the premium implied by Ormat and Ormat Industries’ relative trading prices), the Ormat special committee discussed its view that FIMI and Bronicki Investments should not be permitted, following the transaction, to re-acquire control of Ormat without paying Ormat and Ormat’s public stockholders an appropriate control premium.  The Ormat special committee and its advisors discussed the advantages and disadvantages of requiring FIMI and Bronicki Investments to enter into a standstill agreement in connection with any potential transaction that would cap their aggregate ownership at 25%.  The Ormat special committee directed Davis Polk to discuss the potential standstill agreement with Goldfarb and counsels to FIMI and Bronicki Investments.

Representatives of Davis Polk summarized the material terms of the proposed share exchange agreement, as well as the Israeli tax ruling.  As noted above and elsewhere in this information statement, under the Israeli tax ruling, certain restrictions will apply to Ormat, certain of Ormat’s subsidiaries and certain stockholders of the post-share exchange combined entity, including with respect to Ormat’s ability to issue shares and engage in mergers and acquisitions transactions.  The Ormat special committee and its advisors also discussed the fact that these restrictions would apply for an additional year through the end of 2017 if the stockholder approvals for the transaction were not obtained before December 31, 2014.  Following this discussion, the members of the Ormat special committee confirmed their view that the restrictions of the Israeli tax ruling would not be overly onerous to Ormat.

The Ormat special committee and Davis Polk discussed the advantages and disadvantages of requiring a majority-of-the-minority approval by Ormat’s stockholders as a condition to the completion of the transaction.  The Ormat special committee discussed its views concerning the importance of maximizing transaction certainty, as well as certain timing issues relating to a solicitation period and the fact that the restrictions imposed in the Israeli tax ruling would apply for an additional year (through the end of 2017) if Ormat were not able to obtain stockholder approval prior to the end of 2014.  The Ormat special committee concluded that requiring such a condition would not be in the best interest of Ormat and Ormat’s stockholders, and specifically the Ormat stockholders not affiliated with Ormat Industries or its affiliates.  At the conclusion of the meeting, the Ormat special committee directed J.P. Morgan to provide a summary of the proposed financial terms, and Davis Polk to provide a summary of the other terms, of the counterproposal for the Ormat special committee’s review prior to presentation to Ormat Industries.

On October 29, 2014, the Israeli press published an article reporting rumors regarding the potential share exchange.  Ormat Industries was required to issue an immediate report that essentially confirmed that the share exchange was being considered.  Later that day in the United States, Ormat issued a press release and filed a Current Report on Form 8-K with the SEC announcing that it was considering a potential restructuring with Ormat Industries.  The closing price of Ormat common stock was $28.00 per share following the news report, reflecting an increase of approximately 0.50%.  The closing price of Ormat Industries common stock was NIS 26.30 per share following the news report, reflecting an increase of approximately 1.38%.

On October 31, 2014, the Ormat special committee, along with its financial and legal advisors, met telephonically and discussed, among other things, the proposed terms of Ormat’s counterproposal to Ormat Industries.  The counterproposal included a tax-free exchange of shares with a fixed exchange ratio of 0.2532 shares of Ormat for each share of Ormat Industries. This ratio represents the average exchange ratio over the preceding unaffected twenty trading day period based on the closing price per share for each of Ormat and Ormat Industries, which reflected a premium of approximately 1.8% to Ormat Industries' stock price over that period. The Ormat special committee determined that using a twenty-day median of each of Ormat’s and Ormat Industries’ trading prices was reasonable and appropriate with respect to calculating an exchange ratio for this type of transaction.  The Ormat special committee again discussed and confirmed its view that inclusion of a majority-of-the-minority vote condition was not in the best interests of Ormat or Ormat’s public stockholders, and specifically, the Ormat stockholders not affiliated with Ormat Industries.  Representatives of Davis Polk then reported on their discussions with counsel to FIMI concerning a potential standstill agreement, during which counsel to FIMI indicated that FIMI and Bronicki Investments were unwilling to agree to a standstill in light of their desire to maintain flexibility should they wish to acquire additional shares to, among other things, reduce their cost basis.  The representatives of Davis Polk reported that counsel to FIMI seemed willing to consider certain alternatives to a standstill agreement, including a voting neutralization agreement, which would allow FIMI and Bronicki Investments to acquire additional stock in Ormat but would require any additional shares acquired to be voted proportionally with the votes of the public stockholders of Ormat not affiliated with Ormat Industries.  The Ormat special committee decided to continue its evaluation of a potential voting neutralization agreement at its next meeting.  The Ormat special committee and its advisors then reviewed the combined economic and governance terms of the counterproposal.  At the conclusion of the meeting, the Ormat special committee directed J.P. Morgan to communicate the counterproposal to Deloitte on November 2, 2014.

On November 2, 2014, J.P. Morgan conveyed the principal terms of the Ormat special committee’s counterproposal to Deloitte.

Throughout the week of November 3, 2014, Davis Polk and Goldfarb (and with respect to Bronicki Investments and FIMI, also their respective counsels) negotiated the terms of the share exchange agreement and the ancillary documentation to the share exchange agreement, including the support agreements from Ormat Industries and FIMI and Bronicki Investments, written consents and corporate resolutions.  For a detailed summary of the share exchange agreement, please see “The Share Exchange Agreement” and for a detailed summary of the ancillary agreements, please see “Additional Agreements.”

On November 3, 2014, the Ormat special committee, together with representatives of J.P. Morgan and, attending telephonically, Davis Polk, and the Ormat Industries special committee, together with representatives of Deloitte and Goldfarb, met in person at Goldfarb’s offices in Tel Aviv, Israel.  During this meeting, each special committee presented its respective views on the other side’s proposals.  Following extensive negotiation that occurred at this meeting and through November 5, 2014, the special committees came to an agreement on a fixed exchange ratio of 0.2592 shares of Ormat for each share of Ormat Industries, which reflected a premium of approximately 4.2% to Ormat Industries’ stock price as of October 28, 2014, the last trading day unaffected by rumors of the potential share exchange.

On November 5, 2014, the Ormat board met in person at Ormat’s offices in Yavne, Israel, with representatives of J.P. Morgan, Davis Polk and Chadbourne attending telephonically.  During the meeting, the Ormat special committee provided the Ormat board with an update on the Ormat special committee’s evaluation and negotiation of the fixed exchange ratio and the transaction more generally.  Representatives of J.P. Morgan provided the Ormat  board with an overview of its preliminary financial analyses and the fixed exchange ratio.  Representatives of J.P. Morgan confirmed that, if requested, they were prepared to issue a fairness opinion, subject to the factors and assumptions to be set forth in its opinion, that the proposed exchange ratio was fair, from a financial point of view, to Ormat.  Representatives of Davis Polk provided an overview of the principal terms of the share exchange agreement and the current negotiations with representatives of Bronicki Investments and FIMI concerning the draft voting neutralization agreement.

Later on November 5, 2014, the Ormat special committee, along with its financial and legal advisors, met telephonically to discuss the status of negotiations and potential next steps.  The Ormat special committee again discussed the benefits of completing the share exchange expeditiously given certain provisions of the Israeli tax ruling that would restrict Ormat for an additional year through the end of 2017 if stockholder approvals were not obtained before December 31, 2014.  The Ormat special committee then discussed certain terms of a proposed draft voting neutralization agreement, including the voting cap (i.e., the level of share ownership above which additional shares acquired by FIMI and Bronicki Investments would be voted proportionally), the economic cap (i.e., the level of economic ownership of Ormat stock above which FIMI and Bronicki Investments would not be permitted to acquire additional shares), and a “bust up” provision (i.e., a provision that would prohibit FIMI and Bronicki Investments from selling shares to a single buyer or group of buyers that would hold more than 10% of Ormat’s stock unless the transferee(s) agreed to be bound by the voting neutralization agreement).

Following the meeting, Davis Polk sent the draft voting neutralization agreement to Goldfarb who forwarded it to FIMI and Bronicki Investments and their respective counsels.  Davis Polk and representatives of FIMI and Bronicki Investments continued to discuss and negotiate the terms of the voting neutralization agreement throughout the week.

On November 8, 2014, the Ormat special committee, along with its financial and legal advisors, met telephonically and discussed, among other things, the principal open items in the negotiation of the draft voting neutralization agreement.  Representatives of Davis Polk compared and contrasted the Ormat special committee’s proposed voting neutralization agreement with the terms proposed in response by FIMI and Bronicki Investments.  Davis Polk reported that FIMI and Bronicki Investments were unwilling to agree to a “bust-up” provision and believed that the economic cap should be 40% rather than 30%, each as requested by the Ormat special committee.  The Ormat special committee and its advisors discussed a number of potential compromises that could be made with FIMI and Bronicki Investments on each of these issues.

Following the telephonic meeting, representatives of the Ormat special committee, FIMI and Bronicki Investments and their respective advisors, negotiated the terms of the draft voting neutralization agreement.  Representatives for the Ormat special committee and FIMI and Bronicki Investments restated and discussed their respective positions on the “bust-up” provision and the economic cap.  Representatives of FIMI and Bronicki Investments noted that the Israeli tax ruling would restrict their share sales through at least the end of 2016 to less than 10% of their aggregate stock holdings as of the closing of the share exchange and that their shareholders’ agreement would expire in May 2017 at which point FIMI and Bronicki Investments would no longer constitute a group.  The parties discussed potential compromises with respect to the inclusion of a “bust-up” provision proposed by the Ormat special committee, including a rights plan, a “bust-up” provision that would become less onerous to the extent FIMI and Bronicki Investments reduced their shareholdings and an agreement not to coordinate sales of shares unless FIMI and Bronicki Investments provided Ormat with prior notice.  After extensive discussions, the parties agreed to re-consider the various alternatives discussed.

On November 9, 2014, the Ormat special committee, along with its legal advisors, met telephonically to discuss the open issues on the voting neutralization agreement, including a proposal received immediately prior to the meeting from the representatives of FIMI and Bronicki Investments.  The Ormat special committee determined that the proposal received from FIMI and Bronicki Investments provided a reasonable basis for resolving the open issues and directed its legal advisors to complete negotiations generally on those terms.  Thereafter, representatives of Davis Polk, Goldfarb and representatives of FIMI and Bronicki Investments finalized the terms of separate voting neutralization agreements with each of FIMI and Bronicki Investments, which terms were approved by the Ormat special committee.  For more information on the key terms of these agreements, please see “Additional Agreements—Voting Neutralization Agreements.

Later in the day on November 9, 2014, the Ormat special committee, along with its financial and legal advisors, again met telephonically and discussed, among other things, the status of negotiations with Ormat Industries.  Representatives of J.P. Morgan presented the Ormat special committee with their final valuation analyses regarding the transaction.  The Ormat special committee discussed the strategic and financial rationales of the transaction, and J.P. Morgan discussed with the Ormat special committee, the valuations of Ormat and Ormat Industries, and the various valuation methodologies underpinning J.P. Morgan’s valuation.  At the conclusion of the meeting, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed share exchange and related transactions was fair, from a financial point of view, to Ormat.  Following a review of the negotiations and discussions regarding the share exchange, the Ormat special committee expressed its unanimous view that the share exchange was in the best interest of Ormat and its stockholders, and specifically the public stockholders not affiliated with Ormat Industries, and thus that it would recommend approval of the share exchange agreement and the transactions contemplated by the share exchange agreement by the Ormat board.  For the basis of the Ormat special committee’s determination in this regard, please see “—The Ormat Special Committee”.

On November 10, 2014, the Ormat special committee met telephonically with its financial and legal advisors to approve the separate voting neutralization agreements to be entered into by each of FIMI and Bronicki Investments.

Also on November 10, 2014, the Ormat audit committee, which consists of the directors that are members of the Ormat special committee along with Mr. Robert E. Joyal, met in person, however Mr. Joyal did not attend, and considered the share exchange agreement and the transactions contemplated thereby.  Following its deliberations, the Ormat audit committee expressed its unanimous view that the share exchange was in the best interest of Ormat and its stockholders, and specifically the public stockholders not affiliated with Ormat Industries, and thus that it would recommend approval of the share exchange agreement and the transactions contemplated by the share exchange agreement by the Ormat board.

Later on November 10, 2014, the Ormat board met in person (with Robert F. Clarke and representatives of J.P. Morgan, Davis Polk and Chadbourne attending telephonically) at Goldfarb’s offices in Tel Aviv, Israel to receive and discuss the Ormat special committee’s recommendation concerning the potential transaction. As requested by the Ormat special committee, J.P. Morgan provided the Ormat board with a brief presentation on the share exchange.  At this meeting, J.P. Morgan confirmed its November 9, 2014 oral opinion by delivering its written opinion to the Ormat board, dated November 9, 2014, that, as of such date, the exchange ratio in the proposed share exchange and related transactions was fair, from a financial point of view, to Ormat.  The Ormat special committee recommended to the Ormat board that it approve the share exchange agreement and the transactions contemplated by the share exchange agreement.  Following the Ormat special committee recommendation, the Ormat audit committee also recommended to the Ormat board that it approve the share exchange agreement and the transactions contemplated by the share exchange agreement.  Following these recommendations and its own deliberations, the Ormat board unanimously determined the share exchange to be advisable and fair to and in the best interest of its stockholders.  For the basis of the Ormat board’s determination in this regard, please see “—The Ormat Board of Directors”.  The Ormat board resolved unanimously to approve, adopt and declare advisable the share exchange agreement and the transactions contemplated by the share exchange agreement, including the share exchange.  The share exchange agreement was executed by Ormat and Ormat Industries later that day on November 10, 2014.

On November 10, 2014, following the close of trading on the U.S. public stock markets, Ormat issued a press release announcing that it would acquire Ormat Industries through a share exchange.

Recommendation of the Ormat Special Committee and the Ormat Board of Directors and Their Reasons for the Share Exchange

Both the Ormat special committee and the Ormat board of directors believe, based on their consideration of the factors described below, that the share exchange agreement and the transactions contemplated thereby, including the share exchange, are fair, in terms of both substance and procedure, to the holders of Ormat’s common stock (other than Ormat Industries and its shareholders).

The Ormat Special Committee

The Ormat special committee, with the advice and assistance of its independent financial advisor and legal counsel, negotiated and evaluated the proposed share exchange, the terms and conditions of the share exchange agreement and the transactions contemplated thereby.  Over the course of approximately two months, the Ormat special committee held twenty meetings and led negotiations with the Ormat Industries special committee.  At a meeting held on November 10, 2014, the Ormat special committee (i) unanimously determined that the transaction documents, including the share exchange agreement, the share exchange and the other transactions contemplated by the share exchange agreement, were advisable, fair to and in the best interests of Ormat and Ormat’s stockholders, and specifically the Ormat stockholders other than Ormat Industries and its affiliates; and (ii) unanimously recommended to the full Ormat board of directors that the Ormat board of directors (x) approve and declare advisable the share exchange agreement and the transactions contemplated thereby, including the share exchange and the other transaction documents, (y) direct that the share exchange be submitted to Ormat’s stockholders and (z) recommend, subject to the terms of the share exchange agreement, that the holders of Ormat common stock approve the share issuance required to effect the share exchange.

In negotiating and evaluating the share exchange, the share exchange agreement, and the other transactions and agreements contemplated thereby, the Ormat special committee consulted with its independent financial and legal advisors and considered a number of advantages that would result from, as a result of the share exchange, Ormat becoming a non-controlled company, including, but not limited to, the following material factors (not necessarily in order of relative importance):

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Liquidity.  The Ormat special committee considered the fact that the share exchange would result in an increase in the liquidity of Ormat’s stock and the removal of the control overhang associated with Ormat Industries’ approximately 59.75% ownership stake without a need for a secondary offering.

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Cost Synergies.  The Ormat special committee considered the potential cost synergies estimated by Ormat management that likely would result from consolidating Ormat and Ormat Industries into a single publicly traded company, including the reduction of time and costs required to comply with filing and disclosure requirements by two companies for two stock exchanges, the elimination of redundancies related to the maintenance of two boards of directors and audit committees, and removing the intercompany leasing contracts between Ormat and Ormat Industries.

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Revenue Synergies.  The Ormat special committee considered the potential revenue synergies estimated by Ormat management that may result due to Ormat no longer being perceived as a controlled foreign company, including the ability of Ormat to pursue two potential projects in Ormat’s product segment that Ormat currently does not believe it could undertake due to being perceived as a controlled foreign company.

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Control Premium.  The Ormat special committee considered that the economic and structural terms of the share exchange and related transactions would maximize the likelihood that Ormat stockholders could receive a control premium for their shares at a future time, given the elimination of Ormat Industries’ approximately 60% ownership stake and the restrictions placed on the Principal Stockholders through the voting neutralization agreements and the Israeli tax ruling.

The Ormat special committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the share exchange.  The Ormat special committee believes the following factors support its determinations and recommendations and provide assurance of the procedural fairness of the share exchange to Ormat’s minority stockholders:

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Process of the Special Committee.  The Ormat special committee consisted solely of independent directors not affiliated with Ormat Industries.  The Ormat special committee was provided a clear mandate to review and negotiate the share exchange and to retain independent financial and legal advisors.  Moreover, the Ormat board resolved that it would not approve or authorize a potential transaction involving Ormat and Ormat Industries without the prior favorable recommendation of the Ormat special committee.  The Ormat special committee met twenty times, including seven times in person, and solicited the advice of its financial and legal advisors.  During these meetings, the Ormat special committee extensively deliberated and discussed the advantages and disadvantages of the share exchange.

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Exchange Ratio.  The exchange ratio of 0.2592 shares of Ormat common stock for each share of Ormat Industries stock was only slightly higher than an exchange ratio calculated on an unaffected twenty trading day median of 0.2496.  The Ormat special committee, in consultation with its independent financial advisor, concluded that the calculation of an exchange ratio using a twenty trading day median is consistent with certain precedent transactions and was reasonable and appropriate for a transaction of this type.  In evaluating and negotiating the exchange ratio, the Ormat special committee considered only quantified cost and revenue synergies discussed above.  The exchange ratio resulted in a premium to the trading value of Ormat Industries’ share price on October 28, 2014 (the last trading day unaffected by rumors of the transaction) of 4.2%.

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Opinion of J.P.  Morgan.  The opinion of J.P. Morgan, dated November 9, 2014, to the Ormat board as to the fairness, from a financial point of view, to Ormat of the exchange ratio in the proposed share exchange, based on and subject to the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by J.P. Morgan (as more fully described below under “—Opinion of Financial Advisor to the Ormat Special Committee”).

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Terms of the Share Exchange Agreement.  The terms and conditions of the share exchange agreement, including Ormat’s ability to terminate (a) after December 31, 2014 if the stockholder approvals are not obtained prior to such date (and thus the restrictions imposed by the Israeli tax ruling would last for an additional year through the end of 2017 see “Material Consequences of the Israeli Tax Ruling”) and (b) after March 31, 2015 if the share exchange has not occurred, allow for Ormat to ensure that the share exchange is consummated as negotiated by the Ormat special committee.

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Terms of the Voting Neutralization Agreements.  The terms and conditions of the voting neutralization agreements ensure that FIMI and Bronicki Investments, after receiving a premium for their stock in Ormat, will be restricted in their ability to subsequently acquire voting control of Ormat.  In particular, FIMI and Bronicki Investments have agreed to (a) vote all of their Ormat voting securities in excess of 16% and 9% of Ormat’s total voting power, respectively, in proportion to votes cast by the other holders of Ormat voting securities, (b) limit the direct or indirect acquisition of Ormat voting securities, if after giving effect to any such acquisition, such stockholder and its affiliates would beneficially own Ormat voting securities representing in the aggregate more than 20% and 12% of Ormat’s total voting power, respectively, (c) not sell, prior to January 1, 2017, Ormat voting securities that, in the aggregate, represent more than 10% of all such voting securities of Ormat owned in the aggregate by both of the stockholders as of the closing, (d) not act in concert, following January 1, 2017, to sell Ormat voting securities without providing Ormat with twenty days’ prior written notice (to which only Ormat’s disinterested directors may respond) and (e) not renew the shareholders’ agreement between them following its expiration in May 2017.

The Ormat special committee also considered a variety of potentially negative factors in its deliberations concerning the share exchange agreement and the transactions contemplated thereby, including, but not limited to, the following (not necessarily in order of relative importance):

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Interim Restrictions on Business.  The Ormat special committee considered the impacts of the restrictions of the Israeli tax ruling, including the requirements that Ormat hold a majority of its assets for two years and not take certain actions during such time (including a merger, private placement or public offering) that would reduce the equity holdings of FIMI and Bronicki Investments below 51% of their aggregate holdings in Ormat.  The Ormat special committee also considered that any sale of Ormat to a third party by means of a merger prior to December 31, 2016 (if the stockholder approvals are obtained by December 31, 2014) would constitute, absent prior approval by the ITA, a breach of the Israeli tax ruling and the potential impact on Ormat’s stock price due to this sale restriction.

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Effect of Failure to Complete Share Exchange Agreement.  While Ormat expects that the share exchange will be consummated, there can be no assurance that all of the conditions to the consummation of the share exchange will be satisfied or the required stockholder approvals of Ormat Industries will be timely obtained.  As a result, it is possible that the share exchange may not be completed in a timely manner or at all.  The Ormat special committee also considered the potential negative effects if the share exchange were not consummated, including that (a) Ormat would have incurred significant transaction and opportunity costs attempting to consummate the share exchange and (b) Ormat’s directors, officers, and other employees would have expended considerable time and effort to negotiate, implement and consummate the share exchange, and their time may have been diverted from other important business opportunities and operational matters while working to implement the share exchange.

•	Revenue Synergies Not Achieved. The Ormat special committee considered that revenue synergies may not be realized despite Ormat no longer being controlled by a foreign company.

The Ormat special committee concluded that the potential benefits that it expected Ormat and Ormat’s stockholders would achieve as a result of the share exchange outweighed the risks and potentially negative factors relevant to the share exchange.  The foregoing discussion of the information and factors considered by the Ormat special committee is not intended to be exhaustive but includes the material factors considered by the Ormat special committee.  In view of the variety of factors considered in connection with its evaluation of the share exchange, the Ormat special committee did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination and recommendation.  In addition, individual directors may have given different weights to different factors.  The Ormat special committee did not undertake to make any specific determination as to whether any factor or any particular aspect of any factor supported or did not support its ultimate decision.  The Ormat special committee based its recommendation on the totality of the information presented.

The Ormat Board of Directors

The Ormat board of directors met on November 10, 2014 to consider the share exchange agreement and the transactions contemplated thereby, including the share exchange. On the basis of the recommendations of the Ormat special committee and the Ormat audit committee and the other factors described below, the Ormat board of directors unanimously, among other things, (i) approved and declared advisable the share exchange agreement, the share exchange and the other transactions contemplated by the share exchange agreement, (ii) directed that the share issuance be submitted to Ormat’s stockholders, and (iii) recommended, subject to the terms of the share exchange agreement, that the holders of Ormat common stock approve the share issuance. See “—Background of the Share Exchange.”

Among other things, the Ormat board of directors considered:

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the unanimous recommendations of the Ormat special committee and the Ormat audit committee that the Ormat board of directors (i) approve and declare advisable the share exchange agreement and the transactions contemplated thereby, including the share exchange, (ii) direct that the share exchange be submitted to Ormat’s stockholders, and (iii) recommend, subject to the terms of the share exchange agreement, that the holders of Ormat common stock approve the share exchange; and

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the factors considered by the Ormat special committee as described in “The Share Exchange and Related Transactions—Recommendations of the Ormat Special Committee and the Ormat Board of Directors and Their Reasons for the Share Exchange —The Ormat Special Committee,” including the positive factors and potential benefits of the share exchange agreement and the transactions contemplated thereby and by the other transaction documents, the risks and potentially negative factors relating to the share exchange agreement and the transactions contemplated thereby and the factors relating to procedural safeguards.

The foregoing discussion of the information and factors considered by the Ormat board of directors is not intended to be exhaustive, but includes the material factors considered by the Ormat board of directors. In view of the wide variety of factors considered by the Ormat board of directors in evaluating the share exchange agreement and the transactions contemplated thereby, the Ormat board of directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the Ormat board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

Opinion of Financial Advisor to the Ormat Special Committee

Pursuant to an engagement letter dated October 13, 2014, Ormat retained J.P. Morgan as the financial advisor to the Ormat special committee in connection with the proposed transaction and was requested to deliver a fairness opinion in connection with the proposed transaction.

At the meeting of the Ormat special committee on November 9, 2014, J.P. Morgan rendered its oral opinion that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the proposed share exchange and related transactions was fair, from a financial point of view, to Ormat.  At the meeting of the Ormat board on November 10, 2014, J.P. Morgan confirmed its November 9, 2014 oral opinion by delivering its written opinion to the Ormat board, dated November 9, 2014, that, as of such date, the exchange ratio in the proposed share exchange and related transactions was fair, from a financial point of view, to Ormat.  No limitations were imposed by Ormat’s board upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan dated November 9, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex A to this information statement and is incorporated herein by reference.  Ormat’s stockholders are urged to read the opinion in its entirety.  J.P. Morgan’s written opinion is addressed to the Ormat board, is directed only to the exchange ratio in the share exchange and does not constitute a recommendation to any stockholder of Ormat.  The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated November 7, 2014 of the share exchange agreement;

•	reviewed certain publicly available business and financial information concerning Ormat and Ormat Industries and the industries in which they operate;

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compared the financial and operating performance of Ormat and Ormat Industries with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of shares of Ormat common stock and Ormat Industries ordinary shares and current market prices of certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of Ormat related to its business (for more information about the Ormat projections (as defined below), please see “—Ormat Internal Projections”), as well as the estimated amount and timing of cost savings and related expenses and synergies expected by the management of Ormat to result from the share exchange (the “potential synergies”);

•
reviewed certain appraisals, dated October 31, 2014, prepared by a third party regarding the appraised value of certain real estate and related assets of Ormat Industries (the “real estate appraisal”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of Ormat and Ormat Industries with respect to certain aspects of the share exchange and related transactions , and the past and current business operations of Ormat and Ormat Industries, the financial condition and future prospects and operations of Ormat, the effects of the share exchange and related transactions on the financial condition and future prospects of Ormat, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Ormat and Ormat Industries or otherwise reviewed by or for J.P. Morgan.  Other than J.P. Morgan’s review of the real estate appraisal describe above, J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Ormat or Ormat Industries under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, including the potential synergies referred to above, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Ormat to which such analyses or forecasts relate.  J.P. Morgan expressed no view as to such analyses or forecasts (including the potential synergies) or the assumptions on which they were based.  J.P. Morgan also assumed that the share exchange will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of Ormat, that the transactions contemplated by the share exchange agreement will be consummated as described in the share exchange agreement, and that the definitive share exchange agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan.  J.P. Morgan is not a legal, regulatory or tax expert and J.P. Morgan relied on the assessments made by advisors of Ormat with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the share exchange will be obtained without any adverse effect on Ormat or Ormat Industries or on the contemplated benefits of the share exchange.

The Ormat projections used in connection with J.P. Morgan’s analysis of the share exchange and related transactions were not prepared with a view to public disclosure. The Ormat projections are subject to significant uncertainties, were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions that could cause actual results to vary significantly from those set forth in such projections, as described in “Ormat Internal Projections—Cautionary Statement.”

The potential synergies furnished to J.P. Morgan were prepared by Ormat management and include both cost synergies and revenue synergies.  The cost synergies prepared by Ormat management contain certain assumptions regarding the time and cost to achieve such synergies. The revenue synergies provided by Ormat management include potential revenue synergies from two projects in Ormat’s product segment which Ormat  currently does not believe it could undertake due to being perceived as a company controlled by a foreign corporation. Ormat management estimated to J.P. Morgan that, if these projects were to be pursued by Ormat, Ormat would have a 30% probability of securing the contracts for these projects.  The revenue synergies prepared by Ormat management assume (i) depreciation and amortization consistent with the product segment in 2016 as a percentage of revenue, (ii) EBIT (defined as earnings before interest and taxes) margins are 30% and (iii) the new project contracts would not require additional capital expenditures or other working capital requirements.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion.  Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the exchange ratio in the proposed share exchange and related transactions, and J.P. Morgan has expressed no opinion as to the fairness of the share exchange and related transactions to, or any consideration of, the holders of any class of securities, creditors or other constituencies of Ormat or the underlying decision by Ormat to engage in the share exchange.  J.P. Morgan expressed no opinion as to the price at which shares of Ormat common stock or Ormat Industries’ ordinary shares will trade at any future time, whether before or after the closing of the share exchange and related transactions.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion.  The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of Ormat with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be similar to Ormat.  The companies selected by J.P. Morgan, based on its professional judgment and experience, were NRG, Calpine, Dynegy, TransAlta and Capital Power Corporation.  These companies were selected, among other reasons, because they are publicly traded companies with operations and business that, for purposes of J.P. Morgan’s analysis, may be considered similar to Ormat based on sector participation, financial metrics and form of operations.  Among other calculations, the information J.P. Morgan calculated for each of the selected companies included the multiple of firm value (calculated as equity value plus total debt and other adjustments, including non-controlling interest, net of cash and cash equivalents) to publicly available estimates of 2014 and 2015 EBITDA (calculated as earnings before interest, taxes, depreciation and amortization).  Results of the analysis were presented for the selected companies, as indicated in the following table:

Trading Multiple
	Firm Value to 2014E EBITDA	Firm Value to 2015E EBITDA
High	11.4x	10.1x
Low	7.2x	7.1x
Median	9.2x	8.4x

J.P. Morgan selected a range for each multiple of 8.0x to 10.0x for 2014 estimated EBITDA and 7.0x to 9.0x for 2015 estimated EBITDA.  These multiples were then applied to Ormat management estimates of 2014 EBITDA and 2015 EBITDA contained in the Ormat projections, yielding implied trading values for Ormat Common Stock of approximately $24.26 to $35.75 per share for estimated 2014 EBITDA and $19.90 to $31.79 per share for estimated 2015 EBITDA.

After applying the multiple reference ranges for Ormat, the analysis indicated implied trading values for Ormat Industries ordinary shares of $6.06 to $8.74 per share for estimated 2014 EBITDA and $5.04 to $7.82 per share for estimated 2015 EBITDA, in each case, (i) based on the sum of (x) the implied equity value of Ormat Industries ownership in Ormat (on a diluted basis), (y) the book value of Ormat Industries tangible assets (other than its ownership in Ormat and the appraised real estate and related assets) as of September 30, 2014 and (z) the appraised value of the appraised real estate and related assets from the real estate appraisal and (ii) using a U.S. Dollar to New Israeli Shekel exchange rate of 3.7417 as of October 28, 2014 (3.695 as September 30, 2014 to convert book value of Ormat Industries tangible assets (other than its ownership in Ormat and the appraised real estate and related assets)).

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the equity value per share for both Ormat and Ormat Industries.  A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital, and certain other one-time cash expenses as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that Ormat is expected to generate during fiscal years 2015 through 2017 based upon the Ormat projections prepared by Ormat management.  J.P. Morgan also calculated a range of terminal values of Ormat at the end of the three-year period ending 2017 by applying a terminal growth rate ranging from 0.75% to 1.25% of the unlevered free cash flow of Ormat during the final year of the three-year period, which range of terminal growth rates was selected by J.P. Morgan based on its professional judgment and expertise.  The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 6.5% to 7.5%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Ormat.  The present value of the unlevered free cash flows and the terminal values were adjusted for the net present value of Ormat’s tax net operating losses and Ormat’s net debt as of September 30, 2014.  This analysis indicated a range of equity values of between $24.91 and $38.97 per share of Ormat common stock on a stand-alone basis (i.e., without synergies).

After applying the indicated ranges of the equity value per share of Ormat, the analysis indicated the following implied equity value for Ormat Industries ordinary shares of $6.18 to $9.68 per share (i) based on the sum of (x) the implied equity value of Ormat Industries ownership in Ormat (on a diluted basis), (y) the book value of Ormat Industries tangible assets (other than its ownership in Ormat and the appraised real estate and related assets) as of September 30, 2014 and (z) the appraised value of the appraised real estate and related assets from the real estate appraisal and (ii) using a U.S. Dollar to New Israeli Shekel exchange rate of 3.7417 as of October 28, 2014 (3.695 as September 30, 2014 to convert book value of Ormat Industries tangible assets (other than its ownership in Ormat and the appraised real estate and related assets)).

Relative Value Analysis

Based upon the implied equity value per share for Ormat and Ormat Industries calculated in its public trading multiples analysis and discounted cash flow analysis described above, J.P. Morgan calculated an implied exchange ratio of Ormat Industries per share value to Ormat’s per share value, as shown in the table below.  For each comparison, J.P. Morgan compared the highest equity value per share for Ormat Industries to the lowest equity value per share for Ormat to derive the highest exchange ratio implied by each set of referenced ranges. J.P. Morgan also compared the lowest equity value per share for Ormat Industries to the highest equity value per share for Ormat to derive the lowest exchange ratio implied by each set of referenced ranges. The implied exchange ratios resulting from this analysis were:

Implied Exchange Ratios
	Low	High
Public Trading Multiples Analysis
Firm value to 2014E EBITDA	0.1695x	0.3603x
Firm value to 2015E EBITDA	0.1586x	0.3928x
Discounted Cash Flow Analysis	0.1587x	0.3887x

Value Creation Analysis

J.P. Morgan conducted an intrinsic value creation analysis that compared the implied equity value of Ormat derived from a discounted cash flow valuation on a standalone basis to the implied equity value of the pro forma combined company.  J.P. Morgan determined the pro forma combined company implied equity value by calculating: (i) the sum of (a) the implied equity value of Ormat using a 7.00% discount rate, the midpoint weighted average cost of capital of Ormat, and the midpoint terminal growth rate of 1.0%, (b) the book value of Ormat Industries tangible assets (other than its ownership in Ormat and the appraised real estate and related assets) as of September 30, 2014, (c) the appraised value of the appraised real estate and related assets from the real estate appraisal, and (d) the estimated present value of the potential synergies, discounted to present value using a discount rate of 7.00% and, with respect to the cost synergies, net of costs to achieve and using a terminal growth rate of 1.00% and, with respect to the revenue synergies, a probability weighted percentage of 30%, less (ii) the estimated transaction fees and expenses relating to the transaction.

J.P. Morgan also conducted a market based value creation analysis derived from market value of Ormat and Ormat Industries on a standalone basis to the implied market value of the pro forma combined company.  J.P. Morgan determined the pro forma combined company implied market value by calculating: (i) the sum of (a) the market capitalization of Ormat as of October 28, 2014, (b) the market capitalization of Ormat Industries as of October 28, 2014, and (c) the estimated present value of the potential synergies, discounted to present value using a discount rate of 7.00% and, with respect to the cost synergies, net of costs to achieve and using a terminal growth rate of 1.00% and, with respect to the revenue synergies, a probability weighted percentage of 30%, less (ii) the sum of (a) the market value of Ormat Industries ownership of Ormat as of October 28, 2014 and (b) the estimated transaction fees and expenses related to the transaction.

Both the intrinsic value creation analysis and the market based value creation analysis indicated that the transaction created hypothetical incremental implied value for the holders of shares of Ormat common stock. There can be no assurance, however, that the potential synergies, transaction-related expenses and other impacts will not be substantially greater or less than those estimated by Ormat’s management and described above.

Historical Exchange Ratio Analysis

J.P. Morgan compared the per share daily closing market price of Ormat and Ormat Industries for the last five years from October 28, 2014 (the last day of unaffected trading) and calculated the average implied historical exchange ratio during this period.  Specifically, for each trading day, J.P. Morgan divided the daily closing price per share of Ormat Industries by that of Ormat Common Stock. J.P. Morgan calculated (i) the exchange ratio based on the closing stock prices on the last unaffected date of trading on October 28, 2014 and (ii) the average implied exchange ratios for the ten-day, twenty-day, three-month, six-month, one-year, three-year and five-year periods ending on October 28, 2014.  J.P. Morgan also calculated the average implied premium (or discount) of the market capitalization of Ormat Industries ordinary shares (less the market value of Ormat Industries’ ownership of Ormat).  A summary of the historical exchange ratio analysis  is set forth in the table below:

Period	Average Exchange Ratio
Unaffected Date (10/28/2014)	0.2488x
10 days	0.2459x
20 days	0.2532x
3 months	0.2643x
6 months	0.2679x
1 year	0.2672x
3 years	0.2662x
5 years	0.2702x

J.P. Morgan noted that historical exchange ratio analysis is not a valuation methodology but was presented merely for informational purposes.

Miscellaneous

The summary set forth above of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion.  Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Ormat.  However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Ormat. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Ormat and the transactions compared to the share exchange and related transactions.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.  J.P. Morgan was selected to advise the special committee of the board of directors of Ormat with respect to the share exchange and related transactions and to deliver an opinion to Ormat’s board of directors with respect to the share exchange and related transactions on the basis of such experience and its familiarity with Ormat.

For services rendered in connection with the share exchange and related transactions, Ormat has agreed to pay J.P. Morgan a fee of $2 million, all of which will become payable only if the proposed share exchange is consummated.  In addition, Ormat has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under federal securities laws.

During the two years preceding November 9, 2014, the date of J.P. Morgan’s opinion, neither J.P. Morgan nor any of its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Ormat or Ormat Industries. One of J.P. Morgan’s affiliates owns 100% of the Class B Membership Interests in ORTP LLC. Ormat Nevada Inc., a direct wholly-owned subsidiary of Ormat, owns 100% of the Class A Membership Interests in ORTP LLC, and is the Managing Member of ORTP.  ORTP LLC in turn owns 100% of Ormat Funding LLC, Oral Geothermal LLC, and ORNI 44 LLC. These three subsidiary entities in turn own, directly and indirectly all of the equity interests in separate geothermal power projects known as the Ormesa, Heber 1, Heber 2, Heber South, Mammoth, Galena 1, Steamboat 2/3, and Brady power projects.  In addition, one of J.P. Morgan’s affiliates owns 30% of the Class B Membership Interests in OPC LLC. Ormat Nevada Inc. owns 100% of the Class A Membership Interests in OPC LLC, and is the Managing Member of OPC. OPC LLC owns 100% of the following project companies: Orni 3 LLC, Steamboat Hills, LLC, and Orni 14 LLC, which in turn own the Desert Peak 2, Galena 2, Steamboat Hills, and Galena 3 geothermal power projects.

In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Ormat or Ormat Industries for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Ormat Internal Projections

In connection with the Ormat special committee’s evaluation and negotiation of the share exchange, Ormat provided the Ormat special committee and its independent financial advisor, J.P. Morgan, certain prospective financial statement information related to selected income statement line items and selected non-GAAP financial measures, for its fiscal years ended 2014 through 2017 inclusive, together with certain assumptions (summarized below) used in determining those financial metrics, which were prepared by Ormat’s management as of September 30, 2014 for presentations made to certain of Ormat’s commercial lenders (the “Ormat projections”).  With Ormat’s consent, the Ormat projections were used and relied upon by J.P. Morgan in their financial analyses of Ormat in connection with the proposed share exchange (see “—Opinion of Ormat’s Financial Advisor”).

Cautionary Statements

The Ormat projections contain certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The Ormat projections, while presented with numerical specificity, are necessarily based on a variety of estimates and assumptions and thus are subjective in many respects and subject to interpretation.  Those estimates and assumptions concern future events and conditions that may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, all of which are difficult to predict and many of which are subject to significant economic and competitive uncertainties and beyond Ormat’s control.  Because the Ormat projections cover multiple years, such information by its nature becomes less predictive with each successive year.  Moreover, events and circumstances occurring subsequent to the date on which the Ormat projections were prepared may be different from those assumed, or, alternatively, may have been unanticipated, and thus the occurrence of these events may affect financial results in a materially adverse or materially beneficial manner.  Accordingly, no assurance can be given concerning the accuracy of the Ormat projections or Ormat’s availability to achieve the projected results, inasmuch as some assumptions inevitably will be incorrect.  Actual financial results may differ materially from the expectations expressed or implied by the Ormat projections.

Other than providing earnings guidance for the current fiscal year and, towards the end of a given fiscal year, with respect to the next fiscal year, Ormat generally does not make public disclosures, or include in its reports filed with the SEC, information about its anticipated financial position, results of operations or other prospective financial statement information, or assumptions or estimates about prospective financial statement information, such as the Ormat projections described below, and does not plan to do that unless otherwise required by applicable law.  The Ormat projections were not prepared with a view towards public disclosure, to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants or the rules and regulations of the SEC, and by their nature are not financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  Ormat’s independent accountants have neither examined nor compiled the Ormat projections and accordingly do not express an opinion or any other form of assurance with respect to the Ormat projections, assume no responsibility for the Ormat projections and disclaim any association with the Ormat projections.

Certain Assumptions

Key assumptions underlying the Ormat projections include the following:

•	Generation is based on new projects of up to 150MW until 2017;

•	Product segment revenues and margins from fiscal year 2014 will be maintained;

•	Research and development expenses increase 10% per year;

•	A new tax equity transaction in 2016;

•	No material impact on results of operations from the Sarulla accounting treatment;

•	Excluding write-offs in 2014 and prospectively; and

•	Effective tax rate of 26.5% from 2013 will be maintained.

Ormat has not updated and does not intend to update, or otherwise revise, the Ormat projections or underlying assumptions to reflect circumstances existing since their preparation or to reflect the occurrence of future events, even if any or all of the assumptions on which the Ormat projections were based are shown to be in error.  Furthermore, Ormat does not intend to update or revise the Ormat projections to reflect changes in general economic or industry conditions.  Accordingly, no undue reliance should be placed on any such assumptions or the Ormat projections.

Summary of Projections

The following table presents a summary of the Ormat projections for the fiscal years 2014 through 2017.  As noted above, these financial projections were provided to and used by J.P. Morgan in performing certain analyses described in “—Opinion of Financial Advisor to the Ormat Special Committee” above.

	Fiscal Years Ending December 31, (in millions)
	2014E	2015E	2016E	2017E

Total Revenues	$563	$588	$623	$678

Total Cost of Revenues	$(363)	$(376)	$(393)	$(424)

Operating Income	$149	$160	$176	$198

Income Before Tax	$85	$95	$110	$118

Net Income	$63	$70	$81	$86

Adjusted EBITDA	$264	$273	$293	$325

Non-GAAP Measures

The Ormat projections include forecasts of “Adjusted EBITDA” among other things.  We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, excluding impairment of long-lived assets and one-time termination fee.  Adjusted EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. Adjusted EBITDA is presented here because:

•
the Ormat projections were prepared for a presentation to our commercial lenders, and we understand they find that helpful in evaluating our compliance with financial covenants in certain of our loan agreements with those lenders and, generally, in evaluating our ability to service and/or incur debt; and

•	the Ormat projections, in the same form as presented to our commercial lenders, were made available to J.P. Morgan, for its use in performing certain financial analyses of Ormat as described above.

We make no representation about the use of Adjusted EBITDA in evaluating the share issuance, share exchange, the exchange ratio or any of the related transactions referred to in this information statement.  Other companies in our industry may calculate Adjusted EBITDA differently than we do.

The Parties

As described in “Summary” above, the share exchange and related transactions principally involve Ormat, Ormat Industries and Ormat Systems.  For additional information regarding the parties and the Ormat group, please see our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this information statement.

The Ormat Group Reorganization

On November 10, 2014, Ormat, Ormat Industries and Ormat Systems entered into the share exchange agreement in order to change the ownership and corporate structure of the Ormat group through the share exchange and several related transactions.  The share exchange agreement specifically provides for:

•
the transfer to Ormat of each outstanding Ormat Industries ordinary share in exchange for the right to receive 0.2592 shares of Ormat common stock (subject to adjustment as set forth in the share exchange agreement), so that Ormat Industries will become a direct wholly-owned subsidiary of Ormat;

•	within three business days thereafter, the transfer by Ormat Industries of all of the Ormat common stock held by it to Ormat, which will be canceled immediately upon receipt;
•
promptly following such distribution and in no event earlier than one business day thereafter, the transfer by Ormat of all the ordinary shares of Ormat Systems held by it to Ormat Industries, in exchange for one ordinary share of Ormat Industries, so that Ormat Systems becomes a wholly-owned subsidiary of Ormat Industries; and

•	on March 31, 2015, the merger of Ormat Industries with and into Ormat Systems following which Ormat Industries will cease to exist and Ormat Systems will be the surviving company.

The diagram below shows the current ownership and corporate structure of the Ormat group (excluding any subsidiaries of the Ormat group other than Ormat Systems) prior to consummating the share exchange and other transactions contemplated by the share exchange agreement.

The Ormat Group – Before the Transactions

40.25%
Bronicki Investments and FIMI
Public
Ormat Industries
Ormat
Ormat Systems
Public
59.75%
100%
38.43%
61.57%

The diagram below shows the ownership and corporate structure of the Ormat group (excluding any subsidiaries of the Ormat group other than Ormat Systems) expected after consummating the share exchange and other transactions contemplated by the share exchange agreement.

The Ormat Group – After the Transactions

Bronicki Investments and FIMI
Public
Ormat
Ormat Systems
100%
76.08%
23.92%
The Section 350 Voting Approval and Court Approval

The share exchange and the other transactions contemplated by the share exchange agreement will be effected by way of a court-approved scheme of arrangement, in accordance with Sections 350 and 351 of the Israel Companies Law, which requires that the parties obtain the Court approval (as described below under “The Share Exchange Agreement—Court Approval”) before consummating any of these steps, including that the Court grant an exemption from the prospectus delivery requirements under Section 15A(a)(3) of the Israel Securities Law. Obtaining the Court approval is not assured.

Among other things, receipt of the Court approval will depend on approval of the transactions by Ormat Industries shareholders (and, if ordered by the Court, creditors) by a majority in number (per capita) of shareholders (and, if applicable, creditors) present, by person or by proxy, representing at least 75% of the votes cast at the Ormat Industries shareholders (and, if applicable, creditors) meetings; provided, that, with respect to the Ormat Industries shareholders meeting either (i) the shares voting in favor of such matters include at least a majority of the shares voted by shareholders who are not Bronicki Investments and FIMI, or (ii) the total number of shares voted against the resolution by the shareholders described in clause (i) does not exceed two percent of the outstanding Ormat Industries ordinary shares.

It should be noted that the Court has the authority, and the ISA may direct, a different requisite majority for the approval of the Ormat Industries’ shareholders (and, if applicable, creditors), such as by requiring Ormat Industries to obtain approval of shareholders (or creditors) in several class meetings, if the Ormat Industries shareholders have materially different interests in the proposed share exchange that prompt such classification.

        Following the approval of the arrangement by the shareholders (and, if necessary, creditors) of Ormat Industries, Ormat Industries will request that the Court hold a hearing on the fairness of the arrangement regardless of whether or not any objections to the arrangement have been raised and approve the arrangement and the order of all actions to be taken in accordance therewith.

Certain Effects of the Share Exchange

As a result of the share exchange and related transactions:

•	Ormat Industries will become a direct wholly-owned subsidiary of Ormat;
•
Ormat will no longer be a “controlled company” under the NYSE rules and therefore will no longer be able to rely upon certain exemptions from the director independence requirements applicable to our compensation committee and nominating and corporate governance committee under the NYSE rules;

•
based on the estimated number of shares of Ormat common stock and Ormat Industries ordinary shares that will be outstanding immediately prior to the completion of the share exchange, we estimate that immediately following the consummation of the share exchange:

o	existing Ormat stockholders (other than Ormat Industries) will own approximately 37.76% of the outstanding shares of Ormat common stock;
o	former Ormat Industries shareholders will own approximately 62.24% of the outstanding shares of Ormat common stock;
o	the number of shares of Ormat common stock held by non-affiliated, “public” shareholders will increase from approximately 40.25% to 76.08%;
o
Bronicki Investments and FIMI will own approximately 8.85% and 15.07%, respectively, of our outstanding common stock. Bronicki Investments and FIMI are parties to a shareholder rights agreement that, among other things, includes joint voting and other arrangements that affect Ormat and our subsidiaries, as described below in “Certain Relationships and Related Party Transactions.”  As a result, the expected beneficial ownership of our outstanding common stock by these persons following the share exchange, and taking into consideration the shareholders rights agreement between them, Bronicki Investments and FIMI could exert significant influence on the election of our directors and on decisions by our shareholders on matters submitted to shareholder vote, including mergers, consolidations and the sale of all or substantially all of our assets, subject to the conditions set forth in our voting neutralization agreements with each of them described below in “Additional Agreements—Voting Neutralization Agreements” below;

•
the share exchange, after giving effect to the issuance of approximately 30.2 million shares of our common stock and the retirement of approximately 27.2 million shares of our common stock held by Ormat Industries, will reduce earnings per share, on a pro forma basis from $1.03 to $0.94 per share on a fully diluted basis;

•
the conditions imposed by the Israeli tax ruling may limit our flexibility in operating our business and our ability to enter into certain corporate transactions (see “Material Consequences of the Israeli Tax Ruling” below); and

•	we will encounter certain risks, including those set forth in “Risk Factors” above.
Certain Securities Law Matters

By virtue of the Court approval, the issuance of the shares of Ormat common stock to the Ormat Industries shareholders will be exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereunder and the Israeli prospectus delivery requirements by reason of Section 15A(a)(3) of the Israel Securities Law.

Listing of Ormat Common Stock

After the share exchange, shares of Ormat common stock will continue to be listed on the NYSE under the symbol “ORA.” It is a condition to the completion of the share exchange that the shares of Ormat common stock to be issued in connection with the share exchange be authorized for listing on the NYSE, subject to official notice of issuance.

Interests of Certain Persons in the Share Exchange and Related Transactions

You should be aware that some of Ormat’s directors and executive officers have interests in the share exchange and related transactions that may be different from, or in addition to, the interests of Ormat shareholders generally, as follows:

Yoram Bronicki, our Chairman of the Board of Directors, and Yehudit “Dita” Bronicki, a member of our board of directors and the Chairperson of our compensation committee, and other members of the Bronicki family currently beneficially own approximately 14.21% of Ormat Industries’ ordinary shares through Bronicki Investments. Also, as described above Bronicki Investments is a party to, and subject to the terms and conditions set forth in, an Ormat Industries shareholder undertaking agreement and voting neutralization agreement and will be a party to each of the escrow agreement, which will be signed prior to the closing, and the registration rights agreement (if upon the request of Bronicki Investments or FIMI the parties enter into the agreement). In addition, Bronicki Investments will be subject to the terms and conditions set forth in, and applicable to them in, the Israeli tax ruling. Each of Lucien Bronicki and Yehudit Bronicki, along with their son, Youval Bronicki, serves as a member of the board of directors of Ormat Industries.  Lucien Bronicki and Yehudit Bronicki were the founders of Ormat Industries, and until June 30, 2014 served as executive officers of Ormat Industries.

Each of Gillon Beck and Ami Boehm, members of our board of directors, is a partner of FIMI Opportunity Funds and is an affiliate of FIMI. FIMI currently beneficially own approximately 24.22% of Ormat Industries’ ordinary shares. Also, as described above FIMI is a party to, and subject to the terms and conditions set forth in, an Ormat Industries shareholder undertaking agreement and voting neutralization agreement and will be a party to the escrow agreement, which will be signed prior to the closing, and that registration rights agreement (if upon the request of Bronicki Investments or FIMI the parties enter into the agreement). In addition, FIMI will be subject to the terms and conditions set forth in, and applicable to them in, the Israeli tax ruling. Gillon Beck also serves as a member of the board of directors of Ormat Industries, along with Ishay Davidi, the founder and chief executive officer of FIMI Opportunity Funds.

Each of Isaac Angel, our Chief Executive Officer, Doron Blachar, our Chief Financial Officer, and Etty Rosner, our Corporate Secretary, also serves in a similar capacity at Ormat Industries. Each of these individuals holds options and stock appreciation rights to purchase shares of our common stock, but have not been granted options or other rights to purchase ordinary shares of Ormat Industries.

Our special committee and board of directors were aware of these different or additional interests and considered them, among the other factors described in this information statement, in reaching their decision to approve the share exchange agreement and the transactions contemplated thereby.

Accounting Treatment and Considerations

The share exchange will be accounted for as the acquisition of Ormat Industries by Ormat, with Ormat as the continuing reporting entity. The historical carrying values of Ormat’s assets and liabilities will not change. The net assets of Ormat Industries, other than its equity interests in Ormat, will be transferred to Ormat at their historical carrying values.

In the share exchange, Ormat Industries’ shareholders will exchange their Ormat Industries ordinary shares for new shares of Ormat common stock and Ormat Industries’ equity interests in Ormat will be canceled. Upon the issuance of new shares of Ormat common stock to Ormat Industries’ shareholders and the corresponding cancelation of Ormat Industries’ holdings of shares of Ormat common stock, Ormat’s total consolidated stockholders’ equity will be adjusted to reflect the carrying values of Ormat Industries’ net assets, other than its equity interests in Ormat, as increases to additional paid-in capital.

Material U.S. Federal Income Tax Consequences of the Share Exchange and Related Transactions

The share exchange and related transactions should qualify as a reorganization within the meaning of Section 368(a) of the Code.  As such, the transactions will not result in the taxable recognition of any material income, gain or loss to Ormat Industries or to us.  In any event, whether or not the transactions so qualify, since our stockholders do not participate in the transactions, our stockholders will not recognize taxable gain or loss in connection with the transactions.

No Dissenters’ Rights or Appraisal Rights

Ormat stockholders will not be entitled to exercise dissenters’ rights or appraisal rights with respect to the share exchange or related transactions.

MATERIAL CONSEQUENCES OF THE ISRAELI TAX RULING

The receipt of shares of Ormat common stock by a holder of Ormat Industries ordinary shares (including FIMI and Bronicki Investments) in connection with the share exchange is generally a taxable transaction for Israeli income tax purposes.  However, the Ormat group has obtained a ruling from the ITA confirming that, subject to certain conditions stipulated in the Israeli tax ruling and described below (all of which must generally be complied with in order to maintain such tax treatment and the other provisions set forth in the ruling), the taxable event related to the capital gains tax to be imposed on holders of Ormat Industries ordinary shares in connection with the share exchange will be deferred until the holder subsequently transfers the Ormat common stock it receives in the share exchange.  However, the receipt of cash in lieu of fractional shares of Ormat common stock will be a taxable transaction for Israeli income tax purposes for holders of Ormat Industries ordinary shares.

Among the conditions to such tax treatment are a number of conditions that will affect Ormat, including the conditions that, until the end of the second calendar year following the receipt of the approvals of the Ormat stockholders and the Ormat Industries shareholders (i.e., until December 31, 2016 if we obtain these approvals by December 31, 2014):

●
Ormat must continue to hold a majority of the assets that it and Ormat Industries held immediately prior to the consummation of the share exchange and continue to use them in the ordinary course of business;

●
each of Bronicki Investments and FIMI may not sell their shares of common stock of Ormat (and such restriction would be deemed to apply in the case of a sale of Ormat to a third party, such as by way of a merger), other than in certain limited situations (provided that in any such event their respective shareholdings shall not decrease to less than 51% of their holdings in Ormat immediately following the share exchange), including the following:

o
a sale of less than 10% of the shares held by the relevant shareholder or, if Bronicki Investments and FIMI have agreed between themselves, a higher percentage, provided that the total number of shares that may be sold by Bronicki Investments and FIMI does not exceed 10% of all of their holdings in Ormat Technologies);

o
a private placement by Ormat of Ormat common stock is not permitted unless it involves a private placement to investors that were not shareholders of Ormat prior to such issuance and is in an amount that shall not exceed 25% of the number of shares of Ormat common stock prior to such issuance (and 20% on a post-issuance basis); and

o	a public offering of shares of Ormat common stock on a stock exchange pursuant to a prospectus;

provided, that each of Bronicki Investments and FIMI may at any time after one year after the closing of the share exchange sell all (but not less than all) of its respective shares to an unaffiliated third party solely for cash consideration, provided that such transferee will assume and be subject to the conditions imposed by the Israeli tax ruling on the selling shareholder.

Provided that all of the conditions of the Israeli tax ruling are satisfied, under the income tax laws of Israel, the share exchange will not have any tax consequences for Ormat Industries or Ormat Systems.  Additionally, the related transactions that occur subsequent to the share exchange would also generally be taxable transactions for Israeli income tax purposes if not for the Israeli tax ruling and the conditions imposed therein.  Some of those conditions, along with additional conditions imposed upon the transactions generally by the ruling, also affect Ormat and its subsidiaries.  Those conditions include, among others, that:

•
for a period of two years following the closing of the merger of Ormat Industries with and into Ormat Systems (i.e., until March 31, 2017, assuming that the merger closing occurs on March 31, 2015 as contemplated):

o	Ormat Systems must continue to hold a majority of the assets that it and Ormat Industries held immediately prior to the merger closing and continue to use them in the ordinary course of business;

o	Ormat Systems will continue to engage in the principal financial activities in which Ormat Systems and Ormat Industries were engaged immediately prior to the closing; and

o	Ormat may not sell its shares in Ormat Systems, other than in certain limited situations, and in any event its interest in Ormat Systems may not be reduced to less than 51% during such period; and

•
until the end of the fourth calendar year after the date that each of the Ormat stockholder approval and Ormat Industries shareholder approval have been obtained (i.e., until December 31, 2018 if we obtain these approvals by December 31, 2014):

o
The Ormat group must maintain (and, to the extent that the Ormat group’s operations expand, likewise expand) the production activities currently carried out in Israel through Ormat Systems and may not open a production factory outside of Israel that produces the same items that are currently produced by Ormat Systems in Israel (except in the field of evaporative cooling); and

o
to the extent that the Ormat Systems factory in Israel is producing at full capacity during this period, Ormat and its subsidiaries will supplement that production to the extent necessary through subcontractors in Israel and/or abroad and/or through an expansion of the Ormat Systems factory in Israel, provided that such commitment does not apply to the production of air coolers.

The Israeli tax ruling also provides that Ormat Industries’ losses may be offset against Ormat Systems’ taxable income (if any) on a ratable basis only over a period of seven years, beginning with the first tax year following the closing (i.e., assuming the closing will occur in 2015, 2016) and such losses cannot offset more than 50% of Ormat Systems’ taxable income in any one year.

In addition, Ormat Systems must deliver to the ITA an appraisal of the real property assets in Israel being transferred to it by Ormat Industries in connection with the merger and pay purchase tax in respect thereof at a rate of 0.5% of the value of such assets. Finally, pursuant to the ruling Ormat Industries was required to declare that as of the date of the Israeli tax ruling the Ormat group entities did not intend to build a production factory outside of Israel in the fields of production that currently exist in Ormat Industries’ factory in Yavne, Israel (provided that the Ormat group may examine, in light of the significantly high transportation costs in the field of air-coolers, the possibility of engaging in operations in such field outside of Israel).

THE SHARE EXCHANGE AGREEMENT

The following describes the material provisions of the share exchange agreement, which has been filed with the SEC and is incorporated by reference herein. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the share exchange agreement. This summary does not purport to be complete and may not contain all of the information about the share exchange agreement that is important to you. We encourage you to read carefully the share exchange agreement in its entirety.

The share exchange agreement and this summary of its terms have been included to provide you with information regarding the terms of the share exchange agreement. Factual disclosures about Ormat or Ormat Industries contained in this information statement or in Ormat’s public reports filed with the SEC or Ormat Industries’ public reports filed with the ISA may supplement, update or modify the factual disclosures about Ormat or Ormat Industries contained in the share exchange agreement and described in this summary.

The share exchange agreement includes, among other things, representations and warranties about certain matters related to the Ormat group. You should not rely on those representations and warranties, or the summary below, as accurate statements of factual information. There are several reasons for this, including:

•
Subsequent developments, new information or other changes could affect the continued accuracy of the representations and warranties. The representations and warranties were made as of dates specified in the share exchange agreement, without any obligation of the parties to update or revise them for subsequent developments. This summary only deals with the representations and warranties as they appear in the share exchange agreement, without change for any subsequent developments, new information or other factors that could affect their continued accuracy.

•
The representations and warranties in the share exchange agreement reflect negotiations of the parties. They are negotiated, among other things, as a way of allocating certain risks among the parties, rather than establishing matters as factual or legal information. They are also negotiated based on various materiality or other priorities or the parties. Those contractual materiality or other standards may differ from what would be considered material or otherwise important to shareholders of Ormat or Ormat Industries, under applicable laws and rules or otherwise.

•
The representations and warranties in the share exchange agreement are subject to important exceptions and qualifications that have been negotiated by the parties. Many of those exceptions and qualifications are set forth in disclosure letters exchanged by the parties. Information contained in those disclosure letters can significantly impact what might otherwise be understood just from the terms of the representation or warranty in the share exchange agreement or this summary.

The Share Exchange

The share exchange agreement sets forth the terms and conditions governing a series of transactions to change the ownership and corporate structure of the Ormat group, which are summarized in other sections of this information statement.  Subject to the satisfaction of certain conditions, the share exchange agreement, the share exchange and the other transactions contemplated by the share exchange agreement will be implemented through an Israeli court-approved scheme of arrangement under Sections 350 and 351 of the Israel Companies Law.  See “Summary” and “The Share Exchange and Related Transactions—The Ormat Group Restructuring.”

On November 10, 2014, Ormat, Ormat Industries and Ormat Systems entered into the share exchange agreement.  Among other things, it provides for: (i) the conversion of each outstanding Ormat Industries’ ordinary share into the right to receive that number of shares of Ormat common stock equal to the exchange ratio, so that Ormat Industries will become a direct wholly-owned subsidiary of Ormat, (ii) within three business days thereafter, the transfer by Ormat Industries of all of the Ormat common stock held by it to Ormat, following which such shares will be canceled, (iii) promptly following such transfer (but not earlier than one business day thereafter), the transfer by Ormat of all the ordinary shares of Ormat Systems held by it to Ormat Industries, in exchange for one fully paid and nonassessable Ormat Industries ordinary share issued to Ormat, so that Ormat Systems becomes a wholly-owned subsidiary of Ormat Industries, and (iv) on March 31, 2015, the merger of Ormat Industries with and into Ormat Systems following which Ormat Industries will cease to exist and Ormat Systems will be the surviving company.

The Share Exchange Consideration

Upon completion of the share exchange, each ordinary share of Ormat Industries outstanding immediately prior to the effective time of the share exchange (other than treasury shares) will be transferred to, and acquired by, Ormat in exchange for the right of the holders thereof to receive new shares of Ormat common stock at the exchange ratio.  The initial exchange ratio is 0.2592 shares of Ormat common stock for each ordinary share of Ormat Industries.  The exchange ratio will be adjusted to reflect appropriately the effect of any forward or reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Ormat common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Ormat common stock occurring on or after the date of the share exchange agreement and prior to the effective time.

We will not issue any fractional shares of Ormat common stock in exchange for Ormat Industries ordinary shares. Fractional shares of Ormat common stock that would otherwise be allocable to any former record holders of Ormat Industries ordinary shares will be aggregated, and no holder of Ormat Industries ordinary shares will receive cash equal to or greater than the value of one full share of Ormat common stock. The exchange agent will promptly cause the whole shares obtained thereby to be sold, in the open market or otherwise as we direct, and in no case later than 30 business days after the effective time of the share exchange. The exchange agent will make available the net proceeds from those sales, after deducting any required withholding taxes and brokerage charges, commissions, transfer taxes and fees, on a pro rata basis, without interest, as soon as practicable to the holders of Ormat Industries ordinary shares entitled to receive such cash. Payment of cash in lieu of fractional shares of Ormat common stock will be made solely for the purpose of avoiding the expense and inconvenience to Ormat of issuing fractional shares of Ormat common stock and will not represent separately bargained-for consideration.

Upon completion of the share exchange Ormat Industries will be a wholly-owned subsidiary of Ormat.

Share Exchange Completion and Effective Time

The share exchange will be completed on a date no later than the second business day (or such other period of time agreed to by the parties) after satisfaction or (where permissible under applicable law) waiver of the conditions in the share exchange agreement, or at such other time as Ormat and Ormat Industries may agree. We refer to this as the “effective time” or “closing date.”

The conditions for completing the share exchange are summarized below in “—Conditions to the Share Exchange.” They include, among other things, approval by the Court.  There is no certainty when, if at all, the Court approval and other conditions will be satisfied. If the conditions to the share exchange are not satisfied (or, where permissible by applicable law, waived), neither the share exchange nor any of the other related transactions will be completed.  If the share exchange is completed the other steps in the restructuring of the Ormat group will, and in accordance with the Israeli tax ruling, must occur later.

Representations and Warranties

The share exchange agreement contains representations and warranties that Ormat Industries made to Ormat and Ormat Systems, on the one hand, and Ormat and Ormat Systems made to Ormat Industries, on the other hand, as of specific dates.

Ormat Industries, on the one hand, and Ormat and Ormat Systems, on the other hand, made substantially reciprocal representations and warranties in the share exchange agreement that relate to, among other topics, the following:

•	due organization, good standing and corporate power;
•	authority to enter into and perform the share exchange agreement and the other agreements executed in connection therewith as well as the execution, delivery and enforceability of such agreements;
•
the absence of conflicts with or violations of governance documents, material agreements or laws as a result of the execution and delivery of the share exchange agreement and other agreements executed in connection therewith or the completion of the share exchange, the merger and the other transactions contemplated by the share exchange agreement and the other agreements executed in connection therewith;

•	the absence of investigations, litigation and related proceedings;
•	compliance with applicable laws, including anti-bribery laws, and permits;
•
filings with the ISA (in the case of Ormat Industries) and with the SEC (in the case of Ormat), the absence of any material adverse changes and their respective solvency as of the date the share exchange agreement was signed;

•	the absence of undisclosed brokers’ and financial advisors’ fees;
•
accuracy of information supplied by the parties for inclusion in the Ormat information statement and Ormat Industries proxy statement relating to the applicable meeting of stockholders of Ormat Industries, the information statement to be provided by Ormat and the proxy statement to be provided by Ormat Industries to its stockholders and other filings to be made by the parties in connection with the transactions;

•	tax matters; and
•
that such entity is not subject to any “business combination,” “control share acquisition,” “fair price” or similar anti-takeover statute that applies to the share exchange or any other transaction contemplated under the share exchange agreement.

Ormat Industries has also made certain representations and warranties to Ormat that relate to, among other topics, the following:

•	capital structure, subsidiaries and corporate separateness of direct Ormat Industries subsidiaries;

•	title to Ormat common stock held by Ormat Industries;
•	title to certain assets;
•	lack of material liabilities;
•
that it does not actively engage in any material business activities or conduct any business operations other than through its ownership of equity interests in Ormat and its other subsidiaries from time to time;

•	owned and leased real property and environmental matters; and
•	the disclosure of affiliate transactions in its ISA filings.

Ormat has also made certain representations and warranties to Ormat Industries that relate to, among other topics, the following:

•	the ownership and operations of Ormat Systems; and
•	the authorized shares of Ormat capital stock and the due issuance of the shares of Ormat common stock to be issued to the Ormat Industries shareholders upon consummation of the share exchange.

Many representations and warranties are qualified by a “material adverse effect” standard. That means they will not be treated as untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would have a material adverse effect. In addition, the closing conditions relating to the accuracy of representation and warranties is generally subject to a “material adverse effect” standard as described in greater detail under “—Conditions to the Share Exchange.”

The term “material adverse effect,” when used with respect to Ormat Industries, means any circumstance, change, development, condition or event that with respect to Ormat Industries that (i) would or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the assets, business, financial condition or results of operations of Ormat and its subsidiaries, taken as a whole, or (b) materially impairs, prevents or delays the ability of Ormat Industries to consummate the share exchange, the merger and the other transactions to be performed or consummated by Ormat Industries pursuant to the share exchange agreement. Any effect resulting or arising from or relating to an Ormat material adverse effect will not be considered when determining whether an Ormat Industries material adverse effect has occurred or would reasonably be expected to occur.

The term “material adverse effect,” when used with respect to Ormat, means any circumstance, change, development, condition or event that, individually or in the aggregate, (a) has a material adverse effect on the assets, business, financial condition or results of operations of Ormat and its subsidiaries, taken as a whole, or (b) materially impairs, prevents or delays the ability of Ormat to consummate the share exchange, the merger and the other transactions to be performed or consummated by Ormat pursuant to the share exchange agreement.

Covenants

Efforts to Close

Ormat, Ormat Systems and Ormat Industries agreed to use their respective reasonable best efforts to take actions reasonably necessary under the share exchange agreement and applicable laws and regulations to consummate the share exchange and the other transactions contemplated by the share exchange agreement as promptly as practicable, including obtaining of all necessary consents of governmental authorities or other persons. The required consents include, among other things:

•	the Court approval;
•	the Section 350 voting approval;
•	consents required under certain bank financing documents and certain indentures to which Ormat is a party.

In connection with the foregoing, each of the parties has agreed to (i) take all action necessary to ensure that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover law or similar law is or becomes applicable to the share exchange or any of the other transactions contemplated by the share exchange agreement and (ii) if any such anti-takeover law or similar law becomes applicable to the share exchange or any of the other transactions contemplated by the share exchange agreement, take all action necessary to ensure that the share exchange and the other transactions contemplated by the share exchange agreement may be consummated as promptly as reasonably practicable on the terms contemplated by the share exchange agreement and otherwise to minimize the effect of such law on the share exchange and the other transactions contemplated by the share exchange agreement.

Ormat Stockholder Consent

On November 10, 2014, Ormat Industries took action by written consent to approve the share issuance. That consent authorizes the share issuance, without any vote, consent, approval or other action by our other stockholders.  However, we agreed to mail to all stockholders of record on the record date for the stockholder written consent this information statement, and include in this information statement the recommendation of our board of directors that our stockholders approve the share issuance.

Ormat Industries Shareholders (and, if required, Creditors) Meetings

Ormat Industries agreed to seek the required approval of an Israeli court authorizing the share exchange on the terms and conditions set forth in the share exchange agreement.  Specifically, Ormat Industries agreed:

•
to file with the court a motion to convene, in the manner and content set forth in the Companies Law and the regulations promulgated pursuant to Sections 350 and 351 of the Companies Law and as shall be ordered by the Court, shareholders meetings (and, if necessary, creditors’ meetings), for the approval of the terms and conditions of the share exchange and to deliver a proxy statement to its shareholders in accordance with applicable law.

•	file the proxy statement with the ISA and TASE.
•	following consultation with Ormat and its representatives, to promptly respond to any comments or other written communications from the ISA with respect to the proxy statement.

Subject to certain exceptions as described in “Board Recommendation of Ormat Industries,” the Ormat Industries board of directors and special committee is obligated to recommend that the shareholders (and creditors, if applicable) of Ormat Industries give the Section 350 voting approval and include that recommendation in Ormat Industries’ proxy statement.

Ormat Systems Creditors Meetings

If required by the Court, Ormat Systems will call and conduct a meeting of its creditors in accordance with Sections 350 and 351 of the Companies Law.

Conduct of Ormat Industries’ Business Pending the Closing

Ormat Industries agreed to certain restrictions on the operation of its business pending the closing. Subject to certain exceptions, Ormat Industries will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practices. Ormat Industries also agreed that it will not, without the prior written consent of Ormat (which may not be unreasonably withheld) prior to the termination of the share exchange agreement or the closing:

•	amend or otherwise change the Ormat Industries charter documents;
•
declare, set aside, make or pay any dividend or other distribution with respect to any capital stock, enter into any agreement with respect to the voting of its capital stock or otherwise acquire any Ormat Industries equity interests (other than in connection with dividends payable by to a wholly-owned Ormat Industries subsidiary to Ormat Industries or another wholly-owned Ormat Industries subsidiary);

•	issue, grant or undertake to issue any Ormat Industries ordinary shares or other Ormat Industries equity interests;
•	reclassify, combine, split or subdivide any Ormat Industries ordinary shares;
•
take any action that would, or would reasonably be expected to, materially impair, prevent or delay the ability of Ormat Industries to consummate the transactions contemplated by the share exchange agreement; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

Conduct of Ormat’s and Ormat Systems’ Businesses Pending the Closing

Each of Ormat and Ormat Systems agreed to certain restrictions on the operation of their respective businesses pending the closing. Subject to certain exceptions, Ormat will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practices. Ormat also agreed that it will not, without the prior written consent of Ormat Industries (which shall not be unreasonably withheld) prior to the termination of the share exchange agreement or the closing:

•	amend or otherwise change its incorporation documents;
•
declare, set aside, make or pay any dividends or other distribution, payable in stock, property or otherwise, with respect to any of its capital stock, enter into any agreement with respect to the voting of its capital stock, or purchase or otherwise acquire, directly or indirectly, any Ormat equity interests, other than (i) dividends declared or payable in the ordinary course of business and consistent with its past practices and (ii) dividends payable by a wholly-owned subsidiary of Ormat to Ormat or another wholly-owned subsidiary of Ormat;

•
issue, grant or undertake to issue any Ormat common stock or other Ormat equity interests other than (i) the issuance of Ormat common stock upon exercise of Ormat stock options or other equity-based awards and (ii) the grant of Ormat options or other equity-based awards in the ordinary course of business and consistent with past practice;

•	reclassify, combine, split or subdivide, directly or indirectly, any Ormat common stock;
•	take any action that would, or would reasonably be expected to, materially impair, prevent or delay the ability of Ormat and Ormat Systems to consummate the transactions;
•	adopt a shareholder rights plan; or
•	agree, in writing or otherwise, to take any of the foregoing actions.

Court Approval

As promptly as practicable after the execution and delivery of the share exchange agreement, Ormat Industries and Ormat Systems are required to prepare and submit to the Court a first motion to convene, in the manner and content set forth in the Companies Law and the regulations promulgated pursuant to Sections 350 and 351 of the Companies Law and as ordered by the Court, a shareholders meeting (and, if necessary, a creditors meeting) to obtain the Section 350 voting approval.

Ormat Industries, through its board of directors, is required to recommend to its shareholders the approval of the arrangement, including the share exchange agreement.  Ormat Industries is required to comply with all applicable requirements of the Companies Law, the regulations promulgated pursuant to Sections 350 and 351 of the Companies Law and the Court.  Ormat Industries undertook to use commercially reasonable best efforts to solicit from Ormat Industries shareholders (and, if necessary, creditors) proxies in favor of the approval of the arrangement.

Following the approval of the arrangement by the shareholders (and, if necessary, creditors) of Ormat Industries, Ormat Industries will request that the Court hold a hearing on the fairness of the arrangement, regardless of whether or not any objections to the arrangement have been raised, and approve the arrangement and the order of all actions to be taken in accordance therewith.

We and Ormat Systems agreed to assist with all activities with respect to the preparation and filing of the motions with respect to the Court approval and all other documents prepared with respect to the arrangement as may be requested by Ormat Industries. We and Ormat Systems also agreed to promptly provide to Ormat Industries all such information concerning our respective business and financial statements and affairs as reasonably may be required or appropriate for inclusion in any motions to be filed in connection with the arrangement.

Certain Tax Matters

Each of Ormat, Ormat Industries and Ormat Systems agreed (i) not to take any action or fail to take any action that would cause the share exchange, the merger or any of the other transactions contemplated by the share exchange agreement to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) to cooperate with one another and to provide each other any information and documentation necessary for the Transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code and comply with the Israeli tax ruling.

Board Recommendation of Ormat Industries

The Ormat Industries board of directors and special committee are obligated to recommend that the shareholders of Ormat Industries approve the share exchange agreement, the share exchange and the other transactions contemplated thereby (the “Ormat Industries recommendation”) and include that recommendation in Ormat Industries’ proxy statement. The Ormat Industries recommendation may not be withdrawn or modified in a manner that adversely affects the transactions contemplated by the share exchange agreement. However, at any time prior to obtaining the Section 350 voting approval and solely in response to an Ormat Industries intervening event, the Ormat Industries recommendation may be withdrawn or modified in a manner that adversely affects the transactions contemplated by the share exchange agreement if the board of directors of Ormat Industries or a duly constituted committee thereof (including the Ormat Industries special committee) determines in good faith, after consultation with its financial advisors and legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary obligations of the board of directors of Ormat Industries or such committee under applicable law.

NYSE and TASE Listing

Ormat agreed to use its reasonable efforts to ensure that its common stock issued in the share exchange is authorized for listing on the NYSE as of the effective time of the share exchange, subject to official notice of issuance. Ormat Industries agreed to use its commercially reasonable efforts to take such actions prior to the closing to enable the delisting of the Ormat Industries ordinary shares from the TASE as practicable promptly after the share exchange is completed.

Other Covenants and Agreements

The share exchange agreement contains certain other covenants and agreements by the parties. These include, among others:

•	the parties cooperating, with respect to any public announcements regarding the transactions;
•
the parties giving each other notice of a consent that may be required in connection with the transactions, any action commenced or threatened relating to the completion of the transactions and any change that would reasonably be expected to cause any condition, covenant or agreement contained in the share exchange agreement, or the other agreements executed in connection therewith, to fail to be complied with or satisfied;

•	Ormat having access to Ormat Industries’ properties, books, contracts, commitments, management and other personnel;
•	the parties cooperating in the prompt preparation and filing of certain required filings with the SEC or ISA;

•
requiring Ormat, for a period of seven years after the effective time, (i) to cause the charter documents of Ormat Systems to contain provisions for indemnification and limitation of liabilities of Ormat Industries directors and officers that are no less favorable than are set forth in the charter documents of Ormat Industries, and (ii) to perform any existing indemnification agreements between Ormat Industries and its current or former directors and officers in a manner that the share exchange will not adversely affect them.  This means, among other things, that the limitation of liability imposed in such indemnification agreements, being 25% of the total equity of Ormat Industries as reported in its last financial statements before the payment for an indemnity claim, would mean that, following the share exchange, such limitation will be capped at 25% of the total equity of Ormat (as the public company surviving the transactions) as reported on our last financial statements before the payment for an indemnity claim;

•	the parties cooperating with respect to stockholder litigation regarding the transactions;
•
Ormat Industries buying, for a premium not to exceed $950,000, a prepaid “tail” to directors’ and officers’ liability insurance in amount and scope at least as favorable as Ormat Industries’ existing insurance policies to cover, for at least seven years, claims arising from facts or events that occurred prior to the effective time, which is expected to include coverage for matters, acts or omissions occurring in connection with the share exchange agreement;

•	the parties not taking any action which would cause the share exchange and related transactions to fail to qualify as a “reorganization” under applicable provisions of the Code;
•	the parties using their reasonable commercial efforts to obtain and maintain the Israeli tax ruling; and
•	the parties terminating the existing registration rights agreement between Ormat and Ormat Industries.

Conditions to the Share Exchange

The respective obligation of Ormat and Ormat Industries to effect the share exchange and the other transactions contemplated by the share exchange agreement is subject to the satisfaction (or waiver by Ormat, Ormat Industries and Ormat Systems) of certain conditions, some of which have been satisfied, including obtaining the Ormat stockholder approval and the Israeli tax ruling.  Other conditions which need to be satisfied or waived include the following:

•	no law that prohibits the transactions;
•	no governmental authority having competent jurisdiction has taken action restraining, enjoining or otherwise prohibiting the transactions;
•	the Section 350 voting approval is obtained;
•	the Court approval is obtained;
•	the Israeli tax ruling is maintained;
•	the Ormat common stock to be issued in the share exchange is authorized for listing on the NYSE, subject to notice of official issuance;
•	the absence of a material adverse effect with respect to either Ormat or Ormat Industries; and
•	each of the Ormat Industries shareholder undertaking agreements and the voting neutralization agreements is in full force and effect, in accordance with their terms.

In addition, the obligation of Ormat Industries to effect the share exchange is subject to the satisfaction of the following additional conditions:

•
all covenants of Ormat and Ormat Systems under the share exchange agreement and the other agreements executed in connection therewith to be performed on or before the completion of the share exchange must be performed by Ormat and Ormat Systems in all material respects;

•
the representations and warranties of Ormat in the share exchange agreement as to the authorized shares of Ormat capital stock and the due issuance of the shares of Ormat common stock to be issued to the Ormat Industries shareholders upon consummation of the share exchange must be true and correct in all respects at the closing date;

•
the other representations and warranties of Ormat and Ormat Systems in the share exchange agreement, must be true and correct in all respects at and as of the closing date (except for representations and warranties made as of a date other than the date of the share exchange agreement, which will be true and correct only as of the specified date), with only such exceptions as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ormat;

•	Ormat must provide an officer’s certificate to the effect that each of the conditions specified in the preceding bullet points have been satisfied; and
•	since the date of the share exchange agreement, there can be no event, occurrence or condition which has had or would reasonably be expected to have a material adverse effect with respect to Ormat.

In addition, the obligation of Ormat to effect the share exchange is subject to the satisfaction of the following conditions:

•
all covenants of Ormat Industries under the share exchange agreement and the other agreements executed in connection therewith to be performed on or before the closing of the share exchange must be performed by Ormat Industries in all material respects;

•	the representations and warranties of Ormat Industries in the share exchange agreement with respect to its ownership of shares of Ormat must be true and correct in all respects at the closing date;
•
the other representations and warranties of Ormat Industries in the share exchange agreement must be true and correct in all respects at the closing date (except for representations and warranties made as of a date other than the date of the share exchange agreement, which must be true and correct only as of the specified date), with only such exceptions as have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ormat Industries;

•	Ormat Industries must provide an officer’s certificate to the effect that each of the conditions specified in the preceding bullet points have been satisfied; and
•
since the date of the share exchange agreement, there can be no event, occurrence or condition which has had or would reasonably be expected to have a material adverse effect with regard to Ormat Industries.

Termination of the Share Exchange Agreement

The share exchange agreement may be terminated and the share exchange and related transactions may be abandoned at any time prior to the closing date under certain circumstances.  Subject to various exceptions set forth in the share exchange agreement, it may be terminated as follows:

•	by mutual written consent of Ormat and Ormat Industries;

•	by either Ormat or Ormat Industries if:
•	the Section 350 voting approval (solely with respect to Ormat Systems creditors, if applicable) is not obtained;
•
(i) the Section 350 voting approval (of Ormat Industries shareholders and, if applicable, creditors) is not obtained or (ii) the Section 350 voting approval (solely of Ormat Industries shareholders) is not obtained by 11:59 p.m. (Israel time) on December 31, 2014;

•	the share exchange does not occur on or prior to March 31, 2015;
•	any law makes the completion of the transactions illegal or otherwise prohibited; or
•
any governmental authority with competent jurisdiction takes any action permanently restraining, enjoining or otherwise prohibiting any material component of the transactions and such action becomes final and non-appealable;

•	by Ormat if:
•	Ormat Industries materially breaches any of its representations and warranties or covenants contained in the share exchange agreement, and that breach cannot be or has not been cured within 30 days;
•
any of the joint conditions to the obligations of Ormat and Ormat Industries to effect the share exchange or the conditions to the obligation of Ormat to effect the share exchange becomes incapable of fulfillment, and has not been waived by Ormat to the extent waivable under applicable law;

•
the Ormat Industries special committee or board of directors withdraws, or modifies in a manner adverse to Ormat or Ormat Systems or publicly proposes to withdraw or modify in a manner adverse to Ormat or Ormat Systems, its recommendation of the share exchange agreement or the transactions contemplated thereby, or it fails to recommend, or continue to recommend (or reaffirm (publicly, if so requested)), that the Ormat Industries shareholders give the Section 350 voting approval;

•	Ormat Industries fails to include the Ormat Industries recommendation in its proxy statement;
•	by Ormat Industries if:
•
Ormat or Ormat Systems materially breaches any of its representations and warranties or covenants contained in the share exchange agreement, and that breach cannot be or has not been cured within 30 days;

•
any of the joint conditions to the obligations of Ormat and Ormat Industries to effect the share exchange or the conditions to the obligation of Ormat Industries to effect the share exchange becomes incapable of fulfillment, and has not been waived by Ormat Industries to the extent waivable under applicable law;

•
the Ormat special committee withdraws, or modifies in a manner adverse to Ormat Industries or publicly proposes to withdraw or modify in a manner adverse to Ormat Industries, its recommendation of the share exchange agreement or the transactions contemplated thereby, or it fails to recommend, or continue to recommend (or reaffirm (publicly, if so requested), that the Ormat stockholders give the Ormat stockholder approval; or

•	Ormat fails to include the Ormat recommendation in this information statement.

As noted above, the termination rights of the parties are subject to various exceptions and limitations under the share exchange agreement.  These include, among, others, the elimination of a party’s right to terminate the share exchange agreement if the exercise of that right is based on a violation of the agreement, or failure to satisfy a condition or obligation, by another party and that violation or failure is a result of actions taken (or not taken) by the party seeking to terminate the agreement, or if the party seeking to terminate has violated or failed to satisfy a condition or obligation it has under the share exchange agreement.

Effect of Termination

If the share exchange agreement is terminated, it will become void and of no effect, except that the provisions related to the miscellaneous provisions of the share exchange agreement will survive the termination. In addition, neither party will be deemed to release any party from any liability resulting from any fraud or willful and intentional breach by such party of any of its representations, warranties or covenants in the share exchange agreement.  Termination will not impair the right of any party to compel specific performance by another party of its obligations under the share exchange agreement that specifically survive termination.

Fees and Expenses

The fees and expenses incurred by Ormat Industries, Ormat and Ormat Systems in connection with the share exchange agreement or other agreements contemplated in connection with the share exchange agreement generally will be paid by the party incurring such fees and expenses, whether or not the transactions are consummated.

Survival

No representations or warranties in the share exchange agreement will survive the effective time.  This means, among other things, that all of the parties will have limited contractual legal remedies after the effective time if any representations or warranties are inaccurate.  Any covenant or agreement in the share exchange agreement which by its terms contemplates performance after the effective time will continue in effect in accordance with its terms.

 ADDITIONAL AGREEMENTS

The following describes the material provisions of certain other agreements that are part of share exchange transactions, which have been filed with the SEC and are incorporated by reference herein. The descriptions in this section and elsewhere in this information statement are qualified in their entirety by reference to the additional agreements. This summary does not purport to be complete and may not contain all of the information about the additional agreements that is important to you. We encourage you to read carefully each of the additional agreements in its entirety.

In connection with the share exchange agreement, we entered into several agreements, summarized below, with Bronicki Investments, FIMI and Ormat Industries.

Ormat Industries Shareholder Undertaking Agreements

Each of FIMI and Bronicki Investments has entered into the Ormat Industries shareholder undertaking agreements with us. Under these agreements each of FIMI and Bronicki Investments has, among other things, agreed:

•
to vote, and has provided to Ormat an irrevocable proxy to vote, at the meetings of Ormat Industries shareholders in favor of the approval and adoption of the share exchange agreement and the approval of the share exchange and the other transactions contemplated by the share exchange agreement and against any resolution that would preclude fulfillment of a condition precedent under the share exchange agreement to Ormat’s, Ormat Industries’ or Ormat Systems’ obligation to consummate the share exchange or the other transactions contemplated under the share exchange agreement;

•	to comply with the terms of the Israeli tax ruling applicable to such shareholder;
•	to sign and deliver its counter signature of the Israeli tax ruling;
•
to enter into an agreed-form of escrow agreement, pursuant to which it will deposit the ordinary shares of Ormat Industries it beneficially owns with an escrow agent no later than two business days prior to the closing, and instruct the escrow agent to act under the escrow agreement in accordance with the Israeli tax ruling and perform any actions required for Bronicki Investments and FIMI to comply with the provisions of the Israeli tax ruling.

These agreements and proxies currently account for approximately 38.43% of Ormat Industries’ outstanding ordinary shares. Bronicki Investments and FIMI have entered into the Ormat Industries shareholder undertaking agreements only in their capacities as shareholders of Ormat Industries and may vote such shares on all other matters submitted to Ormat Industries shareholders for their approval.

The Ormat Industries shareholder undertaking agreements terminate upon the earlier to occur of (i) the effective time of the share exchange, (ii) the termination of the share exchange agreement, and (iii) 11:59 pm (Israel time) on December 31, 2014 if the Section 350 voting approval (solely of Ormat Industries shareholders) is not obtained by then; provided that the undertaking to comply with the terms of the Israeli tax ruling applicable to each shareholder will survive the effective time of the share exchange. The Ormat Industries shareholder undertaking agreement for Bronicki Investments will expire at 11:59 pm (Israel time) on November 30, 2014, unless the ITA has issued a clarification ruling as described in that agreement.

•
Bronicki Investments currently owns approximately 14.21% of the outstanding ordinary shares of Ormat Industries.  Based on the exchange ratio in the share exchange agreement, Bronicki Investments would own approximately 8.85% of our outstanding common stock if the share exchange is completed, based on the number of Ormat Industries ordinary shares held by Bronicki Investments as of November 20, 2014.

•
FIMI currently owns approximately 24.22% of the outstanding ordinary shares of Ormat Industries.  Based on the exchange ratio in the share exchange agreement, FIMI would own approximately 15.07% of our common stock if the share exchange is completed, based on the number of Ormat Industries ordinary shares held by FIMI as of November 20, 2014.

•
Bronicki Investments and FIMI are parties to the Bronicki Investments FIMI Shareholder Agreement, as described in “Certain Relationships and Related Party Transactions—Agreements of Bronicki Investments and FIMI” below.

Voting Neutralization Agreements

Each of FIMI and Bronicki Investments has entered into the voting neutralization agreement with us. Among other things, the voting neutralization agreements would:

•
require each of FIMI and Bronicki Investments to vote all Ormat voting securities owned by them and their respective affiliates in excess of 16% and 9%, respectively, of the combined voting power of Ormat shares in proportion to votes cast by the other holders of Ormat voting securities at any time any action is to be taken by Ormat stockholders;

•
prohibit the acquisition of Ormat voting securities by FIMI and Bronicki Investments and their respective affiliates if after giving effect to any such acquisition FIMI and Bronicki Investments and their respective affiliates would beneficially own voting securities representing in the aggregate more than 20% and 12%, respectively, of the combined voting power of Ormat shares;

•	prohibit, prior to January 1, 2017, the sale of more than 10% of all Ormat voting securities owned in the aggregate by FIMI and Bronicki Investments;
•
allow, following January 1, 2017, the sale of Ormat voting securities owned by FIMI and Bronicki Investments only if FIMI and Bronicki Investments are not acting in concert to sell or, if they are, only with 20 days’ prior written notice to Ormat, subject to certain exceptions for public sales and mergers and acquisitions transactions; and

•
prohibit FIMI and Bronicki Investments from renewing their shareholder agreement (described below under “Certain Relationships and Related Party Transactions—Agreements of Bronicki Investments and FIMI—Bronicki Investments FIMI Shareholder Agreement”) beyond its expiration in May 2017.

Each of the voting neutralization agreements terminates upon the earlier of (i) the termination of the share exchange agreement pursuant to its terms, (ii) the written agreement of Ormat (acting at the direction of a majority of the directors not affiliated or associated with the applicable shareholder) to terminate the voting neutralization agreement or (iii) the dissolution, liquidation or winding up of Ormat. In addition, each of the voting neutralization agreements terminates three months after the applicable shareholder, together with its affiliates, collectively beneficially owns voting securities of Ormat representing less than (x) 4%, in the case of our agreement with Bronicki Investments, and (y) 6%, in the case of our agreement with FIMI, of the aggregate total voting power of Ormat (continuously for such three-month period).

Registration Rights Agreement

We, FIMI and Bronicki Investments have also agreed, upon request by FIMI or Bronicki Investments to enter into an agreed form of the registration rights agreement which generally provides that, subject to the conditions set forth therein:

•
each of Bronicki Investments and FIMI will have the right to require Ormat to prepare and file with the SEC, and use its best efforts to cause the effectiveness of, one registration statement to register the resale of the shares of Ormat common stock such shareholder will receive in the share exchange; and

•
in the event that Ormat files a registration statement in connection with any public offering of shares of its common stock it will provide to each of Bronicki Investments and FIMI the opportunity to include in such registration statement any of their shares of Ormat common stock that can be registered under the registration rights agreement.

Ormat Shareholder Undertaking Agreement

In connection with the share exchange agreement, on November 10, 2014, Ormat entered into a voting agreement with Ormat Industries, which we refer to as the Ormat shareholder undertaking agreement.  Under that agreement, Ormat Industries, subject to the terms and conditions thereof, agreed to vote in favor of the issuance of the shares of common stock of the Company in connection with the share exchange and to vote against any action that would preclude fulfillment of the conditions precedent to the consummation of the share exchange under the share exchange agreement.  On November 10, 2014, Ormat Industries signed a written consent voting its shares of Ormat common stock in accordance with the Ormat shareholder undertaking agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Aside from the share exchange agreement and related agreements, we and Ormat Systems have a number of agreements with Ormat Industries as of the date of this information statement.  Ormat Industries beneficially owns approximately 59.75% of our common stock. Certain of our directors, namely Yehudit Bronicki, Lucien Bronicki, and officers, namely Yoram Bronicki, beneficially own approximately 14.21% of the ordinary shares of Ormat Industries. Certain of our directors, namely Gillon Beck and Ami Boehm, beneficially, through their interests in FIMI, own approximately 24.22% of the ordinary shares of Ormat Industries, in each case as of November 20, 2014, as described in “Security Ownership of Certain Beneficial Owners and Management.”

The agreements listed below involve transactions with related persons as defined in SEC regulations.  Each of the related party transactions listed or described below is on terms that we believe are at least as favorable to us as would have been obtained in an arm’s length transaction. The registration rights agreement listed below will terminate at the closing of the share exchange and, when Ormat Industries is merged into Ormat Systems, each of the other agreements listed below to which Ormat Industries is a party will terminate as a result of the merger.

For detailed descriptions of the agreements listed below that are not included herein, please see the section entitled “Transactions With Related Persons” in our 2014 Proxy Statement, which is incorporated by reference into this information statement.

Agreements with Ormat Industries and other Related Parties

•	Guarantee Fee Agreement between the Company and Ormat Industries dated January 1, 1999;
•	Reimbursement Agreement between the Company and Ormat Industries dated July 15, 2004;
•	Sublease Agreements between Ormat Systems and Ormat Industries effective as of July 1, 2004 (as amended);
•	License Agreement between Ormat Systems and Ormat Industries effective as of July 1, 2004;
•	Service Agreement between Ormat Systems and Ormat Industries dated July 15, 2004;
•	Registration Rights Agreement between the Company and Ormat Industries dated November 10, 2004; and
•	Agreement between Ormat and Tersus Software and related consulting agreements.

Agreements of Bronicki Investments and FIMI

As described in the section entitled “Transactions With Related Persons” in our 2014 Proxy Statement, which is incorporated by reference into this information statement, Bronicki Investments and FIMI have entered into certain agreements which relate to and affect both Ormat Industries and Ormat, although neither Ormat Industries nor Ormat are a party to those agreements or have contractual obligations under those agreements.  The agreements include the share purchase agreement dated as of March 16, 2012 (the “Bronicki Investments sale agreement”) and the shareholder rights agreement dated March 16, 2012 (the “Bronicki Investments FIMI shareholder agreement”), each of which is described in the section entitled “Transactions With Related Persons” in our 2014 Proxy Statement.

Bronicki Investments FIMI Shareholder Agreement

The Bronicki Investments FIMI shareholder agreement has been amended and restated in connection with the share exchange agreement on November 10, 2014.  A summary of the amended and restated agreement follows.

The Bronicki Investments FIMI shareholder agreement, which becomes effective as of, and subject to, the closing of the share exchange, contains various provisions governing matters such as:

•
voting and transfers of the shares of Ormat common stock to be held by Bronicki Investments and FIMI following the share exchange (including a right of first offer, “tag-along” right, a “bring-along” right and, by way of an amendment to the Bronicki Investments sale agreement, a call option right to FIMI);

•	the composition of the board of directors of Ormat and its active subsidiaries and the committees of the board of directors of Ormat;

•	agreements concerning various corporate policies and governance matters relating to Ormat and its subsidiaries, to the extent subject to a vote of Ormat stockholders; and

•
compliance with the Israeli tax ruling, including the internal allocation between Bronicki Investments and FIMI of the amount of shares of Ormat common stock they are permitted to sell under the Israeli tax ruling.

The Bronicki Investments FIMI shareholder agreement provides that, subject to certain exceptions, Bronicki Investments and FIMI will:

•
subject to any applicable law and fiduciary duties, use their reasonable efforts to cause an equal number of designees of Bronicki Investments and FIMI to be elected or appointed to our board of directors and to the boards of all of our active subsidiaries and to the committees of our board of directors.  Specifically, Bronicki Investments and FIMI agreed that they will each have the right to designate four members to our board of directors.  The number of directors that Bronicki Investments and FIMI may designate is subject to staged adjustments if either Bronicki Investments or FIMI or both cease to own specified minimum numbers of shares of our common stock, within various ranges specified in the Bronicki Investments FIMI shareholder agreement; and

•
subject to any applicable law and subject to continued holding of certain minimum numbers of shares of our common stock, use their best efforts to cause the nomination of Bronicki Investments’ designee as our Chief Executive Officer or Chairman of our board or directors (as Bronicki Investments may decide in its sole discretion), and the appointment of FIMI’s designee as the Chairman of our board of directors (if Bronicki Investments’ designee serves as Chief Executive Officer) or our Chief Executive Officer (if Bronicki Investments’ designee serves as Chairman of our board of directors).

The Bronicki Investments FIMI shareholder agreement also provides that, subject to applicable law, it is the view of Bronicki Investments and FIMI that Ormat should distribute in each calendar year dividends in an amount equal to 20% of our profits available for distribution.

The Bronicki Investments FIMI shareholder agreement will be effective upon the closing of the share exchange and will terminate on May 22, 2017, provided that during the period from January 1, 2017 until May 22, 2017 any exercise of Bronicki Investments’ or FIMI’s rights with respect to the transfer of the shares of our common stock by the other party described above will be subject to the respective voting neutralization agreements entered into between us and each of Bronicki Investments and FIMI in connection with the share exchange, as described above in “Additional Agreements—Voting Neutralization Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our common stock and Ormat Industries ordinary shares as of November 20, 2014 for:

•	each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Percentage ownership is based on 45,536,867 shares of common stock outstanding as of November 20, 2014 and, in regard to percentage ownership following the transaction, percentage ownership is based on 48,533,479 shares of common stock, which is expected to be the number of shares of Ormat common stock outstanding following the consummation of the share exchange. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of Ormat Common Stock Beneficially Owned Prior to Transaction			Ordinary Shares of Ormat Industries Beneficially Owned Prior to Transaction			Shares of Ormat Common Stock Beneficially Owned Following the Transaction
	Number		Percent	Number		Percent	Number	Percent
Principal Stockholder:
Ormat Industries Ltd.†	27,206,580	(1)	59.75%				—	—
Clal Insurance Enterprises Holdings Ltd. ‡	3,680,759		8.1%				—	—
Directors and Named Executive Officers††							—	—
Yehudit Bronicki†	—		—	16,563,442	(2)	14.21%	4,293,244	8.85%
Lucien Bronicki†	—		—	16,563,442	(2)	14.21%	4,293,244	8.85%
Yoram Bronicki†	—		—	16,563,442	(2)	14.21%	4,293,244	8.85%
Gillon Beck†††	22,500	(4)	—	28,218,049	(3)	24.22%	7,314,118	15.07%
Ami Boehm†††	22,500	(5)	—	28,218,049	(3)	24.22%	7,314,118	15.07%
Dan Falk†††	22,500	(6)	*	—		—	22,500	—
Robert F. Clarke†††	39,500	(7)	*	—		—	39,500	—
David Granot†††	18,750	(8)	—	—		—	18,750	—
Robert E. Joyal†††	22,500	(9)	—	—		—	22,500	—
Isaac Angel†	—		—	—		—	—	—
Doron Blachar†	25,000	(10)	*	—		—	25,000	—
Nadav Amir†	116,700	(11)	*	—		—	116,700	—
Zvi Reiss†	99,500	(12)	*	—		—	99,500	—
Nir Wolf	55,500	(13)	*	—		—	55,500	—
Directors and Executive Officers as a group	857,016	(14)	*	44,781,291		38.43%	12,464,378	25.24%

__________

†       c/o Ormat Industries Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

††     Our named executive officers include each of the following: Isaac Angel, Doron Blachar, Nadav Amir, Zvi Reiss and Nir Wolf.

†††   c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

‡       48 Menachem Begin Road, Tel Aviv 66180, Israel.  The information provided for Clal Insurance Enterprises Holdings Ltd. (“Clal”) is based on Clal’s  Schedule 13G/A filed with the SEC on February 14, 2014.  Clal reported shared voting and dispositive power with regard to all of the 3,680,759 shares beneficially held by Clal.

*      Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)    The Board of Directors of Ormat Industries has voting power and investment power over approximately 59.75% of our outstanding common stock. The directors of Ormat Industries include Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, who, collectively with other members of their family, beneficially owned approximately 14.21% of the ordinary shares of Ormat Industries through their holdings in Bronicki Investment Ltd. as of November 20, 2014.  FIMI ENRG Limited Partnership and FIMI ENRG L.P., both of which are controlled by FIMI Opportunity IV L.P., currently have voting power and investment power over approximately 24.22% of the ordinary shares of Ormat Industries as of November 20, 2014.  Gillon Beck, a partner of FIMI Opportunity Funds, also serves as a director of Ormat Industries.
(2)    These shares are beneficially owned by Bronicki Investment.  Lucien Bronicki and Yehudit Bronicki are directors of Bronicki Investment and have voting control of the shares of Ormat Industries  held by Bronicki Investment. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki also beneficially own 20% of Bronicki Investment. Accordingly, they may be deemed to share beneficial ownership of the shares of Ormat Industries held by Bronicki Investment. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki disclaim beneficial ownership of all such shares, except to the extent of his or her 20% ownership of Bronicki Investment.
(3)           These shares are beneficially owned by FIMI Opportunity Funds.  Gillon Beck and Ami Boehm are partners of FIMI Opportunity Funds and have voting control of the shares of Ormat Industries held by FIMI Opportunity Funds. Accordingly, they may be deemed to share beneficial ownership of the shares of Ormat Industries Ltd. held by FIMI Opportunity Funds.  Each of Gillon Beck and Ami Boehm disclaim beneficial ownership of all such shares.  FIMI Opportunity Funds pledged all of its Ordinary Shares of Ormat Industries in favor of Bank Hapoalim BM as collateral for Bronicki Investment’s 2007 loan from Bank Hapoalim.
(4)    Includes 22,500 shares of common stock issuable to Mr. Beck upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Beck have exercise prices that range between $18.56 and $26.70 per share of common stock and expire at different periods between August 1, 2019 and November 5, 2020.
(5)    Includes 22,500 shares of common stock issuable to Mr. Boehm upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Boehm have exercise prices that range between $18.56 and $26.70 per share of common stock and expire at different periods between August 1, 2019 and November 5, 2020.
(6)    Includes 22,500 shares of common stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Falk have exercise prices that range between $18.56 and $38.50 per share of common stock and expire at different periods between November 5, 2016 and November 5, 2020.
(7)    Includes (a) 2,000 shares of common stock and (b) 37,500 shares of common stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of November 20, 2014.  The options granted to Mr. Clarke have exercise prices that range between $18.56 and $38.50 per share of common stock and expire at different periods between November 5, 2015 and November 5, 2020.
(8)    Includes 18,750 shares of common stock issuable to Mr. Granot upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Granot have exercise prices that range between $18.56 and $26.70 per share of common stock and expire at different periods between August 1, 2019 and November 5, 2020.
(9)    Includes 22,500 shares of common stock issuable to Mr. Joyal upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Joyal have exercise prices that range between $18.56 and $26.70 per share of common stock and expire at different periods between August 1, 2019 and November 5, 2020.
(10)  Includes 25,000 shares of common stock issuable to Mr. Blachar upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Blachar have an exercise price of $20.54 per share of common stock and expire on April 2, 2019. On April 2, 2013 we issued to Mr. Blachar stock options to purchase 120,000 shares of common stock pursuant to our 2012 Incentive Compensation Plan. However, we subsequently determined that stock options to purchase 20,000 shares of common stock (the “Excess Stock Options”) were not validly granted under the plan because they exceeded the limit on the number of stock options that any participant may receive in one calendar year pursuant to the then-current terms of the plan. Accordingly, the attempted grant of these Excess Stock Options was ineffective, and they were never granted to Mr. Blachar. The number set forth for Mr. Blachar in the table excludes the Excess Stock Options.

(11)  Includes 116,700 shares of common stock issuable to Mr. Amir upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Amir have exercise prices that range between $20.13 and $45.78 per share of common stock and expire at different periods between April 8, 2015 and April 2, 2019.
(12)  Includes 99,500 shares of common stock issuable to Mr. Reiss upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Reiss have exercise prices that range between $20.13 and $45.78 per share of common stock and expire at different periods between April 8, 2015 and April 2, 2019.
(13)  Includes 55,500 shares of common stock issuable to Mr. Wolf upon the exercise of options that are exercisable within 60 days of November 20, 2014. The options granted to Mr. Wolf have exercise prices that range between $20.13 and $45.78 per share of common stock and expire at different periods between April 8, 2015 and April 2, 2019.
(14)  This number includes (a) 11,609,362 shares of common stock and (b) options to purchase 857,016 shares of common stock of the Company exercisable within 60 days of November 20, 2014, held directly (or deemed to be beneficially owned) by all of our directors and executive officers as a group

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF ORMAT

The selected consolidated financial information of Ormat presented below for each of the five years in the period ended December 31, 2013 and the balance sheet data as of the end of each such year has been derived from Ormat’s audited consolidated financial statements included in its annual reports on Form 10-K filed with the SEC. The selected consolidated financial information of Ormat presented in the table below as of and for the nine months ended September 30, 2014 and 2013 is unaudited and has been derived from Ormat’s condensed consolidated financial statements included in its quarterly report on Form 10-Q filed with the SEC for the period ended September 30, 2014 incorporated by reference into this information statement. In the opinion of Ormat’s management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for such periods have been included. The results of operations for the nine months ended September 30, 2014 may not be indicative of the results of operations to be expected for the full year. The selected consolidated financial data as of December 31, 2013 and 2012 and for the fiscal years ended December 31, 2013, 2012 and 2011 were derived from the audited consolidated financial statements incorporated by reference into this information statement. The selected consolidated financial data as of December 31, 2011, 2010 and 2009 and for the fiscal years ended December 31, 2010 and 2009 was derived from audited consolidated financial statements that are not included or incorporated by reference into this information statement. The table below should be read in conjunction with Ormat’s consolidated financial statements and notes thereto and Ormat’s condensed consolidated financial statements and notes thereto incorporated by reference into this information statement.

Consolidated Statements of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)
Revenues:
Electricity	$289,015	$245,005	$329,747	$314,894	$312,296	$279,947	$241,623
Product	121,266	157,329	203,492	186,879	113,160	81,410	159,389

Total revenues	410,281	402,334	533,239	501,773	425,456	361,357	401,012

Cost of revenues:
Electricity	186,083	175,085	232,874	237,415	235,609	233,894	172,453
Product	75,307	110,335	140,547	135,346	76,072	53,277	112,450

Total cost of revenues	261,390	285,420	373,421	372,761	311,681	287,171	284,903

Gross margin	148,891	116,914	159,818	129,012	113,775	74,186	116,109

Operating expenses:
Research and development expenses	395	3,446	4,965	6,108	8,801	10,120	10,502
Selling and marketing expenses	10,853	17,861	24,613	15,718	16,053	13,302	14,222
General and administrative expenses	20,847	20,264	29,188	28,066	27,366	26,937	25,908
Impairment charge	—	—	—	236,377	—	—	—
Write-off of unsuccessful exploration activities	8,107	—	4,094	2,639	—	3,050	2,367

Operating income	108,689	75,343	96,958	(159,896)	61,555	20,777	63,110

Other income (expense):
Interest income	236	870	1,332	1,201	1,427	343	639
Interest expense, net	(65,084)	(51,826)	(73,776)	(64,069)	(69,459)	(40,473)	(16,241)
Foreign currency translation and transaction gains (losses)	(3,639)	3,844	5,085	242	(1,350)	1,557	(1,695)
Impairment of auction rate securities	—		—	—	—	(137)	(279)
Income attributable to sale of tax benefits	18,334	14,342	19,945	10,127	11,474	8,729	15,515
Gain from sale of property, plant and equipment	7,628	—	—	—	—	—	—
Gain on acquisition of controlling interest	—	—	—	—	—	36,928	—
Gain from extinguishment of liability	—	—	—	—	—	—	13,348
Other non-operating income, net	649	1,583	1,592	590	671	267	479

Income (loss) from continuing operations, before income taxes and equity in income of investees	66,813	44,156	51,136	(211,805)	4,318	27,991	74,876

Income tax provision	(17,731)	(15,028)	(13,552)	(1,827)	(48,240)	1,700	(14,714)
Equity in losses of investees, net	(1,210)	(149)	(250)	(2,522)	(959)	998	2,136

Income (loss) from continuing operations	47,872	28,979	37,334	(216,154)	(44,881)	30,689	62,298
Discontinued operations:
Income from discontinued operations (including gain on disposal of $0, $0, $0, $0, and $0, respectively)	—	5,311	5,311	4,811	2,452	9,141	6,971
Income tax provision	—	(614)	(614)	(1,264)	(295)	(2,602)	(716)
Total income from discontinued operations	—	4,697	4,697	3,547	2,157	6,539	6,255

Net income (loss)	47,872	33,676	42,031	(212,607)	(42,724)	37,228	68,553
Net loss attributable to noncontrolling interest	(670)	(600)	(793)	(414)	(332)	90	298

Net income (loss) attributable to Ormat’s stockholders	$47,202	$33,076	$41,238	$(213,021)	$(43,056)	$37,318	$68,851

Earnings per share attributable to Ormat’s stockholders:

Basic:
Income from continuing operations	$1.04	$0.62	$0.81	$(4.77)	$(1.00)	$0.67	$1.37
Discontinued operations	—	0.10	0.10	0.08	0.05	0.15	0.14
Net income	$1.04	$0.72	$0.91	$(4.69)	$(0.95)	$0.82	$1.52

Diluted:
Income from continuing operations	$1.03	$0.62	$0.81	$(4.77)	$(1.00)	$0.67	$1.37
Discontinued operations	—	0.10	0.10	0.08	0.05	0.15	0.14
Net income	$1.03	$0.72	$0.91	$(4.69)	$(0.95)	$0.82	$1.51

Weighted average number of shares used in computation of earnings per share attributable to Ormat’s stockholders:
Basic	45,594	45,433	45,440	45,431	45,431	45,431	45,391
Diluted	45,917	45,454	45,475	45,431	45,431	45,452	45,533
		—		—	—	—	—
Dividend per share declared	$0.16	$0.04	$0.08	$0.08	$0.13	$0.27	$0.25

Consolidated Balance Sheet Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)

Cash and cash equivalents	$42,451	$35,435	$57,354	$66,628	$99,886	$82,815	$46,307
Working capital	130,338	104,990	103,001	64,100	98,415	66,932	55,652
Property, plant and equipment, net (including construction-in process)	1,727,665	1,719,268	1,741,163	1,649,014	1,889,083	1,696,101	1,517,288
Total assets	2,171,913	2,168,335	2,159,433	2,087,523	2,314,718	2,043,328	1,864,193
Long-term debt (including current portion)	1,040,245	1,075,094	1,077,857	1,030,928	1,025,010	789,669	624,442
Notes payable to Ormat Industries (including current portion)	—	—	—	—	—	—	9,600
Equity	783,544	736,970	745,111	695,607	906,644	945,227	911,695

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF ORMAT INDUSTRIES

The following table presents selected consolidated financial data for Ormat Industries as of December 31, 2013 and for the nine months ended September 30, 2014 and 2013 and as of and for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009 under IFRS. The selected consolidated financial data of Ormat Industries presented in the table below as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 is unaudited and has been derived from Ormat Industries’ condensed consolidated financial statements included in this information statement. In the opinion of Ormat Industries’ management, the condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the information set forth in those statements. The results of operations for the nine months ended September 30, 2014 may not be indicative of the results of operations to be expected for the full year. The selected consolidated financial data as of December 31, 2013 and 2012 and for the fiscal years ended December 31, 2013, 2012 and 2011 has been derived from Ormat Industries’ audited consolidated financial statements included in this information statement. The summary consolidated financial data as of December 31, 2011, 2010 and 2009 and for the fiscal years ended December 31, 2010 and 2009 has been derived from Ormat Industries’ audited consolidated financial statements not included elsewhere in this information statement. The selected consolidated financial data presented should be read together with the consolidated financial statements and the related notes thereto.

Consolidated Statements of Operations Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)
Revenues:
Electricity	$289,015	$249,871	$334,613	$327,529	$323,849	$297,563	$265,775
Product	141,766	157,329	203,492	186,879	113,160	81,410	159,389
Royalties	—	—	—	—	2,916	—	6,347

Total revenues	430,781	407,200	538,105	514,408	439,925	378,973	431,511

Cost of revenues:
Electricity	184,523	177,070	235,335	241,999	239,732	245,600	186,804
Product	93,778	107,893	138,204	133,820	74,220	52,161	113,647

Total cost of revenues	278,301	284,963	373,539	375,819	313,952	297,761	300,451

Gross margin	152,480	122,237	164,566	138,589	125,973	81,212	131,060

Operating expenses:
Research and development expenses	(395)	(3,446)	(4,965)	(6,108)	(8,801)	(10,120)	(10,542)
Selling and marketing expenses	(10,861)	(18,054)	(24,835)	(16,122)	(16,207)	(13,447)	(14,584)
General and administrative expenses	(22,529)	(21,604)	(31,005)	(29,882)	(29,389)	(29,304)	(30,430)
Write-off of unsuccessful exploration activities	(8,107)	—	(4,094)	(2,639)	—	(3,050)	(2,367)
Impairment of power-plants, net	—	8,038	8,038	(171,928)	(5,549)	(128,614)	(9,400)
Other gains (losses)-net:
On disposal and decrease in value of financial assets	(222)	(588)	(636)	989	(3,829)	(9,564)	8,834
Gain from measurement of fair value of equity interest held before control obtained	—	—	—	—	—	36,730	—
Gain from sale of investment in subsidiary	—	4,230	4,230	—	—	6,405	—
Gain from sale of power plant	7,628	—	—	—	—	—	—
Sundry	(2,759)	6,674	8,850	2,602	3,456	5,052	6,971

Income (loss) from operations	115,235	97,487	120,149	(84,499)	65,654	(64,700)	79,542
Gain from extinguishment of liability							14,433
Financial expenses	(65,169)	(54,522)	(76,914)	(65,807)	(70,314)	(41,446)	(17,299)
Shares in losses of associated companies	—	—	—	(2,522)	(959)	—	—

Income before income taxes	50,066	42,965	43,235	(152,828)	(5,619)	(106,146)	76,676

Income tax benefit (expense)	(266)	(551)	6,415	(24,496)	(32,040)	60,093	5,915

Income (loss) for the period	49,800	42,414	49,650	(177,324)	(37,659)	(46,053)	82,591

Attributable to:
Equity holders of Ormat Industries	29,303	25,524	29,495	(106,848)	(21,799)	(29,964)	52,869
Noncontrolling interest	20,497	16,890	20,155	(70,476)	(15,860)	(16,089)	29,722

Total	$49,800	$42,414	$49,650	$(177,324)	(37,659)	$(46,053)	$82,591

Earnings per share attributable to Ormat Industries stockholders:

Basic:
Basic and fully diluted	$0.25	$0.22	$0.25	$(0.92)	$(0.19)	$(0.26)	$0.45
Weighted average number of shares used in computation of earnings per share attributable to Ormat Industries stockholders:
Basic and fully diluted	116,525	116,525	116,525	116,525	116,525	116,525	116,525

Consolidated Balance Sheet Data

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)
Cash and cash equivalents	$46,710	$38,128	$57,908	$71,767	$114,082	$147,860	$46,307
Working capital	138,980	141,647	114,872	99,968	109,190	123,991	183,930
Property, plant and equipment, net (including construction-in process)	1,657,604	1,643,990	1,666,950	1,577,673	1,752,204	1,565,429	1,522,848
Total assets	2,188,968	2,150,542	2,136,914	2,073,418	2,253,691	2,060,614	2,019,668
Long-term debt (including current portion)	1,036,868	1,053,466	1,055,862	1,006,535	1,002,424	776,964	624,442
Notes receivable from Ormat (including current portion)	—	—	—	—	—	—	9,600
Equity	773,766	731,455	734,454	684,908	858,413	991,052	1,094,019

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following sets forth certain unaudited pro forma condensed combined financial information which gives effect to the share exchange. The unaudited pro forma condensed combined financial information set forth below is presented for informational purposes only, and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the share exchange been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet information set forth below assumes that the share exchange occurred on September 30, 2014 in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of operations information set forth below for the year ended December 31, 2013 and for the nine months ended September 30, 2014 assume that the share exchange occurred on January 1, 2013 in accordance with Article 11 of Regulation S-X.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the share exchange, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes for each of Ormat (which are incorporated by reference into this information statement) and Ormat Industries (which are included elsewhere in this information statement) for the applicable periods.

Unaudited Pro Forma Condensed Combined Statement of Operations Information

	Ormat Pro Forma	Ormat Industries	Adj (I)		Adj (II)		Ormat
	Nine Months Ended September 30, 2014
	(In thousands, except per share data)
Revenues:
Electricity	$289,015	289,015	1	(289,015)		—	289,015
Product	121,266	141,766	1	(121,266)	f	(20,500)	121,266
Total revenues	410,281	430,781		(410,281)		(20,500)	410,281
Cost of revenues:
Electricity	186,083	184,523	1	(186,083)	b	438	186,083
			3	1,122
Product	75,307	93,778	1	(75,307)	c	19	73,944
					f	(19,853)
Total cost of revenues	261,390	278,301		(260,268)		(19,396)	260,027
Gross margin	148,891	152,480		(150,013)		(1,104)	150,254
Operating expenses:
Research and development expenses	395	395	1	(395)		—	395
Selling and marketing expenses	10,853	10,861	1	(10,853)			10,861
General and administrative expenses	20,847	22,529	1	(20,847)	f	(321)	22,208

Write-off of unsuccessful exploration activities	8,107	8,107	1	(8,107)		—	8,107
Operating income	108,689	110,588		(109,811)		(783)	108,683
Other income (expense):
Interest income	236		1	(236)		50	236
			5	186
Interest expense, net	(65,084)	(65,169)	1	65,084			(65,109)
			3	1,122
					f	(1,062)
Foreign currency translation and transaction gains (losses)	(3,639)					—	(3,639)

Income attributable to sale of tax benefits	18,334					—	18,334

Gain from sale of property, plant and equipment	7,628	7,628	1	(7,628)		—	7,628
Other non-operating expense, net	649	(2,981)	1	(649)	b	(76)	865
			4	3,639
			5	(186)	f	469
Income before income taxes and equity in income
losses of investees	66,813	50,066		(48,479)		(1,402)	66,998
Income tax provision	(17,731)	(266)	1	17,731	e	(1,125)	(19,031)
			2	(18,334)
					f	694
Equity in income (losses) of investees, net	(1,210)	—					(1,210)
Income from continuing operations	47,872	49,800		(49,082)		(1,833)	46,757
Net income attributable to noncontrolling interest	(670)	—					(670)
Net income attributable to the Ormat’s stockholders	$47,202	49,800		(49,082)		(1,833)	46,087

Earnings per share attributable to Ormat’s stockholders - Basic and diluted:
Basic:	1.04						0.95
Diluted:	1.03						0.94

Weighted average shares:
Basic:	45,594				g	2,997	48,591
Diluted:	45,917					2,997	48,914

See notes to unaudited pro forma condensed combined financial statements.

	Ormat Pro Forma	Ormat Industries	Adj (I)		Adj (II)		Ormat
	For the year ended December 31, 2013
	(In thousands, except per share data)
Revenues:
Electricity	$329,747	334,613	1	(329,747)	a	(4,866)	329,747
Product	203,492	203,492	1	(203,492)		—	203,492
Total revenues	533,239	538,105		(533,239)		(4,866)	533,239
Cost of revenues:
Electricity	232,874	235,335	1	(232,874)	b	(1,134)	232,874
			3	1,542	a	(2,869)
Product	140,547	138,204	1	(140,547)	c	546	138,750

Total cost of revenues	373,421	373,539		(371,879)		(3,457)	371,624
Gross margin	159,818	164,566		(161,360)		(1,409)	161,615
Operating expenses:
Research and development expenses	4,965	4,965	1	(4,965)		—	4,965
Selling and marketing expenses	24,613	24,835	1	(24,613)	b	(29)	24,613
					a	(193)
General and administrative expenses	29,188	31,005	1	(29,188)	b	(61)	30,805
					a	(139)
Impairment charge	—						—
Impairment of power plants - net	—	(8,038)		—	d	8,038	—
Write-off of unsuccessful exploration activities	4,094	4,094	1	(4,094)		—	4,094

Operating income	96,958	107,705		(98,500)		(9,025)	97,138
Other income (expense):
Interest income	1,332			—		—	1,332

Interest expense, net	(73,776)	(76,914)	1	73,776	b	1,368	(74,004)
			3	1,542
						—
Foreign currency translation and transaction gains (losses)	5,085	—		—			5,085

Income attributable to sale of tax benefits	19,945			—		—	19,945

Gain from sale of investment in subsidiary	—	4,230		—	a	(4,230)	—

Other non-operating expense, net	1,592	8,214	1	(1,592)	b	(504)	1,293
			4	(5,085)
			5	(1,332)
Income before income taxes and equity in income
losses of investees	51,136	43,235		(31,191)		(12,391)	50,789
Income tax provision	(13,552)	6,415	1	13,552	e	(2,271)	(15,187)
			2	(19,945)		614
						—
Equity in income (losses) of investees, net	(250)	—		—		—	(250)
Income from continuing operations	37,334	49,650		(37,584)		(14,048)	35,352
Net income attributable to noncontrolling interest	(793)	—		—		—	(793)
Net income attributable to the Ormat’s stockholders	$36,541	49,650		(37,584)		(14,048)	34,559

Earnings per share attributable to Ormat’s stockholders - Basic and diluted:
Basic:	0.81						0.71
Diluted:	0.81						0.71

Weighted average shares:
Basic:	45,440				g	2,997	48,437
Diluted:	45,475					2,997	48,472

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet Information

	Ormat Pro Forma	Ormat Industries	Adj (I)		Adj (II)		Ormat
	September 30, 2014
				in thousands

ASSETS
Current assets:
Cash and cash equivalents	$42,451	$46,710	1	(42,451)	a	(360)	46,350
Restricted cash, and cash equivalents	127,452	127,452	1	(127,452)		—	127,452
Financial assets at fair value through profit and loss	—	10,972	5	(10,972)		—	—
Short-term investments	—	—	5	10,972			10,972
Derivatives	—	1,637	4	(1,637)		—	—
Receivables:
Trade	75,224	75,224	1	(75,224)		—	75,224
Related entity	506	—		—		—	506
Income taxes receivable	—	6,064	4	(6,064)		—	—
Other	9,165	42,497	1	(9,165)		—	9,805
			4	(29,178)
					a	(3,514)
Due from Ormat Industries	970	—	1	(970)		—	—
Inventories	17,337	17,337	1	(17,337)		—	17,337
Costs and estimated earnings in excess of billings on uncompleted contracts	14,784	14,784	1	(14,784)		—	14,784
Deferred income taxes	2,613	—		—		—	2,613
Prepaid expenses and other	36,879	—		—		—	36,879

Total current assets	327,381	342,677		(324,262)		(3,874)	341,922
Financial assets at fair value through profit and loss	—	251		—		—	251
Prepaid expenses in respect of operating lease	—	2,444		—	b	(2,444)	—
Unconsolidated investments	1,339	—		—		—	1,339
Deposits and other	21,679	5,632	1	(21,679)	a	(1,235)	21,679
					h	17,282
Financial assets under concession arrangement	—	23,591		—	a	(23,591)	—
Deferred income taxes	—	57,225		—	e	(57,225)	—

Deferred charges	35,399	—		—		—	35,399
Property, plant and equipment, net	1,459,316	1,456,627	1	(1,458,975)	d	709	1,471,679
					i	1,137
					f	35,069
					g	(22,204)
Construction-in-process	268,349	200,977	1	(200,977)		—	268,349
Projects under exploration and development	—	67,372	6	(67,372)		—	—
Deferred financing and lease costs, net	28,969	—	1	(28,969)	b	26,987	28,969
					b	1,982
Intangible assets, net	29,481	32,172	1	(29,481)	d	(709)	29,481
					b	(1,982)

Total assets	$2,171,913	$2,188,968		(2,131,715)		(30,098)	2,199,068
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of notes and long term loans	—	73,322	2	(73,322)		—	—
Accounts payable and accrued expenses	$78,411	$—	1	(78,411)			78,491
					j	(3,229)
			3	83,799	a	(2,288)
Trade	—	30,152	3	(30,072)		(80)	—
Income taxes payable	—	4,335	3	(3,472)		—	863
Accrued expenses	—	981	3	(981)		—	—
Customers advances	—	3,946	3	(3,946)		—	—
Other	—	43,469	3	(43,346)		—	123
Derivatives	—	2,182	3	(2,182)		—	—
			5	209
Short-term revolving credit lines with banks (full recourse	—	—		—		—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	45,310	45,310	1	(45,310)		—	45,310
Current portion of long-term debt:							—
Limited and non-recourse:							—
Senior secured notes	31,211	—		—		—	31,211
Other loans	17,995	—		—		—	17,995
Full recourse	24,116	—		—		—	24,116
Total current liabilities	197,043	203,697		(197,034)		(5,597)	198,109
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	379,036	366,667	1	(379,036)	b	12,369	379,036
					a	—
Other loans	269,123	278,818	1	(269,123)	b	7,859	269,123
Full recourse:						(17,554)	—
Senior unsecured bonds	250,366	249,679	1	(250,366)	b	687	250,366
Other loans	40,298	40,282	1	(40,298)	b	16	40,298
Revolving credit lines with banks (full recourse	28,100	28,100	1	(28,100)		—	28,100
Long term derivative	—	5,158		—	a	(5,158)	—
Liability associated with sale of tax benefits	44,757	54,900	1	(44,757)	c	(13,756)	44,757
					b	3,613
Deferred lease income	61,294	61,294	1	(61,294)		—	61,294
Deferred income taxes	67,328	61,339	1	(67,328)	a	(694)	67,328
					e	6,683
Liability for unrecognized tax benefits	5,606	—		—		—	5,606
Liabilities for severance pay	21,984	4,001	1	(21,984)	h	17,983	21,984
Asset retirement obligation	19,801	—		—		—	19,801
Other long-term liabilities	3,633	61,267	1	(3,633)		—	3,870
			7	(19,801)	g	(37,596)

Total liabilities	1,388,369	1,415,202		(1,382,754)		(31,145)	1,389,672

Equity:
The Ormat’s stockholders’ equity:
Common stock	46	38,374	9	(38,374)		—	46

Additional paid-in capital	740,651	162,433	9	(137,628)	k	1,047	766,503

Other capital surplus	—	(18,961)	9	18,961		—	—
Retained earnings	36,835	265,527	9	(265,527)			36,835
Accumulated other comprehensive income	(5,710)	—		—		—	(5,710)
Less - cost of Ormat Industries shares held by Ormat Industries	—	(2,826)	9	2,826			—

	771,822	444,547		(419,742)		1,047	797,674
Noncontrolling interest	11,722	329,219	9	(329,219)		—	11,722

Total equity	783,544	773,766		(748,961)		1,047	809,396
Total liabilities and equity	$2,171,913	$2,188,968		(2,131,715)		(30,098)	2,199,068

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The share exchange will be accounted for as the acquisition of Ormat Industries by Ormat, with Ormat as the continuing reporting entity.  The historical carrying values of Ormat’s assets and liabilities will not change. The net assets of Ormat Industries, other than its equity interests in Ormat, will be transferred to the combined company at their historical carrying values, which are not expected to be significant.  The accounting for the transaction is based on the fact that there are minimal activities of Ormat Industries other than the activities of Ormat (its majority-owned subsidiary).

The adjustments to the pro forma financial statements were made in two columns to more easily explain the pro forma condensed combined financial statements.  The first adjustment column (Adjustment I) was provided to eliminate inter-company amounts given that Ormat Industries consolidates Ormat’s financial results as well as to reclassify amounts between financial statement line items to align with the presentation utilized by Ormat given the fact that Ormat reports its financial results under GAAP and Ormat Industries reports its financial results under IFRS.  The second adjustment column (Adjustment II) was provided to adjust Ormat Industries’ financial results from IFRS to GAAP as well as to reflect the shares issued based on the periods noted above.

The adjustments to the pro forma financial statements were made as follows:

Adjustment (I) column to the Statement of Operations Information for each of the year ended December 31, 2013 and the nine months ended September 30, 2014:

This column was provided to show the effects of each of the following:

(1)	elimination of inter-company amounts and consolidating entries between Ormat and Ormat Industries due to Ormat Industries consolidating Ormat’s financial results;

(2)	reclassification of income tax provision according to Ormat’s presentation of income attributable to sale of tax benefits in accordance with GAAP;

(3)	reclassification of accretion expenses of the asset retirement obligation from interest expense according to Ormat’s presentation of cost of revenues in accordance with GAAP;

(4)
reclassification of foreign exchange differences within other non-operating expenses according to Ormat’s presentation of foreign currency translation and transaction gains (losses) in accordance with GAAP; and

(5)	reclassification of interest income within other non-operating expenses according to Ormat’s presentation of interest income in accordance with GAAP.

Adjustment (II) column to the Statement of Operations Information for each of the year ended December 31, 2013 and the nine months ended September 30, 2014:

This column was provided to show the effects of each of the following:

(a)	adjustment of the discontinued operations of the Momotombo geothermal power plant, which according to IFRS is not reclassified into discontinued operations compared to GAAP.

(b)
elimination of the impairment recorded under IFRS (IAS 36) for the Jersey power plant according to the discounted cash flows of the plant compared to GAAP.  Under GAAP, the first step of the impairment analysis is based on undiscounted cash flows, for which there was no impairment as well as to adjust the depreciation of the property, plant and equipment that is calculated under IFRS (IAS 37) according to the interest risk-free rate (since under GAAP, the asset retirement obligation is recorded based on the Company’s weighted average interest rate);

(c)	elimination of the implementation of IAS 19, Employee Benefits;

(d)	elimination of the reduction of the Brawley power plant impairment amount for the proceeds of the grant received, which under IFRS can be recorded to the statement of operations;

(e)	adjustment of the calculation of uncertain tax positions from IFRS to GAAP as well as the reclassification of the non-controlling interest portion; and

(f)
adjustment of the recognition of the profit and loss of Ormat’s Sarulla geothermal power project as a result of Ormat Industries recording Sarulla according to IFRS based on Ormat’s undivided interest of 12.75% (proportionate share) of the Sarulla Consortium according to IFRS.  Under GAAP, the proportionate share method is not allowed and is to be recorded under the equity method on the financial statement line item Equity in income (losses) of investees, net.

(g)	to adjust earnings per share for the shares issued in connection with the share exchange.

Adjustment (I) column to the Balance Sheet Information as of September 30, 2014:

This column was provided to show the effects of each of the following:

(1)
elimination of inter-company amounts and consolidating entries between Ormat and Ormat Industries due to Ormat Industries consolidating Ormat’s financial results as well as inter-company balances between the two companies;

(2)	adjustment to the mapping of current maturities of notes and long-term notes according to Ormat’s presentation in accordance with GAAP to current portion of long-term debt (recourse and non-recourse)

(3)	reclassification of detailed liability balances to accounts payable and accrued expenses to comply with presentation in accordance with GAAP;

(4)	reclassification of derivatives, income tax receivable and other to prepaid expenses and other to comply with presentation in accordance with GAAP;

(5)	reclassification of financial assets through profit and loss to short-term investments to comply with presentation in accordance with GAAP;

(6)	reclassification of projects under exploration and development to construction in progress to comply with presentation in accordance with GAAP; and

(7)	reclassification of other long-term liabilities to asset retirement obligation to comply with presentation in accordance with GAAP.

(8)	additional shares issued in connection with the share exchange as described in this information statement.

(9)	elimination of equity amounts between Ormat and Ormat Industries due to Ormat Industries consolidating Ormat’s financial results, excluding Ormat Instrustries (Standalone) assets and liabilities;

Adjustment (II) column to the Balance Sheet Information as of September 30, 2014:

This column was provided to show the effects of each of the following:

(a)
adjustment of the recognition of the assets and liabilities of Ormat’s Sarulla geothermal power project as a result of Ormat Industries recording Sarulla according to IFRS based on Ormat’s undivided ownership interest of 12.75% (proportionate share) of the Sarulla consortium.  Under GAAP, the proportionate share method is not allowed and is to be recorded under the equity method on the financial statement line item, Unconsolidated Investments;

(b)
adjustment of the allocation of deferred financing costs, which is presented primarily as an offset to long-term liabilities according to IFRS (IAS 32), to deferred financing cost (asset) according to GAAP;

(c)	reclassification of the minority portion of the liability associated with the sale of the tax benefit under IFRS (IAS 32) to the non-controlling interest according to GAAP;

(d)	adjustment of the internal use software recorded as intangible assets according to IFRS (IAS 38) to property, plant and equipment net according to GAAP;

(e)
adjustment of the allocation of the current deferred taxes and deferred charges from non-current deferred tax asset according to IFRS (IAS 12) as well as to primarily eliminate the tax impact of inter-company profit according to IFRS from the tax percentage of the provider (Ormat Nevada, a wholly-owned subsidiary of Ormat) compared to the tax percentage of the supplier (Ormat Systems);

(f)
elimination of the impairment recorded under IFRS (IAS 36) for the Jersey power plant according to the discounted cash flows of the plant compared to GAAP (since under GAAP, the first step of the impairment analysis is based on undiscounted cash flows, for which there was no impairment);

(g)
adjustment of the depreciation of the property, plant and equipment and the asset retirement obligation amount that is calculated under IFRS (IAS 37) according to the interest risk-free rate  (since under GAAP the asset retirement obligation is recorded based on the Company’s weighted average interest rate);

(h)
adjustment of the net presentation of liabilities for severance pay according to IFRS compared to the gross presentation required under GAAP as well as the elimination of the implementation of IAS 19, Employee Benefits;

(i)
adjustment of interest capitalized recorded under IFRS compared to GAAP from utilizing a fixed interest rate to weighted average interest expense for Ormat’s Olkaria III geothermal power plant complex project;

(j)	adjustment of the calculation of uncertain tax positions from IFRS to GAAP; and

(k)	summary of net adjustments detailed above.

Supplemental Pro Forma Financial Information

The following balance sheet as of September 30, 2014 and statement of operations for the year ended December 31, 2013 and nine months ended September 30, 2014 are presented to assist in analyzing the Ormat Industries balances without consolidating Ormat as well as IFRS adjustments.  This financial information is not in accordance with Article 11 of Regulation S-X and is only supplemental to the pro forma financial information presented above.

	Ormat	Ormat Industries (Standalone) Adjusted for GAAP	Total
	Nine Months Ended September 30, 2014

Revenues:
Electricity	289,015	—	289,015
Product	121,266	—	121,266
Total revenues	410,281	—	410,281
Cost of revenues:
Electricity	186,083	—	186,083

Product	75,307	(1,363)	73,944

Total cost of revenues	261,390	(1,363)	260,027
Gross margin	148,891	1,363	150,254
Operating expenses:
Research and development expenses	395	—	395
Selling and marketing expenses	10,853	8	10,861
General and administrative expenses	20,847	1,361	22,208

Write-off of unsuccessful exploration activities	8,107	—	8,107
Operating income	108,689	(6)	108,683
Other income (expense):
Interest income	236	—	236

Interest expense, net	(65,084)	(25)	(65,109)

Foreign currency translation and transaction gains (losses)	(3,639)	—	(3,639)

Income attributable to sale of tax benefits	18,334	—	18,334

Gain from sale of property, plant and equipment	7,628	—	7,628
Other non-operating expense, net	649	216	865

Income before income taxes and equity in income
losses of investees	66,813	185	66,998
Income tax provision	(17,731)	(1,300)	(19,031)

Equity in income (losses) of investees, net	(1,210)	—	(1,210)
Income from continuing operations	47,872	(1,115)	46,757
Net income attributable to noncontrolling interest	(670)	—	(670)
Net income attributable to the Ormat’s stockholders	47,202	(1,115)	46,087

	Ormat	Ormat Industries (Standalone) Adjusted for GAAP	Total
	For the year ended December 31, 2013

Revenues:
Electricity	329,747	—	329,747
Product	203,492	—	203,492
Total revenues	533,239	—	533,239
Cost of revenues:
Electricity	232,874	—	232,874

Product	140,547	(1,797)	138,750

Total cost of revenues	373,421	(1,797)	371,624
Gross margin	159,818	1,797	161,615
Operating expenses:
Research and development expenses	4,965	—	4,965
Selling and marketing expenses	24,613	—	24,613

General and administrative expenses	29,188	1,617	30,805
Impairment charge	—	—	—

Impairment of power plants - net	—	—	—
Write-off of unsuccessful exploration activities	4,094	—	4,094

Operating income	96,958	180	97,138
Other income (expense):
Interest income	1,332	—	1,332

Interest expense, net	(73,776)	(228)	(74,004)

Foreign currency translation and transaction gains (losses)	5,085	—	5,085

Income attributable to sale of tax benefits	19,945	—	19,945

Gain from sale of investment in subsidiary	—	—	—

Other non-operating expense, net	1,592	(299)	1,293

Income before income taxes and equity in income
losses of investees	51,136	(347)	50,789
Income tax provision	(13,552)	(1,635)	(15,187)

Equity in income (losses) of investees, net	(250)	—	(250)
Income from continuing operations	37,334	(1,982)	35,352
Net income attributable to noncontrolling interest	(793)	—	(793)
Net income attributable to the Ormat’s stockholders	36,541	(1,982)	34,559

	Ormat	Ormat Industries (Standalone) Adjusted for GAAP	Total
	September 30, 2014
	in thousands

Current assets:
Cash and cash equivalents	42,451	3,899	46,350
Restricted cash, and cash equivalents	127,452	—	127,452
Financial assets at fair value through profit and loss	—	10,972	10,972
Short-term investments	—
Derivatives	—	—	—
Receivables:			—
Trade	75,224	—	75,224
Related entity	506	—	506
Income taxes receivable	—	—	—
Other	9,165	640	9,805

Due from Ormat Industries	—	—	—
Inventories	17,337	—	17,337
Costs and estimated earnings in excess of billings on uncompleted contracts	14,784	—	14,784
Deferred income taxes	2,613	—	2,613
Prepaid expenses and other	36,879	—	36,879

Total current assets	326,411	15,511	341,922
Financial assets at fair value through profit and loss	—	251	251
Prepaid expenses in respect of operating lease	—	—	—
Unconsolidated investments	1,339	—	1,339
Deposits and other	21,679	—	21,679

Financial assets under concession arrangement	—	—	—
Deferred income taxes	—	—	—

Deferred charges	35,399	—	35,399
Property, plant and equipment, net	1,459,316	12,363	1,471,679

Construction-in-process	268,349	—	268,349
Projects under exploration and development	—	—	—
Deferred financing and lease costs, net	28,969	—	28,969

Intangible assets, net	29,481	—	29,481

Total assets	2,170,943	28,125	2,199,068

Current liabilities:
Current maturities of notes and long term loans	—	—	—
Accounts payable and accrued expenses	78,411	80	78,491

Trade	—	—	—
Income taxes payable	—	863	863
Accrued expenses	—	—	—
Customers advances	—	—	—
Other	—	123	123
Derivatives	—	—	—

Short-term revolving credit lines with banks (full recourse	—	—	—
Billings in excess of costs and estimated earnings on uncompleted contracts	45,310	—	45,310
Current portion of long-term debt:
Limited and non-recourse:			—
Senior secured notes	31,211	—	31,211
Other loans	17,995	—	17,995
Full recourse	24,116	—	24,116
Total current liabilities	197,043	1,066	198,109
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	379,036	—	379,036

Other loans	269,123	—	269,123
Full recourse:
Senior unsecured bonds	250,366	—	250,366
Other loans	40,298	—	40,298
Revolving credit lines with banks (full recourse	28,100	—	28,100
Long term derivative	—	—	—
Liability associated with sale of tax benefits	44,757	—	44,757

Deferred lease income	61,294	—	61,294
Deferred income taxes	67,328	—	67,328

Liability for unrecognized tax benefits	5,606	—	5,606
Liabilities for severance pay	21,984	—	21,984
Asset retirement obligation	19,801	—	19,801
Other long-term liabilities	3,633	237	3,870

Total liabilities	1,388,369	1,303	1,389,672

Equity:
The Ormat’s stockholders’ equity:
Common stock	46	—	46

Additional paid-in capital	739,681	26,822	766,503

Other capital surplus	—	—	—
Retained earnings	36,835	—	36,835
Accumulated other comprehensive income	(5,710)	—	(5,710)
Less - cost of Ormat Industries shares held by Ormat Industries	—	—	—

	770,852	26,822	797,674
Noncontrolling interest	11,722	—	11,722

Total equity	782,574	26,822	809,396
Total liabilities and equity	2,170,943	28,125	2,199,068

MARKET PRICE AND DIVIDEND INFORMATION

 Our common stock is traded on the NYSE under the symbol “ORA.” Public trading of our stock commenced on November 11, 2004. Prior to that, there was no public market for our stock. As of November 20, 2014, there were 15 record holders of Ormat’s common stock. On November 20, 2014, our common stock’s closing price as reported on the NYSE was $27.97 per share.

Dividends

We have adopted a dividend policy pursuant to which we currently expect to distribute at least 20% of our annual profits available for distribution by way of quarterly dividends. In determining whether there are profits available for distribution, our Board of Directors will take into account our business plan and current and expected obligations, and no distribution will be made that in the judgment of our Board of Directors would prevent us from meeting such business plan or obligations. Pursuant to the terms and conditions of the share exchange agreement, we are permitted to declare and pay dividends declared or payable in the ordinary course of business and consistent with our past practices.

Notwithstanding this policy, dividends will be paid only when, as and if approved by our Board of Directors out of funds legally available therefore. The actual amount and timing of dividend payments will depend upon our financial condition, results of operations, business prospects and such other matters as the Board may deem relevant from time to time. Even if profits are available for the payment of dividends, the Board of Directors could determine that such profits should be retained for an extended period of time, used for working capital purposes, expansion or acquisition of businesses or any other appropriate purpose. As a holding company, we are dependent upon the earnings and cash flow of our subsidiaries in order to fund any dividend distributions and, as a result, we may not be able to pay dividends in accordance with our policy. Our Board of Directors may, from time to time, examine our dividend policy and may, in its absolute discretion, change such policy. In addition to the required Board of Directors’ approval for the payment of dividends, the Company can declare as dividends no more than 35% of annual net income as dividends due to restrictions related to its third-party debt (see Note 10 to our consolidated financial statements incorporated by reference into this information statement).

We have declared the following dividends over the past two years:

	Dividend
Date Declared	Amount per Share	Record Date	Payment Date

August 6, 2013	$0.04	August 19, 2013	August 29, 2013
November 6, 2013	$0.04	November 20, 2013	December 4, 2013
February 25, 2014	$0.06	March 13, 2014	March 27, 2014
May 8, 2014	$0.05	May 21, 2014	May 30, 2014
November 4, 2014	$0.05	November 20, 2014	December 4, 2014

High/Low Stock Prices

The following table sets forth the high and low sales prices of our common stock for the years ended December 31, 2012 and 2013, and from January 1, 2014 until November 20, 2014:

	First Quarter 2012	Second Quarter 2012	Third Quarter 2012	Fourth Quarter 2012	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	January 1 to November 20, 2014
High	$21.05	$22.24	$21.50	$20.80	$21.75	$23.89	$27.61	$27.95	30.46
Low:	$16.01	$20.60	$17.61	$16.67	$19.55	$19.80	$22.55	$25.00	23.95

COMPARATIVE PER SHARE DATA

The historical net income (loss) per share from continuing operations and net book value per share of Ormat and Ormat Industries shown in the table below are derived from their unaudited consolidated financial statements as of and for the nine months ended September 30, 2014, Ormat’s audited consolidated financial statements for the year ended December 31, 2013 and Ormat Industries’ audited consolidated financial statements for the fiscal year ended December 31, 2013. The historical financial information for Ormat has been recognized and recorded in accordance with GAAP and the historical financial information for Ormat Industries has been recognized and recorded in accordance with IFRS. The pro forma comparative per share data for Ormat common stock and Ormat Industries ordinary shares was derived from the unaudited pro forma condensed combined financial statements included in this information statement. The pro forma net book value per share information as of September 30, 2014 was computed as if the share exchange had been completed on September 30, 2014. The pro forma equivalent information shows the effect of the share exchange for an owner of Ormat Industries ordinary shares. The information was computed by multiplying the pro forma combined income (loss) per share from continuing operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, and pro forma combined net book value per share as of September 30, 2014 by the exchange ratio. You should read this information in conjunction with such pro forma financial statements and the related notes and with the historical financial information of Ormat and Ormat Industries included or incorporated elsewhere into this information statement, including Ormat’s and Ormat Industries’ financial statements and related notes thereto.

The pro forma shares outstanding as of September 30, 2014 assumes that (1) 116,524,664 ordinary shares of Ormat Industries are converted into 30,203,193 shares of Ormat common stock and (2) the 27,206,580 shares of Ormat common stock currently held by Ormat Industries are canceled in connection with the completion of the transfer by Ormat of all of the ordinary shares of Ormat Systems held by it to Ormat Industries.

The basic and diluted pro forma combined earnings per share for Ormat is computed by dividing the total net income attributable to Ormat's stockholders by basic and diluted weighted average shares, respectively. The basic and diluted pro forma equivalent earnings per share for Ormat Industries is computed by dividing the pro forma total net income attributable to the Ormat’s stockholders by basic and diluted weighted average shares, respectively.

The historical net book values per common share are computed by dividing total stockholders’ equity, before noncontrolling interests, by the number of shares of common stock outstanding at the end of the period. The pro forma net income (loss) per common share of the combined company is computed by dividing the pro forma net income (loss) from continuing operations by the pro forma weighted average number of shares outstanding. The pro forma net book value per common share of the combined company is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period.

The pro forma data is not necessarily indicative of actual results had the share exchange occurred during the periods indicated and is not necessarily indicative of future operations of the combined entity.

	Ormat			Ormat Industries
	Historical	Pro Forma Combined		Historical	Pro Forma Equivalent
As of and for the Nine Months Ended September 30, 2014 (Unaudited)
Net income (loss) per share from continuing operations:
Basic	$1.04		$0.95	$0.25	$1.53
Diluted	$1.03		$0.95	$0.25	$1.53
Net book value per common share	$17.06		$16.55	$6.64	$26.80
Dividend per share declared	$0.16	$	*0.16	$0.05	$0.04
Shares outstanding as of September 30, 2014 (in thousands)
Basic	45,594		48,591	116,525	30,203
Diluted	45,917		48,014	116,525	30,203

* Note: Same as historical since no change in dividend policy is expected as a result of the transaction.

	Ormat		Ormat Industries
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
As of and for the Year Ended December 31, 2013
Net income (loss) per share from continuing operations:
Basic	$0.81	$0.71	$0.25	$1.14
Diluted	$0.81	$0.71	$0.25	$1.14
Net book value per common share	$16.39		$6.30
Dividend per share declared	$0.08	$0.08	$0.05	$0.02
Shares outstanding as of December 31, 2013 (in thousands)
Basic	45,440	48,437	116,525	30,203
Diluted	45,475	48,472	116,525	30,203

* Note: Same as historical since no change in dividend policy is expected as a result of the transaction.

COMPARATIVE MARKET VALUE OF STOCK

Ormat common stock and Ormat Industries ordinary shares are listed for trading on the NYSE and the TASE under the symbols “ORA” and “ORMT,” respectively. The following table shows the closing prices per share of Ormat common stock and Ormat Industries ordinary shares as reported on October 28, 2014, the final trading day of Ormat prior to the announcement by Ormat acknowledging a report by Ormat Industries issued to the TASE and ISA that Ormat and Ormat Industries were considering a potential Ormat group corporate reorganization, November 7, 2014, the final trading day of Ormat prior to the public announcement of the share exchange, and on November 20, 2014, the latest practicable date prior to the date of this information statement. The closing prices of Ormat Industries’ ordinary shares listed on the TASE for each of the periods referred to in the tables below were originally denominated in New Israeli Shekels and were converted to U.S. dollars using the representative exchange rate between the U.S. dollar and the New Israeli Shekels published by the Bank of Israel for each applicable day in the presented period.

	Closing price of Ormat common stock	Closing price of Ormat Industries ordinary shares	Implied value of share exchange consideration
As of October 28, 2014	$27.86	$6.89	$7.22
As of November 7, 2014	$28.39	$6.87	$7.36
As of November 20, 2014	$27.97	$6.73	$7.25

ADDITIONAL INFORMATION

Householding of Information Statements

Under rules adopted by the SEC, we are permitted to deliver a single information statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy and information statements, please contact us at Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy and information statements and annual reports for those stockholders. If your household receives a single information statement but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to rules promulgated by the SEC, we have elected to provide access to this information statement both by sending you this information statement and by notifying you of the availability of this information statement on the Internet.

This information statement, including the Annexes to this information statement, is available at the following website: https://materials.proxyvote.com/686688.

The share issuance will be made following the satisfaction or waiver of the closing conditions to the share exchange and related transactions or such other date as the parties may mutually determine, but not earlier than December [__], 2014, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to stockholders.

We are not soliciting you for a proxy with respect to the matters discussed in this information statement or otherwise.  We are only furnishing this information statement as a matter of regulatory compliance with SEC rules.

INCORPORATION BY REFERENCE

The SEC allows Ormat to “incorporate by reference” information into this information statement, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this information statement, except for any information that is superseded by information included directly in this document.

The documents listed below that Ormat has previously filed with the SEC are considered to be a part of this information statement (other than any portions of the filings that were furnished, under applicable SEC rules, rather than filed). They contain important business and financial information about us:

(i)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed February 28, 2014;
(ii)	Our Definitive Proxy Statement on Schedule 14A, filed March 27, 2014;
(iii)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014, and September 30, 2014, filed on May 9, 2014, August 6, 2014, and November 6, 2014 , respectively; and
(iv)
The Company’s Current Reports on Form 8-K filed on February 11, 2014, February 27, 2014, March 31, 2014, April 3, 2014, May 1, 2014, May 9, 2014, May 12, 2014, July 15, 2014, August 6, 2014, September 3, 2014, October 29, 2014, November 6, 2014 and November 17, 2014.

Ormat also incorporates by reference into this information statement each document filed with the SEC after the date of this information statement, but before the date of the special meeting; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules will not be deemed incorporated by reference into this information statement. To the extent, however, required by the rules and regulations of the SEC, Ormat will amend this information statement to include information filed after the date of this information statement.

In addition, we have incorporated by reference in this information statement the share exchange agreement and certain additional agreements summarized in this information statement.  Each of these agreements was filed with the SEC as exhibits to our Current Report on Form 8-K dated November 17, 2014.  These exhibits are available on the SEC’s website: www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

The Company’s reports on Forms 10-K, 10-Q, 8-K and Definitive Proxy Statements on Schedule 14A and all amendments to those filings are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Insider Trading Policy, and amendments thereof are also available at our website address mentioned above.  If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our Chief Executive Officer, Chief Financial Officer or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.  The content of our website, however, is not part of this information statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this information statement or by calling us at (775) 356-9029.

By order of the Board of Directors, /s/ Isaac Angel Isaac Angel Chief Executive Officer

Annex A

November 9, 2014

The Board of Directors
Ormat Technologies, Inc.
6225 Neil Road
Reno, Nevada 89511-1136

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Ormat Technologies, Inc. (the “Company”) of the Exchange Ratio (as defined below) in the proposed Transaction (as defined below) with Ormat Industries Ltd. (the “Transaction Partner”). Pursuant to the Share Exchange and Plan of Merger Agreement (the “Agreement”), among the Company, Ormat Systems Ltd., a direct subsidiary of the Company (“Ormat Systems”), and the Transaction Partner, (i) each outstanding ordinary share, par value NIS 1.0 per share, of the Transaction Partner (the “Transaction Partner Ordinary Shares”), other than Transaction Partner Ordinary Shares held in treasury or owned by the Transaction Partner, will be exchanged in a share exchange effected through an Israeli court-approved arrangement in accordance with the Israeli Companies Law (the “Share Exchange”) into the right to receive 0.2592 shares (the “Exchange Ratio”) of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), and as a result the Transaction Partner will become a wholly-owned subsidiary of the Company; (ii) within three business days after the Share Exchange, the Transaction Partner will transfer all of the shares of Company Common Stock held by it to the Company, which shares will be automatically cancelled (the “First Internal Transfer”); (iii) promptly following the Internal Distribution, the Company will transfer all of the outstanding ordinary shares, par value NIS 1.0 per share, of Ormat Systems to the Transaction Partner (the “Second Internal Transfer”), and as a result Ormat Systems will become a direct wholly owned subsidiary of the Transaction Partner; and (iv) on March 31, 2015 (or such other time as the Company, the Transaction Partner and Ormat Systems may agree) the Transaction Partner will merge with and into Ormat Systems, with Ormat Systems surviving (the “Merger” and, together with the Share Exchange, the First Internal Transfer and the Second Internal Transfer, the “Transaction”), and as a result Ormat Systems will become a direct wholly owned subsidiary of the Company.

In connection with preparing our opinion, we have (i) reviewed a draft dated November 7, 2014 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Transaction Partner and the Company and the industries in which they operate; (iii) compared the financial and operating performance of the Transaction Partner and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Transaction Partner Ordinary Shares and the Company Common Stock and the current market prices of certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); (v) reviewed certain appraisals, dated October 31, 2014, prepared by a third party regarding the appraised value of certain real estate and related assets of the Transaction Partner (the “Real Estate Appraisal”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Transaction Partner and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Transaction Partner and the Company, the financial condition and future prospects and operations of the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Transaction Partner and the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. Other than our review of the Real Estate Appraisal, we have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Transaction Partner or the Company under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Transaction Partner in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Transaction Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Transaction Partner Ordinary Shares or the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Special Committee of the Board of Directors of Company with respect to the proposed Transaction and will receive a fee from the Company for our services, all of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Transaction Partner. One of our affiliates owns 100% of the Class B Membership Interests in ORTP LLC. Ormat Nevada Inc., a direct wholly-owned subsidiary of Ormat Technologies, Inc., owns 100% of the Class A Membership Interests in ORTP LLC, and is the Managing Member of ORTP. ORTP LLC in turn owns 100% of Ormat Funding LLC, Oral Geothermal LLC, and ORNI 44 LLC. These three subsidiary entities in turn own, directly and indirectly all of the equity interests in separate geothermal power projects known as the Ormesa, Heber 1, Heber 2, Heber South, Mammoth, Galena 1, Steamboat 2/3, and Brady power projects. In addition, one of our affiliates owns 30% of the Class B Membership Interests in OPC LLC. Ormat Nevada Inc. owns 100% of the Class A Membership Interests in OPC LLC, and is the Managing Member of OPC. OPC LLC owns 100% of the following project companies: Orni 3 LLC, Steamboat Hills, LLC, and Orni 14 LLC, which in turn own the Desert Peak 2, Galena 2, Steamboat Hills, and Galena 3 geothermal power projects.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours, J.P. MORGAN SECURITIES LLC /s/ J.P. Morgan Securities LLC

Annex B

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
Consolidated Financial Statements

Independent Auditor’s Report

To the shareholders of ORMAT INDUSTRIES LTD.

We have audited the accompanying consolidated financial statements of Ormat Industries Ltd. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), shareholders’ equity and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards (IFRS); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ormat Industries Ltd. and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards (IFRS).

Tel Aviv, Israel	/s/ Kesselman & Kesselman
November 6, 2014	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31,
	Note	2013	2012
		(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	5a	57,908	71,767
Short-term bank deposit		—	3,010
Restricted cash, cash equivalents and deposits	5b	51,065	76,537
Financial assets at fair value through profit and loss	6	15,433	14,668
Derivatives	7	2,290	6,613
Accounts receivable:	8
Trade		95,365	55,680
Income taxes receivable		4,001	6,111
Other		34,854	30,825
Costs and estimated earnings in excess of billings on uncompleted contracts	9a	21,217	9,613
Inventories	10	22,289	20,669

Total current assets		304,422	295,493
Non-current assets:
Costs and estimated earnings in excess of billings on uncompleted contracts	9b	—	13,077
Financial assets at fair value through profit and loss	6	251	251
Prepaid expenses in respect of operating lease	17a	2,582	2,766
Power plants and other assets:	12
Power plants and other fixed assets		1,440,388	1,246,506
Power plants under construction		226,562	**331,167
Projects under exploration and development	12b	69,639	67,565
Intangible assets	13	33,213	39,959
Non-current receivables		2,541	3,170
Deferred income taxes	14c	57,316	*73,464
Total non-current assets		1,832,492	1,777,925

Total assets		$2,136,914	$2,073,418

Ishay Davidi	Yehudit Bronicki	Doron Blachar
Chairman of the Board	Chief Executive Officer	Chief Financial
of Directors	and Director	Officer

Date of approval of the financial statements by the Company’s Board of Directors: November 6, 2014

		December 31,
	Note	2013	2012
		(Dollars in thousands)

Liability and equity
Current liabilities:
Current maturities of notes and long-term loans	15	80,389	68,333
Accounts payable and accruals:	16
Trade		49,660	51,343
Income taxes payable		3,081	5,149
Accrued expenses		969	1,026
Customers advances		6,410	9,592
Other		38,307	34,674
Derivatives	7	2,831	—
Billings in excess of costs and estimated earnings on uncompleted contracts	9a	7,903	25,408
Total current liabilities		189,550	195,525

Long-term liabilities:
Project financing liabilities (limited and non-recourse):	15
Senior securred notes		258,492	298,986
Other		301,909	234,004
Senior secured notes, loans and credit (full recourse):	15
Senior unsecured bonds		249,612	249,404
Loans		53,443	82,202
Credit from banks		112,017	73,606
Liability in respect of tax partnership	21	69,557	58,234
Deferred lease income	17	63,496	66,398
Deferred income taxes	14c	49,745	61,992
Retirement benefit obligations, net	18	3,661	3,540
Provisions and other liabilities	19	50,978	64,619

Total long-term liabilities		1,212,910	1,192,985

Total Liabilities		1,402,460	1,388,510

Equity:
Equity holders of the Parent Company:	23
Ordinary shares		38,374	38,374
Additional paid-in capital		162,433	162,433
Other capital surplus		(15,378)	(15,345)
Retained earnings		242,267	*218,425
Less- cost of Company shares held by the Company		(2,826)	(2,826)
Total equity holders of the Parent Company		424,870	401,061
Noncontrolling interest		309,584	*283,847

Total equity		734,454	684,908

Total liabilities and equity		2,136,914	2,073,418

*   Immaterial revision of comparative figures, see note 2aa.
** Reclassified, see note 2aa

The accompanying notes are an integral part of the financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended December 31,
	Note	2013	2012	2011
		Dollars in thousands

Revenues:	24a
Electricity		334,613	327,529	323,849
Product		203,492	186,879	113,160
Royalties		—	—	2,916
Total revenues		538,105	514,408	439,925
Cost of revenues:	24b
Electricity		235,335	241,999	239,732
Product		138,204	133,820	74,220
Total cost of revenues		373,539	375,819	313,952
Gross profit		164,566	138,589	125,973

Research and development expenses- net	25	(4,965)	(6,108)	(8,801)
Selling and marketing expenses	26	(24,835)	(16,122)	(16,207)
General and administrative expenses	26	(31,005)	(29,882)	(29,389)
Write-off of unsuccessful exploration activities	12b	(4,094)	(2,639)	—
Impairement of power plants- net	12	8,038	(171,928)	(5,549)
Other gains (losses)- net:
On disposal and increase (decrease) in value of financial assets	6	(636)	989	(3,829)
Gain from sale of investment in subsidiary	4c	4,230	—	—
Sundry	27	8,850	2,602	3,456
Income (loss) from operations		120,149	(84,499)	65,654

Financial expenses	28	(76,914)	(65,807)	(70,314)
Share in losses of associated companies		—	(2,522)	(959)
Income (loss) before income taxes		43,235	(152,828)	(5,619)
Income tax benefit (provision)	14d	6,415	*(24,496)	(32,040)
Profit (loss) for the year		49,650	(177,324)	(37,659)

Attributable to:
Owners of the Parent Company		29,495	(106,848)	(21,799)
Noncontrolling interest		20,155	(70,476)	(15,860)
Total		49,650	(177,324)	(37,659)

		Dollars

Income (loss) per share attributable to equity holders of the Company-

basic and fully diluted	29	0.25	*(0.92)	(0.19)

Weighted average number of shares used in calculation of earning (loss) per share attributable to equity holders of the Company-

basic and fully diluted (in thousands)		116,525	116,525	116,525

* Immaterial revision of comparative figures, see note 2aa.

The accompanying notes are an integral part of the financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year ended December 31,
	2013	2012	2011

	Dollars in thousands

Income (loss) for the year	49,650	(177,324)	(37,659)

Other comprehensive income (loss):

Items that will not be reclassified to profit or loss-
remeasurement of retirement benefit obligations	520	(427)	(157)

Items that may be subsequently reclassified to profit or loss-
in respect of cash flow hedge	(164)	(190)	(212)
	(164)	(190)	(212)
Total Other comprehensive income (loss), net of tax	356	(617)	(369)
Total Other comprehensive income (loss) for the year	50,006	(177,941)	(38,028)

Attributable to:
Euity holders of the company	29,708	(107,218)	(22,020)
Non-controlling interest	20,298	(70,723)	(16,008)
Total	50,006	(177,941)	(38,028)

The accompanying notes are an integral part of these financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
STATEMENTS OF CHANGES IN EQUITY

	Equity attributed to owners of the Parent Company
			Other capital surplus
				In respect of
				transactions with
		Additional	In respect of	noncontrolling		Cost of Company
	Ordinary	Paid-in	cash flow	interests without	Retained	shares held by		Non-controling
	shares	Capital	hedges	losing control	earnings	a subsidiary	Total	interests	Total
	(Dollars in thousands)

Balance at January 1, 2011	38,374	162,433	624	(15,728)	446,502	(2,826)	629,379	361,673	991,052
Changes during 2011:
Loss for the year	—	—		—	(21,799)	—	(21,799)	(15,860)	(37,659)
Other comprehensive loss for the year	—	—	(127)	—	(94)	—	(221)	(148)	(369)
Share-based payment	—	—	—	—	—	—	—	6,672	6,672
Dividend paid by the Company	—	—	—	—	(99,080)	—	(99,080)	—	(99,080)
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(2,203)	(2,203)
Balance at December 31, 2011	38,374	162,433	497	(15,728)	325,529	(2,826)	508,279	350,134	858,413

Balance at January 1, 2012	38,374	162,433	497	(15,728)	325,529	(2,826)	508,279	350,134	858,413
Changes during 2012:
Loss for the year					*(106,848)		(106,848)	*(70,476)	(177,324)
Other comprehensive loss for the year	—	—	(114)	—	(256)	—	(370)	(247)	(617)
Share-based payment	—	—	—	—	—	—	—	6,394	6,394
Transaction with non-controlling interests without losing control	—	—	—	—	—	—	—	(499)	(499)
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(1,459)	(1,459)
Balance at December 31, 2012	38,374	162,433	383	(15,728)	218,425	(2,826)	401,061	283,847	684,908

* Immaterial adjustment of comperative figures, see note 2aa.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
STATEMENTS OF CHANGES IN EQUITY

	Equity attributed to owners of the Parent Company
			Other capital surplus
				In respect of
				transactions with
		Additional	In respect of	noncontrolling		Cost of Company
	Ordinary	Paid-in	cash flow	interests without	Retained	shares held by		Non-controling
	shares	Capital	hedges	losing control	earnings	a subsidiary	Total	interests	Total
	(Dollars in thousands)

Balance at January 1, 2013	38,374	162,433	383	(15,728)	218,425	(2,826)	401,061	283,847	684,908
Changes during 2013:
Profit for the year					29,495		29,495	20,155	49,650
Other comprehensive income(loss) for the year	—	—	(98)	—	311	—	213	143	356
Share-based payment	—	—	—	—		—	—	6,434	6,434
Dividend paid by the Company	—	—	—	—	(5,964)	—	(5,964)	—	(5,964)
Exercise of options in the subsidiary				65			65	464	529
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(1,459)	(1,459)
Balance at December 31, 2013	38,374	162,433	285	(15,663)	242,267	(2,826)	424,870	309,584	734,454

The accompanying notes are an integral part of these financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2013	2012	2011
	Dollars in thousands

Cash flows from operating activities:
Income (loss) before income taxes	43,235	(152,828)	(5,619)
Adjustments in respect of:
Income and expenses not involving cash flows:
Loss (gain) from disposal and decrease (increase) in value of marketable securities	636	(989)	3,829
Interest income from deposits and marketable securities	(1,490)	(1,562)	(3,441)
Change in fair value of of derivatives on oil and natural gas prices	7,813
Interest expense in respect of tax partnership	13,753	6,828	7,837
Interest on notes and loans	57,408	57,241	45,242
Retirement benefit obligations, net	954	1,370	(383)
Depreciation and amortization	88,731	96,085	91,174
Impairement (reverse of impairement) of power plants-net	(8,038)	171,928	5,549
Loss on impairment of associated company		2,114	—
Gain on sale of a subsidiary	(4,230)	—	—
Write-off of unsuccessful exploration activities	4,039	2,639	—
The financing component of asset retirement obligation	1,915	1,708	1,145
Deferred lease income, net	(2,685)	(2,685)	(2,685)
Capital gain on early repayment of OFC bonds	(819)
Deferred lease fees	(217)	128	376
Exchange differences on dividend paid	—	—	(707)
Exchange differences on cash and cash equivalents	(465)	576	—
Equity in losses of associated companies	—	442	959
Amounts recorded in respect of options granted to employees and directors of a subsidiary	6,434	6,394	6,672
	206,974	189,389	149,948
Changes in operating asset and liability items:
Decrease (increase) in accounts receivable:
Trade	(34,804)	(4,406)	3,221
Other	(5,676)	(22,355)	(6,434)
Increase (decrease) in accounts payable and accruals:
Trade	7,179	(70)	4,523
Provisions	(57)	28	258
Other	3,421	2,500	1,193
Increase (decrease) in receivables/ payables in respect of uncompleted contracts, net	(29,109)	(13,343)	32,130
Decrease (Increase) in inventories	(1,620)	(8,128)	(3)
Decrease in long term accrued expenses and other liabilities	2,303	895	(708)
	(58,363)	(44,879)	34,180
Interest received	1,321	1,558	3,558
Interest paid	(56,645)	(46,629)	(36,704)
Income taxes paid, net	(6,454)	(11,658)	(9,736)
Net cash provided by operating activities-carried forward	86,833	87,781	141,246

(Concluded) - 2

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2013	2012	2011
	Dollars in thousands

Net cash provided by operating activities-brought forward	86,833	87,781	141,246

Cash flows from investing activities:
Construction of power palnts and acquisition of other fixed assets	(207,535)	(231,660)	(269,712)
Cash grant received	14,685	119,199	—
Purchase of intangible assets	(562)	(1,370)	(2,280)
Acquisition of securities	(23,645)	(36,249)	(107,561)
Proceeds from sale of securities	22,413	45,764	124,596
Proceeds from sale of a subsidiary	7,699	—	—
Decrease (increase)in bank deposit	3,010	(3,010)	—
Decrease (increase) in cash, cash equivalents and restricted deposits	25,472	(1,016)	(52,212)
Investment in an associated company	—	(1,390)	(472)
Net cash used in inveting activities	(158,463)	(109,732)	(307,641)

Cash flows from financing activities:
Exercise of optionsin a subsidiary	529	—	—
Credit received from banks	3,058,956	2,953,535	891,566
Long-term loans received from banks and others	90,000	220,000	—
Proceeds from issuance of senior unsecured bonds	—	1,171	109,422
Proceeds from issuance of senior secured bonds by the U.S. Department of Energy	—	—	151,739
Repayment of bank credit	(3,020,545)	(3,093,978)	(867,000)
Early repayment of OFC Notes	(11,888)
Repayment of long-term loans from banks and others	(68,396)	(74,528)	(50,157)
Extinguishment of liability in respect of a tax partnership	(13,384)	(14,884)	(14,039)
Net proceeds from the sale of a tax partnership	31,376	—	24,878
Dividend paid	(5,964)	—	(98,373)
Deferred financing costs	(1,919)	(9,146)	(13,216)
Transaction with noncontrolling interests without losing control	—	(499)	—
Dividend paid to noncontrolling interest in a subsidiary	(1,459)	(1,459)	(2,203)
Net cash provided by (used in) financing activities	57,306	(19,788)	132,617

Decrease in cash and cash equivalents	(14,324)	(41,739)	(33,778)
Balance of cash and cash equivalents at beginning of year	71,767	114,082	147,860
Effect of changes in exchange rates on cash and cash equivalents in foreign currency	465	(576)	—
Balance of cash and cash equivalents at end of year	57,908	71,767	114,082

* Supplementary information on investing and financing activities not involving cash flows is presented in note 32.

The accompanying notes are an integral part of the financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 –	GENERAL:

	a.	Operations

Ormat Industries Ltd. (the “Company”) and its subsidiaries (jointly - the “Group”) are engaged in the development, design, construction and operation of power plants owned by the Group and used for the production of electricity from geothermal and recovered energy sources; the group is also engaged in the design, development, and manufacture for others of turbines and power units used for the supply of electricity.

The Company is a public company incorporated and resident in Israel.  The address of the Company’s registered headquarters is 1 Szydlowski Street, New Industrial Zone, Yavne, Israel.

The Company’s shares are listed on the Tel-Aviv Stock Exchange (“TASE”).

b.	Definitions:

Subsidiary	-
A company in which the Company has direct or indirect control (as defined in International Accounting Standard No. 10, “Consolidated Financial Statements” (IAS 10) whose financial statements are consolidated with the Company’s financial statements.

Proportionately consolidated company	-
A company held under joint control, none of whose shareholders holds exclusive control therein, financial statements of which are consolidated with those of the Company by the proportionate consolidation method.

Associated companies	-	Companies in which the Company has significant influence.

Investees	-	Subsidiaries, proportionately consolidated companies, and associated companies.

The Group	-	The Company and companies under its control, including jointly controlled companies, as detailed below.

Solmat	-	Solmat Systems Ltd., an Israeli subsidiary.

OrFuel	-	OrFuel Ltd., an Israeli subsidiary.

Ormat Technologies	-	Ormat Technologies, Inc., a subsidiary in the United States and the companies under its control.

OPTI B.V.	-	OPTI Technologies B.V., a subsidiary in the Netherlands.

Interested parties	-	As defined in the Israeli Securities (Annual Financial Statements) Regulations, 2010.

Dollar	-	U.S. dollar.

Israeli CPI	-	The consumer price index as published by the Central Bureau of Statistics in Israel.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 2 –	SIGNIFICANT ACCOUNTING POLICIES:

	a.	Basis of presentation:

The consolidated financial statements of the Group as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 have been prepared in accordance with International Financial Reporting Standards (“IFRS”), which include standards and interpretations as issued by the International Accounting Standards Board (“IASB”) and include additional disclosures required by the Israeli Securities (Preparation of Annual Financial Statements) Regulations, 2010.

The significant accounting policies set out below have been consistently applied to all the periods presented, unless otherwise stated.

The consolidated financial statements have been prepared under the historical cost convention, as modified by revaluation of amounts funded in respect of retirement benefit obligations, and by revaluation of financial assets at fair value through profit and loss and derivative instruments at fair value through profit or loss, which are presented at their fair value.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates.  It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. Areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.  Actual results may differ materially from estimates and assumptions used by the Group’s management.

The classification of assets and liabilities in the consolidated statements of financial position is based on division into current assets and liabilities, which pertain to periods not in excess of 12 months, and non-current assets and liabilities, except for projects the revenue from which is recognized by the percentage of completion method, with respect of which the period exceeds 12 months but does not exceed 24 months, since the Group charges advances based on the percentage of completion.

The Group analyzed the results set forth in the statements of operations using a classification method based on the operating characteristics of expenses.

	b.	Consolidated financial statements:

		1)	Subsidiaries

Subsidiaries are all entities (including special purpose entities) controlled by the Group.  The Group controls an entity when it has the power to govern the financial and operating policies of the investee, is exposed or entitled to variable benefits resulting from its involvement in the entity and can apply its power therein to influence the amount of the yield from such entity.  Subsidiaries are fully consolidated from the date on which control is transferred to the Group.  They are deconsolidated from the date that control ceases.

Intercompany transactions, balances, and unrealized gains on transactions between Group companies are eliminated.  Unrealized losses are also eliminated, unless there are circumstances indicating impairment in value of the asset transferred.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group for the purpose of consolidation.

	2)	Transactions with non-controlling interests that do not result in loss of control

Transactions with non-controlling interests that do not result in loss of control are treated as equity transactions.  In such transactions, the difference between the fair value of any compensation paid or received and the amount at which the non-controlling interests is adjusted to reflect changes in their relative interests in the subsidiary are carried directly to equity and attributed to equity holders of the Company.

	3)	Joint arrangements

Commencing January 1, 2011, the Group has applied IFRS 11 to all joint arrangements.  IFRS 11 classifies joint arrangements into only two types: “joint operations” and “joint ventures,” depending on how rights and obligations are shared by the parties to the joint arrangement.  The joint arrangement in the Sarulla project is classified as a joint operation.

	4)	Associated companies

Associated companies are companies in which the Group has significant influence, but not control; usually, this means a 20% to 50% share in voting rights.  Investments in associated companies are presented by the equity method and initially recognized at cost.  The book value of these investments varies, as cumulative post-acquisition profits or losses of associated companies and of joint ventures are carried to the carrying amount of the investment.

The Group’s share in post-acquisition profits or losses of associated companies is carried to income, and its share in post-acquisition changes in other comprehensive income is carried to other comprehensive income.  Cumulative post-acquisition changes are carried to the carrying amount of the investment.  In the event that the Group’s equity in losses of an associated company is equal to, or higher than, the value of its interest therein (including unsecured receivables), the Group does not recognize losses in excess of the cost of its investment in such associated company, unless it is has a legal or constructive obligation to bear such losses in excess of its investment in the associated company or payments have been made on behalf thereof.

The Group determines at each reporting date if there is any indication that the carrying amount of the investment in associated companies is not recoverable. The impairment to be recognized is measured by the amount by which the recoverable amount of the investment in the associated company (the higher of value in use and fair value less costs to sell) exceeds their book value. Such difference is recognized in profit and loss under the “share in losses of associated companies” line item.

c.	Segment reporting

Business segments are reported on the same basis that is used for the purpose of internal reporting to the chief executive decision maker of the Group, who is in charge of allocation of resources to the various segments and evaluation of their performance.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

d.	Translation of foreign currency balances and transactions:

	1)	Functional and presentation currency

Items included in the financial statements of each of the Group companies are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”).  The dollar is the functional and presentation currency of the Company and of most Group companies.

	2)	Transactions and balances

Transactions made in a currency different from the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions.  Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at the end-of-period exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations.

Exchange differences in respect of financial assets and liabilities which are not monetary assets (such as equity securities, e.g. – shares or share options) classified as financial instruments at fair value through profit and loss, are recognized in income as part of changes in their fair value.

e.	Power plants and other property, plant and equipment

Cost of power plants and other property, plant and equipment are recognized only if: (a) it is probable that future economic benefits associated with the item will flow to the Group, and (b) the cost of the item can be measured reliably.

Power plants and other property, plant, and equipment are initially recognized at cost of acquisition or costs of construction, less relevant government grants.  Cost of construction of power plants includes direct expenses incurred in geothermal resource exploration (see also f . below), construction and running until they are put into service, borrowing costs in respect of loans used  to finance the construction, as well as the estimate of anticipated costs for eventual dismantling the asset and restoring the site to its previous condition.  Subsequent costs are included in the carrying amount of the asset or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.  When part of an asset is replaced, its carrying amount is derecognized.  All other repairs and maintenance costs are expensed when incurred.

Power plants and other property, plant, and equipment are stated at cost, net of accumulated depreciation and impairment losses.  Depreciation and impairment charges on property, plant, and equipment stated at cost are charged to income.

Power plants are depreciated using the straight-line method, over their estimated useful lives (25-30 years).

Depreciation on other assets is calculated using the straight-line method so as to bring their cost amounts to their residual values over their estimated useful lives, as follows:

Years
Buildings	15-50
Machinery and equipment	10
Vehicles	5-7
Furniture, fittings, and computer equipment	3-14

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Leasehold improvements are amortized using the straight-line method over the expected useful lives of the improvements.

The residual values and useful lives of the assets are reviewed, and adjusted if appropriate, on an annual basis.

When impairment in value of an asset occurs, it is written down immediately to the recoverable value, see h. below.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount, and are recognized within “other gains (losses) - net” in the statement of operations.

f.	Geothermal resources exploration and evaluation costs

The Group capitalizes costs incurred in connection with the exploration and development of geothermal resources beginning when it acquires land rights to the potential geothermal resource.  Usually, prior to acquiring land rights, the Group makes an initial assessment that an economically feasible geothermal reservoir is probable on that land using available data and external assessments vetted through its exploration department and, occasionally, through its outside service providers.  Costs incurred prior to acquiring land rights are expensed as part of cost of revenues.  Such costs were not material in any of the three years ended December 31, 2013, 2012 and 2011.  It normally takes two to three years from the beginning of active exploration of a particular geothermal resource to the time the Group has an operating production well, assuming the resource is commercially viable.  In some cases, however, the process may be longer due to delays in obtaining permits, preparing transmission infrastructure, or other causes of commercial matters required for the advancement of the process.

In most cases, the Group obtains the right to conduct geothermal development and operations on land owned by the Bureau of Land Management of the U.S. Department of the Interior (“BLM”) or by private parties.  In consideration for certain of these leases, the Group may pay an up-front non-refundable payment which is a component of the competitive lease process.  The up-front non-refundable payments and other related costs, such as legal fees, are capitalized.  Upon completion of construction and commencement of operation of a power plant, the Groups pays royalties computed as a percentage of electricity revenue to the owners of the land.  Such royalties are expensed as part of cost of revenues.

Once land rights to the potential geothermal resource are acquired, the Group performs further studies and surveys, including water and soil analyses, and augments its database with the results of these studies. The Group then initiates a series of geophysical surveys to assess the resource and determine drilling locations.  If the results of these activities support the initial assessment of the feasibility of the geothermal resource, the Group then proceeds to exploratory drilling and other related activities, which may include drilling of temperature gradient holes, drilling of core holes, building access roads to drilling locations, drilling full size production and/or injection wells and flow tests.  If the slim hole supports a conclusion that the geothermal resource will support a commercially viable power plant, it may be converted to a full-size commercial well, used either for extraction or re-injection or geothermal fluids, or used as an observation well to monitor and define the geothermal resource.  Costs associated with these activities and other directly attributable costs, including interest incurred once physical exploration activities begin, as well costs related to obtaining permits, are capitalized and included in “geothermal resources exploration and evaluation”.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Each geothermal resource is examined separately for the purpose of economic feasibility evaluation.  Accordingly, in the period in which the Group concludes that the geothermal resource found justifies construction of a power plant, costs hitherto capitalized in respect of the geothermal resource are reclassified from “geothermal resources exploration and evaluation” in the statements of financial position to “power plants under construction.” In the event that the Group concludes that the geothermal resource does not warrant the construction of a power plant and resolves to abandon it, the costs hitherto capitalized are charged to income as “write-off of costs of unsuccessful exploration activities” when that decision is taken.

All capitalized exploration and evaluation costs, including a one-off payment for the land, which are attributed to a power plant, are amortized over the useful life of that plant commencing with the date on which the related geothermal power plant is substantially completed and ready for use.  A geothermal power plant is ready for use when it can commence operations in the manner intended by the Group.

g.	Intangible assets:

1)
Power purchase agreements

Power purchase agreements (“PPAs”) are mainly stated on the basis of an allocation of acquisition costs, performed at the time the power plants were purchased by the Group, and are amortized over the terms of the agreements (12-25 years), using the straight-line method.

	2)	Patents and trademarks

Expenses relating to registration of patents and trademarks that give the Group protection in respect of the use of its technological and production know-how are expensed when incurred.  In the statements of financial position, they are stated at token value.

	3)	Computer software

Acquired computer software licenses are capitalized on the basis of the costs incurred to acquire and bring to use the specific software.  These costs are amortized over the estimated useful lives of such licenses (three to five years), using the straight-line method.

Costs of maintenance of computer software are recognized as incurred.

	4)	Research and development

Research expenditure is expensed as incurred.  Costs incurred in respect of development projects (relating to the design and testing of new or improved products) are also expensed, since, at the time of completion, the criteria defined in International Accounting Standard 38, “Intangible Assets”, for recognition as an asset are not fulfilled.

At the end of each calendar year, the Group reviews the estimated useful life of its intangible assets, and the amortization method it uses.  Significant changes, if any, in such estimates are implemented prospectively.  When impairment in value of an asset occurs, it is written down immediately to the recoverable amount, see h. below.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

h.	Impairment of non-monetary assets

Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Factors which could trigger impairment include, among others, significant underperformance or projected future underperformance of a power plant, significant changes in the Group’s use of assets or in its overall business strategy, negative industry or economic trends, a significant increase in costs necessary to complete a project, etc.

For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).  In the electricity segment, each power plant, or power plant complex which serves a single customer, as well as assets used thereby, are defined as cash-generating units.  For example, the operating power plants in a complex are managed under a combined operation management generally with one central control room that controls all of the power plants in a complex and one maintenance group that services all of the power plants in a complex.  As a result, the cash flows from individual plants within a complex are not largely independent of the cash flows of other plants within the complex.  The Company also tests for impairment operating plants which are not operated as a complex, as well as projects under construction or exploration and evaluation, as described in f. above.

An impairment loss is recognized for the amount by which the carrying amount of an asset exceeds its recoverable amount.  The recoverable amount is the higher of fair value of an asset less costs to sell, and its value in use.  Non-monetary assets in respect of which impairment loss was recognized are reviewed for possible reversal of the impairment at each reporting date.

Fair value and value in use are measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset.  The significant assumptions that are used in estimating undiscounted future cash flows include: (i) projected generating capacity of the power plant or a complex of power plants, and rates to be received under the respective PPA or in cases that the estimated useful lives are longer than the PPA period, in accordance with the estimated rates at those periods; (ii) projected operating expenses of the relevant power plant or complex; and (iii) the interest rate used to determine the discounted future cash flows.

i.	Borrowing costs

Borrowing costs incurred on specific or general credit directly attributable to the acquisition, construction or manufacture  of a qualifying asset (one that takes a substantial period of time to get ready for use or sale) during the period of time that is required to complete and prepare the asset for its intended use, commencing when all the following conditions are met: (a) the group incurs expenses in respect of the asset; (b) the Group incurs borrowing costs; and (c) it carries out actions required for the preparation of the said asset for its own use or for sale.  Capitalization is discontinued when all the actions required for the preparation of the said asset for its designated use or for sale are virtually completed.

The Group mainly capitalizes borrowing costs pertaining to the construction of buildings and power plants or exploration and evaluation activities, whether for its own use or for sale.  Other borrowing costs are expensed.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

If the Group suspends the development of the qualifying asset for an extended period, it suspends capitalization of the related borrowing costs.

j.	Government grants

Government grants relating to costs are deferred and recognized in the statement of operations over the period necessary to match them with the costs for which they are intended to compensate.

Government grants in respect of property, plant, and equipment are deducted from the cost of the related asset in the accounts and recognized in income by way of reduced depreciation charges over the estimated useful life of those assets.

k.	Financial assets

The Group has elected December 31, 2009 as the initial application date of International Financial Reporting Standard 9, “Financial Instruments” (“IFRS 9”).  IFRS 9 deals with the classification, recognition and measurement of financial assets.

The Group classifies its financial assets into two categories: assets stated at amortized cost and assets stated at fair value.

Application of the amortized cost approach is reserved for assets which meet both of the following criteria: (i) the objective of the entity’s business model is to hold the financial asset to collect the contractual cash flows, and (ii) the contractual cash flows (principal and interest on the balance of the principal) are collectible at fixed dates.  If one of those criteria is not met, the asset is accounted for using the fair value approach.

Assets stated at amortized value are initially recognized at fair value with the addition of transaction costs, and thereafter measured at amortized cost (using the effective interest method), net of any impairment provision.  Such assets include loans, accounts receivable and deposits.

Assets stated at fair value are initially recognized at fair value and then remeasured at fair value in subsequent periods.  Acquisition costs and fair value adjustments are carried to income upon occurrence.  This category includes listed securities and derivative financial instruments.

Financial instruments are derecognized when the entitlement to receive cash flows in respect thereof has expired or transferred, and the Group has disposed of all ownership risks and benefits deriving therefrom.

Maturities of assets presented at amortized cost for periods exceeding 12 months from the date of the statement of financial position, and assets stated at fair value that are not designated for current disposal, are included in the statement of financial position among non-current assets, and the other financial assets are presented as current assets.

Fair values of financial assets, which are quoted in an active market, are based on their sale price as of the reporting date.  If the trading market of the financial asset (and also in case that the financial asset is not registered for trading), the Group determines the fair value of these assets using valuation methods.  These methods are based on reported prices in previous transactions at market value, relying on similar financial instruments and analysis of forecasted discounted cash flows, which are based on market data and rely as little as possible on entity specific data, see also note 30 below.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Financial assets and financial liabilities are offset and are presented in a net amount in the statement of financial position, only if there is an enforceable legal right to offset the financial assets against the financial liabilities, and when there is an intention to settle on a net basis or realize the assets and settle the liabilities simultaneously.

l.	Derivative financial instruments and hedging activities

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at fair value.

Method of recognitions of differences in fair value of derivative financial instruments depends on whether they are designated as hedges, and if so, on the nature of the hedged asset.  Changes in fair value of derivatives which do not qualify for hedge accounting are recognized directly in the statements of operations.  The Group does not purchase derivative financial instruments for trading purposes, but only in order to hedge the fair value of recognized assets or liabilities and firm commitments, or the anticipated changes in cash flows.  Nevertheless, these derivative instruments do not qualify for hedge accounting.  Consequently, changes in their fair value are recognized directly in the statements of operations within “other gains (losses) - net”. These instruments are classified as current assets if the realization thereof is anticipated within one year of the date of the statement of financial position.

The Group entered into several derivatives transactions to reduce its exposure to fluctuations in the price of natural gas and oil. The derivatives are not accounted for as hedge transactions and are presented at fair value at each statement of financial position date and fair value differences are recognized within electricity revenues.

In addition, in order to hedge its Israeli currency expenses, the Group carries out forward currency transactions and transactions in currency options.  Such transactions are not accounted for as hedges, and therefore they are stated at their fair value as of each balance sheet date, with any differences in such fair value being carried to income under “other income (losses)”.

m.	Inventories

Inventories are valued at the lower of cost or net realizable value.  Provisions for decrease in value of slow or inactive items are based on management’s estimate.

The cost on inventories includes the raw material costs, production costs and other expenses accrued to bring the inventories to the current condition. The Group allocates related fixed production overheads (based on normal operating capacity) to the inventories.

Cost of items not ordinarily interchangeable and of goods or services separated for the needs of specific projects is determined based on specific identification of their costs.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Cost of other inventory items is determined on the following basis:

Raw materials and purchased parts for
Assembly	-	On the moving average basis.

Self-manufactured assembly parts, work in
process and finished products:

Raw material component	-	On the moving average basis.

Labor and overhead component	-	At computed production costs (including labor and other direct and indirect costs), based on the stage of processing.

Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

n.	Trade accounts receivable

These balances represent amounts receivable from customers in respect of electricity sales, construction of power plants, equipment sold and services rendered in the ordinary course of business. They are classified to current assets when the payment is expected within a year or less; otherwise, they are classified to non-current liabilities.

o.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, short-term bank deposits, and other short-term highly liquid investments with original maturities of three months or less.

p.	Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options, net of tax, are shown in equity, as a deduction from issuance proceeds.

Where the Company or any Group company purchases the Company’s shares (treasury shares), the consideration paid, including any directly attributable incremental costs (net of income taxes), is deducted from equity attributable to the Company’s equity holders until such shares are cancelled or reissued. Where such shares are subsequently reissued, any consideration received, net of any directly attributable incremental transaction costs and the related income tax effects, is included in equity attributable to the Company’s equity holders.

q.	Trade accounts payable

These balances represent the Group’s liabilities in respect of goods and services acquired in the ordinary course of business.  They are classified to current liabilities when the payment is expected during the normal operational cycle of business; otherwise, they are classified to non-current liabilities.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

r.	Borrowings

Borrowings (which comprise, among others, project financing senior secured notes, bank credit and loans from banks and from institutional investors) are recognized initially at fair value, net of transaction costs incurred.  Borrowings are subsequently stated at amortized cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of operations over the period of the borrowings, using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down.  In this case, the fee is deferred until the draw-down occurs.  To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Loans are classified to current liabilities, unless the Group has an unconditional right to defer payment for at least twelve months after the date of the statement of financial position.

s.	Current and deferred income taxes

Taxes on income for the year include current and deferred taxes. Taxes are recognized in the statements of operations, except for taxes in respect of items carried directly to other comprehensive income, which are also recognized in equity with the related item.

The current income tax provision is calculated on the basis of the tax laws enacted or substantively enacted at the date of the statement of financial position in the countries where the Company and its subsidiaries operate and generate taxable income. The Group’s management periodically examines the tax position under the relevant applicable tax laws and regulations and establishes provisions for the estimated tax amounts payable.

The Group fully recognizes deferred taxes on temporary differences arising between the carrying amounts in the consolidated financial statements of assets and liabilities and their tax bases, using the liability method.  However, deferred income taxes are not accounted for if they arise from initial recognition of an asset or liability in a transaction other than a business combination that, at the time of the transaction, has no effect on the profit or loss, whether for accounting or tax purposes.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profits, against which the temporary differences can be utilized, will be available.  Deferred income taxes are determined using tax rates (and laws) that have been enacted or substantially enacted by the date of the statement of financial position and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.  See also note 14b.

Deferred income taxes are created in respect of temporary differences arising on investments in subsidiaries and associated companies, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Deferred income tax assets and liabilities are offset only if: there is an enforceable legal right to offset current deferred tax assets against current deferred tax liabilities; and such deferred tax assets and liabilities relate to taxes levied by the same jurisdiction on an entity or entities that intend to discharge the tax balances on a net basis.

In the event of distribution of dividend out of tax exempt income from “approved and benefited enterprises,” the distributed amount will be subject to tax at the rates applicable to the Company’s income had it not been tax exempt.  Should this occur, such additional taxes will be charged to income.

t.	Employee benefits:

	1)	Pension and retirement benefit obligations

Under labor laws and agreements in Israel, as well as accepted practice, the Israeli company in the Group is required to pay retirement benefits to employees dismissed or retiring in certain other circumstances.  This obligation is covered by a defined benefit plan, and for some employees - by a defined contribution plan.

The obligation to those Israeli employees for whom there is a defined benefit plan is to pay severance based on the number of years of employment and the employee’s last monthly salary.

The obligation to the remaining Israeli employees, and to the U.S. employees for whom there are defined contributions plans, is to make regular contributions to separate and independent entities (insurance policies and pension and severance pay funds in Israel, and 401K plans in the US), while it has no legal or constructive obligation to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

The liability recognized in the statement of financial position in respect of retirement benefit obligations is the present value of the defined benefit obligation at the date of the statement of financial position, less the fair value of plan assets.  The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method.

The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows (after taking into account the expected rate of salary increases) using interest rates of government bonds denominated in new Israeli shekels (the currency in which the benefits will be paid) and that have terms to maturity approximating to the terms of the related retirement benefit obligations.

The discount rate used in computation of the anticipated cash flows for the purpose of calculation of the actuarial liability was determined based on interest rates of government bonds denominated in new Israeli shekels because it is the opinion of management that there is no deep market in high-quality corporate bonds.

The Group carries the remeasurement of the net liability (assets) in respect of the defined benefit obligation directly to the statement of comprehensive income and expense, in the period in which they arise.  Such remeasurement results from changes in actuarial valuation, differences between past assumptions and actual results, and differences between the net yield of the plan assets stated at the net interest thereon and the net amount of the liability in respect of that obligation.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Past-service costs are currently recognized in income.

Severance pay funds are measured at fair value.  These funds represent “plan assets” as defined by IAS 19, and therefore are deducted from the balance of retirement benefit obligations for the statement of financial position presentation purposes.

As mentioned above, for part of its Israeli employees, the Group purchases insurance policies and pays contributions to pension and severance pay funds in respect of its obligation to pay pension and retirement benefits. The Group has no further payment obligations once the contributions have been paid.  The contributions are recognized as employee benefit expenses commensurate with the service in respect of which the employees are entitled to those payments.

2)	Vacation and recreation benefits

In certain countries in which the Group operates every employee is legally entitled to vacation and recreation benefits, both of which are computed on an annual basis.  This entitlement is based on the term of employment.  The Group recognizes liability and expense in respect of vacation and recreation pay based on the benefits accumulated for each employee.  This obligation is measured based on the additional amount expected to be payable for unutilized entitlement to the benefit accumulated at the end of the reported period.

3)	Share-based compensation

The Group operates a number of share-based compensation plans which are equity-settled to the subsidiary’s equity instruments.  Under these plans, the Group grants its employees, from time to time, stock options, at its discretion, to purchase shares of the subsidiary.  The fair value of the employee services received in exchange for the grant of the options is recognized as an expense in the statements of operations, with a corresponding credit carried to capital surplus in equity under non-controlling interests. The total amount to be expensed over the vesting period (the period in which all the vesting conditions are expected to be fulfilled) is determined by reference to the fair value of the options granted, at grant date.  Non-market vesting conditions are included in assumptions about the number of options that are expected to vest.  At each date of the statement of financial position, the Group revises its estimates of the number of options that are expected to vest on the basis of such non-market vesting conditions.  It recognizes the impact of the revision of original estimates, if any, in the statements of operations, with a corresponding adjustment to equity.

Proceeds from exercise of stock options, net of any directly attributable transaction costs, are credited to share capital (par value) and additional paid-in capital when the options are exercised.

4)	Profit sharing and bonus plans

The Group recognizes a liability and expense for bonuses and profit-sharing based on a formula that takes into consideration the net income of the Group and its subsidiary, after certain adjustments. The Group recognizes the said liability where contractually obliged or where there is a constructive obligation.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

u.	Provisions

Provisions for environmental restoration, restructuring costs, and legal claims are recognized when the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated.  Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole.   A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations is small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the obligation.  The increase in the provision due to passage of time is recognized as interest expense.

v.	Revenue recognition

The Group’s revenues are measured at the fair value of the consideration received or receivable for the sale of products and services in the ordinary course of business.  Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the Group.

The Group recognizes revenue when the amount of revenue can be reliably measured, when it is probable that future economic benefits will flow to the Group, and when specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved.  The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction, and the specifics of each arrangement:

1)	Revenues from sales of electricity

Revenues from sales of electricity comprise a capacity component and a delivered output component. Revenues from sales of electricity are recorded based upon output delivered, with adjustments for capacity provided, at rates specified under relevant contract terms. Certain power sale arrangements contain elements of operating lease of the plants, as defined in Interpretation 4 published by the International Financial Reporting Interpretations Committee (“IFRIC”), “Determination Whether an Arrangement Contains a Lease” (“IFRIC 4”). The Group separates the lease fee component of such revenues based on the proportion of the fair value of the service and the lease fees. Since the revenue recognition process is identical both for the service component and for the lease fees component and revenue is recognized based on actual output, they are not disclosed separately but rather included together in note 24a, as “revenues for sale of electricity;” separation of those components would not add any significant information to the users of the financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2)	Revenues from construction contracts - revenues from sale and construction of power plants

The Group uses the “percentage-of-completion method” to determine the appropriate amount to be recognized in a given period.  The percentage of completion is measured by reference to the contract costs incurred up to the date of the statement of financial position as a percentage of total estimated costs for each contract.

When the outcome of a construction contract can be estimated reliably, contract revenue and costs related to the sale and construction contract are recognized as income or expenses, respectively, according to the percentage of completion at the end of the reporting period.  When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognized as an expense immediately.

In the event of fixed price contract, the outcome can be reliably measured when all the following conditions are met: (a) total revenue from the contract can be reliably measured; (b) it is probable that future economic benefits associated with the item will flow to the Group; (c) both costs to completion and the percentage of completion at the end of the reporting period can be reliably measured; and (d) costs attributable to the contract can be clearly identified and reliably measured, so as to facilitate comparison between actual costs and previous estimates.

In the event of a cost plus margin contract, the outcome can be reliably measured when all the following conditions are met: (a) it is probable that future economic benefits associated with the item will flow to the Group; and (b) costs attributable to the contract, whether or not subject to specific compensation, can be clearly identified and reliably measured.

Changes in contract work, claims and incentive payments are included in contract revenue to the extent that they have been agreed with the customer and can be reliably measured.

The Group presents as an asset (“receivables in respect of uncompleted contracts”) the gross amount due from customers for contract work for all contracts in progress for which costs incurred plus recognized profits (less recognized losses) exceed progress billings.

The Group presents as a liability (“payables in respect of uncompleted contracts”) the gross amount due to customers for contract work for all contracts in progress for which progress billings exceed costs incurred plus recognized profits (less recognized losses).

3)	Contract revenues - revenues from sale and construction of power plants involving the granting of credit

The Group has entered into a power plant construction contract which involves extension of credit for the financing of construction and sale of the power plant to the customer. If the Group cannot collect the contractual consideration, it will become the owner of the power plant.

In the event of uncertainty as to collection of the contractual consideration for such projects, the Group does not recognize revenues or costs in respect thereof based on the percentage of completion, but rather presents the costs incurred as assets (“receivables in respect of uncompleted contracts”) until the consideration is received.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

	4)	Sale of products

Revenue from sale of products is recognized when the significant risks and benefits of ownership have been transferred to the customer, usually upon delivery of the product, the Group does not retain effective control of the products or continuing managerial involvement therein to the degree associated with ownership, and the costs incurred or that will be incurred in respect of the transaction can be measured reliably.

	5)	Warranty provision

With respect of products sold outside Israel, the Group usually provides a one year warranty from the date of installation. The annual provision is calculated at the rate of 0.5% of the sales price and is charged to the statement of operations.

	6)	Revenue from engineering and operating services and from sale of spare parts

Revenue from provision of services is recognized when the service is rendered or the spare parts are delivered.

	7)	Royalty income

Royalty income is recognized on an accrual basis, according to the nature of the relevant agreement.

w.	Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases.  Payments made under operating leases (net of any incentives received from the lessor) are charged to the statement of operations on a straight-line basis over the period of the lease.

With regard to arrangements containing lease elements, see v(1) above.

The Group has land lease agreements with the Israel Land Administration. Prepaid lease fees are presented in the statement of financial position as “power plants and other fixed assets”, and amortized by the straight-line method over the lease period (disregarding the option to extend the lease period).

Buildings erected on that land are classified as fixed assets.

x.	Dividend distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s Board of directors.

y.	Earnings (loss) per share

Basic earnings (loss) per share is calculated by dividing the profit attributable to equity holders of the Company by the weighted average number of shares in issue during the year excluding treasury shares held by a subsidiary.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

In computing diluted earnings (loss) per share, the weighted average number of shares that will be issued, assuming all potentially dilutive convertible instruments are actually converted into shares, is added to the average of ordinary shares used for computing the basic earnings per share.  The potential shares are taken into account only when their effect is dilutive (i.e., reducing the earnings per share or increasing loss per share).

z.	New international financial reporting standards, standard amendments and interpretations:

	1)	New international financial reporting that came into effect and are binding for financial reporting periods commencing January 1, 2013:

		a)	IFRS 10, “Consolidated Financial Statements” (hereafter – IFRS 10)

IFRS 10 replaces all the provisions of IAS 27 – “Consolidated and Separate Financial Statements” (hereafter – IAS 27) and of SIC 12 - “Consolidation – Special Purpose Entities” pertaining to control and consolidation of financial statements.  IFRS 10 has changed the definition of “control.” Under IFRS 10, the definition of control includes power over an investee and exposure or rights to variable returns of the investee.  Power means the ability to affect and direct the activities of the investee in such a way as to significantly affect the investor’s returns.  IFRS 10 also contains guidelines distinguishing between participating rights and protective rights, as well as guidelines for instances where an investor acts as principal or as an agent of another party or other parties.  The basic principle that a consolidated entity presents parent company and its subsidiaries as if they were a single entity, as well as the methods of consolidation, remains unchanged.

The Group first applied IFRS 10 commencing January 1, 2013. Application of the IFRS 10 for the first time had no material effect on the Group’s financial statements.

		b)	IFRS 11 – “Joint Arrangements” (hereafter – IFRS 11)

IFRS 11 replaces IAS 31, “Interests in Joint Ventures” (hereafter – IAS 31) and SIC 13, “Jointly Controlled Entities – Non-Monetary Contributions by Venturers.” IFRS 11 classifies joint arrangements into only two types: “joint operations” and “joint ventures,” the type “jointly controlled assets,” recognized under IAS 31, being merged into “joint operations”. The guidelines of IFRS 11 regarding the determination of the type of the joint arrangement focus on how rights and obligations are shared by the parties to the joint arrangement. Under IFRS 11, a joint operation is a joint arrangement that gives parties to the arrangement (“joint operators”) direct rights to the assets and obligations for the liabilities. A joint venture gives the parties (“joint venturers”) rights to the net assets of the joint arrangement. IFRS 11 abolishes the policy choice of proportionate consolidation of jointly held entities, previously allowed by IAS 31. Instead, the joint venturers must account for the joint investments by the equity method. Joint operators, however, are allowed to apply an accounting treatment similar to that currently applicable under IAS 31 to “jointly controlled assets” and jointly controlled operations.” A joint operator will recognize its interest based on its involvement in the joint operation (that is, based on its direct rights in assets, obligations, revenues and expenditures) rather than on the participation interest it has in the joint arrangement. Inter alia, IFRS 11 also provides guidelines for instances in which some parties to the joint arrangement have no joint control therein.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The Group first applied IFRS 11 commencing January 1, 2013. Application of the IFRS 11 for the first time had no material effect on the Group’s financial statements.

c)	IFRS 12 – “Disclosure of Interests in Other Entities” (hereafter - IFRS 12)

IFRS 12 sets out the required disclosures for entities reporting under IFRS 10 and IFRS 11; it also replaces the disclosure requirements currently found in IAS 28 and IAS 27.  The disclosure requirements under IFRS 12 pertain to the following issues: significant judgments and assumptions; interest in subsidiaries; interests in joint arrangements and associates; and interests in unconsolidated structured entities.

The Group first applied IFRS 12 commencing January 1, 2013. Application of the IFRS 12 has extended the disclosures in the Group’s consolidated financial statements.

d)	IFRS 13 – “Fair Value Measurement” (hereafter - IFRS 13)

IFRS 13 aims to improve consistency and reduce complexity by providing a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRSs.

The Group first applied IFRS 13 commencing January 1, 2013 on a prospective basis. IFRS 13 does not require the application of the disclosures stipulated thereby to comparative figures for periods preceding its application for the first time.  Application of the IFRS 11 for the first time had no material effect on measurement of items in the Group’s financial statements.

e)	Amendment to IAS 19 - “Employee Benefits” (hereafter - amendment to IAS19)

The amendment to IAS 19 makes significant changes to the recognition and measurement of defined benefit pension expense and termination benefits, and to the disclosures for all employee benefits discussed by IAS 19.  Following is a summary of the key changes:

-
The term “actuarial gains and losses” has been replaced by “remeasurements of the net defined benefit liability (asset)” which, in addition to actuarial gains and losses include other components defined by the revised IAS 19.  Remeasurements are recognized immediately in other comprehensive income (hereafter - OCI).  Thus, the possibility of recognition of such gains and losses as part of income and loss statement and the use of the “corridor” approach has been eliminated.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

-	Past service costs are to be recognized in profit or loss immediately when a change in the plan occurs, rather than spread over the future-service period until it vests.

-
Employee benefit expenses in cases where plan assets exist will reflect net interest income/expense, based on the net defined benefit asset or liability, using the discount rates applicable under IAS 19 before the amendment for measuring defined benefit liability.  This accounting treatment replaces the “interest cost” and “expected return on plan assets” under IAS 19 before the amendment.

-
The distinction between short-term and long-term benefits for the purpose of measurement in the financial statements will be based on the time when payment is expected rather than when payment can be demanded.

-
Any benefit that has a future-service obligation is not a termination benefit.  A liability for termination benefits will be recognized when an offer of such benefits can no longer be withdrawn or when the related restructuring costs are recognized.

-	Disclosure requirements have been expanded in comparison to those stipulated by IAS 19 before the amendment.

The Group applied the revised IAS 19 for the first time commencing January 1, 2013, retrospectively for all the reported periods, except for:

1)
An entity need not adjust the carrying amount of assets outside the scope of IAS 19 for changes in employee benefits costs that were included in the carrying amount before the date of initial application of the amendment.

2)
Presentation of comparative information pertaining to certain disclosures with regard to the sensitivity analysis of the defined benefit obligation stipulated by the amendment to IAS 19 in the financial statements for periods commencing January 1, 2014, is not required.

Application of the amendment to IAS 19 for the first time had no material effect on measurement of items in the Group’s financial statements, inter alia since the Group had already recognized the remeasurement in other comprehensive income.

f)	Amendment to IAS 1 - “Presentation of financial statements” (hereafter - amendment to IAS 1)

This amendment changes the disclosure of items presented in OCI in the statement of comprehensive income. Following is a summary of the key provisions of the amendment:

-
The amendment requires entities to separate items presented in OCI into two groups, based on whether or not they may be reclassified to profit or loss in the future.  Accordingly, items that will not be reclassified are to be presented separately from items that may be reclassified in the future.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

-	Entities that choose to present OCI items before tax are required to show the amount of tax related to the two groups separately.

-
The title used by IAS 1 for the statement of comprehensive income has changed to ‘statement of profit or loss and other comprehensive income’. However, the amended IAS 1 still permits entities to use other titles.

The Group applied the revised IAS 1 for the first time commencing January 1, 2013, retrospectively for all the reported periods. Following the application of amendment to IAS 1 for the first time the Group presents each group of items in OCI in the statement of comprehensive income separately.

	g)	Amendment to IAS 16 - “Fixed assets” (hereafter - IAS 16)

The Amendment to IAS 16, published in May 2012, clarifies section 8 of IAS 16 directives relating to classification of auxiliary equipment and spare parts as property plant and equipment or as inventories. According to the amendment, servicing equipment and spare part equipment qualify as property, plant and equipment when they meet the definition of property, plant and equipment in IAS 16; otherwise, they are classified as inventory.

The Group first applied the revised IAS 16 commencing January 1, 2013.  Application of the revised IAS 16 for the first time had no material effect on measurement of items in the Group’s financial statements.

2)	Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the Group:

	a)	The additional phase of IFRS 9 - Financial Instruments (“IFRS 9”)

In October 2010, guidelines pertaining to financial liabilities were published as a component of the first phase of IFRS 9. Those guidelines leave most guidelines of IAS 39 intact. The main change is with regard to entities which have financial liabilities carried at fair value though profit and loss that will now recognize the portion of the change in its fair value due to changes in the entity’s own credit risk in other comprehensive income rather than within profit or loss, unless such treatment would cause accounting imbalance.  Amounts so recognized will not be subsequently reclassified to profit or loss.  However, they may be reclassified from one equity item to another.

The second phase of IFRS 9, dealing with impairment in value of monetary assets, has not yet been published.

The third phase of IFRS 9, which deals with hedging accounting, was published in November 2013.  The new hedging model differs in some aspects from that of IAS 39, and is designated to enable companies to better reflect their hedging policies, inter alia by adopting the effectiveness “bright line” of 80%-125% required by IAS 39 to an effectiveness range actually used in risk management, hedging of groups of financial instruments in a more flexible manner and, under certain circumstances, permitting hedge accounting for components of non-financial items, provided certain criteria can be satisfied.  Nevertheless, the stringent documentation requirements have been left intact, and certain disclosure requirements have been added.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

In November 2013, additional amendment to IFRS 9 was published, as follows:

One change allows recognition of changes in fair value of financial liabilities deriving from the credit risks of an entity in the statement of comprehensive income, even without applying other provisions of IFRS 9.

The said amendment cancelled the effective date of January 1, 2015, as previously required, and has not named another effective date.  The effective application date will only be determined when the other phases of IFRS 9 are completed.  However, early adoption of the phases already published is allowed.

The Group has not applied the guidelines of IFRS 9, other than those pertaining to monetary assets.  At this stage, the Group is assessing the possible impact of applying IFRS 9 on the Group’s financial statements in the coming periods and of the timing of such application.

	b)	IFRIC 21 - Levies (“IFRIC 21”)

IFRIC 21 determines the accounting treatment of the obligation to pay levies imposed by government in accordance with law, that are accounted for in accordance with IAS 37 and which are not taxes on income. Under IFRIC 21, an obligating event in respect of which such a liability should be recognized is the activity triggering the levy as identified by legislation.

aa.	Immaterial adjustment of comparative figures and reclassification

An error in the financial statements of Ormat Technologies as of December 31, 2012 was identified in the course of preparation of the Group’s financial statements as of June 30, 2013. The error resulted from the calculation of a tax asset in respect of US Federal carryforward losses and credit, in an excess amount of approximately $ 7.1 million which was a direct result of the deferred tax effects of the non-cash asset impairment charge recorded in the fourth quarter of 2012.

Management assessed the materiality of this error in accordance with the position of the Staff of the Israeli Securities Authority as per “Update 99-4 Regarding Guidelines for Examination of Materiality of an Error in the Financial Statements” and concluded that the misstatement in the previously issued financial statements was not material as defined by IAS 8 – “Accounting Policies, Changes in Accounting Estimates and Errors.”

The assessment of the materiality of the error in accordance with the guidelines for such assessment showed that it was not material for all the periods to which it pertains taken as a whole. However, if the entire correction of the error was recorded in the current reported period, the impact would be significant to operating results for that period. Ormat Technologies and the Company have rectified the error by way of revision of comparative figures presented in these finacial sttements. Financial statement items affected by such revision are marked as “immaterial revision of comparative figures.” This revision had no impact on the Group’s revenues, loss before taxes and consolidated cash flows for the said period.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The effect of the revision on the line items in the consolidated financial statements as of and for the year ended December 31, 2012 is as follows:

Year ended December 31, 2012
Dollars in thousands
The effect on statement of comprehensive income (loss):
a. Effect on loss:
Loss as previously reprted	(170,859)
Effect of the revision – increase in tax expense	(7,082)
Loss as reprted in these financial statements	(177,941)

Attribution of the effect of the revision on the comprehensive loss for the period:
To equity holders of the Company:
Loss attrbuted to equity holders, as previously reported	(102,977)
Effect of the revision	(4,241)
Loss attributed to equity holders, as reported in these financial statements	(107,218)

To non-controlling interests:
Loss attributed to non-controlling interests, as previously reported	(67,882)
Effect of the revision	(2,841)
Loss attrbuted to non-controlling interests, as reported in these financial statements	(70,723)

Dollars
b. Effect on loss per share attributed to equity holders of the Company:
Basic and diluted, as previously reported	(0.88)
Effect of the revision	(0.04)
Basic and diluted, as reported in these financial statements	(0.92)

	December 31, 2012
	As previously reported	Effect of the revision	As reported in these financial statements
	Dollars in thousands
Effect on assets – deferred taxes	80,546	(7,082)	(73,464)

Effect on equity:
Attributed to equity holders of the Company - retained earnings	222,666	(4,241)	218,425
Attributed to non-controlling interests	286,688	(2,841)	283,847

Additionally, the Company reclassified as of December 3, 2012 its investment in Associates to Power Plant under Construction in the amount of $2,591,000 (representing 0.1% of total assets) due to the start of the construction of the power plant.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 3 – CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

Estimates and judgments are continually evaluated, and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Group makes estimates and assumptions concerning the future.  The resulting accounting estimates will, by definition, seldom equal the related actual results.  The estimates and assumptions that involve a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year and matters involving material judgment are discussed below:

a.	Revenue recognition

The Group uses the percentage-of-completion method of accounting for recognizing revenues generated from the sale and installation of power plants, taking into account that the plants are constructed for the customers, under terms negotiated therewith.

The percentage-of-completion method requires estimates of actual costs of services provided as a proportion of the total costs of services to be provided.  Such cost estimates are made by management based on prior experience and the characteristics and engineering design of specific projects.

Had the percentage of actual cost out of total cost to completion been 10% higher than management’s estimates, revenues recognized in 2013, 2012 and 2011 would have increased by approximately $12.2 million, $23.9 million and $6.2 million, respectively.  Had such percentage been 10% lower than management’s estimates, revenues recognized in 2013, 2012 and 2011 would have decreased by approximately $3.9 million, $20.3 million and $6.2 million, respectively.

b.	Power plants and other property, plant and equipment

The Group estimates the useful life and depreciation expense of the power plants it owns. Such estimates are made by management based on factors such as prior experience, engineering surveys, the terms of the underlying PPAs, geothermal resources that feed the plant, the location of the assets and specific power plant characteristics and designs.  Such estimates may change significantly as a result of changes in the above parameters.  Currently, the useful life of the Group’s power plants ranges between 25 and 30 years.  Should the useful life of an asset prove lower than prior estimates, management will either increase depreciation expense or recognize impairment.  In the event that an asset becomes technologically obsolete, or when non-strategic assets are abandoned or sold, the value of such assets is written off.

Should the actual useful life of power plants be 10% higher than management’s estimates, the total carrying amount of power plants and other fixed assets as of December 31, 2013 and 2012 would increase by approximately $52.9 million and $50.5 million respectively.   Should the actual useful life of power plants 10% lower than management’s estimates, the total carrying amount of power plants and other fixed assets as of December 31, 2013 and 2012 would decrease by approximately $58.2 million and $55.6 million, respectively.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

c.	Impairment of non-monetary assets

Assets that are subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognized for the amount by which the carrying amount of an asset exceeds its recoverable amount.  The recoverable amount is the higher of the fair value of an asset less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).  Non-financial assets that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.

The significant assumptions that the Group uses in estimating the fair value of power plants are: (i) projected generating capacity of the power plant and rates to be received under the respective PPA; (ii) projected operating expenses of the relevant power plant; and (iii) the interest rate used to determine the discounted future cash flows.

The North Brawley power plant

As of September 30, 2013, the fair value of the North Brawley power plant - approximately $23.7 million - was determined based on an after-tax capitalization rate of 8%.

The following are the effects of different capitalization rates on identical generated output:

Capitalization rate (percent)	10%	9%	8%	7%	6%
Fair value, net of selling costs (millions of dollars)	20.7	22.1	23.7	25.5	27.7
Net effect on the loss on impairment of power plants’ value (millions of dollars)	3.0	1.6	—	(1.8)	(4.0)

As of December 31, 2012, the fair value of the North Brawley power plant - approximately $32 million - was determined based on an after-tax capitalization rate of 8%.

The following are the effects of different capitalization rates on identical generated output:

Capitalization rate (percent)	9%	8.5%	8%	7.5%	7%
Fair value, net of selling costs (millions of dollars)	28.9	30.2	32.0	33.1	34.7
Net effect on the loss on impairment of power plants’ value (millions of dollars)	3.1	1.8	—	(1.1)	(2.7)

As of December 31, 2011, the fair value of the North Brawley power plant - approximately $156.2 million - was determined based on an after-tax capitalization rate of 8% and on a generated output as detailed in note 12 and the probability of obtaining a new PPA with a new customer.

The following are the effects of different capitalization rates on identical generated output:

Capitalization rate (percent)	7%	7.5%	8%	8.5%	9%
Fair value, net of selling costs (millions of dollars)	167.6	161.7	156.2	151.0	146.2
Net effect on the loss on impairment of power plants’ value (millions of dollars)	11.4	5.5	—	(5.2)	(10.0)

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The following are the effects of different generated output given a capitalization rate of 8%:

Generated output (MW)	37	40	45	50
Fair value, net of selling costs (millions of dollars)	143.1	154.2	182.6	198.9
Net effect on the loss on impairment of power plants’ value (millions of dollars)	13.1	2.0	(26.4)	(42.7)

The effect of obtaining a new PPA with a new customer, at higher prices than established in the current PPA, given a capitalization rate of 8%, would be:

Probability of obtaining a new PPA	40%/60%	30%/70%	20%/80%	10%/90%	0%/100%
Fair value, net of selling costs (millions of dollars)	141.2	148.7	156.2	163.7	171.2
Net effect on the loss on impairment of power plants’ value (millions of dollars)	15.0	7.5	—	(7.5)	(15.0)

The Jersey Valley power plant

As of December 31, 2012, the fair value of the Jersey Valley power plant - approximately $31.3 million - was determined based on an after-tax capitalization rate of 8%.

Following are the effects of different capitalization rates on identical generated output:

Capitalization rate (percent)	9%	8.5%	8%	7.5%	7%
Fair value, net of selling costs (millions of dollars)	28.0	29.6	31.3	33.1	35.2
Effect on the loss on impairment of power plants’ value (millions of dollars)	3.3	1.7	—	(1.8)	(3.9)

The fair value of the Jersey Valley power plant as of December 31, 2013, has not been examined since there was no indication that the impairment loss recognized in 2012 did not exist anymore or was reduced.

The OREG 4 power plant

As of December 31, 2012, the fair value of the OREG 4 power plant - approximately $3.6 million - was determined based on an after-tax capitalization rate of 8%.

Since the value of OREG 4 power plant as of December 31, 2012 was only $3.6 million, a change in the capitalization rate would not materially affect the fair value of the plant; thus a sensitivity analysis was not presented.

As of December 31, 2011, the fair value of the OREG 4 power plant - approximately $7.2 million was determined based on an after-tax capitalization rate of 8%.

The following are the effects of different capitalization rates on identical generated output:

Capitalization rate (percent)	10%	9.0%	8.0%	7.0%	6.0%
Fair value, net of installation costs (millions of dollars)	5.8	6.4	7.2	8.1	9.1
Net effect on the loss on impairment of power plants’ value (millions of dollars)	1.4	0.8	—	(0.9)	(1.9)

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The OREG 1 power plant

As of December 31, 2011, the fair value of the OREG 1 power plant - approximately $26.1 million - was determined based on an after-tax capitalization rate of 8%.

Since the carrying value of the OREG 1 power plant is lower than its fair value, the carrying value has been changed to $24.6 million.

The following are the effects of different capitalization rates on identical generated output:

Capitalization rate (percent)	10%	9%	8%	7%	6%
Fair value, net of selling costs (millions of dollars)	22.9	24.4	26.1	28.5	31.3
Net effect on the loss on impairment of power plants’ value (millions of dollars)	3.2	1.7	—	*	*

*Since the book value before loss on impairment amounted to $26.1 million, the discount rate which is lower than 8% has no effect.

d.	Income taxes and deferred taxes

The Group is subject to income taxes in numerous jurisdictions; accordingly, significant judgment is required in determining the worldwide provision for income taxes.  There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business.  The Group recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax liability is different from the amounts that were initially recorded, the difference will impact the income tax and deferred tax provisions in the period in which the final assessment is determined by the tax authorities.

In addition, the Group recognizes deferred tax assets and liabilities based on the differences between the carrying amounts of assets and liabilities and their amount for tax purposes.  The Group continually assesses the recoverability of the deferred tax assets included in its accounts, based on historical taxable income, expected taxable income, expected timing of reversals of temporary differences, and the application of tax planning strategies.  If the Group is unable to produce sufficient future taxable income, or in case of material change in effective tax rates for the period during which the related temporary differences become taxable or deductible, the Group might be required to eliminate part of the deferred tax assets or to increase its deferred tax liabilities, which may increase its effective tax rate and negatively affect the results of its operations. With regard to the decrease in deferred tax assets in the year ended December 31, 2012, see note 14c.

The Group does not recognize deferred taxes assets in respect of temporary differences resulting from investments in subsidiaries since the timing of reversal of such temporary differences is controlled by the Group and it is not expected to occur in the foreseeable future.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 4 – SUBSIDIARIES:

a.	Details on direct consolidated companies(1):

	Ormat Technologies(2)		Solmat(3)		OrFuel		OPTI BV(4)
	December 31,		December 31,		December 31,		December 31,
	2013	2012	2013	2012	2013	2012	2013	2012
	%	%	%	%	%	%	%	%
Holding and voting rights:
Ordinary shares held by the Company	59.84	59.89	100	100	100	100	100	100
Under the assumption of exercise of convertible vested securities	57.17	57.86
Under the assumption of exercise of all convertible securities	54.23	55.53

	Dollars in thousands		Dollars in thousands		Dollars in thousands		Dollars in thousands
Investment – net (deferred rights)	396,866	372,181	2,978	2,647	4,945	4,609	(18)	447
Market value of the investee shares	740,291	524,543	—	—	—	—	—	—
Dividend received	2,177	2,177	—	—	—	—	—	—

(1)	Investment in non-operating subsidiaries of an immaterial amount is not included.

(2)
Company incorporated in Delaware, U.S., whose shares are traded on the New-York Stock Exchange (NYSE). The market value of Ormat Technologies shares as of March 10, 2014 was approximately $777 million.

(3)	In 2012, the capital notes were converted to shares and additional paid-in capital of Solmat.

(4)	Company incorporated in the Netherlands. In 2013, the Company repaid most of its investment in the subsidiary.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.	Material restrictions and financial covenants on subsidiaries as of December 31, 2013:

The lender	Book value of liability (dollars in millions)	Category/goal of financing	Securities	Restricted cash and deposits (dollars in millions)	Restrictions imposed on the corporation	Financial covenants	Financial covenants as of December 31, 2013
Notes:
OFC Senior Secured Notes	90.8	Project financing	Unconditional guarantee by all of the wholly owned subsidiaries of OFC and charges on substantially all of the assets of OFC and those of its wholly owned subsidiaries, without recourse to either the Company or Ormat Technologies. An account which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, in the following six months.	2.9	Restriction on dividend distribution in the event failure to meet the covenants.	Historical and projected 12-month debt service coverage ratio (“DSCR”) of not less than 1.25 for four consecutive quarters.	Historical DSCR was 1.29
OFC 2 LLC Senior Secured Notes	144.5	Project financing	Unconditional guarantee by all of the wholly owned subsidiaries of OFC 2 and charges on substantially all of the assets of OFC 2 and those of its wholly owned subsidiaries. Ormat Technologies has guaranteed the OFC 2 Notes and will guarantee each new series of Notes. The guarantee may be drawn upon if certain triggering events occur (see note 15).	29.8	Limitations on additional indebtedness and dividend distribution.	Historical and projected 12-month “DSCR” of not less than 1.2 for four consecutive quarters, and 1.5 on a pro forma basis.	Historical DSCR was 1.79, and 2.25 on a pro forma basis.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The lender	Book value of loan (dollars in millions)	Category/goal of financing	Securities	Restricted cash and deposits (dollars in millions)	Restrictions imposed on the corporation	Financial covenants	Financial covenants as of December 31, 2013
OrCal Geothermal Inc. Notes	66.2	Project financing	Unconditional guarantee by all of the wholly owned subsidiaries of OrCal and charges on substantially all of the assets of OrCal and those of its wholly owned subsidiaries, without recourse to either the Company or Ormat Technologies. An account which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, in the following six months.	3.0	Restriction on dividend distribution in the event failure to meet the covenants.	Historical and projected 12-month “DSCR” of not less than 1.25 for four consecutive quarters.	Historical DSCR was 1.3.
Project financing loans:
Loan from OPIC	299.9	Renewal of existing loan for the construction and expansion of power plants.	An account which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, in the following six months.	10.1	Restriction on dividend distribution by OrPower 4 in the event failure to meet the covenants.
With respect to dividends:  Historical and projected 12-month “DSCR” of not less than 1.4 for four consecutive quarters.
With respect to default: Historical and projected 12-month “DSCR” of not less than 1.1 for four consecutive quarters.

							The ratios will be calculated for the first time in 2014.
Loan from TCW Global Project Fund II, Ltd. (“TCW”)	31.5	Project financing	An account which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, in the following six months.	1.0	Restriction on dividend distribution by Amatitlan4 in the event failure to meet the covenants.	a) Historical and projected 12-month “DSCR” of not less than 1.2 for four consecutive quarters, and b) Debt/equity ratio not exceeding 4.	a) Historical DSCR was 1.61; b) Debt/equity ratio was 2.21.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The lender	Book value of loan (dollars in millions)	Category/goal of financing	Securities	Restricted cash and deposits (dollars in millions)	Restrictions imposed on the corporation	Financial covenants	Financial covenants as of December 31, 2013
Unsecured Senior Bonds	250.6	Project financing
The Bonds, the loan agreements and the credit agreements are unsecured; however, Ormat Technologies is subject to a negative pledge in favor of the banks and the other lenders and certain other restrictive covenants. These include, among other things, a prohibition on: (a) creating any floating charge or any permanent pledge, charge or lien over Ormat Technologies’ assets without obtaining the prior written approval of the lender; (b) guaranteeing the liabilities of any third party without obtaining the prior written approval of the lender; and (c) selling, assigning, transferring, conveying or disposing of all or substantially all of its assets, or a change of control in Ormat Technologies’ ownership structure.
					Some of the credit agreements, the term loan agreements, as well as the trust instrument contain cross-default provisions with respect to other material indebtedness owed to any third party.
Financial ratios: a) Ormat Technologies nust maintainequity of at least $600 million and in no event less than 30% of its total assets; b) 12-month debt, net of cash, cash equivalents, marketable securities and short-term bank deposits to adjusted EBITDA ratio not to exceed 7; and c) dividend distribution not to exceed 35% of net income for the year.

Total equity was $702.2 million, the actual equity to total assets ratio was 34.2%, and) the 12-month debt, net of cash, cash equivalents, marketable securities and short-term bank deposits to adjusted EBITDA ratio was 4.5.

Loans from financial institutions:
Loan a	7.9	Project financing
Loan b	13.3	Project financing
Loan c	11.7	Project financing
Bank loans:
Bank loan	10.0	Project financing			Restriction on dividend distribution by Ormat Nevada in the event failure to meet the covenants.	Financial ratios: a) debt to EBITDA ratio not to exceed 4.5, b) 12-month “DSCR” of not less than 4.5 for four consecutive quarters, and c) a distribution leverage ratio not to exceed 2.	a) Debt to EBITDA ratio was 2.58, b) 12-month “DSCR” was 2.47, and c) distribution leverage ratio was 1.34.
Credit from five banks	112.0	Project financing
Deferred lease fees:
Puna Power Plant PVG	63.5		—	4.3

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

For further details on the loans –see note 15; for further details on the deferred lease fees – see note 17.

C.	Sale of investment in subsidiary

In May 2013, the Group sold the Momotombo Power Company (“OMPC”), which operates the Momotombo geothermal power plant located in Nicaragua, to a third party (hereafter – the buyer) for approximately $7.8 million,  approximately one year before the scheduled termination of the concession arrangement with the Nicaraguan owner.  In conjunction with the sale, the Group and the buyer have signed a technical support agreement for an undefined period, whereby the Group will provide technical consulting services, which can be terminated by either party. The Group is of the opinion that the expected continuing cash flows from this agreement are insignificant in comparison to those derived from the operation of the plant.  In the year ended December 31, 2013, the Group recognized a gain of $4.2 million in respect of the sale.

NOTE 5 –	CASH, CASH EQUIVALENTS AND RESTRICTED DEPOSITS:

	a.	Cash and cash equivalents:

	December 31,
	2013	2012
	Dollars in thousands
Cash in bank and on hand	23,887	69,670
Short-term bank deposits	34,021	2,097
	57,908	71,767

	b.	Cash, cash equivalents and restricted deposits

Under long-term loan agreements, Senior Secured Notes agreements and operating lease agreements of the Puna power plant, the Group is required to maintain certain reserve funds and restricted balances (see notes 15 and 17).  All the balances included herein are in dollars.

The book value of cash, cash equivalents and the restricted deposits is close to their carrying value, since the effect of capitalization is immaterial.

NOTE 6 –	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

Composed as follows:

	December 31,
	2013	2012
	Dollars in thousands

Corporate bonds – see below	15,433	14,668
Financial funds and other funds	251	251
Total investment in securities	15,684	14,919
Presented in the balance sheet as follows:
Current portion	15,433	14,668
Non-current portion	251	251
	15,684	14,919

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The Group holds corporate bonds bearing interest of 0.6%-6.00% and maturing between September 2016 and May 2018.

The fair value of the corporate bonds represents the close price at the market as of December 31, 2013.

Changes in value of those bonds are carried to gains (losses) on realization and increase (impairment) in value of investments in securities.

Changes in financial assets at fair value through profit and loss during the reported years are as follows:

	Year Ended December 31
	2013	2012
	Dollars in thousands

Balance at beginning of year	14,919	23,441
Purchases	23,645	36,249
Disposals	(22,413)	(45,764)
Accrued interest	596	1,147
Interest received	(427)	(1,143)
Gains (losses) on disposal and increase (impairment) in value	(636)	989
Balance at end of year	15,684	14,919
Less – non-current portion	251	251
Current portion	15,433	14,668

NOTE 7 –	DERIVATIVE FINANCIAL INSTRUMENTS:

1. Composed as follows:

	Year Ended December 31
	2013	2012
	Dollars in thousands
Current assets:
Derivatives – see 2 below:
Derivatives on oil prices	—	2,136
Derivatives on natural gas prices	—	2,804
Forward transactions	2,290	1,673
Total assets	2,290	6,613

Current liabilities:
Derivatives – see 2 below:
Derivatives on oil prices
Derivatives on natural gas prices	(351)
Forward transactions	(2,490)	—
Total liabilities	(2,831)	—

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2.	Additional information:

	a.	Derivatives to reduce exposure to fluctuations in the price of energy

As explained in note 2l, the Group has revenues derived from the sale of electricity from power plants at a variable price in California and Hawaii. The Group’s power purchase agreements (“PPAs”) for the Ormesa complex, the Mammoth complex and the Heber 1 and 2 power plants in California were fixed until May 1, 2012. Thereafter, the energy price component under these PPAs changed from a fixed rate to a variable rate based on Short Run Avoided Costs (“SRAC”) pricing of the off-taker. These PPAs are impacted by fluctuations in natural gas prices. In addition, the prices paid for electricity pursuant to the 25 MW PPA for the Puna complex in Hawaii are impacted by the price of oil and are calculated on a monthly basis and are exposed to material fluctuations during the year. Therefore, the group entered into swap contracts and put transactions in an attempt to reduce its exposure to fluctuations in the prices of natural gas and oil until December 31, 2013, as follows:

		1)	Derivatives on oil prices

On April 18, 2012, the Group entered into two oil swap contracts with a bank, each effective from May 1, 2012 until March 31, 2013, to reduce its exposure to fluctuations in the price of oil prices under the Group’s 25 MW PPA for the Puna complex, Hawaii, U.S. Under the terms of these contracts, the Group will make floating rate payments to the bank and receive fixed rate payments from the bank on each settlement date ($130.50 per BBL in respect of NYMEX Heating Oil and $115.50 per BBL in respect of ICE Brent). The swap contracts have monthly settlements whereby the difference between the fixed price and the monthly average market price will be settled on a cash basis.

In addition, on September 27, 2012, the Group entered into European put transactions with two banks effective from January 1, 2013 until December 31, 2013. The Group entered into these transactions in order to reduce its exposure to fluctuations in the energy rate caused by fluctuations in oil prices. The Group paid up-front premiums in the total amount of approximately $2.6 million that were recorded as current assets -derivative financial instrument. Under these transactions, the Group will receive from the banks on each settlement date the difference between the strike price of $126.63 per BBL in respect of NYMEX Heating Oil and $106.80 in respect of ICE Brent and the respective monthly average market price of the relevant commodity. If the strike price is lower than the monthly average market price, no payment will be made.

On October 16, 2013, the Group entered into a swap contract with a bank for a notional volume of 275,000 BBL effective from January 1, 2014 until December 31, 2014 to reduce the Company’s exposure to fluctuations in the energy rate caused by fluctuations in oil prices under the 25 MW PPA for the Puna complex. Under the terms of this contract, the Group will make payments linked to the oil price index to the bank and receive fixed rate payments $125.15 per BBL from the bank. The swap contract has monthly settlements whereby the difference between the fixed price and the monthly average market price will be settled on a cash basis.

As explained in note 2l, the derivative instruments have not been presented as hedges and are measured at their fair value as of the balance sheet date and all changes in fair value of these derivatives are recognized directly in the electricity revenues in the statements of operations. As a result, a net gain (reduction in revenue) of ($2.0 million) and $0.8 million on these derivative contracts was recognized in the years ended December 31, 2013 and 2012, respectively.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2)	Derivatives on natural gas prices

On May 24, 2012, the Group entered into a European put transaction with a bank for the period from July 1, 2012 until December 31, 2012.  The Group entered into this transaction in order to reduce its exposure to fluctuations in the energy rate caused by fluctuations in natural gas prices under the Group’s PPAs with Southern California Edison Company (SCE).  The Group paid up-front premium in the amount of approximately $1.6 million that was recorded as a derivative financial instrument under current assets.  Under the terms of the transaction, each month the Group received the difference between $3.08 and the NGI price per MMbtu at the first day of the month.  If the NGI price was higher than $3.08, no payment was made.

In addition, on July 13, 2012, the Group entered into another European put transaction with the same bank for the period from August 1, 2012 until December 31, 2012 in order to reduce its exposure to fluctuations in the energy rate caused by fluctuations in natural gas prices. The Group paid an up-front premium in the amount of approximately $0.2 million that was recorded as a derivative financial instrument under current assets. Under the terms of the transaction, each month the Group received the difference between $3.19 and the NGI price per MMbtu at the first day of the month. If the NGI price was higher than $3.19, no payment was made.

In October 2012, the Group entered into NGI swap contracts with a bank for a period from January 1, 2013 until December 31, 2013, in order to reduce its exposure to fluctuations in the energy rate caused by fluctuations in natural gas prices. Under the terms of these contracts, the Group makes floating rate payments to the bank and receives fixed rate payments from the bank on each settlement date. The swap contracts have monthly settlements whereby the difference between the fixed price of $4.00 per MMbtu and the market price is settled on a cash basis.

On September 3, 2013, the Group entered into a NGI swap contract with a bank for a notional volume of approximately 4.4 million MMbtus for settlement effective January 1, 2014 until December 31, 2014, in order to reduce its exposure to NGI. Under the terms of this contract, the Company will make floating rate payments to the bank and receive fixed rate payments from the bank on each settlement date. The swap contract has monthly settlements whereby the difference between the fixed price of $4.035 per MMbtu and the market price on the first commodity business day on which the relevant commodity reference price is published in the relevant calculation period (January 1, 2014 to December 1, 2014) will be settled on a cash basis.

On October 16, 2013, the Group entered into a NGI swap contract with a bank for a notional volume of approximately 4.2 million MMbtus for settlement effective January 1, 2014 until December 31, 2014, in order to reduce its exposure to NGI below $4.103 per MMbtu under its PPAs with Southern California Edison. Under the terms of this contract, the Company will make floating rate payments to the bank and receive fixed rate payments from the bank on each settlement date. The swap contract has monthly settlements whereby the difference between the fixed price of $4.103 per MMbtu and the market price on the first commodity business day on which the relevant commodity reference price is published in the relevant calculation period (January 1, 2014 to December 1, 2014) will be settled on a cash basis.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

As explained in note 2l, the derivative instruments have not been presented as hedges and are measured at their fair value as of the balance sheet date and all changes in fair value of these derivatives are recognized directly in the electricity revenues in the statements of operations. As a result, net gain (reduction in revenue) of approximately $(3.0 million) and of $1.5 million on these derivative contracts was recognized in the years ended December 31, 2013 and 2012, respectively.

b.	Currency forward transactions

In addition, the Group has forward currency transactions and transactions in currency options in order to reduce exposure to fluctuations in its Israeli currency expenses.

As of December 31, 2013 and 2012, the notional amount of the forward currency transactions was $2.3 million and $1.7 million, respectively. These amounts were recognized as income in the statements of operations for the years ended December 31, 2013 and 2012, under “other income”.

For details on fair value measurement of derivatives, see note 11.

The maximum credit risk exposure as of the date of the statement of financial position equals the fair value of the derivative instruments therein.

NOTE 8  –  ACCOUNTS RECEIVABLE AND ACCRUALS:

a.	Trade:

	December 31,
	2013			2012
	Dollars in thousands
	In dollars	In other currencies	Total	In dollars	In other currencies	Total

Composed as follows:

Abroad – utility companies	39,536		39,536	32,128		32,128
Abroad – other	55,803	26	55,829	18,604	4,948	23,552
	95,339	26	95,365	50,732	4,948	55,680

The amounts included in the trade receivables include open accounts only.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.	Other:

	December 31,
	2013	2012
	Dollars in thousands
Institutions	3,587	4,172
Advances to suppliers	1,047	1,902
Prepaid expenses	24,712	21,680
Sundry	5,508	3,071
	34,854	30,825

The fair value of other accounts receivable and accruals approximates their carrying amount, since the effect of capitalization is immaterial.

	December 31,
	2013	2012
	Dollars in thousands
In dollars	31,593	26,701
In other currencies	3,261	4,124
	34,854	30,825

The maximum credit risk exposure in respect of accounts receivable as of December 31, 2013 equals their carrying value less non-monetary balances (derived from prepaid expenses).  The Group does not hold any securities for these balances.

NOTE 9  –  COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLING ON UNCOMPLETED CONTRACTS:

a.	Projects the revenue from which is recognized during a period less than 24 months:

1.	Composed as follows:

	December 31,
	2013	2012
	Dollars in thousands
Costs accrued in respect of uncompleted contracts	36,023	139,775
Add –recognized profits	15,527	53,173
Revenue recognized	51,550	192,948
Less – progress billings	(38,236)	(208,743)
	13,314	(15,795)
Presented in the statements of financial position as follows:
Receivables in respect of uncompleted contracts	21,217	9,613
Payables in respect of uncompleted contracts	(7,903)	(25,408)
	13,314	(15,795)

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2.	Supplementary information:

1)
Construction of five projects was completed in the year ended December 31, 2013; revenue recognized in respect of those projects in 2013 was approximately $66 million, and the cumulative revenue therefrom was approximately $250 million.

2)
In the year ended December 31, 2013, the Group entered into six new contracts in a total amount of approximately $104 million; revenues of approximately $16 million were recognized in respect of those contracts, and approximately $31 million was received as advances.

3)
In the year ended December 31, 2013 the Group completed the sale of products for five projects while construction is still in process.  Revenue in a total amount of approximately $70 million was recognized in respect of those projects.

4)
The construction of the Ngatamriki power plant in New Zealand was completed in 2013.  Total revenues recognized in respect of this project during the construction period were approximately $139 million.

5)	In the reported years no provision for losses was recorded in respect of construction contracts.

b.	Long term:

The Group entered into a power plant sale and engineering, procurement and construction contract with a customer, which includes a credit agreement to finance the sale and the construction. Should the Group not be able to collect the payments from the customer, it will become the owner of the power plant.

As of December 31, 2012, due to collection uncertainty, the Group did not recognize revenues and cost of revenues in respect of that contract but rather presented it as a non current asset until payment by the customer is assured. As of December 31, 2013, these costs are presented as a current asset under accounts receivable, since collection is expected in 2014.

NOTE 10  –  INVENTORIES:

	December 31,
	2013	2012
	Dollars in thousands
Raw materials and purchased parts for assembly	6,326	9,775
Self-manufactured assembly parts and finished products	15,963	10,894
	22,289	20,669

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 11  –  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

Financial risk management

1) Financial risk factors

The Group’s operations give rise to exposure to financial risks: market risks (including foreign currency exchange rate risks, fair value and cash flow  risks relating to interest rates and price risks), credit risks and liquidity risks.  The Group’s risk management strategy focuses on the assumption that financial markets are unpredictable and on attempting to minimize possible adverse effects on the Group’s financial performance. Derivative financial instruments (“Derivatives”) are utilized by the Group to reduce those risks.

Risk management is carried out by the Group’s finance department under policies approved by the boards of directors of the Group companies. The Group’s finance department identifies, evaluates and hedges financial risks in close co-operation with the Group’s operating units. The boards of directors of the Group companies provide written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risks, interest rate risks, credit risks, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

a.	Market risks:

1)	Exchange rate risks

The Group is exposed to changes in foreign currency exchange rates, in particular the fluctuation of the U.S. dollar versus the NIS. In order to manage the foreign currency risk, the Group enters into foreign currency Derivatives, mainly forward transaction and currency options, in order to protect the anticipated cash flows relating to salaries of employees of the Israeli subsidiary and trade payables denominated in Israeli currency for periods not exceeding one year. Derivatives are utilized by the Group only for economic hedging purposes.

As of December 31, 2013, had the Group’s operating currency strengthened by 10% against Israeli currency with all other variables remaining constant, profit before taxes for the years ended December 31, 2013, 2012, and 2011 would have been approximately $2.5 million, $5.7 million and $2.1 million lower, respectively, as a result of the changes in the fair value of the forward transactions.

As of December 31, 2013, had the Group’s operating currency weakened by 10% against Israeli currency with all other variables remaining constant, profit before taxes for the years ended December 31, 2013, 2012, and 2011 would have been approximately $3.1 million, $6.9 million and $2.4 million higher, respectively, as a result of the changes in the fair value of the forward transactions.

In the years ended December 31, 2013, 2012, and 2011, the $-NIS exchange rate increased (declined) by approximately (7.02%), (2.30%) and 7.66%, respectively.

2)     Price risks

As explained in note 7, in 2013 the Group entered into swap contracts and put transactions in an attempt to reduce its exposure to fluctuations in energy prices under the PPAs affected by the fluctuations in the prices of  natural gas and oil.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

As of December 31, 2013, had the indexes that affect the transactions prices increased by 10%, the profit before taxes for the year ended December 31, 2013 would have been approximately $7.0 million lower, and if had decreased by 10%, the profit before taxes for the year ended December 31, 2013 would have been approximately $7.0 million higher.

3)     Cash flow and fair value interest rate risks

This risk exposure derives mainly from long-term loans.  Loans bearing variable interest expose the Group to cash flow risks, while those with fixed interest rates expose the Group to fair value risks.

Quoted market prices for similar instruments are used for determining the fair value of long-term debt.  Other techniques, such as estimated discounted cash flows, are used to determine fair value for other financial instruments.

Details of the book and fair value of long-term loans with fixed interest not reflected in the financial statements at their fair value are given in the following table:

	Carrying amount		Fair Value
	December 31,		December 31,
	2013	2012	2013	2012
	Dollars in thousands		Dollars in thousands
Notes :

Senior unsecured bonds (2)	250,596	250,904	270,618	273,200
OFC Senior Secured Notes – in dollars and bearing fixed interest (1)	90,840	114,136	83,544	105,000
OrCal Senior Secured Notes – in dollars and bearing fixed interest (1)	66,156	76,548	65,769	77,300
OFC 2 LLC Notes - in dollars and bearing fixed interest	144,450	150,473	119,015	131,200
Loans from banks and institutional investors (2):
Loan agreement – Olkaria III project, Kenya – OPIC	299,946	—	279,580	—
Loan agreement – Olkaria III project, Kenya – DEG	39,474	47,369	40,268	48,800
Loan agreement Amatitlan project, Guatemala	31,509	34,268	34,805	38,900
Loans from a financial institution	19,535	26,957	20,071	27,700
Total	942,506	700,655	913,670	702,100

(1)	The fair value is based on prices quoted in an active market as of the date of the statement of financial position.

(2)
The fair value of these loans and bonds is based on computation of the present value of future cash flows, discounted at interest rates usually applicable to similar loans and/or debentures, or, where applicable - on market value.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The fair value of the Group’s financial instruments included in its working capital (excluding those detailed in the table above) is usually identical, or close to, their carrying amount.

Had the interest rates on long-term credit lines bearing variable interest rates been 0.1% higher/lower, with all other variables remaining constant, after-tax profit for the years ended December 31, 2013, 2012, and 2011, would have been $135,000, $88,000 and $164,000, respectively, higher/lower.

b.	Credit risks:

The main financial instruments involving credit risks to the Company are cash, deposits, investments in debentures and accounts receivable.

The Group places its cash investments, usually - in dollars - with high credit quality financial institutions in Israel, in the U.S. and in other foreign countries.  At December 31, 2013 and 2012, the Group had deposits in a total amount of approximately $13.8 million and $41.2 million, respectively in seven U.S. financial institutions that were insured for up to $250,000 per account.

At December 31, 2013 and 2012, the Group’s deposits in countries other than the U.S. of approximately $56.1 million, and $33.2 million, respectively, were not insured.

As of December 31, 2013 and 2012, accounts receivable from operations in countries outside of the U.S. were approximately $32.2 million and $17.6 million, respectively.  Management performs ongoing credit evaluations of its customers’ financial condition.  Historically, credit losses have been negligible. Consequently, no allowance for doubtful accounts has been made.

Most of the Group’s revenues are from electric utilities.

Sales of electricity to customers outside the U.S. accounted for 26.4, 24.9%, and 22.9%, of total electricity sales in the years ended December 31, 2013, 2012 and 2011, respectively.

Revenues from the sale of electricity to three major customers accounted for approximately 43.4%, 42.0% and 50.8% of total consolidated revenues in the years ended December 31, 2013, 2012, and 2011, respectively.  Accounts receivable from these customers represent approximately 29.8%, 32.4%, and 53.8% of consolidated accounts receivable as of December 31, 2013, 2012, and 2011, respectively.

Credit ratings of the major customers as of December 31, 2013 are as follows:

Customer	Rating by S&P	Rating by Moody’s
Southern California Edison Company	BBB+ (stable outlook)	A3 (stable outlook)
HELCO	BBB- (stable outlook)	Baa1(under review)
Sierra Pacific Power Company	BBB+ (stable outlook)	Baa2 (under review)
Nevada Power Company	BBB+ (stable outlook)	Baa2 (under review)
Southern California Power Public Authority	A-(negative outlook)	Aa3 (stable outlook)
Pacific Gas and Electric	BBB (negative outlook)	Aa3 (stable outlook)

No published credit rating for non-U.S. customers is available.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

With regard to work for customers under a contract (the product segment) – as a rule, the Group demands advances as work progresses.  Therefore, management considers the credit risk involved to be negligible.

As the counterparties to the Group’s derivatives are Israeli, American and European  banks, the Group considers the inherent credit risks related to these transactions to be remote.

c.	Liquidity risks

The Group maintains sufficient level of cash and marketable securities in order to minimize the exposure to liquidity risks.

Management monitors forecasts of the Group’s liquidity reserves (comprised of undrawn borrowing facilities, cash and cash equivalents and available-for-sale financial assets) on the basis of expected cash flows.  This is generally carried out at a local level in the active companies of the Group in accordance with practice and limits set by the Group.  These limits vary from country to country, so as to take into account the liquidity of the market in which the entity operates. In addition, the Group’s liquidity management policy involves projecting cash flows in major currencies and considering the level of liquid assets necessary to meet these and maintaining debt financing plans.

Interest and liquidity risk tables

The table below analyses the Group’s financial liabilities and net settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the date of the statement of financial position to the contractual maturity date.  The amounts disclosed in the table are the contractual undiscounted cash flows.  Balances due within twelve months equal their carrying amount as the impact of discounting is not significant.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The table presents cash flows for both principal and interest.

1)      Financial liabilities that are not Derivatives:

	December 31, 2013
						Subsequent
	2014	2015	2016	2017	2018	to 2018	Total
	Dollars in thousands
Accounts payable and accruals	77,549	—	—	—	—	—	77,549
Long-term liabilities	80,389	74,386	201,621	311,890	53,954	355,617	1,077,857
Interest on long-term liabilities	64,091	59,103	51,687	44,949	23,555	117,153	360,538
	222,029	133,489	253,308	356,839	77,509	472,770	1,515,944

	December 31, 2012
						Subsequent
	2013	2014	2015	2016	2017	to 2018	Total
	Dollars in thousands
Accounts payable and accruals	82,646	—	—	—	—	—	82,646
Long-term liabilities	68,333	150,873	70,850	86,188	308,938	345,747	1,030,929
Interest on long-term liabilities	62,409	56,947	51,192	45,422	40,331	108,146	364,447
	213,388	207,820	122,042	131,610	349,269	453,893	1,478,022

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2)    Fair value estimates

   The Group measures the fair value based on the following hierarchy:

●	Level 1 - Quoted prices (unadjusted) in active markets where similar assets or liabilities are listed.

●	Level 2 - Inputs other than quoted prices included within level 1 that are observable for the assets and liabilities, either directly (that is, as prices) or indirectly (that is, derived from prices).

●	Level 3 – Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Assets and liabilities measured at fair value at December 31, 2013 are shown in the table below:

	Level 1	Level 2	Level 3	Total
	Dollars in thousands
Assets:
Cash equivalents	40,015	—	—	40,015
Investments in securities:
Equity securities	—	—	251	251
Debt securities	15,433	—	—	15,433
Derivatives -
Forward transactions	—	2,990	—	2,990
Total assets	55,448	2,290	251	57,989
Liabilities -
Derivatives:
Derivatives on oil prices	—	(2,490)	—	(2,490)
Derivatives on natural gas prices	—	(341)	—	(341)
Total liabilities	—	(2,831)	—	(2,831)

Assets and liabilities measured at fair value at December 31, 2012 are shown in the table below:

	Level 1	Level 2	Level 3	Total
	Dollars in thousands
Assets:
Cash equivalents	54,298	—	—	54,298
Investments in securities:
Equity securities	—	—	251	251
Debt securities	14,668	—	—	14,668
Derivatives:
Derivatives on oil prices	—	2,134	—	2,134
Derivatives on natural gas prices	—	2,804	—	2,804
Forward transactions	—	1,675	—	1,675
Total assets	68,966	6,613	251	75,830

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Financial instruments measured as level 1

The fair value of financial instruments traded in active markets is based on quoted market prices as of the date of the statement of financial position.  A market is considered active when quoted prices are easily accessible and regularly updated by the stock exchange, brokers, industry bodies, pricing service providers or regulatory bodies, and those prices are determined based on actual transactions carried out regularly between unaffiliated entities.  The quoted market price used for financial assets held by the Group is the closing price as of the date of the statement of financial position.  Such instruments are included in level 1. The Groups’s level 1 instruments consist mainly of deposits, designated financial funds and corporate bonds.

Financial instruments measured as level 2

The fair value of instruments that are not listed on active markets (for example – derivatives traded over-the counter) is determined using various valuation techniques.  These valuation techniques maximize the use of observable market data when available and rely as little as possible on entity specific estimates.  If all the significant inputs required for the determination of fair value are observable, the instrument is included in level 2.  If one or more of the inputs are not based on observable market data, the instrument is included in level 3.

The fair value of foreign currency forward transactions is determined using the exchange rates specified in the relevant agreements as of the date of the statement of financial position, discounted to present value.

The fair value of natural gas and oil price derivatives is determined using the quoted prices thereof as of the date of the statement of financial position, discounted to present value.

Financial instruments measured as level 3

The Group’s level 3 instruments consist mainly of venture capital funds.

The following table summarizes the changes in instruments measured as level 3:

	Financial instruments measured at fair value
	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Balance at beginning of year	251	451	11,897
Sales of securities	—	—	(10,589)
Interest received	—	—	(67)
Losses recognized in the statement of operations	—	(200)	(790)
Balance at end of year	251	251	451

No monetary assets were transferred from level to level in the reported years.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 12 –	POWER PLANTS, OTHER PROPERTY, PLANT AND EQUIPMENT, AND COSTS OF EXPLORATION AND VALUATION OF GEOTHERMAL RESOURCES:

a.	Power plants and other fixed assets:

Composition of assets and the accumulated depreciation thereon, grouped by major classifications, and changes therein in the year ended December 31, 2013, are as follows:

				Cost					Accumulated depreciation and impairment
				Classified						Reduction				Depreciated
	Balance at	Additions	Cash	as asset	Retirements		Balance	Balance at	Additions	of	Retirements		Balance	balance at
	beginning	during	Grant	retirement	during		at end	beginning	during	impairment	during		at end	December
	of year	the year	Received	obligation	the year	Deconsolidation	of year	of year	the year (1)	losses	year	Deconsolidation	of year	31. 2013
	Dollars in Thousands

Power plants	1,942,416	296,004	(14,685)	(13,250)	—	(30,158)	2,180,327	800,856	72,482	(8,038)	(769)	(27,927)	836,604	1,343,723
Buildings	54,438	25	—	—	—	(39)	54,424	8,829	837	—	—	(39)	9,627	44,797
Machinery and equipment	94,602	1,550	—	—	—	(945)	95,207	40,331	10,611	—	—	(920)	50,022	45,185
Vehicles	5,816	237	—	—	—	(308)	5,745	4,814	451	—	—	(232)	5,033	712
Equipment, furniture and computers	15,218	2,909	—	—	—	(141)	17,986	11,154	992	—	—	(131)	12,015	5,971
Total operating power plants and other property, plant and equipment	2,112,490	300,725	(14,685)	(13,250)	—	(31,591)	2,353,689	865,984	85,373	(8,038)	(769)	(29,249)	913,301	1,440,388

Power plants under construction	331,167	192,999	—	—	(296,729)	(875)	226,562	—	—	—	—	—	—	226,562

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Composition of assets and the accumulated depreciation thereon, grouped by major classifications, and changes therein in the year ended December 31, 2012, are as follows:

	Cost						Accumulated depreciation and impairment
											Depreciated
	Balance at	Additions	Cash	Additions	Balance	Balance at	Additions		Retirements	Balance	balance at
	beginning	during	grant	during	at end	beginning	during	Impairment	during	at end	December
	of year	the year	received	the year	of year	of year	the year	during the year	the year	of year	31, 2012
	Dollars in thousands
Power plants	1,895,552	166,063	(119,199)	—	1,942,416	544,469	77,080	179,307	—	800,856	1,141,560
Buildings	54,428	10	—	—	54,438	7,957	872	—	—	8,829	45,609
Machinery and equipment	87,701	6,901	—	—	94,602	30,671	9,660	—	—	40,331	54,271
Vehicles	5,581	235	—	—	5,816	4,084	730	—	—	4,814	1,002
Equipment, furniture and computers	16,444	2,134	—	(3,360)	15,218	12,219	2,295	—	(3,360)	11,154	4,064
Total operating power plants and other, property, plant and equipment	2,059,706	175,343	(119,199)	(3,360)	2,112,490	599,400	90,637	179,307	(3,360)	865,984	1,246,506

Power plants under construction	294,179	206,396	—	(169,408)	331,167	—	—	—	—	—	331,167

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Composition of assets and the accumulated depreciation thereon, grouped by major classifications, and changes therein in the year ended December 31, 2011, are as follows:

	Cost				Accumulated depreciation and impairment				Depreciated
	Balance at	Additions	Retirements	Balance	Balance at	Additions	Retirements	Balance	balance
	beginning	during	during	at end	beginning	during	during	at end	December
	of year	the year	the year	of year	of year	the year	the year	of year	31, 2011
	Dollars in thousands
Power plants	1,718,452	177,100	—	1,895,552	464,003	74,917	5,549	544,469	1,351,083
Buildings	47,550	6,878	—	54,428	7,123	834	—	7,957	46,471
Machinery and equipment	70,826	16,875	—	87,701	22,933	7,738	—	30,671	57,030
Vehicles	5,283	298	—	5,581	3,397	687	—	4,084	1,497
Equipment, furniture and computers	14,979	1,465	—	16,444	10,142	2,077	—	12,219	4,225
Total operating power plants and other, property, plant and equipment	1,857,090	202,616	—	2,059,706	507,598	86,253	5,549	599,400	1,460,306

Power plants under construction	217,746	252,746	(176,313)	294,179	—	—	—	—	294,179

Power plants:

1)	The item includes capitalized borrowing costs in the amount of $106,153,000 and $99,755,000 at December 31, 2013 and 2012, respectively.

2)	Power plants and other property, plant, and equipment in the United States

The net carrying amount of the property, plant, and equipment in the United States, including power plants under construction, as of December 31, 2013 and 2012 is approximately $1,299 million and approximately $1,268 million, respectively.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

3)	Power plants outside the United States:

(a)	Kenya

A subsidiary of Ormat Technologies entered into a 20-year PPA with Kenya Power and Lighting Co. Ltd. (“KPLC”).  Pursuant to the PPA, the Group agreed to conduct and distribute electricity.  The net carrying amount of the power plants was $338,517,000 and $272,050,000 as of December 31, 2013 and 2012, respectively. These amounts include construction costs of $98,065,000 and $167,344,000 00 at December 31, 2013 and 2012, respectively, and are presented in “power plants under construction”.

(b)	Nicaragua

In May 2013, the Group sold its holdings in “OMPC”, which operates the Momotombo power plant located in Nicaragua, to a third party, see note 4.

(c)	Guatemala

A subsidiary of Ormat Technologies, Orzunil De Electricidad Limitada (“Orzunil”), entered into a PPA with Instituto Nacional de Electricidad Limitada (“INDE”) - a Guatemalan power utility.  The geothermal resources used by the power plant are owned by INDE, which granted the use of these resources to Orzunil for the period of the PPA.  The net carrying amount of the assets related to the power plant was $18,846,000 and $21,628,000 at December 31, 2013 and 2012, respectively.

Ortitlan Limitada, a subsidiary of Ormat Technologies, has constructed a geothermal power plant in Amatitlan, Guatemala.  The net carrying amount of the assets related to that power plant amounted to approximately $52,272,000 and $43,360,000 at December 31, 2013 and 2012, respectively.

4)	Power plants under construction:

	December 31,
	2013	2012
	Dollars in thousands
Payment for rights to land granted by the BLM (see note2w)	27,473	29,160
Cost of exploration and valuation of geothermal resources	192,141	*286,464
Capitalized borrowing costs	6,948	15,543
	226,562	331,167

*Reclassified, see note 2aa

Investment in Sarulla project

A subsidiary of Ormat Technologies holds a 12.75% interest in a consortium of companies which is in the process of developing a geothermal power project in the Far East with expected generating capacity of approximately 330MW and operating that plant for the duration of the contract with the local electric company.  The power plant is to be constructed in three stages over a five-year period, each with projected capacity of 110 MW.  On April 4, 2013, the consortium signed amendments to the Joint Operating Contract (JOC) and the Energy Sales Contract (ESC) for the project.  In addition,the Group will supply its OEC to the power plant, as a result of which it expects to recognize revenues of approximately $254.0 million related to the equipment sales over the construction period.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The consortium has started preliminary testing and development activities at the site and signed an EPC and a drilling contract with an unrelated third party.  Construction is expected to begin after the consortium obtains financing, which is occurred in the first half of 2014.  The first phase is scheduled to commence operations in 2016, and the remaining two phases are scheduled to be completed in stages within 18 months thereafter.

In 2013, the Group made additional investment contributions of $4.6 million to the Sarulla project that were consistent with the consortium ownership structure. Additionally, the Company reclassed its Investment in Associates to Power Plant under Construction in the amount of $2,591 thousand (representing 0.1% of total assets) due to the start of the construction of the power plant.

Heber Solar

A subsidiary of Ormat Technologies is in final stages of the construction of the Heber solar photovoltaic technology power plant located in California, U.S.  Completion is anticipated in the first quarter of 2014.  In January 2014, the board of directors of Ormat Technology resolved to examine the possibility of selling this project.

5)	Cash grant

In 2012, a wholly owned subsidiary of Ormat Technologies received $119.2 million in grants for its investment in the Jersey valley, Tuscarora and McGinness Hills power plants and for the expansion of Puna Complex under the American Recovery and Reinvestment Act of 2009 (“ARRA”).  The grant is amortized using the straight-line method over the estimated useful lives of the power plants, estimated at 30 years.

In 2013, a wholly owned subsidiary of Ormat Technologies received $14.7 million in grants for its investment in the North Brawley power plant under ARRA.  That part of the grant which is attributable to costs in respect of which an impairment loss has been recognized has been offset from such impairment loss, while the remainder thereof is amortized using the straight-line method over the estimated useful lives of the power plant, estimated at 27 years.

In March 2014, a wholly owned subsidiary of Ormat Technologies received $21.8 million in grants for its investment in the Don A. Campbell power plants under ARRA.  The grant is amortized using the straight-line method over the estimated useful lives of the power plants, estimated at 30 years.

6)	Loss on impairment of power plants - net:

As explained in note 2h, power plants are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Thereafter, at the end of each reporting period, the Group estimates whether there is any indication that the previously recognized impairment loss does not exist or has diminished.  Should such an indication exist, the Group reexamines the recoverable amount of the said power plants.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The fair value of the following plants was assessed by qualified external valuers using the discounted cash flow model.  For details on the principal assumptions used by the Group in value estimates, see note 3c.  Those assumptions are based on the Group’s experience in construction and operation of geothermal power plants; the Group also uses methods based on unobservable inputs (level 3).

North Brawley power plant

The geothermal North Brawley power plant is located in California, U.S.  In 2010, an impairment test was performed for the first time because of the lower than projected electricity output generated by the plant.  As a result, the Group recognized an impairment loss.

The actions carried out at the power plant in 2011 failed to achieve a break-even point in operating results by the end of 2011 and an additional impairment test was performed.  As of December 31, 2011, the excess of the carrying amount of that plant over its recoverable amount was approximately $11.4 million.  As a result, in the year ended December 31, 2011, the Group recognized an impairment loss of approximately $11.4 million, presented in its consolidated statement of operations under “reduction of impairment (impairment) of power plants -net”.

The recoverable amount was calculated as fair value less costs to sell.

The projected cash flows for the year ended December 31, 2011 were calculated based on the probability of attaining electricity generation as follows:

Electricity generation (MW)	Probability (%)
37	50.0
40	25.0
45	12.5
50	12.5

In a letter dated January 14, 2013, SCE informed the Group that it is no longer interested in pursuing alternatives to the current power purchase agreement, thus retracting its written permission to the company to explore a replacement power purchase agreement with higher electricity prices.

As a result of SCE’s notification, the resulting continuation of the current low price regime under the existing power purchase agreement, coupled with a further understanding of the cost and probability of success of additional well-field work which has been accumulated in the recent months, the Group concluded that it would not be economically worthwhile to continue to invest the substantial capital required to increase the generating capacity of the North Brawley plant. Accordingly, the Group has decided to operate the plant at the current capacity level of approximately 27 MW and refrain from additional capital investment to expand the capacity.

As a result of the above, an additional impairment test was performed. As of December 31, 2012, the excess of the carrying amount of that plant over its recoverable amount was approximately $128.4 million.  As a result, in the year ended December 31, 2012, the Group recognized an impairment loss of approximately $128.4 million, presented in its consolidated statement of operations under “impairment of power plants -net”.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The recoverable amount was calculated as fair value less costs to sell.

The after-tax discount rate the Group applied to capitalization of projected cash flows from the power plant is 8%.

As of September 30, 2013, the actions carried out at the power plant in 2013 failed to bring the plant to its projected output.  In July 2013, the Group received $14.7 million in grants for its investment in the North Brawley power plant under ARRA.  In view of these developments, the Group reexamined the value of this plant as of September 30, 2013.

The recoverable amount of the plant as of September 30, 2013 was approximately $23.7 million.  As a result, the Group recognized an impairment loss.  A portion of the amount of the grant, in the amount attributable to the impairment loss recognized in previous years, was offset from the impairment loss in the line item “reduction of impairment (impairment) of power plants -net” in the consolidated statement of operations.

The after-tax discount rate the Group applied to capitalization of projected cash flows from the power plant is 8%.

The recoverable amount was calculated as fair value less costs to sell.

The following unobservable inputs were taken into account in measurement of the fair value:

Parameters	Inputs used in measurement
Output	26.8 MW-27 MW
Range of average prices	$84.3-$111.25
Operating expense range	$13.1 million-$20.5 million

As of September 30, 2013 and December 31, 2013, the carrying amount of the power plant, after recognition of the impairment in value, is approximately $23.7 million and $32.0 million, respectively.

Jersey valley power plant

The geothermal Jersey valley power plant, located in Nevada, U.S. is still in the development stage. As of December 31, 2012, an impairment test was performed because of the lower than projected electricity output resulted from injection of the geothermal fluid problems.  As of December 31, 2013, the excess of the carrying amount of the power plant over its recoverable amount was approximately $41.0 million.  As a result, in the year ended December 31, 2012, the Group recognized an impairment loss of approximately $41.0 million, presented in its consolidated statement of operations under “reduction of impairment (impairment) of power plants -net”.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The projected cash flows of the power plant for the year ended December 31, 2012, were calculated based on the probability of attaining electricity generation as follows:
Electricity generation (MW)	Probability (%)
10	70.0
12	30.0

Recoverable amount was calculated as fair value less costs to sell.

The after-tax discount rate the Group applied to capitalization of anticipated cash flows from the power plant is 8%.

As of December 31, 2013, the carrying amount of the power plant after recognition of the impairment in value was $31.3 million.

As of December 31, 2013, the value of the power plant was not examined, as there was no indication that the impairment loss recognized in 2012 did not exist or was diminished.

OREG 4 power plant

The OREG 4 power plant generates electricity using recovered energy and is located in Colorado, U.S.  Impairment tests were performed because of the plant’s lower than projected revenues due to the decrease in the generating output of the OREG 4 power plant.  Such decrease resulted from lower than expected heat availability due to operation of the compressor stations at a lower than expected load.  As of December 31, 2011 the Group tested the carrying amount of the power plant.  As a result, in the year ended December 31, 2011, the Group cancelled a part of the provision for impairment recognized in the year ended December 31, 2011 and recognized income of approximately $0.3 million which is presented in its consolidated statement of operations under “reduction of impairment (impairment) of power plants-net”.

As of September 30, 2012, the Group retested the carrying amount of the power plant because of the plant’s lower than projected revenues due to the decrease in the generating output of the OREG 4 power plant.  The Group estimated that the operation of the compressor stations at a lower than expected load will continue in the future.  As of September 30, 2012 the excess of the recoverable amount of the power plant over its carrying amount was approximately $2.4 million. As a result, in the year ended December 31, 2012, the Group recognized an impairment loss of approximately $2.4 which is presented in its consolidated statement of operations under “reduction of impairment (impairment) of power plants-net”.

Recoverable amount was calculated as fair value less costs to sell.

The after tax discount rate the Group applied to capitalization of projected cash flows from the power plant is  8%.

As of December 31, 2012, the carrying amount of the power plant, after recognition of the impairment in value, is approximately $3.6 million.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

OREG 1 power plant

The OREG 1 power plant generates electricity using recovered energy and is located in North Dakota, U.S.  In 2009, impairment tests were performed because of the plant’s gross loss resulting from lower than projected revenues, and impairment loss was recognized. In 2010, following an increase in the actual generating output of the power plant and in the forecasted cash flows, the Group tested the carrying amount of the power plant and as a result cancelled a part the impairment loss previously recognized.

As of December 31, 2011, following another increase in the actual generating output of the power plant and in the forecasted cash flows, the Group tested the carrying amount of the power plant.  As a result, in the year ended December 31, 2011, the Group recognized income of approximately $5,586,000, which is presented in its consolidated statement of operations under “reduction of impairment (impairment) of power plants-net”.

Recoverable amount is calculated as fair value less costs to sell.

The after-tax discount rate the Group applied to capitalization of anticipated cash flows from the power plant is 8%.

7)	Capitalized lease fees to the Israel Land Administration (the “Administration”)

Under lease agreements with the Administration reached in 1969-2007, the Group has rights to land leased in Yavne (where the Company’s production facilities are located) for terms of between 46 and 49 years, expiring in 2018-2056. The Group has paid capitalized lease fees in the amount of $3,825,000 in respect of these leases.  The said agreements grant a renewal option for an additional period. The capitalized lease fees do not extend to the additional period, as at the time of signing the agreement it was not clear whether the lessee would exercise that option. In accordance with IAS17, this lease is considered a financing lease. Accordingly, the pre- paid lease fees paid to the Administration upon the execution of the agreement (capitalized lease) represent cost of the land and are presented under “fixed assets.”  These lease fees are amortized by the straight-line method over the lease period. See also note 2w.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.   Cost of exploration and valuation of geothermal resources:

(1)	Changes in exploration and valuation of geothermal resources costs in the years 2012 and 2013 are as follows:

	Payment on account of rights to land	Cost of exploration and valuation of geothermal resources	Capitalized financial expenses	Total
	Dollars in thousands
Balance at January 1, 2012	36,832	40,223	1,598	78,653
Costs accrued during the year	—	3,782	420	4,202
Write-off of costs of unsuccessful exploration activities *	(1,160)	(1,479)	—	(2,639)
Transfer to property, plant and equipment	(1,687)	(10,224)	(740)	(12,651)
Balance at December 31, 2012	33,985	32,302	1,278	67,565
Costs accrued during the year	—	6,168	—	6,168
Write-off of costs of unsuccessful exploration activities *	(3,844)	(250)	—	(4,094)
Balance at December 31, 2013	30,141	38,220	1,278	69,639

*
The costs incurred in connection with the exploration and valuation of geothermal resources that were charged to income in the year ended December 31, 2013 relate to three exploration sites in Nevada, Utah and Idaho, U.S..The costs incurred in connection with the exploration and valuation of geothermal resources that were charged to income in the year ended December 31, 2012 relate to five exploration sites in Nevada, U.S.  There were no write-offs of unsuccessful exploration activities for the year ended December 31, 2011.

(2)	Honduras

In December 2013, a subsidiary of Ormat Technologies completed the asset acquisition of the Geotérmica Platanares (“Platanares”) geothermal project in Honduras from a privately owned Honduran energy company. That subsidiary will hold the assets, including the project’s wells, land, permits and a Power Purchase Agreements with electric utilities in Honduras, under a BOT structure for 15 years, in consideration for the development of the geothermal resource and royalties at the rate of 12% from the income derived from the project.  The subsidiary may abandon the project under certain circumstances, as stipulated in the acquisition agreement.  The net amount of the assets of the project as of December 31, 2013, is immaterial.

c.   For information regarding liens and securities, see note 20.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 13  –  INTANGIBLE ASSETS:

Composition of assets and the accumulated amortization thereon, grouped by major classifications, and changes therein the year ended December 31, 2013, are as follows:

	Cost					Accumulated amortization
	Balance at beginning of year	Additions during the year	Reclassified to long term liabilities	Retirements during the year	Balance at end of year	Balance at beginning of year	Additions during the year	Retirements during the year	Balance at end of year	Amortized balance at December 31, 2013
	Dollars in thousands

Costs of obtaining long-term debt	3,230	442	(2,654)	(196)	822	291	210	(196)	305	517
Power supply agreements	63,018	—	—	—	63,018	29,308	3,318	—	32,626	30,392
Computer software and other intangible assets	7,676	562	—	(1,268)	6,970	4,367	1,327	(1,027)	4,667	2,303
Patent rights (at token value)	1	—	—	—	1	—	—	—	—	1
Total	73,925	1,004	(2,654)	(1,464)	70,811	33,966	4,855	(1,223)	37,598	33,213

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Composition of assets and the accumulated amortization thereon, grouped by major classifications, and changes therein the year ended December 31, 2012, are as follows:

	Cost					Accumulated amortization
	Balance at beginning of year	Additions during the year	Reclassified to long term liabilities	Retirements during the year	Balance at end of year	Balance at beginning of year	Additions during the year	Retirements during the year	Balance at end of year	Amortized balance at December 31, 2012
	Dollars in thousands

Costs of obtaining long-term debt	1,445	2,685	(176)	(724)	3,230	476	191	(376)	291	2,939
Power supply agreements	63,018	—	—	—	63,018	26,018	3,290	—	29,308	33,710
Computer software and other intangible assets	6,306	1,370	—	—	7,676	3,089	1,278	—	4,367	3,309
Patent rights (at token value)	1	—	—	—	1	—	—	—	—	1
Total	70,770	4,055	(176)	(724)	73,925	29,583	4,759	(376)	33,966	39,959

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Composition of assets and the accumulated amortization thereon, grouped by major classifications, and changes therein the year ended December 31, 2011, are as follows:

	Cost				Accumulated amortization			Amortized
	Balance at beginning of year	Additions during the year	Reclassified to long-term liabilities	Balance at end of year	Balance at beginning of year	Additions during the year	Balance at end of year	balance at December 31, 2011
	Dollars in thousands

Costs of obtaining long-term debt	1,923	—	(478)	1,445	443	33	476	969
Power supply agreements	63,018	—	—	63,018	22,739	3,279	26,018	37,000
Computer software and other intangible assets	2,934	3,372	—	6,306	1,981	1,108	3,089	3,217
Patent rights (at token value)	1	—	—	1	—	—	—	1
Total	67,876	3,372	(478)	70,770	25,163	4,420	29,583	41,187

Amortization expense of intangible assets for the years ended December 31, 2013, 2012, and 2011, in the amount of $4,645,000, $4,568,000, and $4,387,000, respectively, were carried to cost of revenues.  Amortization expenses of intangible assets for the years ended December 31, 2013, 2012, and 2011 in the amount of $210,000, $191,000, and $33,000, respectively, were carried to financing expenses.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 14  –  TAXES ON INCOME:

a.	Corporate taxation in Israel:

1)
Commencing in 2008, the operating results of the Company and its Israeli subsidiaries for tax purposes are measured in nominal values.  Through tax year 2007 the results for tax purposes were measured in real terms, having regard to the changes in the Israeli CPI, under the Income Tax (Inflationary Adjustments) Law, 1985 (the “Inflationary Adjustments Law”).

2)	Tax rates

The income of the Company and its Israeli subsidiaries (other than income from “benefited enterprises” and “preferred enterprises”, see (3) below) is taxed at the regular rates, as follows: 2011 - 24%; 2012 – 25%; 2013 and thereafter – 26.5%. The changes in the tax rate did not change materially the deferred tax assets and liabilities.

3)	Encouragement Laws in Israel:

a)	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the “Investment Law”)

Ormat Systems Ltd. an Israeli subsidiary (“Ormat Systems”) has been granted “benefited enterprise” status in respect of two expansion projects under the Investment Law.  The benefit period in respect of the first expansion commenced in 2004, and in respect of the second - in 2007.

In an amendment to the Investment Law approved in December 2010 (the “Amendment”), which is effective commencing January 1, 2011 new benefit schemes were introduced instead of those in force prior to that amendment: a grant scheme for enterprises located in Development Zone A and two new tax benefit schemes - “preferred enterprise” and “special preferred enterprise” – whereunder all the preferred income of a company, as defined in that amendment, is subject to a uniform tax rate.  Ormat Systems has elected benefits under the Amendment commencing in tax year 2011 and enjoy the benefits available to “preferred enterprise.”

The main tax benefits available to Ormat Systems are:

(1)	Reduced tax rates

Under the Amendment, the tax rate applicable to Ormat Systems’ income is as follows: 15% in 2011-2012, 12.5% in 2013-2014, and 12% in 2015 and thereafter.

The Law for the Change of National Order of Preference (Legislation Amendments for the Achievement of the Goals of the 2013 and 2014 Budget), published in August 2013, stipulates, inter alia, the increase in tax rate applicable to “preferred enterprises” to 16%, which is applicable to Ormat Systems in 2014 and thereafter.  As a result, the deferred tax assets of the Group increased by $225,000.  That amount is reported as income in the statement of operations.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Those benefits are not limited in time and will be given to companies which meet the conditions stipulated by the Amendment, which are similar to those stipulated by the previous legislation.

As stated above, through 2010 Ormat Systems enjoyed tax benefits under the Investment Law before the amendment.  Those benefits included tax exemption and reduced tax rate on income from approved and benefited enterprises.

In the event of the distribution of cash dividends (including upon liquidation) out of income that was tax-exempt as above, Ormat Systems would have to pay the 25% tax in respect of the amount distributed.

(2)	Accelerated depreciation

Ormat Systems is entitled to claim accelerated depreciation as provided by the Investment Law, commencing in the first year of operation of each asset, in respect of buildings, machinery and equipment used by the benefited enterprise.

(3)	Conditions for entitlement to the benefits

The entitlement to the above benefits is conditional upon fulfillment of the conditions stipulated by the Investment Law and regulations published thereunder.  In the event of failure to comply with these conditions, the benefits may be cancelled and Ormat Systems may be required to refund the amount of the benefits, in whole or in part, with the addition of interest.

b)	The Law for the Encouragement of Industry (Taxes), 1969:

Ormat Systems is an “industrial company” as defined by this law.  As such, it is entitled to claim depreciation at increased rates for equipment used in industrial activity, as stipulated by regulations published under the Investment Law, and has done so.

b.	Subsidiaries outside Israel

Subsidiaries incorporated outside of Israel are assessed for tax under the tax laws in their countries of residence.  The principal tax rates applicable to the major subsidiaries outside Israel are as follows:

Companies incorporated in the U.S. – average tax rate of 38% (federal tax of 35% with the addition of state taxes in the states where to Group operates).

Company incorporated in Kenya –37.5%.

Company incorporated in Nicaragua, the investment in which was realized in 2013, as stated in note 4 –25%.

Company incorporated in New Zealand – 28%.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Companies incorporated in Guatemala – tax exempt due to tax credit for production of electricity from geothermal sources.

The subsidiaries incorporated in the United States file consolidated tax returns.

The U.S. federal government encourages production of electricity from geothermal resources through certain tax benefits. Under a recently revised law, the U.S. subsidiaries are permitted to claim tax credits in their consolidated federal tax returns under one of the following alternatives:

●
“Investment tax credit” for approximately 30% of the cost of each new geothermal power plant when the qualifying facility placed in service until January 1, 2014, and 10% for plants placed in service thereafter, or -

●
“Production tax credit”, for a period of ten years on the electricity output of new geothermal power plants put into service by December 31, 2013.  In 2013, the production tax credit was 2.3 cents per kWh; the credit amount is adjusted annually for U.S. inflation.  Any unused tax credit has a 1-year carry back and a 20-year carry forward.  The U.S. tax laws permits the U.S. subsidiaries to depreciate most of their plants for tax purposes over five years on an accelerated basis.  If those subsidiaries claim the investment tax credit, their “tax base” for depreciation purposes is reduced by half of the tax credit.  Furthermore, companies that placed qualifying renewable energy facilities in service in 2009, 2010 or 2011, or that began construction of qualifying renewable energy facilities during 2009, 2010 or 2011, and placed them in service by December 31, 2013, may choose to apply for a cash grant from the U.S. Department of Treasury in an amount equal to the above “investment tax credit”.   In such a case, their “tax base” for depreciation purposes is reduced by half of the grant amount.

c.	Deferred income taxes:

1)
Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same tax jurisdiction.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Presented in the balance sheets as follows:

	December 31,
	2013	2012
	Dollars in thousands
Deferred tax assets:
Deferred tax assets recoverable within more than 12 months from the date of the statement of financial position	56,793	*72,827
Deferred tax assets recoverable within 12 months of the statement of financial position	523	637
	57,316	73,464
Deferred tax liabilities:
Deferred tax liabilities to be settled within more than 12 months from the date of the statement of financial position	49,745	41,600
Deferred tax assets to be settled within 12 months of the date of the statement of financial position	—	20,392
	49,745	61,992
Balance – net	7,571	11,472

*Immaterial revision of comparative figures, see note 2aa.

2)	Composition of the deferred taxes at date of the statement of financial positions, and the changes therein during the years ended December 31, 2012 and 2013, are as follows:

	Deferred taxes on
	Property plant and equipment and power plants	Severance pay liabilities (1)	Vacation pay accrual	Carry- forward losses, tax credits and expenses (2)	Total
	Dollars in thousands
Balance at January 1, 2012	(93,455)	184	420	124,260	31,409
Changes during 2012:
Carried to statements of operations	50,036	119	(37)	*(70,232)	(20,114)
Carried to other comprehensive income (loss)	—	58	—	119	177
Balance at December 31, 2012	(43,419)	361	383	54,147	11,472
Changes during 2013:
Carried to statements of operations	57,708	280	157	(62,049)	(3,904)
Carried to other comprehensive income	—	(99)	—	102	3
Balance at December 31, 2013	14,289	542	540	(7,800)	7,571

*Immaterial revision of comparative figures, see note 2aa.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

(1)	Deferred taxes in respect of actuarial gains (losses) carried to other comprehensive income.
(2)	Includes deferred taxes respect of cash flow hedges and remeasurement of the net liability for retirement benefits carried to other comprehensive income.

3)	Losses for tax purposes, investment tax credit and production tax credit carried forward to future years

Utilization of carryforward tax losses and credits is contingent upon earning taxable income in a sufficient amount in the appropriate jurisdiction, before the period in which they can be utilized expires.  The scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies were considered in determining the amount of deferred taxes.

Federal carryforward losses in the United States as of December 31, 2013 aggregated $235.4 million, and the state carryforward losses as of that date aggregated $218.1 million.  The federal carryforward losses expire in 2021-2032, and the state carryforward losses expire in 2014-2032.  The unutilized balance of investment tax credit as of December 31, 2013 is approximately $0.7 million; this balance expires at the end of a 20-year period, in 2022 and 2024; the unutilized balance of production tax credit as of December 31, 2013 is approximately $71.3 million, expiring at the end of 20 years, between 2026 and 2032.

On December 31, 2013 and 2012, in view of recurring losses, Ormat Technologies reexamined the likelihood of utilization of deferred tax assets it previously recorded.  Since it concluded that, at this point in time, it was more likely than not, that part of the deferred tax assets would not be utilized, Ormat Technologies recorded a valuation allowance in the amount of approximately $114.8 million and $113.6 million, respectively, against its U.S. deferred tax assets in respect of net operating loss carryforwards and unutilized tax credits (PTCs and ITCs).  That amount was carried to the income tax item in the statement of operations for the years ended December 31, 2013 and 2012, respectively.  If sufficient evidence of Ormat Technologies’ ability to generate taxable income is established in the future, it may be able to reduce this valuation allowance, resulting in income tax benefits in the consolidated statement of operations.

Israeli carryforward capital losses as of December 31, 2013 aggregated $6.9 million.  The Group has not recognized deferred taxes in respect of such losses, since the utilization thereof in the foreseeable future is not anticipated.

4)
As of December 31, 2013, the temporary differences on Group’s investments in investees, which mainly arise from undistributed profits amount to approximately $264 million.  The Group has not recognized a deferred tax liability in respect of such differences, since the utilization thereof in the foreseeable future is not anticipated.

5)	Deferred taxes have been computed at the tax rates expected to apply when such deferred taxes are utilized.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

d.	Tax benefits (taxes on income) presented in the statements of operations:

As follows:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Tax benefit (current taxes)*	10,320	**(11,463)	181
In respect of previous years	—	—	(645)
Deferred taxes	(3,905)	(13,033)	(31,576)
	6,415	(24,496)	(32,040)
Tax rate applied in computation of provision for current taxes in Israel	12.5%-25%	15%-25%	15%-25%

*The computation of current taxes takes into account $19,152,000, $10,127,000 and $11,142,000 in the years ended December 31, 2013, 2012, and 2011, respectively, in respect of income from tax monetization transaction, see note 21.

** Immaterial revision of comparative figures, see note 2aa.

e.	Tax assessments

As of December 31, 2013, the companies in the Group have received tax assessments as follows:

Israeli companies:

The Company	-	Final assessments through tax year 2008.
Ormat Systems	-	Final assessments through tax year 2008.
Solmat	-	Tax returns through tax year 2009 are considered final.
OrFuel	-	Tax returns through tax year 2009 are considered final.

Foreign subsidiaries:

USA	-	Final assessments through tax year 1999.
Kenya	-	Final assessments through tax year 2006.
Guatemala	-	Final assessments through tax year 2008.
New Zealand		Final assessments through tax year 2008.
Nicaragua		Final assessments through tax year 2008.
The Philippines	-	Final assessments through tax year 2008.

f.	The effect of adoption of IFRS in Israel on tax liability

Commencing January 1, 2008, the Company’s financial statements are presented in conformity with IFRS.

There are differences between international and Israeli reporting standards.  Therefore, financial statements presented in conformity with IFRS might reflect a financial position, operating results and cash flows significantly different than those reflected by financial statements presented in conformity with accounting principles generally accepted in Israel.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Under an Amendment to the Income Tax Ordinance (No. 174 - Temporary Provision for Tax Years 2007, 2008 and 2009), 2010, enacted by the Knesset on January 25, 2010, and published in the Official Gazette on February 4, 2010, and the Amendment to the Income Tax Ordinance (No. 188), 2012, enacted by the Knesset on January 9, 2012, and published in the Official Gazette on January 12, 2012 (collectively, “the temporary provision”), Standard 29 of the Israeli Accounting Standards Board is not taken into account in determining taxable income for the tax years 2007-2011, even if it was applied in the financial statements for those tax years.

A draft proposal of a Law for the Amendment of the Income Tax Ordinance (hereafter – the draft amendment) was published on October 31, 2011.  The proposed amendment endorses the IFRS and offers amendments designated to clarify and determine the manner of computing taxable income where there are ambiguities or where IFRS does not comply with the Israeli tax system.  The proposed legislation as described above has not been completed and it is doubtful that it will be completed in the near future.

On January 1, 2013, the Israeli Tax Authority published a pronouncement extending the power of the said temporary provision for tax year 2012 (hereafter – “the pronouncement”).  The pronouncement mentions that the Tax Authority intends to promote legislation extending the temporary provision to tax year 2012 as well immediately upon the inauguration of the new Knesset.  In practice, such legislation did not take place.

Taking into consideration that the legislation of the draft amendment has not been completed and the pronouncement, management assumes that the temporary provision enacted for tax years 2007-2011 will be extended for tax years 2012 and 2013.  In view of the foregoing, management estimates that the new legislation will not apply to tax years prior to 2014.

Taking into account the temporary provision, the Group computed its taxable income for the tax years 2013, 2012 and 2011 based on Israeli accounting standards in effect prior to adoption of IFRS in Israel, subject to certain adjustments; therefore, the Amendment has had no effect on the computation of current and deferred taxes in the financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

g.	Theoretical tax

Following is a reconciliation of the theoretical tax expense, assuming all income is taxed at the regular tax rates, and the actual tax expense:

	December 31,
	2013	2012	2011
	Dollars in thousands
Income (loss) before income taxes, as reported in the statements of operations	43,235	(152,828)	(5,619)
Corporate tax rate in Israel	25%	25%	24%
Theoretical tax expense (benefits) in respect of that income (loss)	(10,809)	38,207	1,349
Increase (decrease) resulting from:
Different tax rates and tax credits related to foreign subsidiaries	15,071	**33,173	29,856
Valuation allowance in respect of deferred tax assets of a subsidiary due to uncertainty as to realization thereof	—	—	(61,500)
Tax-exempt income, net of disallowed expenses	(967)	(628)	(738)
Taxes applicable to income from dividend distribution of a subsidiary	—	(83,825)	—
Losses and benefits for which deferred taxes were not provided	1,101	(10,248)	—
Taxes in respect of previous years	—	—	(645)
Difference between the basis of measurement of income reported for tax purposes and the basis of measurement of income for financial reporting purposes—net*	1,531	(262)	(174)
Utilization of carryforward tax losses for which deferred taxes were not previously provided	177	(282)	131
Increase in deferred taxes due to change in tax rates	225	—	—
Sundry	86	(631)	(319)
Income tax benefit (taxes) as reported in the statement of operations	6,415	(24,496)	(32,040)

*
The difference results from the gap between the Israeli currency results for tax   purposes of the Company and its subsidiaries in Israel, which are calculated in real terms having regard to the changes in the Israeli CPI, and their results calculated in dollars for financial reporting purposes.

**	Immaterial revision of comparative figures, see note 2aa.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 15  –  LONG-TERM NOTES AND LOANS:

a.	Non-recourse Senior Secured Notes, credit lines and non-recourse and limited recourse bank credit for the financing of projects:

1) Composed as follows:

	December 31,
	2013	2012
	Dollars in thousands
Liabilities for financing projects (limited recourse and non-recourse):
Loan agreements:
Non-recourse loan agreements:
Loan agreement Amatitlan Power Plant, Guatemala	31,509	34,268
Limited recourse loan agreements-Olkaria III complex, Kenya from OPIC	299,946	220,000
Notes:
Non-recourse:
Ormat Funding Corp.	90,840	114,136
OrCal Geothermal Inc.	66,156	76,548
Limited recourse – OFC 2 LLC	144,450	150,473
	632,901	595,425
Less - current maturities	(51,514)	(39,684)
	581,387	555,741
Less – credit raising expenses	(20,987)	(22,751)
	560,400	532,990
Full recourse liabilities:
Senior unsecured bonds	250,596	250,904
Loans from institutional investors	32,868	43,624
Loan agreement – Olkaria III complex, Kenya with DEG	39,474	47,369
Bank loan	10,000	20,000
Credit from bank	112,017	73,606
	444,955	435,503
Less - current maturities	(28,875)	(28,649)
	416,080	406,854
Less – credit raising expenses	(1,007)	(1,642)
	415,073	405,212

The above notes and loans are denominated in dollars.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2)	Additional information:

(a)  Liabilities for financing projects:

(1)	Loan from TCW Global Project Fund II, Ltd. (“TCW”)

In May 2009, Ortitlan  - a wholly-owned subsidiary of Ormat Technologies - concluded loan agreements in the amount of $ 42.0 million for the refinancing of some of the Group’s investments in the Amatitlan power plant in Guatemala.  The financing is project-based and was extended to the Group by TCW.  The loan is repayable in 28 equal quarterly payments starting on September 15, 2009 and ending on June 15, 2016.  The loan bears annual interest at the rate of 9.83%.

There are various restrictive covenants under the Amatitlan Loan, including the requirement to comply with the following financial ratios for each calculation period: (a) a projected cumulative DSCR of not less than 1.2 over four consecutive quarters; (b) a long-term debt to equity ratio not to exceed 4.0 and (c) limitations on Ortitlan’s ability to make distributions to its shareholders. If Ortitlan fails to comply with these financial ratios it will be precluded from making distributions to its shareholders. As of December 31, 2013, (a) the actual projected DSCR was 1.61 and (b) the debt to equity ratio was 2.21.

As required under the terms of the loan, Ortitlan is to maintain a limited deposit in cash or backed by a bank guarantee, in an amount covering payment of principal and interest for the next three months. This restricted cash account is classified as current in the consolidated statement of financial position. As of December 31, 2013 and 2012, the balance of such account was approximately $1.0 million and $3.8 million, respectively.  In addition, as of December 31, 2013 and 2012, part of the required debt service reserve was backed by a letter of credit in the amount of approximately $3.1 million for both years; see Note 20.

(2)	Loan from Overseas Private Investment Corporation (“OPIC”)

In November, 2012, OrPower 4 - a wholly owned subsidiary of Ormat Technologies, completed a finance agreement with OPIC, an agency of the United States government, to provide debt financing in an aggregate principal amount of up to $310 million (the “OPIC Loan”) for the refinancing and financing of the Olkaria III geothermal power complex in Kenya.

The OPIC loan is comprised of three tranches:

●
Tranche I, in an aggregate principal amount of $85 million, which was drawn on November 9, 2012, was used to prepay approximately $20.5 million (plus associated prepayment penalty and breakage costs of $1.5 million) of the DEG Loan, as described below.  The remainder of Tranche I proceeds was used for reimbursement of prior capital costs and other corporate purposes.

●
Tranche II, in an aggregate principal amount of up to $180 million, was used to fund the construction and well field drilling for the expansion of the Olkaria III geothermal power complex to up to 84 MW (“Plant 2”). On November 9, 2012, an amount of $135 million was disbursed under this Tranche II, and in February 2013, the remaining $45 million was disbursed under this Tranche II .

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

●
Tranche III is a stand-by tranche in an aggregate principal amount of up to $45 million, was disbursed in November 2013 and was applied to a further expansion of the Olkaria III complex of up to an additional 16 MW (“Plant 3”).

In July 2013 the Group completed the conversion of the interest rate applicable to both Tranche I and Tranche II from a floating interest rate to a fixed interest rate.  The average fixed interest rate for Tranche I, which has an outstanding balance of approximately $81.4 million and matures in December 2030, and Tranche II, which has an outstanding balance of $177.4 million and matures in June 2030, is 6.31%.  In November 2013 OrPower 4 fixed the interest rate applicable to Tranche III.  The fixed interest rate for Tranche III, which has an outstanding balance of $45.0 million and matures in December 2030, is 6.12%.

The loan (principal and interest) is payable quarterly on each March 15, June 15, September 15 and December 15, commencing with the first such date following the respective disbursement of a Tranche.

OrPower 4 has a right to make voluntary prepayments of all or a portion of the OPIC Loan subject to prior notice, minimum prepayment amounts, and a prepayment premium of 2% in the first two years after the Plant 2 commercial operation date, declining to 1% in the third year after the Plant 2 commercial operation date, and without premium thereafter, plus a redemption premium. In addition, the OPIC Loan is subject to customary mandatory prepayment in the event of certain reductions in generation capacity of the power plants, unless such reductions will not cause the projected ratio of cash flow to debt service to fall below 1.7.

The OPIC Loan is secured by substantially all of OrPower 4’s assets and by a pledge of all of the equity interests in OrPower 4.

The Finance Agreement includes customary events of default, including failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations and warranties, non-payment or acceleration of other debt of OrPower 4, bankruptcy of OrPower 4 or certain of its affiliates, judgments rendered against OrPower 4, expropriation, change of control, and revocation or early termination of security documents or certain project-related agreements, subject to various exceptions and notice, cure and grace periods.

The repayment of the remaining outstanding DEG Loan (see below) in the amount of approximately $39.5 million as of December 31, 2013 has been subordinated to the OPIC Loan.

There are various financial covenants under the OPIC Loan, which include a required historical and projected 12-month DSCR of not less than 1.4 (measured as of March 15, June 15, September 15 and December 15 of each year).  If OrPower 4 fails to comply with these financial ratios it will be prohibited from making distributions to its shareholders.  In addition, if the DSCR falls below 1.1, subject to certain cure rights, such failure will constitute an event of default by OrPower 4.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

As required under the terms of the OPIC Loan, OrPower 4 maintains an account which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, due under the terms of the OPIC Loan in the following six months. This restricted cash account is classified as current in the consolidated balance sheets.  As of December 31, 2013 and 2012, the balance of the account was approximately $10.1 and $18.9 million, respectively.  In addition, as of December 31, 2013, part of the required debt service reserve was backed by a letter of credit in the amount of $15.7 million (see note 20).

b)   Project financing - senior secured notes:

(1)	Ormat Funding Corp. (“OFC”) Senior Secured Notes

In February 2004, a U.S. subsidiary, of Ormat Technologies, OFC, completed the issuance of $190 million senior secured notes (“OFC Senior Secured Notes”), and received net cash proceeds of approximately $179.7 million, after deduction of issuance costs of approximately $10.3 million.  The OFC Senior Secured Notes bear annual interest of 8.25% and have a final maturity of December 30, 2020. Principal and interest on the OFC Senior Secured Notes are payable in semi-annual payments that commenced on June 30, 2004.  The OFC Senior Secured Notes are collateralized by substantially all of the assets of OFC and those of its wholly owned subsidiaries and are fully and unconditionally guaranteed by all of the wholly owned subsidiaries of OFC.  There are various restrictive covenants under the OFC Senior Secured Notes, which include limitations on additional indebtedness of OFC and its wholly owned subsidiaries.  Failure to comply with these and other covenants will, subject to customary cure rights, constitute an event of default by OFC.

In addition, there are restrictions on the ability of OFC to make distributions to its shareholders, which include a required historical and projected 12-month DSCR of not less than 1.25 (measured semi-annually as of June 30 and December 31 of each year).  If OFC fails to comply with the DSCR ratio it will be prohibited from making distributions to its shareholders. The Company believes that the transition to variable energy prices under the Ormesa and Mammoth PPAs and the impact of the currently low natural gas prices on the revenues under these PPAs may cause OFC to not meet the DSCR ratio requirements for making distributions, but it does not believe that there will be an event of default by OFC.  As of December 31, 2013 (the last measurement date of the covenants), the actual historical 12-month DSCR was 1.29.

In February 2013, the Group acquired from OFC note holders OFC Senior Secured Notes with an outstanding aggregate principal amount of $12.8 million and recognized a gain of $0.8 million in the year ended December 31, 2013.

In January 2014, the Group acquired from OFC note holders OFC Senior Secured Notes with an outstanding aggregate principal amount of $13.2 million and will recognize a gain of $0.3 million in the first quarter of 2013.

OFC may redeem the OFC Senior Secured Notes, in whole or in part, at any time, at redemption price equal to the principal amount of the OFC Senior Secured Notes to be redeemed plus accrued interest, premium and liquidated damages, if any, plus a “make-whole” premium.  Upon certain events, as defined in the indenture governing the OFC Senior Secured Notes, OFC may be required to redeem a portion of the OFC Senior Secured Notes at a redemption price ranging from 100% to 101% of the principal amount of the OFC Senior Secured Notes being redeemed plus accrued interest, premium and liquidated damages, if any.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

As required under the terms of the OFC Senior Secured Notes, OFC maintains an account which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, due under the terms of the OFC Senior Secured Notes in the following six months.  This restricted cash account is classified as current in the consolidated balance sheets.  As of December 31, 2013 and 2012, the balance of such account was $2.9 million.  In addition, as of each of December 31, 2013 and 2012, part of the required debt service reserve was backed by a letter of credit in the amount of $10.6 million (see note 20).

(2)	OrCal Geothermal Inc. (“OrCal”) Senior Secured Notes

In December 2005, OrCal, a U.S. subsidiary of Ormat Technologies, completed the issuance of $165 million senior secured notes (“OrCal Senior Secured Notes”), and received net cash proceeds of approximately $161.1 million, after deduction of issuance costs of approximately $3.9 million. The OrCal Senior Secured Notes bear annual interest of 6.21% and have a final maturity of December 30, 2020.  Principal and interest on the OrCal Senior Secured Notes are payable in semi-annual payments which commenced on June 30, 2006.  The OrCal Senior Secured Notes have been rated BBB by Fitch.  The OrCal Senior Secured Notes are collateralized by substantially all of the assets of OrCal, and those of its subsidiaries and are fully and unconditionally guaranteed by all of the wholly owned subsidiaries of OrCal, without recourse to either the Company or Ormat Technologies.

There are various financial covenants under the OrCal Senior Secured Notes, which include limitations on additional indebtedness of OrCal and its wholly owned subsidiaries.  Failure to comply with these and other covenants will, subject to customary cure rights, constitute an event of default by OrCal.  In addition, there are restrictions on the ability of OrCal to make distributions to its shareholders, which include a required historical and projected 12-month DSCR of not less than 1.25 (measured semi-annually as of June 30 and December 31 of each year). As of December 31, 2013, the actual historical 12-month DSCR was 1.30.

OrCal may redeem the OrCal Senior Secured Notes, in whole or in part, at any time at a redemption price equal to the principal amount of the OrCal Senior Secured Notes to be redeemed plus accrued interest, and a “make-whole” premium.  Upon certain events, as defined in the indenture governing the OrCal Senior Secured Notes, OrCal may be required to redeem a portion of the OrCal Senior Secured Notes at a redemption price of 100% of the principal amount of the OrCal Senior Secured Notes being redeemed plus accrued interest.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

As required under the terms of the OrCal Senior Secured Notes, OrCal maintains an account, with a required minimum balance, which may be funded by cash or backed by letters of credit in an amount sufficient to pay scheduled debt service amounts, including principal and interest, due under the terms of the OrCal Senior Secured Notes in the following six months. This restricted cash account is classified as current on the statement of financial position.  As of December 31, 2013 and 2012, the balance of such account was $3.0 million and $2.6 million, respectively.  In addition, as of December 31, 2013 and 2012, part of the restricted cash account was funded by a letter of credit in the amount of approximately $10.2 million and $4.9 million, respectively (see Note 20).

(3)	OFC 2 LLC Senior Secured Notes (“OFC 2”)

In September 2011, OFC 2, a subsidiary of Ormat Technologies in the United States, and its wholly owned project subsidiaries (collectively, the Issuers) entered into 20-year financing agreements in an amount of $350 million with OFC 2, to be made available as project financing credit by the American insurance company, John Hancock.

Subject to the fulfillment of customary and other specified conditions precedent, the OFC 2 Senior Secured Notes (hereafter – “the Notes”) may be issued in up to six distinct series associated with the phased construction (Phase I and Phase II) of the Jersey Valley, McGinness Hills and Tuscarora geothermal power facilities owned by the Issuers. The OFC 2 Senior Secured Notes will mature and the principal amount of the OFC 2 Senior Secured Notes will be payable in equal quarterly installments in accordance with an amortization schedule attached to such Notes and in any event not later than December 31, 2034. Each Series of Notes will bear interest at a rate calculated based on a spread over the Treasury yield curve that will be set at least ten business days prior to the issuance of such Series of Notes. Interest will be payable at the end of each quarter. The DOE will guarantee payment of 80% of principal and interest on the OFC 2 Senior Secured Notes (the DOE Guarantee) pursuant to Section 1705 of Title XVII of the Energy Policy Act of 2005, as amended.  The conditions precedent to the issuance of the OFC 2 Senior Secured Notes include certain specified conditions required by the DOE in connection with the DOE Guarantee.

On October 31, 2011 the Issuers completed the sale of $151.7 million in aggregate principal amount of 4.687% Series A Notes.  The net proceeds from the sale of the Series A Notes, after deducting transaction fees and expenses, were approximately $141.1 million, and were used to finance a portion of the construction costs of Phase I of the McGinness Hills and Tuscarora facilities and to fund certain reserves.  Principal and interest on the Series A Notes are payable quarterly in arrears on the last day of March, June, September and December of each year.

Issuance of the Series B Notes is dependent on the Jersey Valley power plant reaching certain operational targets in addition to the other conditions precedent noted above.  If issued, the aggregate principal of the Series B Notes will not exceed $28.0 million, and such proceeds would be used to finance a portion of the construction costs of Phase I of the Jersey Valley power plant.

The Issuers have sole discretion regarding whether to commence construction of Phase II of any of the Jersey Valley, McGinness Hills and Tuscarora facilities. If Phase II construction is undertaken for any of the facilities, the Issuers may issue up to four tranches of Notes, in respect of each stage of any of the said projects. The aggregate principal amount of all Phase II Notes may not exceed $170.0 million.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The OFC 2 Senior Secured Notes are collateralized by substantially all of the assets of OFC 2 and those of its wholly owned subsidiaries and are fully and unconditionally guaranteed by all of the wholly owned subsidiaries of OFC 2.

There are various financial covenants placed under the OFC 2 Senior Secured Notes, which include limitations on additional indebtedness of OFC 2 and its wholly owned subsidiaries.  Failure to comply with these covenants shall constitute, subject to certain circumstances, an event of default by OFC 2.  In addition, there are restrictions on the ability of OFC 2 to make distributions to its shareholders.  Among other things, the distribution restrictions include a quarterly DSCR requirement of at least 1.2 (on a blended basis for all of the OFC 2 power plants) and 1.5 on a pro forma basis.  As of December 31, 2013, the actual DSCR for the fourth quarter of 2013 was 1.79 and the pro-forma 12-month DSCR was 2.25.

In addition, in connection with the issuance of each Series of OFC 2 Senior Secured Notes, Ormat Technologies will provide a guarantee in connection with the issuance of each other Series of OFC 2 Senior Secured Notes, which will be available to be drawn upon if certain trigger events occur.  One trigger event is the failure of any facility financed by the relevant Series of OFC 2 Senior Secured Notes to reach completion and meet certain operational performance levels (the non-performance trigger) which gives rise to a prepayment obligation on the OFC 2 Senior Secured Notes.  The other trigger event is a payment default on the OFC 2 Senior Secured Notes or the occurrence of certain fundamental defaults that result in the acceleration of the OFC 2 Senior Secured Notes, in each case that occurs prior to the date that the relevant facility financed by such OFC 2 Senior Secured Notes reaches completion and meets certain operational performance levels.  A demand on Ormat Technologies’ guarantee based on the non-performance trigger is limited to an amount equal to the prepayment amount on the OFC 2 Senior Secured Notes necessary to bring the OFC 2 Issuers into compliance with certain coverage ratios.  A demand on the Ormat Technologies’ guarantee based on the other trigger event is not limited.

Debt service reserve; other restricted funds

Under the terms of the OFC 2 Senior Secured Notes, OFC 2 is required to maintain a debt service reserve and certain other reserves, as follows:

(a)
A debt service reserve account which may be funded by cash or backed by letters of credit (see below) in an amount sufficient to pay scheduled debt service amounts, including principal and interest, due under the terms of the OFC 2 Senior Secured Notes in the following six months.  This restricted cash account is classified as current assets in the consolidated statement of financial position.  As of December 31, 2013, part of the required debt service reserve was backed by a letter of credit in the amount of $10.4 million, see Note 20.

(b)
A performance level reserve account, intended to provide additional security for the OFC 2 Senior Secured Notes, which may be funded by cash or backed by letters of credit.  This reserve builds up over time and reduces gradually each time the project achieves certain milestones.  Upon issuance of the Series A Notes, this reserve was funded in the amount of $28 million.  As of December 31, 2013, the balance of such account was $45.7 million, and in addition OFC 2 funded $10 million in a letter of credit issued that is required to be maintained at all times until this reserve reduces to zero.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

(c)
Under the terms of the OFC 2 Senior Secured Notes, OFC 2 is also required to maintain a well field drilling and maintenance reserve that builds up over time and is dedicated to costs and expenses associated with drilling and maintenance of the project’s well field, which may be funded by cash deposit or backed by letters of credit.  Certain other reserves are required in the event OFC 2 elects to commence construction of Phase II of any facility and fund such construction with any Series of Notes (other than Series A and Series B Notes).

c)      Full recourse agreements:

(1)	Senior Unsecured Bonds

On August 3, 2010, Ormat Technologies entered into a trust instrument governing the issuance of, and accepted subscriptions for, an aggregate principal amount of approximately $142.0 million of senior unsecured bonds (the “Bonds”).

In February 2012, Ormat Technologies accepted subscription for an aggregate principal amount of approximately $108.0 million of additional senior unsecured bonds (the “Additional Bonds”) under two addendums to the trust instrument.  The Additional Bonds were issued at a premium which reflects an effective fixed interest of 6.75%.

Subject to early redemption, the principal of the Bonds is repayable in a single bullet payment upon the final maturity of the Bonds on August 1, 2017.  The Bonds bear interest at a fixed rate of 7%, payable semi-annually.

(2)	Loans from institutional investors

In July 2009, the Group received a $20.0 million loan from a group of institutional investors.  The loan matures July 16, 2015, is repayable in 12 equal semi-annual installments commencing January 16, 2010 and bears fixed annual interest at the rate of 6.5%.

In July 2009, the Group received another $20.0 million loan from another group of institutional investors.  The loan matures on August 1, 2017, is payable in 12 semi-annual installments commencing February 1, 2012, and bears interest at 6-month LIBOR plus 5.0%.

In November 2010, the Group received another $20.0 million loan from a group of institutional investors. The loan matures on November 16, 2016, is payable in 10 semi-annual installments commencing May 16, 2013, and bears fixed annual interest at the rate of 5.75%.

(3)	Loan from Deutsche Investitions und- Entwicklungsgesellschaft mbH (“DEG”)

In March 2009, OrPower 4- a wholly-owned subsidiary of Ormat Technologies, Inc. - concluded loan agreements in the amount of up to $105.0 million for the refinancing of some of the Group’s investments in the Olkaria III power plants in Kenya.  The financing is project-based and was extended to the Group by a consortium of European government financial institutions headed by DEG.  On March 23, 2009, the subsidiary drew $ 90 million and the balance of $ 15 million was drawn in July 2009. The loan is repayable in 19 equal semi-annual payments ending on December 15, 2018.  The loan bears interest at the 6 month LIBOR plus 4%, and the Group had the option to fix the interest rate upon each disbursement.  Upon the first disbursement, the Group fixed the interest rate on $77.0 million of the loan at 6.90% per annum.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

In October 2012, OrPower 4, DEG and the parties thereto amended and restated the DEG Loan agreement (the “DEG Amendment”). The DEG Amendment became effective in November 2012 upon the execution by OrPower 4 of the Tranche I and Tranche II Notes and the related disbursements of the proceeds thereof under the OPIC Finance Agreement (as described above). The amended and restated DEG Loan Agreement provides for: (i) the prepayment in full of a principal amount of approximately $20.5 million; (ii) the release and discharge of all collateral security previously provided by OrPower 4 to the secured parties under the DEG Loan agreement and the substitution of Ormat Technologies guarantee of OrPower 4’s payment and certain other performance obligations in lieu thereof; and (iii) the establishment of a LIBOR floor of 1.25% in respect of one of the loans under the DEG Loan agreement, and (iv) the elimination of most of the affirmative and negative covenants under the DEG Loan agreement and certain other conforming provisions to take into account OrPower 4’s execution of the OPIC Finance Agreement and its obligations thereunder.

(4)	Bank loan

In November 2009, the Group took a $50.0 million loan to finance its activities, from a commercial bank.  The loan matures on November 10, 2014 and is payable in 10 semi-annual installments commencing on May 10, 2010. The loan bears interest at 6-month LIBOR plus 3.25%.

(5)	Bank credit lines

As of December 31, 2013, the Group has credit agreements with eight commercial banks for an aggregate amount of $485.1 million (including $50.0 million from Union Bank, N.A., hereafter - “Union Bank”, and $25.0 million from HSBC Bank USA, N.A., hereafter – “HSBC”).  Under the terms of these credit agreements, Ormat Technologies, or its Israeli subsidiary, Ormat Systems, can request: (i) extensions of credit in the form of loans and/or the issuance of one or more letters of credit in the amount of up to $283.0 million; and (ii) the issuance of one or more letters of credit in the amount of up to $202.1 million.  The credit agreements mature between  March 2014 and November 2016.  Loans and draws under the credit agreements or under any letters of credit will bear interest at the respective bank’s cost of funds plus a margin.

As of December 31, 2013, loans in the total amount of $112.0 million were outstanding, and letters of credit with an aggregate stated amount of $210.9 million were issued and outstanding under such credit agreements. The $112.0 million in loans are for terms of three months or less and bear interest at an annual weighted average rate of 2.56%.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

(6)	Credit agreement with Union Bank

In February 2012, Ormat Nevada entered into an amended and restated credit agreement with Union Bank (the “new agreement”) to increase the available credit to $50.0 million and extend the termination date to February 7, 2014 (which was subsequently extended to March 31, 2014).  The facility is limited to the issuance of letters of credit.  Union Bank is currently the sole lender and issuing bank under the credit agreement, but is also designated as an administrative agent on behalf of other banks that may, from time to time in the future, join the credit agreement as parties thereto.  In connection with this transaction, Ormat Technologies has entered into a guarantee in favor of the administrative agent for the benefit of the banks, pursuant to which Ormat Technologies agreed to guarantee Ormat Nevada’s obligations under the credit agreement.  Ormat Nevada’s obligations under the credit agreement are otherwise unsecured by any of its (or of its subsidiaries) assets.

Various financial covenants were placed on Ormat Nevada under the new credit agreement, which include a requirement to comply with the following financial ratios, which are measured quarterly: (a) 12-month debt to EBITDA ratio not to exceed 4.5; (b) 12-month DSCR of not less than 1.35; and (iii) a distribution leverage ratio not to exceed 2.

As of December 31, 2013: (i) the actual 12-month debt to EBITDA ratio was 2.58; (ii) the 12-month DSCR was 2.47; and (iii) the distribution leverage ratio was 1.34.  In addition, there are restrictions on dividend distributions in the event of a payment default or noncompliance with such ratios, and subject to specified carve-outs and exceptions, a negative pledge on the assets of Ormat Nevada in favor of Union Bank.

As of December 31, 2013, letters of credit in the aggregate amount of $45.6 million remain issued and outstanding under this credit agreement with Union Bank.

(7)	Credit agreement with HSBC

In May 2013, Ormat Nevada, a wholly owned subsidiary of Ormat Technologies, entered into a credit agreement with HSBC for one year with annual renewals.  The aggregate amount available under the credit agreement is $25.0 million.  This credit line is limited to the issuance, extension, modification or amendment of letters of credit and $10.0 million out of this credit line for working capital needs.  HSBC is currently the sole lender and issuing bank under the credit agreement, but is also designated as an administrative agent on behalf of banks that may, from time to time in the future, join the credit agreement as parties thereto.  In connection with this transaction, Ormat Technologies entered into a guarantee pursuant to which it agreed to guarantee Ormat Nevada’s obligations under the credit agreement.  Ormat Nevada’s obligations under the credit agreement are otherwise unsecured.

There are various restrictive covenants under the credit agreement, including a requirement to comply with the following financial ratios, which are measured quarterly: (i) a 12-month debt to EBITDA ratio not to exceed 4.5; (ii) 12-month DSCR of not less than 1.35; and (iii) distribution leverage ratio not to exceed 2.0.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

As of December 31, 2013: (i) the actual 12-month debt to EBITDA ratio was 2.58; (ii) the 12-month DSCR was 2.47; and (iii) the distribution leverage ratio was 1.34.  In addition, there are restrictions on dividend distributions in the event of a payment default or noncompliance with such ratios, and subject to specified carve-outs and exceptions, a negative pledge on the assets of Ormat Nevada in favor of HSBC.

As of December 31, 2013, letters of credit in the aggregate amount of $20.8 million remain issued and outstanding under this credit agreement.

(8)
The credit agreements, the loan agreements, and the trust instrument governing the bonds, described above, are unsecured; however, Ormat Technologies is subject to a negative pledge in favor of the banks and the other lenders and certain other restrictive covenants.  These include, among other things, a prohibition on: (a) creating any floating charge or any permanent pledge, charge or lien over Ormat Technologies’ assets without obtaining the prior written approval of the lender; (b) guaranteeing the liabilities of any third party without obtaining the prior written approval of the lender; and (c) selling, assigning, transferring, conveying or disposing of all or substantially all of its assets, or a change of control in Ormat Technologies’ ownership structure.  Some of the credit agreements, the term loan agreements, as well as the trust instrument, contain cross-default provisions with respect to other material indebtedness owed by us to any third party.  In some cases, Ormat Technologies has agreed to maintain certain financial ratios, which are measured quarterly, such as: (i) equity of at least $600 million and in no event less than 30% of total assets; (ii) 12-month debt, net of cash, cash equivalents, marketable securities and short-term bank deposits to adjusted EBITDA ratio not to exceed 7; and (iii) dividend distribution not to exceed 35% of net income for that year.  As of December 31, 2013: (i) total equity was $745.1 million and the actual equity to total assets ratio was 34.5%, and (ii) the 12-month debt, net of cash, cash equivalents, marketable securities and short-term bank deposits to Adjusted EBITDA ratio was 4.5.  During the year ended December 31, 2012, Ormat Technologies distributed interim dividends in an aggregate amount of $3.6 million.  Although Ormat Technologies reported net loss for the year, under the credit agreements, the loan agreements, and the trust instrument governing the bonds the Ormat Technologies can distribute interim dividends on the basis of its estimate of its net income for the year.  Since Ormat Technologies incurred a loss for the year ended December 31, 2012, it made an adjustment of $3.6 million to its 2013 dividends.  The failure to perform or observe any of the covenants set forth in the above agreements, subject to various cure periods, would result in the occurrence of an event of default and would enable the lenders to accelerate all amounts due under each such agreement.

d)      The credit exposes the Group to changes in interest rates and the timing thereof as stipulated by the agreements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The amounts of credit which create exposure to changes in interest rates and the timing thereof are as follows:

	December 31,
	2013	2012
	Dollars in thousands
Up to 6 months	112,017	73,606
6-12 months	23,333	256,667
	135,350	330,273

e)	For information on the effect of interest changes on the fair value of non-current liabilities, see note 11a(3).

b.	The long-term debt matures in the following years after the dates of the statement of financial position:

	December 31,
	2013	2012
	Dollars in thousands
First year – current maturities	80,389	68,333
Second year	74,386	77,266
Third year	89,604	70,850
Fourth year	311,890	86,188
Fifth year	53,954	308,938
Sixth year and thereafter	355,617	345,747
	965,840	957,322

NOTE 16 – ACCOUNTS PAYABLE AND ACCRUALS:

a.     Trade:

	December 31,
	2013	2012
	Dollars in thousands
Open accounts:
In dollars	45,249	44,050
In Israeli currency – unlinked	3,254	2,871
In other currencies	1,157	4,422
	49,660	51,343

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.     Other:

	December 31,
	2013	2012
	Dollars in thousands
Payroll and related expenses	11,711	10,423
Interest accrued on Senior Secured Notes and loans	9,277	9,110
Deferred income	5,750
Institutions	4,671	4,399
Royalties	1,531	1,646
Sundry	5,367	9,096
	38,307	34,674

	December 31,
	2013	2012
	Dollars in thousands
In dollars	27,496	18,961
In Israeli currency – unlinked	5,499	4,924
In New Zealand dollars	1,291	6,455
Other currencies	4,021	4,333
	38,307	34,674

The fair value of accounts payable and accruals – other approximates their carrying amount.

c.     Provisions:

For products sold outside Israel, the Group usually provides a one-year warranty from date of installation.   The annual provision is calculated at the rate of 0.5% of the sales and is charged to income in the financial statements.

NOTE 17 – DEFERRED LEASE FEES:

a.
Ormat Technologies’ wholly owned subsidiary in Hawaii - Puna Geothermal Ventures (“PGV”) entered into a transaction involving the Puna geothermal power plant located on the Big Island of Hawaii (the “Puna Power Plant”).

Pursuant to a 31-year head lease (the “Head Lease”), PGV leased its geothermal power plant to an unrelated company in return for prepaid lease payments in the total amount of $83.0 million (the “Deferred Lease Income”). PGV’s rights in the geothermal resource and the related PPA have not been leased to the lessor as part of the Head Lease but are part of the lessor’s security package. The unrelated company simultaneously leased back the Puna Power Plant to PGV under a 23-year lease (the “Project Lease”).

The carrying amount of the leased assets as of December 31, 2013 and 2012 amounted to $36.9 million and $39.6 million, respectively, net of accumulated depreciation of $25.5million and $22.8 million, respectively.

PGV’s rent obligations under the Project Lease will be paid solely from revenues generated by the Puna Power Plant under a PPA that PGV has with Hawaii Electric Light Company (“HELCO”). The Head Lease and the Project Lease are non-recourse lease obligations to either the Company or Ormat Technologies.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The Head Lease was classified as an operating lease. The Deferred Lease Income is amortized into revenue, using the straight-line method, over the 31-year term of the Head Lease. Deferred transaction costs amounting to $4.2 million are being amortized, using the straight-line method, over the 23-year term of the Project Lease.

b.	Future minimum lease fees payable subsequent to December 31, 2013, are as follows:

Dollars in thousands

First year	8,647
Second year	8,222
Third year	8,374
Fourth year	8,747
Fifth year	8,944
Sixth year and thereafter	12,932
55,866

c.
As required under the terms of the lease agreements, PGV is required to deposit certain amounts in restricted accounts. As of December 31, 2013 and 2012, such funds amounted to $4.3 million and $4.4 million, respectively and are classified as current assets in the statements of financial position as of December 31, 2013 and 2012.

d.
Under the lease agreement, PGV is required to deposit its remaining cash, after making all of the necessary payments and transfers as provided for in the lease agreements, in order to make distributions to its parent company. The distributions are allowed only if PGV maintains various restrictive covenants under the lease agreements, which include, inter alia, limitations on additional indebtedness. As of December 31, 2013 and 2012, the balance of such account was zero.

NOTE 18 – POST-EMPLOYMENT BENEFITS:

a.	Retirement benefit obligations

Israeli labor laws and agreements require the Israeli company in the Group to pay severance pay and/or pensions to employees dismissed or retiring from their employ in certain other circumstances.  The severance pay amounts due to the entitled employees are based on the number of years of service and the latest salary of the employee.

Under Israeli labor laws and agreements, including the Extension Order (Combined Text) for Obligatory Pension under the Collective Agreements Law, 1957 (hereafter – the “extension order”), the Israeli company in the Group is also required to make current contributions to provident funds, pension funds or other funds, etc. (hereafter – the “funds”) to cover pension insurance of their employees and a portion of the severance pay liability.

Subject to the provisions of the extension order, current deposits with defined contribution plans come instead of payment of severance pay to employees in Israel under Section 14 of the Israeli Severance Pay Law in respect of salary and other entitling pay components in respect of the periods and rates for which such deposits are made (hereafter – Section 14 deposits).

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The Israeli company in the Group makes current deposits in personal severance pay funds in the employees’ names in respect of that portion of the severance pay liability not covered by the Section 14 deposits and in respect of service periods before the extension order came into force.  These amounts constitute the balance of the severance pay liability and do not come instead of that liability.

The funds in which deposits for the pension insurance obligation and the Section 14 deposits are made are defined contribution plans covered by current contributions.  The amounts funded as above are not reflected in the statements of financial position.  The Group has no legal or implied obligation to make any additional payments in respect of the defined contribution plans in the event that the amounts accumulated therein are not sufficient for the disbursement of all the benefits for the employees’ service in the current period and in previous periods.

The balance of the severance pay liability is a defined benefit plan which exposes the Israeli company in the Group to an actuarial risk (in particular – that the labor costs are higher than anticipated) and to an investment risk (that the yield on the assets of the personal provident funds is lower than estimated).  The investments in such funds are managed by the fund managers and are subject to various regulations and to supervision by the Capital Market, Insurance and Savings Department of the Ministry of Finance (including their investment policies).

b.	Defined contribution plans

The liability of the Israeli company in the Group to pay employee pensions, and the Group’s liability to pay severance pay to employees in Israel under Section 14 of the Israeli Severance Pay Law, as well as the severance pay liability to employees outside of Israel, is covered by current deposits with defined contribution plans.  The amounts funded as above are not reflected in the statements of financial position.

The amounts expensed in respect of deposits with the defined contribution plans in the years ended December 31, 2013, 2012, and 2011 were $1.2 million, $1.1 million and $1.1 million, respectively.

c.	Defined benefit plans

As mentioned above, the Israeli Group company has an obligation to pay severance pay to some employees under defined benefit plans.  This liability is mainly covered by regular deposits with severance pay funds and by purchase of managerial insurance policies.  The net liability presented in the statement of financial position as of December 31, 2013 and 2013, reflects the difference between the liability for severance pay and plan assets, as detailed in d. hereafter.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

d.	Amounts of liability presented in the statement of financial position:

	Year Ended December 31
	2013	2012
	Dollars in thousands
Present value of the obligations relating to partly or fully funded plans	24,577	23,262
Fair value of plan assets	(20,916)	(19,722)
Liability presented in the statement of financial position- net	3,661	3,540

e.	Changes in defined benefit plan liability (assets), net:

	Present value of the liability	Fair value of plan assets	Liability (assets) - net
	Dollars in thousands
Balance at January 1, 2013	23,262	(19,722)	3,540
Current service cost	948	—	948
Interest income (expense), including transfers to provident funds	926	(518)	408
Exchange differences	1,789	(1,477)	312
	26,295	(21,717)	5,208

Remeasurement of liability (assets), net – actuarial losses resulting from remeasurement based on experience	(185)	(434)	(619)
	26,740	(22,151)	4,589

Plan contributions	—	(615)	(615)
Benefits paid	(1,850)	1,850	—
Retirement resulting from disposal of subsidiary	(313)	—	(313)
Balance December 31, 2013	24,577	(20,916)	3,661

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

	Present value of the liability	Fair value of plan assets	Liability (assets) - net
	Dollars in thousands
Balance at January 1, 2012	19,971	(18,228)	1,743
Current service cost	898	—	898
Interest income (expense), including transfers to provident funds	929	(496)	433
Exchange differences	966	(465)	501
	22,764	(19,189)	3,575

Remeasurement of liability (assets), net:
Actuarial losses resulting from changes in financial estimates	989	(275)	714
Actuarial losses resulting from remeasurement based on experience	(330)	101	(229)
	22,423	(19,363)	4,060

Plan contributions	—	(604)	(604)
Benefits paid	161	245	84
Balance December 31, 2012	23,262	(19,722)	3,540

	Present value of the liability	Fair value of plan assets	Liability (assets) - net
	Dollars in thousands
Balance at January 1, 2011	20,271	(18,302)	1,969
Current service cost	892	—	892
Interest income (expense), including transfers to provident funds	997	(582)	415
Exchange differences	(1,520)	1,385	(135)
	20,640	(17,499)	3,141

Remeasurement of liability (assets), net:
Actuarial losses resulting from changes in financial estimates	(46)	(207)	(253)
Actuarial losses resulting from remeasurement based on experience	84	348	432
	20,678	(17,358)	3,320

Plan contributions	—	(1,557)	(1,557)
Benefits paid	(707)	687	(20)
Balance December 31, 2011	19,971	(18,228)	1,743

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

f.	Actuarial assumptions

The principal actuarial assumptions used were as follows:

	Year Ended December 31,
	2013	2012	2011

Discount rate	3.62%	3.95%	4.73%
Inflation rate	2.24%-2.28%	2.49%-2.63%	2.44%-2.51%
Expected rate of retirement	1%-10%	1%-10%	1%-10%
Future salary increases	3.27%	3.52%	3.47%

Following is analysis of sensitivity of the defined benefit plans to changes in weighted material actuarial assumptions which were probable at the end of the reported period:

	Increase (decrease) in the defined benefit liability

	December 31, 2013
	Dollars in thousands
	+10%	-10%
Capitalization rate	(492)	336
Future salary increases	312	(264)
Retirement rate	74	(70)

The sensitivity analyses were made by changing one assumption at a time, the other assumptions remaining constant.  This is unlikely to happen in practice, as there may be correlation between changes in several assumptions.

The sensitivity of the defined benefit liability to changes in material actuarial assumptions was measured using the same method which was applied in measurement of that liability in the statement of financial position (measurement of the fair value of the liability based on entitlement unit at the end of the reporting period).

g.	Plan assets

The Group’s defined benefit plan assets are invested in qualifying insurance policies the prices of which are quoted on active market.

h.	Risk exposure resulting from the defined benefit plans

The defined benefit plans expose the Group to several risks, the most significant being fluctuations in plan assets, which include a substantial number of equity instruments, changes in the yield of government bonds, and the possibility that payroll increases will be larger than assumed in actuarial calculations.

As mentioned above, investments in personal severance pay are managed by the fund managers and are subject to various regulations and to supervision by the Capital Market, Insurance and Savings Department of the Ministry of Finance (including their investment policies).

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

i.	Effect on future cash flows

To cover their liability in respect of the plans, the Israeli company in the Group makes monthly deposits of 8.33% of employee pay in personal severance pay funds in the employee names.

Expected contributions to post-employment benefit plans for the year ending December 31, 2014 are approximately $0.6 million.

As of December 31, 2013, the weighted average life of the defined benefit obligation is 5.5 years.

The table below shows the anticipated payment dates of the obligation (undiscounted):

Dollars in thousands
Less than a year	4,791
1-2 years	232
2-5 years	5,802
Over 5 years	39,021
49,846

  NOTE 19 – PROVISIONS FOR OTHER LIABILITIES:

Changes in the provisions are as follows:

	Asset retirement obligation	Other	Total
	Dollars in thousands
Balance at January 1, 2012	66,750	4,568	71,318
Changes during the year:
Reduction of provision due to change in estimate	(9,275)	—	(9,275)
Provisions cancelled	—	895	895
Financing component of asset retirement obligation	1,708	—	1,708
Payments during the year	—	(27)	(27)
Balance at December 31, 2012	59,183	5,436	64,619
Changes during the year:
Additional provisions	1,866	—	1,866
Reduction of provision due to change in estimate	(15,778)	—	(15,778)
Change in provisions	—	(1,618)	(1,618)
Financing component of asset retirement obligation	1,915	—	1,915
Payments during the year	—	(26)	(26)
Balance at December 31, 2013	47,186	3,792	50,978

Asset retirement obligation:

The asset retirement obligation is computed by discounting the projected future payments for plugging wells and for dismantling of the geothermal power plants upon cessation of operations and the performance of certain remedial measures related to the land on which such operations were conducted.  The discount rates used in computation as of December 31, 2013 and 2012 were 2.8%-4.0% and 1.38%- 2.91%, respectively.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Changes resulting from changing estimates and/or discount rates are carried to cost of the plants to which they relate.

Changes resulting from accretion over time are recognized in the statements of operations as interest expense.

NOTE 20 –	COMMITMENTS, CONTINGENT LIABILITIES, RESTRICTIVE COVENANTS RELATING TO LIABILITIES, PLEDGES ON ASSETS AND SECURITIES:

  Commitments:

In respect of acquisition and construction of power plants

In the ordinary course of its business, the Group enters into agreements with producers and suppliers for the timely supply of goods and services, based on detailed specifications, for raw material inventories and for use in manufacture and construction of power plants.  Such commitments as of December 31, 2013 aggregated $57.3 million (approximately $26.6 million of which in respect of power plants under construction).

 In respect of geothermal resources

The Group, through Ormat Technologies’ subsidiaries in the United Sates, controls certain rights to geothermal fluids through certain leases with BLM or through private leases. Royalties on the utilization of the geothermal resources are computed and paid to the lessors as defined in the respective agreements. Royalties’ expense under the geothermal resource agreements were approximately $13.9 million $12.0 million, and $10.1 million, for the years ended December 31, 2013, 2012, and 2011, respectively.

As regards the operating lease agreement of the Puna power plant, see note 17.

Royalty commitments

The Group is committed to pay royalties to the Government of Israel on proceeds from sales of products in the research and development of which the Government participates by way of grants. Under the terms of the Group’s funding from the Israeli Government, royalties of 3.5%-5% are payable on sales of products developed from a project so funded, up to 100% of the amount of the grant received by the Company (dollar linked); as from January 1, 1999 - with the addition of annual interest at the LIBOR rate).  In the years ended December 31, 2013 and 2012, the Group did not pay royalties to the Israeli Government.

At December 31, 2013 and 2012, the maximum royalty amount payable by the Group is $1.5 million.

Letters of credit

In the ordinary course of business with customers, vendors, and lenders, the Group is contingently liable for performance under letters of credit totaling $248.9 million at December 31, 2013. Management does not expect any material losses to result from performance failure and, therefore, is of the opinion that the fair value of these letters of credit is zero.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Under an agreement between the subsidiary Ormat Technologies and certain banks, the banks allocated credit lines in a total amount of approximately $485.1 million, which can be used to draw letters of credit (see note 15).

For power purchase agreements, see note 22.

Contingent liabilities

There is a contingent liability to pay taxes in Israel on capital gains, in the event of the sale of shares in non-Israeli subsidiaries, including a substantial dilution as a result of issuance of shares by such subsidiaries that are considered a sale for this purpose.  This liability is based on the guarantee the Company issued to the Israeli income tax authority in connection with the transfer of shares of a non-Israeli subsidiary to another non-Israeli subsidiary, under Section 104 of the Israeli Income Tax Ordinance.

As of December 31, 2013, the Company has no intention to sell such shares.

Legal proceedings

1)
On December 24, 2012, Laborers’ International Union of North America Local Union No. 783 (“LiUNA”), an organized labor union, filed a petition in Mono County Superior Court, naming Mono County and Ormat Technologies as defendant and real party in interest, respectively. The petitioners brought this action to challenge the November 13, 2012 decision of the Mono County Board of Supervisors in denying Petitioners’ administrative appeal of the Planning Commission’s approval of Conditional Use Permit (“CUP”), adoption of findings under the California environmental quality reports  for the Mammoth Pacific I replacement project. The petition asks the court to set aside the approval of the CUP and adoption of the environmental quality reports and cause a new environmental quality report to be prepared and circulated.

The Group responded to LiUNA’s petition. Filing of the petition in and of itself does not have any immediate adverse implications for the Mammoth 1 enhancement.

The Group believes that the petition is without merit and is of the opinion that its chances of being dismissed exceed its chances of being accepted.

2)
In January 2014, the Group learned that two former employees of Ormat Technologies alleged in a qui tam complaint filed in the United States District Court for the Southern District of California that the latter submitted fraudulent applications and certifications to obtain grants.  While the United States Department of Justice has declined to intervene, the former employees may proceed on their own.

While the Group  believes the allegations are without merit, it is investigating the allegations and evaluating and assessing the exposure to the Group, if any.  The Group does not believe that the allegations of the lawsuit have any merit and will defend itself vigorously if served.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

3)
On February 19, 2012, a stockholder lodged a claim in the Tel Aviv District Court to recognize the claim as a derivative claim under section 198 of the Companies Law, 1999 against Gazit Israel (established by Gazit Inc., Panama) a subsidiary of Norstar Holdings Ltd. (formerly Gazit Inc.) (hereafter, collectively - “Gazit”) regarding alleged use of inside information by Gazit when it purchased Company shares in 2007.  The claim alleges that the Gazit purchases of Company shares during that period were made with the intention of acquiring control over the Company and the shareholders claim that Gazit should have reported this to the public in real time, because publication of that information would have caused a significant change in the price of the Company’s shares.  Therefore, the allegation is that the said purchase was based on illegal use of inside information.  The amount of the claim against Gazit is approximately NIS 365 million. On March 5, 2012 a request to approve a consensual motion was filed to the court requesting to approve procedural arrangement, according to which the respondents (Gazit and the Company) response to approve the derivative claim would be filed through May 15, 2012, and plaintiff’s response to the respondents response would be filed by June 15, 2012. On March 6, 2012 the procedural arrangement was validated by the court and a hearing was scheduled to June 25, 2012. Following an extension granted by the court, on May 20, 2012 the Company filed its response to the motion, in which it objected on legal and factual grounds, to approval of the claim as a derivative claim.  On November 12, 2012, the plaintiff filed a request for discovery and for shifting the burden to the respondents. The Company and Gazit filed their response to this request and the plaintiff filed its reply to their response. On December 11, 2012, a pre-trial was held. In this hearing it was determined that with respect to the motion for discovery of documents, a protocol referring to Gazit’s decision to purchase up to 20% of the Company’s shares will be transferred  and would be confidential. As to the motion for shifting the burden it was determined that such motion will be decided within the determination of whether to approve the claim as a derivative claim. A hearing of evidence took place on March 24, 2013.  Following the court decision, the parties submitted their summings-up in writing: the plaintiff – on May 12, 2013, and the defendant – on August 8, 2013.  The plaintiff submitted the rejoinder to the defendant’s summing-up on September 30, 2013.  On October 3, 2013, the court rejected the request to recognize the claim as a derivative claim and adjudged the plaintiff to pay legal costs of NIS 25,000 to each defendant.  The plaintiff was given 45 days to appeal that judgement.  To the best of the Group’s knowledge, no appeal was lodged and the time to do so has expired.

Pledges and collaterals

See notes 15 and 17.

NOTE 21 –	OBLIGATIONS UNDER THE TAX MONETIZATION TRANSACTION IN THE UNITED STATES

The OPC transaction

On June 7, 2007, a wholly owned subsidiary of Ormat Technologies, Ormat Nevada Inc. (“Ormat Nevada”), concluded a transaction to monetize production tax credits and other favorable tax attributes, such as accelerated depreciation, generated from certain of its geothermal power plants. Pursuant to the transaction, affiliates of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. became institutional equity investors (the “Institutional Investors”) in a newly formed subsidiary of Ormat Nevada. The power plants involved in the transaction include Desert Peak 2, Steamboat Hills, and Galena 2, all located in Nevada.  The said subsidiary is taxed in the U.S. as a partnership.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The first closing under the agreement occurred in 2007 and covered the Company’s Desert Peak 2, Steamboat Hills and Galena 2 power plants.  Under the transaction structure, Ormat Nevada transferred the aforementioned geothermal power plants to the newly formed subsidiary, OPC LLC (“OPC”), and sold limited liability company interests in OPC to the Institutional Investors.  The Institutional Investors paid $71.8 million at the first closing. The second closing under the agreements occurred in 2008 and covered the Galena 3 power plant.  The Institutional Investors paid $63.0 million at the second closing. Ormat Nevada will continue to operate and maintain the power plants and will receive initially all of the distributable cash flow generated by the power plants until it recovers the capital that it has invested in the power plants, while the Institutional Investors will receive substantially all of the production tax credits and the taxable income or loss (together, the “Economic Benefits”), and the distributable cash flow after Ormat Nevada has recovered its capital. The Institutional Investor’s return is limited by the term of the transaction. Once the Institutional Investors reach a target after-tax yield on their investment in OPC (the “Flip Date”), Ormat Nevada will receive 95% of both distributable cash and taxable income and the Institutional Investors will receive 5% of both distributable cash and taxable income on a going forward basis. Following the Flip Date, Ormat Nevada also has the option to buy out the Institutional Investors’ remaining interest in OPC at the then-current fair market value or, if greater, the Institutional Investors’ capital account balances in OPC. Should Ormat Nevada exercise this purchase option, it would thereupon revert to being sole owner of the power plants.

On October 30, 2009, Ormat Nevada acquired all the Class B shares owned by Lehman-OPC LLC, which constitute a thirty percent interest in the Class B membership units of OPC.  The membership units were acquired from Lehman-OPC LLC pursuant to a right of first offer for a price of $18.5 million.  Since the initial sale of the Class B membership units by Ormat Nevada was accounted for as a financing transaction, the repurchase of these interests at a discount resulted in a pre-tax gain of approximately $14.4 million. Following the purchase of the Class B shares Ormat Nevada share in the cash flows and tax income was increased until the Flip Date from 95% to 96.5%.

In the fourth quarter of 2010, Ormat Nevada recovered its capital investment in the power plants and therefore the institutional investors will get their portion in the distributable cash and tax credit.

From October 30, 2009 to February 3, 2011, Ormat Nevada held all the Class A shares, representing approximately 75% of the voting rights in OPC, and 30% of the Class B shares, representing approximately 7.5% of the voting rights in OPC.  Ormat Nevada therefore held approximately 82.5% of the voting rights in OPC.  During that period, the Institutional Investors held approximately 70% of the Class B shares, representing approximately 17.5% of the voting rights in OPC.  Aside from the restrictions applicable under the terms of the transaction, all the operational decisions in OPC are governed by the majority of shareholders.  As from the Flip Date, the voting rights of Ormat Nevada would have been approximately 96.5% and those of the Institutional Investors - 3.5%.

On February 3, 2011, Ormat Nevada sold JPM Capital Corporation (“JPM”) all of the Class B membership units of OPC that it had acquired on October 30, 2009 for a sale price of $24.9 million in cash. The Group did not record any gain from the sale of its Class B membership interests in OPC to JPM.  Following the sale of the Class B shares Ormat Nevada share in the cash flows and tax income was decreased as from the Flip Date from 96.5% to 95.0%.

The ORTP transaction

On January 24, 2013, Ormat Nevada entered into agreements with JPM under which JPM purchased interests in a newly formed subsidiary of Ormat Nevada, ORTP, entitling JPM to certain tax benefits (such as PTCs and accelerated depreciation) associated with certain geothermal power plants in California and Nevada.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Under the terms of the transaction, Ormat Nevada transferred the Heber complex, the Mammoth complex, the Ormesa complex, and the Steamboat 2 and 3, Burdette (Galena 1) and Brady power plants to ORTP, and sold class B membership units in ORTP to JPM. In connection with the closing, JPM paid approximately $35.7 million to Ormat Nevada and will make additional payments to Ormat Nevada of 25% of the value of PTCs generated by the portfolio over time.  The additional payments are expected to be made until December 31, 2016 and total up to a maximum amount of $11.0 million.

Ormat Nevada will continue to operate and maintain the power plants. Under the agreements, Ormat Nevada will initially receive all of the distributable cash flow generated by the power plants, while JPM will receive substantially all of PTCs and the taxable income or loss (together, the Economic Benefits). JPM’s return is limited by the terms of the transaction.  Once JPM reaches a target after-tax yield on its investment in ORTP (the ORTP Flip Date), Ormat Nevada will receive 97.5% of the distributable cash and 95.0% of the taxable income, on a going forward basis.  At any time during the twelve-month period after the end of the fiscal year in which the ORTP Flip Date occurs (but no earlier than the expiration of five years following the date that the last of the power plants was placed in service for purposes of federal income taxes), Ormat Nevada also has the option to purchase JPM’s remaining interest in ORTP at the then-current fair market value.  If Ormat Nevada were to exercise this purchase option, it would become the sole owner of the power plants again.

The Class B membership units entitle the holder to a 5.0% (allocation of income and loss) and 2.5% (allocation of cash) residual economic interest in ORTP.  The Group’s voting rights in ORTP are based on a capital structure that is comprised of Class A and Class B membership units.  Through Ormat Nevada, the Group owns all of the Class A membership units, which represent 75.0% of the voting rights in ORTP.   JPM owns all of the Class B membership units, which represent 25.0% of the voting rights of ORTP.  Other than in respect of customary protective rights, all operational decisions in ORTP are decided by the vote of a majority of the membership units.   Ormat Nevada retains the controlling voting interest in OPC and ORTP both before and after the Flip Date and therefore will continue to consolidate them.

The amounts received for the rights in OPC and ORTP are presented in the statement of financial position among long-term liabilities as “liability in respect of tax partnership.”   Transaction costs amounting to $5.1 million, $1.3 million and $2.0 million, as of December 31, 2013, 2012 and 2011, respectively, have been carried to the long-term liability in respect of the tax partnership in the consolidated statements of financial position and will be amortized in the consolidated statements of operations through the Flip Date, by the effective interest method.

NOTE 22 –	POWER PURCHASE AGREEMENTS

Substantially all of the Group’s electricity revenues are recognized pursuant to PPAs of subsidiaries of Ormat Technologies in the U.S. and in various foreign countries, including Kenya, Nicaragua and Guatemala.  These PPAs generally provide for the payment of energy payments or both energy and capacity payments through their respective terms which expire in varying periods from 2014 to 2034.  Generally, capacity payments are payments calculated based on the amount of time that the power plants are available to generate electricity.  The energy payments are payments calculated based on the amount of electrical energy delivered to the network at a designated delivery point.  The price terms are customary in the industry and include, among others, a fixed price, short-run avoided cost (“SRAC”) (the incremental cost that the power purchaser avoid by not having to generate such electrical energy itself or purchase it from others), and a fixed price with an escalation clause.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

In certain cases, the price includes the value of renewable energy credits.  Certain of the PPAs provide for bonus payments in the event that the Group is able to exceed certain target levels and penalties if it fails to meet minimum target levels. One PPA gives the power purchaser or its designee the right of first refusal in the event of sale of the geothermal power plant.  Upon satisfaction of certain conditions specified in this PPA and subject to receipt of requisite approvals and negotiations between the parties, the Group has the right to demand that the power purchaser acquire the power plant at fair market value. The subsidiaries in Guatemala sell power at an agreed upon price subject to terms of a “take or pay” PPA.

Pursuant to the terms of certain of the PPAs, the Group may be required to make payments to the relevant power purchaser under certain conditions, such as shortfall on delivery of renewable energy and energy credits, and not meeting certain performance threshold requirements, as defined.  The amount of payment required is dependent upon the level of shortfall on delivery or performance requirements and is recorded in the period the shortfall occurs.  In addition, under certain PPAs, if the Group does not meet certain minimum performance requirements, the capacity of the power plant may be permanently reduced.

NOTE 23 –	EQUITY:

a.     Share capital:

1)	The share capital (in thousands of shares) is composed as follows:

	December 31, 2013		December 31, 2012
	Authorized	Issued and outstanding	Authorized	Issued and outstanding

Ordinary shares of NIS 1 par value	150,000	118,741	150,000	118,741

2)	The ordinary shares of NIS 1 par value confer on their holders rights to vote, to receive dividends and to participate in the distribution of the Company’s assets in the event of liquidation.

3)	All the ordinary shares are listed for trading on the Tel-Aviv Stock Exchange (“TASE”). On December 31, 2013, the shares were quoted at NIS 23.791 (approximately $6.85).

4)
Until May 17, 2012, Company shares with a par value of NIS 2,216,360 as of December 31, 2013 and 2012 (approximately 1.9% of the issued and outstanding share capital) were held by a subsidiary.  On May 17, 2013 the Company shares were transferred from its subsidiary in accordance with the Israeli Tax Ordinance- section 104c . This transaction had no effect on the consolidated financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.    Stock-based compensation:

Options granted by the Group subsidiaries

On April 2, 2013, Ormat Technologies granted an employee of the Group stock options for purchase of 100,000 ordinary shares of Ormat Technologies under its option plan, at an exercise price of $20.54 per share, which was the quoted price of the shares of Ormat Technologies on the grant date.  25% of the options are exercisable upon the lapse of each year from the grant date, to the end of the fourth year from the grant date.  The options are exercisable through August 18, 2019.  Any options not exercised before that date will expire.

The fair value of each option, on grant date, computed on the basis of the Black-Scholes option-pricing model, was $5.64.  This value was based on the following assumptions: expected dividend yield of 0.8%; expected standard deviation of 35.76%; risk-free interest rate of 0.57%; and expected length of time until exercise of 4 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

On June 4, 2013, Ormat Technologies granted the employees of the Group Stock Appreciation Rights (“SARs”) for purchase of 1,150,100 ordinary shares of Ormat Technologies under its option plan, at an exercise price of $23.34 per share, which was the quoted price of the shares of Ormat Technologies on the grant date.  The SARs are exercisable at the end of the vesting periods, as follows: 25% upon the lapse of two years from the grant date, 25% upon the lapse of three years from the grant date, and the remaining 50% upon the lapse of four years from the grant date.  The options are exercisable through August 18, 2019.  Any SARs not exercised before that date will expire.  In this note the SARs are defined are considered as options.

The fair value of each SAR, on grant date, computed on the basis of the Black-Scholes option-pricing model, was $6.75.  This value was based on the following assumptions: expected dividend yield of 0.7%; expected standard deviation of 38.13%; risk-free interest rate of 0.77%; and expected length of time until exercise of 5 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

On November 7, 2013, as part of its option plan, Ormat Technologies granted stock options to directors to purchase 45,000 shares of its common stock at an exercise price of $26.70 per share, which was the quoted price of the shares of Ormat Technologies on the grant date.  Such options are exercisable after a vesting period of one year, through November 7, 2020.  Options not exercised until that date will expire.

The fair value of each option, on grant date, computed on the basis of the Black-Scholes option-pricing model, was $7.0.  This value was based on the following assumptions: expected dividend yield of 0.6%; expected standard deviation of 33.7%; risk-free interest rate of 0.93%; and expected length of time until exercise of 4 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

On April 2, 2012, SARs were granted for purchase of 602,000 ordinary shares of Ormat Technologies under its option plan, at an exercise price of $20.13 per share, which is the quoted price of the shares of Ormat Technologies on the grant date.  The SARs are exercisable at the end of the vesting periods, as follows: 25% upon the lapse of two years from the grant date, 25% upon the lapse of three years from the grant date, and the remaining 50% upon the lapse of four years from the grant date.  The options are exercisable through April 2, 2019.  Any SARs not exercised before that date will expire.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The fair value of each SAR, on grant date, computed on the basis of the Black-Scholes option-pricing model, was $7.38.  This value was based on the following assumptions: expected dividend yield of 0.8%; expected standard deviation of 47.5%; risk-free interest rate of 1.05%; and expected length of time until exercise of 5 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

On August 1, 2012, as part of its option plan, Ormat Technologies granted stock options, to directors to purchase 30,000 shares of its common stock at an exercise price of $19.69 per share, which was the quoted price of the shares of Ormat Technologies on the grant date.  Such options are exercisable after a vesting period of one year, through August 1, 2019.  Options not exercised until that date will expire.

The fair value of each option, on grant date, computed on the basis of the Black-Scholes option-pricing model, is $7.06.  This value was based on the following assumptions: expected dividend yield of 0.8%; expected standard deviation of 48.76%; risk-free interest rate of 0.48%; and expected length of time until exercise of 4 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

On November 7, 2012, as part of its option plan, Ormat Technologies granted stock options, to directors to purchase 45,000 shares of its common stock at an exercise price of $18.56 per share, which is the quoted price of the shares of Ormat Technologies on the grant date.  Such options are exercisable after a vesting period of one year, through April 7, 2019.  Options not exercised until that date will expire.

The fair value of each option, on grant date, computed on the basis of the Black-Scholes option-pricing model, is $5.7.  This value is based on the following assumptions: expected dividend yield of 0.9%; expected standard deviation of 41.71%; risk-free interest rate of 0.52%; and expected length of time until exercise of 4 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

On March 31, 2011, Ormat Technologies granted the employees of the SARs for purchase of 622,150 ordinary shares of Ormat Technologies under its option plan at an exercise price of $25.65 per share, which was the quoted price of the shares of Ormat Technologies on the grant date.  The SARs are exercisable at the end of the vesting periods, as follows: 25% upon the lapse of two years from the grant date, 25% upon the lapse of three years from the grant date, and the remaining 50% upon the lapse of four years from the grant date.  The options are exercisable through March 31, 2018.  Any SAR not exercised before that date will expire.

The fair value of each SAR, on grant date, computed on the basis of the Black-Scholes option-pricing model, was $10.42.  This value was based on the following assumptions: expected dividend yield of 0.8%; expected standard deviation of 46.3%; risk-free interest rate of 2.3%; and expected length of time until exercise of 5 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

On November 4, 2011, as part of its option plan, Ormat Technologies granted stock options, to directors, to purchase 30,000 shares of its common stock at an exercise price of $19.1 per share, which was the quoted price of the shares of Ormat Technologies on the grant date.  Such options are exercisable after a vesting period of one year, through November 4, 2018.  Options not exercised until that date will expire.

The fair value of each option, on grant date, computed on the basis of the Black-Scholes option-pricing model, was $6.94.  This value was based on the following assumptions: expected dividend yield of 0.9%; expected standard deviation of 49.7%; risk-free interest rate of 0.6%; and expected length of time until exercise of 4 years.  The expected volatility represented by the expected standard deviation is based on a statistical analysis of daily prices of common stock over the anticipated exercise period of the options.

Insofar as Israeli employees are concerned, this plan is governed by the terms stipulated by Section 102 of the Israeli Income Tax Ordinance.  In accordance with the track chosen by the Group and pursuant to the terms thereof, the Group is not allowed to claim, as an expense for tax purposes, the amounts credited to employees as a benefit, including amounts recorded as salary benefits in the Group’s accounts, in respect of options granted to employees under the plan, with the exception of the work-income benefit component, if any, determined on the grant date.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Following is some supplemental information on share options and SARs granted to the Group employees by Ormat Technologies:

	Year Ended December 31, 2013		Year Ended December 31, 2012		Year Ended December 31, 2011
		Weighted		Weighted		Weighted
		average		average		average
	Number	exercise	Number	exercise	Number	exercise
	of options	price	of options	price	of options	price
	(in thousands)		(in thousands)		(in thousands)
Outstanding at beginning of Year	3,563	30.09	2,934	$32.40	2,335	$34.35
Granted:
Options	45	26.70	75	19.01	30	19.10
SARs*	1,250	23.08	602	20.13	622	25.65
Forfeited	(114)	28.92	(48)	28.92	(53)	31.69
Exercised**	(39)	—	—	—
Expired	(15)
Outstanding at end of year	4,690	28.23	3,563	30.09	2,934	32.40
Exercisable at end of year	2,123	33.82	1,592	36.61	1,086	37.46
*
The SARs entitle the participant to receive cash or shares in an amount equal to the excess of the fair market value of the shares on exercise date over the purchase price of the shares under the option.

**	The total consideration received upon the exercise of the options in 2013 was $529,000. No options were exercised in the years ended December 31, 2012 and 2011.

Expenses charged in respect of the said grants in the consolidated financial statements amount to $6,434,000, $6,394,000, and $6,672,000, in the years ended December 31, 2013, 2012, and 2011, respectively.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The following are data on exercise price and the remaining contractual life of the options granted to Group employees by the subsidiary, Ormat Technologies, and that are outstanding at the end of the year.

Year Ended December 31, 2013			Year Ended December 31, 2012			Year Ended December 31, 2011
Number outstanding at end of period (in thousands)	Exercise price	Weighted average remaining contractual life	Number outstanding at end of period (in thousands)	Exercise price	Weighted average remaining contractual life	Number outstanding at end of period (in thousands)	Exercise price	Weighted average remaining contractual life

21	15.00	0.8	32	15.00	1.8	33	15.00	2.8
45	18.56	5.8	45	18.56	6.8	—	—	—
23	19.10	4.8	30	19.10	5.8	30	19.10	6.8
26	19.69	5.6	30	19.69	6.6	—	—	—
			8	20.10	1.8	8	20.10	2.8
578	20.13	5.3	590	20.13	6.3	—	—	—
100	20.54	5.3
1,135	23.34	5.4
578	25.65	4.3	602	25.65	5.3	612	25.65	6.3
23	25.74	1.8	32	25.74	2.8	22	25.74	3.8
45	26.70	6.8
529	26.84	2.2	552	26.84	3.2	559	26.84	4.2
30	28.19	3.8	30	28.19	4.8	30	28.19	5.8
8	29.21	3.3	8	29.21	4.3	8	29.21	5.3
547	29.95	3.3	567	29.95	4.3	578	29.95	5.3
222	34.13	2.3	225	34.13	3.3	227	34.13	4.3
			15	37.90	0.8	15	37.90	1.8
23	38.50	2.8	23	38.50	3.8	22	38.50	4.8
8	38.85	0.2	8	38.85	1.2	8	38.85	2.2
329	42.08	0.3	340	42.08	1.3	343	42.08	2.3
397	45.78	1.3	412	45.78	2.3	417	45.78	3.3
23	52.98	0.8	23	52.98	1.8	22	52.98	2.8
4,690			3,563			2,934

c.    Retained earnings:

1)	On November 25, 2013, the Company distributed a cash dividend of NIS 0.18 for each ordinary share of NIS 1 par value, in a total amount of approximately $5.9 million.

2)
On December 27, 2011, the Company distributed a cash dividend of NIS 2.83 for each ordinary share of NIS 1 par value, in a total amount of approximately $89 million (of which approximately $1.7 million – to a subsidiary).

3)
On April 12, 2011, the Company distributed a cash dividend of NIS 0.33 for each ordinary share of NIS 1 par value, in a total amount of approximately $11 million (of which approximately $205,000 – to a subsidiary).

4)
As stipulated by the Companies Law, in determining the amount of distributable earnings the amount of Company shares held by the Company (presented as a separate equity item) was deducted from retained earnings reflected in equity.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 24 –	REVENUES AND COST OF REVENUES:

a.	Revenues:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Electricity:
Electricity sales	336,945	322,606	321,164
Derivative contracts to reduce exposure to fluctuations in energy rate	(5,017)	2,238	—
Lease fees	2,685	2,685	2,685
	334,616	327,529	323,849
Contracted work and sale of products	203,492	186,879	113,160
Royalties	—	—	2,916
	538,105	514,408	439,925

b.	Cost of revenues:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Electricity:
Field costs and materials	27,073	22,196	35,429
Payroll and related expenses	39,582	37,379	34,772
Royalties, utilities and lease expenses	32,205	31,653	29,447
Depreciation and amortization	84,437	91,673	86,829
Maintenance	30,112	31,561	31,137
Insurance	7,894	7,921	7,258
Other	14,032	19,616	14,824
	235,335	241,999	239,732
Products:
Materials consumed	91,315	93,089	29,221
Payroll and related expenses	22,914	20,436	21,638
Subcontractors	10,252	13,967	10,053
Depreciation and amortization	3,779	3,461	3,030
Maintenance of buildings and equipment	2,512	2,874	3,621
Traveling	2,188	1,818	2,283
Other manufacturing expenses	6,864	6,303	4,377
	139,824	141,948	74,223
Decrease (increase) in inventories of own manufacture	(1,620)	(8,128)	(3)
	138,204	133,820	74,220
	373,539	375,819	313,952

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 25 –	RESEARCH AND DEVELOPMENT EXPENSES - NET:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Total expenses	6,581	6,768	9,944
Less – grants and participations	(1,616)	(660)	(1,143)
	4,965	6,108	8,801

NOTE 26 –	SELLING, MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Selling and marketing:
Payroll and related expenses	5,935	6,550	6,496
Commissions	2,670	4,250	3,617
Travel abroad	580	865	708
Patent registration costs	345	403	413
Public relations and project promotion	1,326	1,440	1,571
Professional consultancy	1,421	1,549	2,562
Termination fees paid in connection with new PPAs*	11,618
Other	940	1,065	840
	24,835	16,122	16,207
General and administrative:
Payroll and related expenses	13,387	14,253	15,155
Professional fees	7,523	6,559	5,162
Insurance	1,079	1,012	1,294
Office maintenance	2,319	2,290	2,542
Depreciation and amortization	711	766	707
Other	5,986	5,002	4,529
	31,005	29,882	29,389

*Selling and marketing expenses for the year ended December 31, 2013 include a one-time early termination fee in the amount of $9.0 million paid to SCE relating to the termination of the PPAs for the G1 and G3 power plants in the Mammoth complex and a $2.6 million termination fee paid to NV Energy related to the termination of the Dixie Meadows PPA.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 27 –	OTHER GAINS - NET:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Interest on deposits and investments in securities	1,940	1,562	3,441
Exchange differences	5,266	447	(1,981)
Other	1,644	593	1,996
	8,850	2,602	3,456

NOTE 28 –	FINANCIAL EXPENSES:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Interest expense in respect of:
Project financing Senior Secured Notes	21,713	24,494	19,344
Project financing loans	19,486	12,388	10,606
Loans and credit lines from institutional investors and banks	9,043	14,066	9,563
Senior unsecured bonds	17,672	18,287	17,148
Asset retirement obligation	1,915	1,708	1,145
Tax partnership	13,753	6,828	7,837
Losses in respect of hedging transactions*	—	—	16,380
Other	(270)
Less – borrowing costs capitalized to property, plant and equipment	(6,398)	(11,964)	(11,709)
	76,914	65,807	70,314

*  Representing losses relating to two hedging transactions for interest rates on loans in respect of which requests for guarantees have been submitted to the U.S. Department of Energy (DOE), see note 15.  The loss in respect of these transactions was charged to income as they do not meet the accounting criteria for recognition as hedging transactions.

NOTE 29 –	LOSS PER SHARE:

a.	Basic

Basic earnings (loss) per share are computed by dividing income (loss) attributable to the equity holders of the Company by the weighted average number of outstanding ordinary shares, excluding shares purchased by a subsidiary and held as treasury shares.

b.	Diluted

Diluted earnings (loss) per share are computed by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Income (loss) attributable to the equity holders of the Company (dollars in thousands)	29,495	(106,848)	(21,799)

Weighted average number of outstanding ordinary shares (in thousands)	116,525	116,525	116,525
Basic and diluted earnings (loss) per share (dollars)	0.25	(0.92)	(0.19)

NOTE 30 –	INTERESTED PARTIES:

Interested Parties - as defined in Israeli Securities (Preparation of Annual Financial Statements) Regulations, 2010.

Related Parties - as defined in International Accounting Standard 24, “Related Party Disclosures” (“IAS 24”).

Key management personnel (included, with others, in the definition of “related parties” in IAS 24) include directors and certain members of the senior management.

The Group is jointly controlled by Bronicki Investments Ltd. (an Israeli company), which holds approximately 17.76% of the Group’s outstanding share capital and funds controlled by FIMI 2007 Ltd. (“FIMI fund”), which holds approximately 24.22% of the Group’s outstanding share capital.  The balance of the outstanding capital is mainly held by Norstar Israel Ltd. (approximately 7.72%), additional interested parties, and the public.

a.	Interested and related party transactions:

1)	Interested and related party transactions:

	Year Ended December 31,
	2013	2012	2011

Agreements with a related party and a company under his control, see (5) below	55	90	83

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

2)	Remuneration and benefits to interested parties and key management personnel:

	Year Ended December 31,
Interested parties employed by the Company that	2013	2012	2011
	Dollars in thousands

Interested parties employed by the Company that are key management personnel, see (4) below	1,492	632	653

Number of recipients	3	3	3

Directors not employed by the Company or on its behalf, see (6) below:	121	60	—

Number of recipients	3	3	—

Directors not employed by the Company or on its behalf, see (6) below:	267	275	248

Number of recipients	5	8	6

Directors not employed by the Company or on its behalf, see (6) below:	273	124	—

Number of recipients	2	2	—

Directors not employed by the Company or on its behalf, see (6) below:	507	511	489

Number of recipients	4	6	4

3)	Related party transactions:

Rent, see 7 below	1,797	1,763	1,718

Management fees, see 8 below	148	146	143

4)	Remuneration and benefits to interested parties and key management personnel:

a.
Mrs. Yehudit Bronicki serves as the CEO of Ormat Technologies and its wholly-owned subsidiary Ormat Systems Ltd. and Mr. Yehuda Bronicki serves as the Chief Technology Officer of Ormat Technologies.  Under their employment agreements, which expired on June 30, 2014, the monthly salary of Mrs. Bronicki is $12,500, and of Mr. Yehuda Bronicki – $10,333.  Moreover, each of them is entitled to an annual bonus representing 0.75% of Ormat Technologies net income in excess of $2 million of Ormat Technologies (but not more than an amount equal to six monthly salaries each), as well as the usual social benefits.  In addition, in the event of change of control in Ormat Technologies (as defined in the employment agreements), Ms. Yehudit Bronicki and Mr. Yehuda Bronicki are entitled to a retirement grant  in an amount of $1,602,000 and 1,364,000, respectively, calculated as of December 31, 2013, which is equal to their monthly salaries at the time of transfer of control, including any salary increases thereafter, multiplied by 24, with the addition of twice the average amount of their annual bonuses for the two years preceding the transfer of control.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

The agreements were approved by the general shareholders meeting of the Company on September 8, 2004, after approval of the audit committee and board of directors of the Company, before Ormat Technologies went public. The agreements were for a four year period, with an extension option for another four years, ending June 30, 2012.  On February 22, 2012, the board of directors of Ormat Technologies approved the extension of the employment agreements for a further 24-month period ending June 30, 2014.  Based on legal advice obtained by the Company, in the context of Amendment 16 to the Companies Law, the Company’s approval of the agreements of Ormat Technologies with the Bronickis is not required, because Ormat Technologies is an American public company subject to specific regulatory procedures relating to approval of agreements with its office-holders.  The original agreements with the Bronickis stipulated that they were also entitled to receive a bonus equal to 0.75% of the consolidated profits of the Company after tax, net of the consolidated profits of Ormat Technologies after tax. Nevertheless, taking into account the said Amendment 16, the Company is not allowed to pay this grant to either of the Bronickis, without the approval of an extraordinary general shareholders meeting, with the majority stipulated in section 275 of the Companies Law.

On November 6, 2013, Ms. and Mr. Bronicki announced that they intended to retire from their offices as above on June 30, 2014. The board of directors of the Company has resolved to appoint Ms. Bronicki as its chaiperson upon her retirement from her current position, and the present chairman, Mr. Ishay Davidi, announced that he would retire from his position and continue serve as a director.

The Bronickis have a personal interest in these agreements since they are parties to the agreements. Other Bronicki family members may be considered as having personal interest in these agreements due to their family ties with Ms. and Mr. Bronicki. Bronicki Investments Ltd. may be considered as having a personal interest in those agreements since it is controlled by the Bronicki family and Fimi fund may be considered as having a personal interest due to the shareholders’ agreement with Bronicki Investments.

b.
Mr. Yoram Bronicki (“Yoram”), serves as the President and Chief Operating Officer of Ormat Technologies.  Under Yoram’s employment agreement, expiring June 30, 2014, his salary is $14,000 per month, and he is entitled to an annual bonus representing 0.75% of Ormat Technologies net consolidated income in excess of $2 million (but not in excess of an amount equal to six annual salaries).  Capital gains or losses on dilution of holdings in subsidiaries shall not be taken into account in the calculation of the bonus.  In addition, in the event of change of control in Ormat Technologies (as defined in his agreement), Yoram is entitled to a retirement grant in the amount of approximately $1,069,000 calculated as of December 31, 2013, which is equal to Yoram’s monthly salary at the time of transfer of control, including any salary increases thereafter, multiplied by 24, with the addition of twice the average amount of his annual bonuses for the two years preceding the transfer of control; in addition to the above, he is entitled to twice the computed maximum amount of the annual contributions of Ormat Technologies towards his pension.  Yoram’s employment agreement came into force on July 1, 2004 and has been automatically extended for additional two year periods. The employment agreement was approved by the general shareholders meetings of the Company held on September 8, 2004 and on September 15, 2009, after approvals of the audit committee and the board of directors of the Company. The agreement have since been automatically renewed for further two year periods expiring June 30, 2014, as stated above.  As to legal advice obtained by the Company, in the context of Amendment 16 to the Companies Law, the Company’s approval of the agreements of Ormat Technologies with the Bronickis is not required, see a. above.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

In December 2013, Ormat Technologies and Yoram entered into an amended employment agreement, whereunder his employment with Ormat has been extended till June 30, 2016, effective June 30, 2014 he will retire from his office as its COO and as of July 2014 will be appointed the Chairman of its board of directors.  The amendment stipulates that Yoram must devote most of his time to his duties with Ormat Technologies and reduces his annual bonus from 0.75% of Ormat Technologies net consolidated income in excess of $2 million (but not in excess of an amount equal to six annual salaries) to 0.5% of the said amount.  Since the agreement enters into effect on June 30, 2014, the reduction does not apply to Yoram’s 2013 bonus.

Yoram has a personal interest in the employment agreement since he is party to the agreement. Other Bronicki family members may be considered as having personal interest in this agreement due to the family ties. Bronicki Investments Ltd. may be considered as having a personal interest in those agreements since it is controlled by the Bronicki family and Fimi fund may be considered as having a personal interest due to the shareholders’ agreement with Bronicki Investments.

5)	Agreements with an interested party and companies under his control:

a.
Mr. Yuval Bronicki (“Yuval”) provides consulting, development and implementation services with respect to the Group’s exclusive ERP software (hereafter – software development and assimilation services).  Yuval is entitled hourly pay of $100.

On July 16, 2008, following the approval of the audit committee and the board of directors of the Company, the general shareholders meeting approved the extension of scope of the engagement entered with Yuval for a limited number of hours. On August 3, 2011, the audit committee of Ormat Technologies approved the extension of the agreement with Yuval without any limitation on the number of hours, since the Group had submitted requests for development of additional modules for the ERP system.  Moreover, it was decided that the agreement would be between Ormat Technologies and a company controlled by Yuval. Based on legal advice obtained by the Company, the Company’s approval of the agreements of Ormat Technologies is not required, because Ormat Technologies is an American public company subject to specific regulatory procedures relating to approval of agreements with its office-holders who, indirectly, are its controlling shareholders.

Yuval has a personal interest in the employment agreement since he is party to the agreement and other Bronicki family members may be considered as having personal interest in this agreement due to the family ties. Bronicki Investments Ltd. may be considered as having a personal interest in those agreements since it is controlled by the Bronicki family and Fimi fund may be considered as having a personal interest due to the shareholders’ agreement with Bronicki Investments.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.
Ormat Systems, a wholly owned subsidiary of Ormat Technologies, entered into an agreement with Tersus Software Ltd. (“Tersus”), in which Yuval is an interested party, whereunder Tersus provides support and maintenance services with respect to the Group’s ERP software which is being developed by Yuval (through Tersus) and others, see a. above. Yuval holds approximately 40% of the outstanding share capital of Tersus and serves as a director and an employee thereof.  The engagement was approved by the general shareholders meeting of the Company, held on September 30, 2009, after the approval of the audit committee and the board of directors of the Company. In addition, the shareholders approved the new rate for Tersus’ support and maintenance services, so that, commencing October 1, 2009, Tersus provides the said services in consideration for an annual amount of up to NIS 120,000 (NIS 220 per hour).  This consideration is linked to the last Israeli consumer price index published before October 1, 2009. As to legal advice obtained by the Company, in the context of Amendment 16 to the Companies Law, the Company is not required to request approval of the agreements of Ormat Technologies, see a. above.

Yuval has a personal interest in the employment agreement since he is party to the agreement and other Bronicki family members may be considered as having personal interest in this agreement due to the family ties. Bronicki Investments Ltd. may be considered as having a personal interest in those agreements since it is controlled by the Bronicki family and Fimi fund may be considered as having a personal interest due to the shareholders’ agreement with Bronicki Investments.

c.
In the years ended December 31, 2013, 2012 and 2011, $15,000, $51,000 and $54,000, respectively, were paid to Yuval, and/or Tersus and/or a company controlled by Yuval related to the agreements mentioned in a. and b. above.

6)	Compensation to directors who are controlling shareholders:

a.
Yuval serves as a director of the Company and is entitled to annual compensation and a participation pay at the maximum amount set under the directives of the Companies Regulations (Rules Regarding Compensation and Expenses for Outside Directors), 2000.  Such compensation was approved for all board of directors’ members (except for Yehudit Bronicki, Yehuda Bronicki and Yoram Bronicki) by the audit committee and the board of directors on May 18, 2008.  Yuval’s compensation was approved in accordance with Regulation 1b(3) of the Companies Regulations (Reliefs in Transactions with Interested Parties), 2000.  Yuval’ compensation was ratified again on December 11, 2012, in the context of Amendment 16 to the Companies Law.

Yuval has a personal interest in that decision since it deals with his compensation by the Company. Other Bronicki family members may be considered as having personal interest due to the family ties. Fimi fund is considered as having a personal interest due to the shareholders’ agreement with Bronicki Investments.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.
Mr. Ishay Davidi and Mr. Gillon Beck, who are partners in Fimi fund which is a controlling shareholder of the Company, and who serve as directors of the Company, are entitled to annual compensation and participation pay at the maximum amount pay set under the directives of the Companies Regulations (Rules Regarding Compensation and Expenses for Outside Directors), 2000.   Such compensation was approved by the audit committee and the board of directors on March 26, 2012 and on April 1, 2012, respectively. The compensation was approved in accordance to regulation 1b(3) to the Companies Regulations (Reliefs in Transactions with Interested Parties) -2000.

FIMI fund is considered as having a personal interest in the decision since it is managed by Mr. Davidi and by Mr. Beck who are partners in the FIMI fund. Bronicki family members are considered as having personal interest due to the shareholders’ agreement with FIMI fund.

7)	Rent

In July 2004, the Company and Ormat Systems, a subsidiary of Ormat Technologies, entered into a sublease agreement for the real estate located in Yavne, for a monthly rent of $52,000, payable in advance and adjusted annually for changes in the Israeli Consumer Price Index. The agreement period is the shorter of (a) 25 years (including the initial term) or (b) the remaining period of the underlying lease agreements with the Israel Land Administration (which terminate between 2018 and 2047).

Effective as of April 1, 2009, the Company and Ormat Systems entered into a new sublease agreement for production facilities built near the existing production facilities in Yavne. The monthly rent under this agreement is $77,000, payable in advance and adjusted annually for changes in the Israeli Consumer Price Index. The term of the sublease terminates on the same date as the sublease agreement of July 2004.

8)	Management fees

In July 2004, the Company entered into a service agreement with Ormat Systems, pursuant to which Ormat Systems provides certain corporate administrative services to the Company, for a monthly fee of $10,000 (adjusted annually, in part based on changes in the Israeli Consumer Price Index). In addition, Ormat Systems agreed to provide the Company with certain engineering services for a fee equal to the cost of such services plus 10.0%. The agreements can be cancelled by each of the parties.

9)	Ormat Systems agreements with companies controlled by FIMI

Ormat Systems performs or may execute transactions in its ordinary course of business with companies controlled by FIMI. Such engagements are carried out within the framework of the procedure adopted by Ormat Technologies in July 2012. In accordance with the adopted procedure, Ormat Systems may enter during normal business transactions with any of the companies controlled by FIMI, without getting approval from the organs of Ormat Technologies in respect to any individual transaction, up to the amounts that will be determined by the Audit Committee of Ormat Technologies (hereinafter “The amounts approved”). In this regard, the Audit Committee of Ormat Technologies determined that such transactions of up to $2 million in a year with each of the companies controlled by FIMI do not require prior approval for agreements. This mechanism established under the working assumption that: (1) engagements are performed in the ordinary course of the Group; and (2) such transactions were carried out with the aforementioned companies before becoming FIMI controlling shareholder of the Group. In addition, the Audit Committee of Ormat Technologies will audit once a year, the business relationship of Ormat Systems with companies controlled by FIMI (based on report of the Disclosure Committee of Ormat Technologies, see below) and determine whether the business relationship is in favor of Ormat Technologies and its shareholders and whether the agreements are carried at market terms and in the ordinary course of business. Further, it was decided that engagements which exceed the amounts approved will require the prior approval of the Audit Committee of Ormat Technologies regarding the amount in excess of the approved amount. In addition, an annual report will be submited by the Disclosure Committee of Ormat Technologies summarizes the amount of purchase orders over a period of 12 months, together with a copy of the engagements (if any) made by Ormat Systems with companies controlled by FIMI during the past year.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.	Balances of interested parties who are key managerial employees of the Group

	December 31,
	2013	2012
	Dollars in thousands

Current liabilities – remuneration and grants	920	37

c.	Continuing agreement with an interested party at different terms

As mentioned above, in December 2013, Ormat Technologies and Yoram entered into an amended employment agreement.  Under that agreement, Yoram’s annual bonus was reduced from 0.75% of Ormat Technologies net consolidated income in excess of $2 million (but not in excess of an amount equal to six annual salaries) to 0.5% of the amount stipulated by the previous agreement.

Since in 2011 and 2012 Ormat Technologies did not derive consolidated profit, Yoram did not receive his annual bonus, so that the change did not affect the amounts that would have been payable under the agreement in effect prior to the amendment.  The effect thereof for 2013 was reducing the bonus paid by approximately $100,000.

NOTE 31 – SEGMENT INFORMATION:

The Group has defined the Chief Executive Officer of the subsidiary, Ormat Technologies, Inc., who manages the Group and makes its strategic decisions, as the Group’s Chief operating decision maker.  The chief operating decision maker reviews the Group’s internal reports for the purpose of evaluating performance and allocating resources.  Management has defined the business segments based on those reports.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Operating results reviewed by the chief operating decision maker are based on the financial statements of Ormat Technologies, presented in conformity with the accounting principles generally accepted in the United States.  The chief operating decision maker examines each segment’s performance based on measurement of its operating profit.

a.	General business segment information:

The Group is engaged mainly in the following business segments, which are reported to management for decision-making purposes:

Electricity	-
This segment is engaged in the maintenance and operation of wholly or partly owned geothermal and recovered energy power plants in the international market, to produce and supply electricity they produce for customers, which are utilities, according to PPAs.

Product	-
This segment is engaged in the manufacture, including design and development, of turbines and power units for the supply of electrical energy and in the construction of power plants to supply energy from geothermal fields and other alternative energy sources.

Transfer prices between the operating segments are determined on current market values or cost plus markup of the seller’s business segment.  Segment assets include power plants, other property, plant and equipment, geothermal resources exploration and evaluation costs, inventories and accounts receivable.

Segment assets also include deferred tax assets, while segment operating results do not reflect the tax effect.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

Segment data in the consolidated financial statements:

	Year Ended December 31, 2013
	Electricity	Product	Adjustments (1)	Consolidated
	Dollars in thousands
Statement of operations data:

External revenues	329,747	203,492	4,866	538,105
Intersegment revenues	—	37,248	(37,248)	—
Total revenues	329,747	240,740	(32,382)	538,105
Segment results	54,265	42,693	12,364	109,322
Expenses not allocated to segments				(1,617)
Other gains – net				12,444
Income from operations				120,149
Financial expenses				(76,914)
Income before taxes on income				43,235

Other data:

Segment assets	2,017,838	141,595	(22,519)	2,136,914
Depreciation and amortization	88,853	4,079	(4,201)	88,731
Reduction in loss from impairment	—	—	(8,038)	(8,038)
	88,853	4,079	(12,239)	80,693

Income tax benefit (tax provision)	(6,980)	(6,572)	19,967	6,415
Cost of acquisition and construction of long-lived assets (capital expenditures)	203,047	1,581	3,469	208,097

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

	Year Ended December 31, 2012
	Electricity	Product	Adjustments (1)	Consolidated
	Dollars in thousands
Statement of operations data:

External revenues	314,892	186,879	12,637	514,408
Intersegment revenues	—	48,315	(48,315)	—
Total revenues	314,892	235,194	(35,678)	514,408
Segment results	(189,458)	30,279	72,681	(86,498)
Expenses not allocated to segments				(1,592)
Other losses – net				3,591
Loss from operations				(84,499)
Financial expenses				(65,807)
Share in losses of associated companies				(2,522)
Pre-tax loss				(152,828)

Other data:

Segment assets	*1,990,490	97,033	(14,105)	2,073,418
Depreciation and amortization	95,927	3,557	(3,399)	96,085
Impairment	257,965	—	(86,037)	171,928
	353,892	3,557	(89,436)	268,013
Income tax benefit (tax provision)	*2,412	(5,994)	(20,914)	(24,496)

Cost of acquisition and construction of long-lived assets (capital expenditures)	228,289	4,731	10	233,030

*  Immaterial adjustment of comparative figures, see Note 2aa.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

	Year Ended December 31, 2011
	Electricity	Product	Adjustments (1)	Consolidated
	Dollars in thousands
Statement of operations data:

External revenues	312,296	113,160	14,469	439,925
Intersegment revenues	—	80,712	(80,712)	—
Total revenues	312,296	193,872	(66,243)	439,925
Segment results	42,686	18,869	11,495	73,050
Expenses not allocated to segments				(1,474)
Other losses – net				(5,922)
Income from operations				65,654
Financial expenses				(70,314)
Share in losses of associated companies				(959)
Pre-tax loss				(5,619)

Other data:

Segment assets	2,222,836	91,882	(61,027)	2,253,691
Depreciation and amortization	90,464	3,070	(2,360)	91,174
Impairment	—	—	5,549	5,549
	90,464	3,070	3,189	96,723
Income tax benefit (tax provision)	(39,356)	(7,915)	15,231	(32,040)

Cost of acquisition and construction of long-lived assets (capital expenditures)	266,258	3,419	2,315	271,992
Investments recorded by the straight-line method	—	1,542	—	3,793

(1)	The adjustments include the differences between International Financial Reporting Standards and U.S. GAAP, as well as group activities not carried out by Ormat Technologies (subsidiary).

Intersegment operations are carried out at market prices.

Investments in financial assets presented at fair value in the statement of operations are held by the Group and do not constitute segment assets.  They are managed centrally by the Company’s head financial division.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

b.	Supplementary information on geographical segments:

1)	Geographical segments:

The Company is an Israeli resident company, and carries out manufacturing activities in Israel.  Its main business is the production and sale of electricity outside of Israel.

The Group operates mainly in the following geographical areas according to the location of the customers:

USA	-	Product and geothermal and recovered energy power plants.
New Zealand	-	Product and geothermal power plants.
Latin America	-	Product and geothermal power plants.
Far East	-	Product.
Africa	-	Geothermal power plants.
Europe	-	Product
Israel	-	Product.

Transfer prices between the various geographical segments are determined on the cost basis of the seller’s geographical area.

2)	External sales (based on geographic location of customers):

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands

USA	314,666	271,845	257,181
New Zealand	20,082	109,177	32,174
Europe	97,284	49,852	61,970
Africa	68,746	40,885	36,307
Latin America	26,745	40,574	38,930
Far East	10,582	2,075	13,363
Total	538,105	514,408	439,925

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

3)	Non-current assets by geographic area:

	Non-current assets
	December 31,
	2013	2012
	Dollars in thousands

USA	1,352,691	1,338,088
Africa	330,499	266,427
Latin America	63,372	66,693
New Zealand and Far East	671	210
Total abroad	1,747,233	1,671,418
Israel	25,151	27,031
Total	1,772,384	1,698,449

c.	Major customers:

	Year Ended December 31,
	2013		2012		2011
	%	Dollars in thousands	%	Dollars in thousands	%	Dollars in thousands
1) Revenues:
Customer A (1)	14	75,562	18	90,239	28	121,049
Customer B (1)	9	48,825	9	48,606	10	46,432
Customer C (1)	17	94,111	15	78,631	13	56,778
Customer D (2)	4	19,174	19	99,617	5	19,956
Customer E (1)	11	61,876	8	40,887	8	35,179
	55	299,548	69	357,980	64	279,394

2) Balances as at the date of the statement of financial position:

Customer A (1)	6	5,486	10	5,304
Customer B (1)	5	4,475	6	3,611
Customer C (1)	9	8,987	16	9,098
Customer D (2)	1	1,366	—	—
Customer E (1)	15	13,959	13	7,126
	36	34,273	45	25,139

(1)	Customer in the electricity segment
(2)	Customer in the product segment

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

NOTE 32 – INFORMATION ON INVESTMENT AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

	Year Ended December 31,
	2012	2011	2010
	Dollars in thousands
Increase (decrease) in suppliers’ credit received for acquisition of power plants and fixed assets	4,372	(18,813)	13,117
Increase (decrease) in cost of power plants as a result of adjustment of provisions for asset retirement obligation	(12,481)	(9,275)	21,368

NOTE 33 – SUBSEQUENT EVENTS:

a. Amendment to PPA in Guatemala:

On January 22, 2014, a subsidiary of Ormat Technologies signed an amendment to the PPA with INDE for the Zunil geothermal power plant in Guatemala, which extends the term of the PPA from 2019 to 2034. The amendment also transfers operation and management responsibilities of the Zunil geothermal field from INDE to the subsidiary for the term of the amended PPA in exchange for a tariff increase. Additionally, INDE exercised its right under the PPA to become a partner in the Zunil power plant and to acquire a three percent equity interest.

b. Dividend distribution by a subsidiary:

On February 25, 2014, the Board of Directors of Ormat Technologies resolved to pay a dividend of $2.7 million, payable on March 27, 2014.  Consequently, the Group will distribute dividends of $1.1 million to holders of non-controlling rights in the subsidiary.

c. Dividend distribution by the Company:

On March 12, 2014, the Board of Directors of the Company resolved to pay a cash dividend of 18 agorot for each share of NIS 1 par value, a total amount of approximately $6 million.  The determining date for eligibility to receive the dividend is March 25, 2014 and the payment date is April 9, 2014.

Annex C

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
INTERIM FINANCIAL DATA
 AS OF SEPTEMBER 30, 2014
(Unaudited)

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)

INTERIM FINANCIAL DATA
 AS OF SEPTEMBER 30, 2014
(Unaudited)

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2014
(UNAUDITED)

	September 30,		December 31,
	2014	2013	2013
	(Unaudited)		(Audited)
	(Dollars in thousands)

Assets
Current assets:
Cash and cash equivalents	46,710	38,128	57,908
Restricted cash, cash equivalents and deposits	127,452	84,197	51,065
Financial assets at fair value through profit and loss	10,972	17,868	15,433
Derivatives	1,637	4,447	2,290
Accounts receivable:
Trade	75,224	60,526	95,365
Income taxes receivable	6,064	10,524	4,001
Other	42,497	47,565	34,854
Receivables in respect of uncompleted contracts	14,784	36,201	21,217
Inventories	17,337	20,396	22,289
Total current assets	342,677	319,852	304,422

Non-current assets:
Long-term receivables in respect of uncompleted contracts	—	9,289	—
Financial assets at fair value through profit and loss	251	251	251
Prepaid expenses in respect of operating lease	2,444	2,628	2,582
Financial asset in respoct of concession agreement	23,591
Power plants and other assets:
Power plants and other fixed assets	1,456,627	1,373,612	1,440,388
Power plants under construction	200,977	270,378	226,562
Projects under exploration and development	67,372	70,956	69,639
Intangible assets	32,172	33,965	33,213
Non-current receivables	5,632	2,655	2,541
Deferred income taxes	57,225	66,956	57,316
Total non-current assets	1,846,291	1,830,690	1,832,492
Total assets	$2,188,968	$2,150,542	$2,136,914

Yehudit Bronicki	Isaac Angel	Doron Blachar
Chairman of the Board	Chief Executive Officer	Chief Financial
of Directors		Officer

Date of approval of the financial statements by the Company’s Board of Directors: November 6, 2014.

	September 30,		December 31,
	2014	2013	2013
	(Dollars in thousands)

Liability and equity
Current liabilities:
Current maturities of notes and long-term loans	73,322	77,222	80,389
Accounts payable and accruals:
Trade	30,152	41,005	49,660
Income taxes payable	4,335	4,589	3,081
Accrued expenses	981	982	969
Customers advances	3,946	6,347	6,410
Other	43,468	35,352	38,307
Derivatives	2,183	—	2,831
Billings in excess of costs and estimated earnings on uncompleted contracts	45,310	12,708	7,903
Total current liabilities	203,697	178,205	189,550

Long-term liabilities:
Project financing liabilities (limited and non-recourse):
Senior securred notes	366,667	274,508	258,492
Other	278,818	264,528	301,909
Senior secured notes, loans and credit (full recourse):
Senior unsecured bonds	249,679	249,561	249,612
Loans	40,282	64,359	53,443
Credit from banks	28,100	123,288	112,017
Long term derivative	5,158	—	—
Liability in respect of tax partnership	54,900	73,646	69,557
Deferred lease income	61,294	64,217	63,496
Deferred income taxes	61,339	67,810	49,745
Retirement benefit obligations, net	4,001	3,976	3,661
Provisions and other liabilities	61,267	54,989	50,978
Total long-term liabilities	1,211,505	1,240,882	1,212,910
Total Liabilities	1,415,202	1,419,087	1,402,460

Equity:
Equity holders of the Parent Company:
Ordinary shares	38,374	38,374	38,374
Additional paid-in capital	162,433	162,433	162,433
Other capital surplus	(18,961)	(15,319)	(15,378)
Retained earnings	265,527	243,949	242,267
Less- cost of Company shares held by the Company	(2,826)	(2,826)	(2,826)
Total equity holders of the Parent Company	444,547	426,611	424,870
Noncontrolling interest	329,219	304,844	309,584
Total equity	773,766	731,455	734,454
Total liabilities and equity	2,188,968	2,150,542	2,136,914

The accompanying notes are an integral part of these condensed financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Nine Months Ended		Three Months Ended		Year ended
	September 30,		September 30,		December 31,
	2014	2013	2014	2013	2013
	Dollars in thousands

Revenues:
Electricity	289,015	249,871	102,506	88,994	334,613
Product	141,766	157,329	38,983	41,755	203,492
Total revenues	430,781	407,200	141,489	130,749	538,105
Cost of revenues:
Electricity	184,523	177,070	61,242	60,567	235,335
Product	93,778	107,893	23,871	28,575	138,204
Total cost of revenues	278,301	284,963	85,113	89,142	373,539
Gross profit	152,480	122,237	56,376	41,607	164,566

Research and development expenses-net	(395)	(3,446)	(250)	(838)	(4,965)
Selling and marketing expenses	(10,861)	(18,054)	(4,266)	(2,575)	(24,835)
General and administrative expenses	(22,529)	(21,604)	(7,831)	(7,022)	(31,005)
Write-off of unsuccessful exploration activities	(8,107)	—	—	—	(4,094)
Impairement of power plants-net	—	8,038	—	8,038	8,038
Other gains (losses)-net:
On disposal and decrease in value of financial assets	(222)	(588)	(155)	(34)	(636)
Gain from sale of investment in subsidiary	—	4,230	—	—	4,230
Gain from sale of power plant	7,628	—	—	—	—
Sundry	(2,759)	6,674	(2,457)	2,205	8,850
Income (loss) from operations	115,235	97,487	41,417	41,381	120,149

Financial expenses	(65,169)	(54,522)	(22,568)	(19,011)	(76,914)
Income (loss) before income taxes	50,066	42,965	18,849	22,370	43,235
Income tax benefit	(266)	(551)	(2,008)	(1,133)	6,415
Income (loss) for the period	49,800	42,414	16,841	21,237	49,650

Attributable to:
Equity holders of the Parent Company	29,303	25,524	9,852	12,578	29,495
Noncontrolling interest	20,497	16,890	6,989	8,659	20,155
Total	49,800	42,414	16,841	21,237	49,650

	Dollars
Earnings (loss) per share attributable to equity holders of the Parent Company -
basic and fully diluted	0.25	0.22	0.08	0.11	0.25
Weighted average number of shares used in computation of per-share data -
basic and fully diluted (in thousands)	116,525	116,525	116,525	116,525	116,525

The accompanying notes are an integral part of these condensed financial statements.

ORMAT INDUSTRIES LTD.
 (An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Nine Months Ended		Three Months Ended		Year ended
	September 30,		September 30,		December 31,
	2014	2013	2014	2013	2013

	Dollars in thousands

Income (loss) for the period	49,800	42,414	16,841	21,237	49,650

Other comprehensive income:
Items that will not be reclassified to profit or loss- remeasurement of retirement benefit obligations	—	—	—	—	520
	—	—	—	—	520

Items that may be subsequently reclassified to profit or loss- in respect of cash flow hedges	(6,197)	(124)	(2,037)	(40)	(164)
Total other comprehensive income (loss), net of tax	(6,197)	(124)	(2,037)	(40)	356
Total other comprehensive income (loss) for the period	43,603	42,290	14,804	21,197	50,006

Attributable to:
Equity holders of the Parent Company	25,599	25,450	8,635	12,554	29,708
Noncontrolling interest	18,004	16,840	6,169	8,643	20,298
Total	43,603	42,290	14,804	21,197	50,006

The accompanying notes are an integral part of these condensed financial statements.

(Continued) - 1

ORMAT INDUSTRIES LTD.
 (An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Equity holderes of the Parent Company
			Other capital surplus
				In respect of
				transactions with
		Additional	In respect of	noncontrolling		Cost of Company
	Ordinary	Paid-in	cash flow	interests without	Retained	shares held by		Noncontroling
	shares	Capital	hedges	losing control	earnings	the Company	Total	interests	Total
	(Dollars in thousands)

Balance at January 1, 2014	38,374	162,433	285	(15,663)	242,267	(2,826)	424,870	309,584	734,454
Changes during the period:
Profit for the period	—	—	—	—	29,303	—	29,303	20,497	49,800
Comprehensive income (loss) for the period	—	—	(3,704)	—	—	—	(3,704)	(2,493)	(6,197)
Share-based payment	—	—	—	—	—	—	—	4,510	4,510
Exercise of options in the subsidiary	—	—	—	26	—	—	26	863	889
Purchase of non controlling interests				95	—	—	95	(923)	(828)
Increase in noncontroling rights	—	—	—	—	—	—	—	257	257
Payments to non-controlling interest in a subsidiary without losing control	—	—	—	—	—	—	—	(150)	(150)
Dividend paid by the Company	—	—	—	—	(6,043)	—	(6,043)	—	(6,043)
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(2,926)	(2,926)
Balance at September 30, 2014	38,374	162,433	(3,419)	(15,542)	265,527	(2,826)	444,547	329,219	773,766

Balance at January 1, 2013	38,374	162,433	383	(15,728)	218,425	(2,826)	401,061	283,847	684,908
Changes during the period:
Profit for the period	—	—	—	—	25,524	—	25,524	16,890	42,414
Comprehensive income (loss) for the period	—	—	(74)	—		—	(74)	(50)	(124)
Share-based payment								4,548	4,548
Issuance of shares by a subsidiary				100		—	100	337	437
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(728)	(728)
Balance at September 30, 2013	38,374	162,433	309	(15,628)	243,949	(2,826)	426,611	304,844	731,455

 (Continued) - 2

ORMAT INDUSTRIES LTD.
 (An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Equity holderes of the Parent Company
			Other capital surplus
				In respect of
				transactions with
		Additional	In respect of	noncontrolling		Cost of Company
	Ordinary	Paid-in	cash flow	interests without	Retained	shares held by		Noncontroling
	shares	Capital	hedges	losing control	earnings	the Company	Total	interests	Total
	(Dollars in thousands)

Balance at July 1, 2014	38,374	162,433	(2,202)	(15,714)	255,675	(2,826)	435,740	323,264	759,004
Changes during the period:
Profit for the period	—	—	—	—	9,852	—	9,852	6,989	16,841
Comprehensive income (loss) for the period	—	—	(1,217)	—		—	(1,217)	(820)	(2,037)
Share—based payment	—	—	—	—	—	—	—	1,704	1,704
Exercise of options in the subsidiary	—	—	—	77	—	—	77	71	148
Purchase of non controlling interests	—	—	—	95	—	—	95	(923)	(828)
Payments to non-controlling interest in a subsidiary without losing control	—	—	—	—	—	—	—	(150)	(150)
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(916)	(916)
Balance at September 30, 2014	38,374	162,433	(3,419)	(15,542)	265,527	(2,826)	444,547	329,219	773,766

Balance at July 1, 2013	38,374	162,433	333	(15,728)	231,371	(2,826)	413,957	294,901	708,858
Changes during the period:
Profit for the period	—	—	—	—	12,578	—	12,578	8,659	21,237
Comprehensive income (loss) for the period	—	—	(24)	—	—	—	(24)	(16)	(40)
Share-based payment	—	—	—	—	—	—	—	1,691	1,691
Issuance of shares by a subsidiary	—	—	—	100	—	—	100	337	437
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(728)	(728)
Balance at September 30, 2013	38,374	162,433	309	(15,628)	243,949	(2,826)	426,611	304,844	731,455

(Concluded) - 3

ORMAT INDUSTRIES LTD.
 (An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Equity holderes of the Parent Company
			Other capital surplus
				In respect of
				transactions with
		Additional	In respect of	noncontrolling		Cost of Company
	Ordinary	Paid-in	cash flow	interests without	Retained	shares held by		Noncontroling
	shares	Capital	hedges	losing control	earnings	a subsidiary	Total	interests	Total
	(Dollars in thousands)
Balance at January 1, 2013	38,374	162,433	383	(15,728)	218,425	(2,826)	401,061	283,847	684,908
Changes during the year 2013:
Profit for the year	—	—	—	—	29,495	—	29,495	20,155	49,650
Comprehensive income (loss) for the period	—	—	(98)	—	311	—	213	143	356
Share-based payment	—	—	—	—	—	—	—	6,434	6,434
Dividend paid by the Company	—	—	—	—	(5,964)	—	(5,964)	—	(5,964)
Exercise of options in the subsidiary	—	—	—	65		—	65	464	529
Dividend paid by a subsidiary	—	—	—	—	—	—	—	(1,459)	(1,459)
Balance at December 31, 2013	38,374	162,433	285	(15,663)	242,267	(2,826)	424,870	309,584	734,454

The accompanying notes are an integral part of these condensed financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Nine Months Ended		Three Months Ended		Year ended
	September 30,		September 30,		December 31,
	2014	2013	2014	2013	2013
	Dollars in thousands
Cash flows from operating activities:
Income before income taxes	50,066	42,965	18,849	22,370	43,235
Adjustments in respect of:
Income and expenses not involving cash flows:
Loss (gain) from disposal and decrease (increase) in value of marketable securities	222	588	155	34	636
Interest income from deposits and marketable securities	(625)	(616)	(152)	(232)	(1,490)
Change in fair value of of derivatives on oil and natural gas	(4,467)	3,487	(4,165)	1,117	7,813
Interest expense in respect of tax partnership	9,677	9,234	3,511	3,486	13,753
Interest on notes and loans	55,629	43,793	19,132	14,886	57,408
Retirement benefit obligations, net	340	749	(87)	268	954
Financial asset in respoct of concession agreement	(16,217)	—	(3,485)		—
Depreciation and amortization	70,131	67,362	24,021	23,920	88,731
Impairement (reverse of impairement) of power plants-net	—	(8,038)	—	(8,038)	(8,038)
Gain from sale of subsidiary	—	(4,230)	—	—	(4,230)
Gain from sale of power plant	(7,628)	—	—	—	—
Write-off of unsuccessful exploration activities	8,107	—	—	—	4,039
The financing component of asset retirement obligation	1,123	1,476	357	537	1,915
Deferred lease income, net	(2,014)	(2,014)	(671)	(671)	(2,685)
Capital gain on early repayment of OFC bonds	(181)	(819)	—	—	(819)
Deferred lease fees	(188)	(167)	(64)	(50)	(217)
Exchange differences on cash and cash equivalents	33	(387)	177	10	(465)
Amounts recorded in respect of options granted to employees and directors of a subsidiary	4,510	4,548	1,704	1,691	6,434
	168,518	157,931	59,282	59,328	206,974

Changes in operating asset and liability items:
Decrease (increase) in accounts receivable:
Trade	20,141	(7,217)	3,540	7,019	(34,804)
Other	(4,580)	(15,201)	2,976	(7,989)	(5,676)
Increase (decrease) in accounts payable and accruals:
Trade	(12,606)	(17,537)	(4,040)	(5,461)	7,179
Provisions	12	(44)	36	(15)	(57)
Other	(1,122)	(2,632)	(3,424)	2,089	3,421
Increase (decrease) in receivables/ payables in respect	43,840	(39,288)	28,259	(18,140)	(29,109)
Decrease (Increase) in inventories	4,952	273	955	(2,490)	(1,620)
Decrease in long term accrued expenses and other liabilities	(527)	960	(840)	1,184	2,303
	50,110	(80,686)	27,462	(23,803)	(58,363)
Interest received	719	481	186	270	1,321
Interest paid	(49,140)	(40,994)	(16,007)	(24,015)	(56,645)
Income taxes paid, net	(6,802)	(4,776)	(1,843)	647	(6,454)
Net cash provided by operating activities-carried forward	163,405	31,956	69,080	12,427	86,833

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE AND THREE-MONTH PERIODS ENDED SEPTEMBER 30, 2014
(UNAUDITED)

	Nine Months Ended		Three Months Ended		Year ended
	September 30,		September 30,		December 31,
	2014	2013	2014	2013	2013
	Dollars in thousands
Net cash provided by operating activities-brought forward	163,405	31,956	69,080	12,427	86,833

Cash flows from investing activities:
Construction of power plants and acquisition of other fixed assets	(122,176)	(145,637)	(33,365)	(44,106)	(207,535)
Cash grant received	27,427	14,685	—	14,685	14,685
Purchase of intangible assets	(429)	(267)	(115)	(55)	(562)
Acquisition of securities	(2,200)	(22,553)	—	(1,654)	(23,645)
Proceeds from sale of securities	6,345	18,900	—	—	22,413
Proceeds from sale of a subsidiary	—	7,699	—	—	7,699
Proceeds from sale of power plant	35,250	—	—	—	—
Decrease (increase) in bank deposit	—	3,010	—	3,010	3,010
Decrease (increase) in cash, cash equivalents and restricted deposits	(76,387)	(7,660)	(73,375)	1,315	25,472
Net cash used in investing activities	(132,170)	(131,823)	(106,855)	(26,805)	(158,463)

Cash flows from financing activities:
Exercise of options in a subsidiary	741	437	349	437	529
Acquisition of shares in a subsidiary from noncontrolling interests	(1,490)		(1,490)
Net proceeds from the sale of a tax partnership	—	31,376	—	(132)	31,376
Credit received from banks	2,400,683	2,170,287	698,300	815,526	3,058,956
Long-term loans received from banks and others	17,554	45,000	5,390	—	90,000
Proceeds from issuance of senior secured bonds by the U.S. Department of Energy	140,000		140,000
Repayment of bank credit	(2,484,600)	(2,120,605)	(794,800)	(772,485)	(3,020,545)
Early repayment of notes	(12,860)	(11,888)	—	—	(11,888)
Repayment of long-term loans from banks and others	(80,249)	(37,506)	(39,145)	(18,719)	(68,396)
Extinguishment of liability in respect of a tax partnership	(9,065)	(10,184)	(3,667)	(3,194)	(13,384)
Net proceeds from the sale of a tax partnership	2,234				—
Dividend paid	(6,043)		—		(5,964)
Cash paid for interest rate cap	(1,505)		(1,505)
Financing costs	(4,724)	(348)	(2,053)	(348)	(1,919)
Payments to non-controlling interest in a a subsidiary without losing control	(150)		(150)
Dividend paid to non-controlling interest in a subsidiary	(2,926)	(728)	(916)	(728)	(1,459)
Net cash provided by (used in) financing activities	(42,400)	65,841	313	20,357	57,306
Decrease in cash and cash equivalents	(11,165)	(34,026)	(37,462)	5,979	(14,324)
Balance of cash and cash equivalents at beginning of period	57,908	71,767	84,349	32,159	71,767
Effect of changes in exchange rates on cash and cash equivalents in foreign currency	(33)	387	(177)	(10)	465
Balance of cash and cash equivalents at end of period	46,710	38,128	46,710	38,128	57,908

* Supplementary information on investing and financing activities not involving cash flows is presented in note 12.

The accompanying notes are an integral part of these condensed financial statements.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

NOTE 1 –	GENERAL:

Ormat Industries Ltd. (the “Company”) and its consolidated subsidiaries (the “Group”) is engaged in the development, design, construction and operation of power plants owned thereby for the production of electricity from geothermal and recovered energy sources, and in the manufacture, including the design and development, of turbines and power units for the supply of electricity.

The Company is a public company incorporated and resident in Israel. The address of its registered office is 1 Szydlowski Street, New Industrial Area, Yavne, Israel. The Company’s shares are listed on the Tel-Aviv Stock Exchange Ltd.

NOTE 2 –	BASIS OF PRESENTATION:

a.     The interim consolidated financial information of the Group as of September 30, 2014 and for the nine and three-month periods then ended (the “interim financial data”) have been prepared in accordance with IAS No. 34, “Interim Financial Reporting” (“IAS 34”) and the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.  These statements should be reviewed with the annual financial statements as of December 31, 2013 and for the year then ended, including the notes thereto, which were prepared in conformity with the International Financial Reporting Standards (“IFRS”) and in accordance with the Israeli Securities (Preparation of Annual Financial Statements) Regulation, 2010.

b.    The Company’s consolidated financial statements are presented in U.S. dollars (“dollars”), which is the currency of the primary economic environment in which most of the Group companies operate (the functional currency).

c.     Estimates

The preparation of interim financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. The resulting accounting estimates will, by definition, seldom equal the related actual results.

NOTE 3 –	SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies applied in preparation of the interim financial data are consistent with those applied in preparation of the annual financial statements as of December 31, 2013 and for the year then ended. Financial results of the interim period do not necessary reflect the results of the entire year.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

NOTE 4 –	SARULLA

The Company (through a subsidiary) is a 12.75% equity shareholder of a consortium (the “Sarulla Consortium”) which is in the process of developing a geothermal power project in Indonesia with expected generating capacity of approximately 330 megawatts (“MW”). The  project will be operated by the consortium members together with PT Pertamina Geothermal Energy, the concession holder for the project, which is the local electricity company. The project (the “Sarulla Project”) will be constructed in three phases of 110 MW each.

On May 16, 2014, the consortium reached a financial closing of $1.17 billion in financing agreements to finance the development of the Sarulla project with a consortium of lenders comprised of Japan Bank for International Cooperation (“JBIC”), the Asian Development Bank and six commercial banks and obtained construction and a term loan under limited recourse financing package backed by a political risk guarantee from JBIC.

In May 2014, following the financial closing as described above, the Sarulla consortium entered into interest rate swap agreements with various international banks in order to fix the Libor interest rate on up to $0.96 billion of the $1.07 billion credit facility at a rate of 3.4565%.

The Sarulla Consortium has accounted for the interest rate swap as a cash flow hedge upon which changes in the fair value of the hedging instrument, relative to the effective portion, will be recorded in other comprehensive income. As such, during the nine months and three months period ended on September 30, 2014, the Company’s share in the loss of such transactions was approximately $5.2 million and $1.1 million, respectively, which was recorded in other comprehensive income. Of the $1.17 billion, $0.1 billion (which was drawn down by the Company on May 23, 2014) bears a fixed interest rate.

Following the financial closing, the Sarulla Consortium has started the construction work of the first phase of the project of which operations is expected to commence in 2016 and the remaining two phases of operations are scheduled to commence within 18 months thereafter. The Group will supply its Ormat Energy Converters to the power plant. According to the current project plan, the Group has begun to recognize revenue from the project over the course of the next three to four years starting in the second quarter of 2014.

NOTE 5 –	ISSUANCE OF NOTES GUARANTEED BY THE U.S. DEPARTMENT OF ENERGY

In August 2014, a wholly-owned indirect subsidiary signed a $140.0 million loan for a period of 18 years to finance the construction of the McGinness Hills Phase 2 project in Nevada. The plant is expected to be completed in the first half of 2015. This drawdown is the last tranche under the Note Purchase Agreement with John Hancock Life Insurance Company (USA) and 80% guaranteed by the U.S. Department of Energy’s Loan Programs Office in accordance with and subject to the Department’s Loan Guarantee Program under Section 1705 of Title XVII of the Energy Policy Act of 2005. The $140.0 million loan, which matures in December 2032, carries a 4.61% coupon with principal paid quarterly.

In anticipation of the drawdown, on August 13, 2014, in connection with such contemplated drawdown, the Company entered into a rate lock agreement with a financial institution with a notional amount of $140.0 million, which terminated August 15, 2014. The rate lock was based on a 10-year treasury interest rate. On August 15, 2014, the Company paid to the counterparty of the rate lock agreement an amount of $1.5 million. A loss of $0.9 million, net of related taxes of $0.6 million is recorded under “Accumulated other comprehensive income (loss)” and is amortized over the life of the notes using the effective interest method.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

NOTE 6 –	SALE OF HEBER SOLAR

On March 26, 2014, the Group has signed an agreement with RET Holdings, LLC to sell the Heber Solar project in Imperial County, California for $35.25 million. The Group received the first payment of $15.0 million in the first quarter of 2014 and the second payment for the remaining $20.25 million was received in the second quarter of 2014. As a result of the sale, the Group recognized a pretax gain of $7.6 million in the second quarter of 2014.

NOTE 7 –	PREPAYMENT OF LONG TERM LOAN

On September 30, 2014, a subsidiary of Ormat Technologies prepaid the outstanding amount of approximately a $30.0 million loan with EIG Global Project Fund II, Ltd. (formerly TCW). This repayment resulted in a one-time charge to interest expense of approximately $1.1 million, consisting of (i) prepayment premium of $0.6 million and (ii) write-off of related deferred financing costs amounting of  $0.5 million.

NOTE 8 –	DERIVATIVES

On March 6, 2014, the Group entered into an additional NGI swap contract with a bank for a notional amount of approximately 2.2 million MMbtu that will be settle on January 1, 2015 until March 31, 2015, in order to reduce its exposure to fluctuations in natural gas rates. Under the terms of this contract, the Company will make floating rate payments to the bank and receive fixed rate payments from the bank on each settlement date. The swap contract has monthly settlements whereby the difference between the fixed price of $4.95 per MMbtu of NGI natural gas and the market price will be settled on a cash basis.

This transaction, like in previous hedge transactions signed in previous years, has not been designated as a hedge transaction and is marked to market with the corresponding gains or losses recognized within electricity revenues. The Group recognized a net gain from the hedge transactions on the natural gas and oil of $1.3 million and $4.0 million dollars in the nine and three months periods ended September 30, 2014, respectively, resulting from the mark-to-market impact of these contracts.

NOTE 9 –	INTERESTED PARTIES:

On February 11, 2014, the Company announced that Mr. Isaac Angel was selected as the future CEO of the Company and CEO of its subsidiary Ormat Technologies. Mr. Angel joined Ormat on April 1, 2014 and was appointed the CEO position effective July 1, 2014. Mr. Angel is employed by Ormat Technologies and by Ormat Systems Ltd. (subsidiary of Ormat Technologies).

On April 2, 2014, the Company granted Mr. Angel options to purchase up to an aggregate of 400,000 shares of common stock under the 2012 Incentive Plan. The exercise price of each option is $29.52 per share, which represented the fair market value of the Company’s common stock on the date of the grant. Options to purchase 300,000 shares of common stock will expire six years following the date of grant and will vest in four equal annual installments over four years commencing with the second anniversary of the date of grant. The remaining options to purchase 100,000 shares of common stock will vest on March 31, 2021 and will expire on September 30, 2021.   The terms of the options are subject to changes in the event of a change of control.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

NOTE 10 –	CONTINGENT LIABILITIES:

a.     In December 2012, Laborers’ International Union of North America Local Union No. 783
(“LiUNA”), an organized labor union, filed a petition in Mono County Superior Court, naming Mono County, California and Ormat Technologies as defendant and real party in interest, respectively. The petitioners brought this action to challenge the November 13, 2012 decision of the Mono County Board of Supervisors in adopting Resolutions No. 12-78, denying petitioners’ administrative appeal of the Planning Commission’s approval of Conditional Use Permit (“CUP”), adoption of findings under the California Environmental Quality Act (“CEQA”) and adoption of the final environmental impact report (“EIR”) for the Mammoth Pacific enhancement. The Company has successfully defended itself against the petition, which has been denied by the court.

On July 8, 2014, Global Community Monitor, LiUNA, and two residents of Bishop, California filed a complaint in the United States District Court for the Eastern District of California, alleging that Mammoth Pacific, L.P., Ormat Technologies, Inc. and Ormat Nevada, Inc. are operating three geothermal generating plants in Mammoth Lakes, California (MP-1; MP-II and PLES-I) in violation of the federal Clean Air Act (“CAA”) and Great Basin Unified Air Pollution Control District (“District”) rules.

The Group is continuing to review the complaint and believes that it is without merit, and intends to vigorously defend itself against the allegations set forth in the complaint and to take all necessary legal action to have the complaint dismissed. Filing of the complaint in and of itself does not have any immediate adverse implications for the Mammoth plants. The Group management is of the opinion that the chances of the claim not being accepted are greater than those of its being accepted.

b.     In January 2014, the Group learned that two former employees of Ormat Technologies alleged in a “qui tam” complaint filed in the United States District Court for the Southern District of California that Ormat Technologies submitted fraudulent applications and certifications to obtain grants from the US government. The United States Department of Justice has declined to intervene. The former employees have proceeded on their own and served the Company with their initial complaint in April 2014, and then filed an amended complaint in May 2014.

The Group is investigating, and is defending against the amended complaint. This includes that, pursuant to the Company’s motion to move venue of the proceeding, the file was reassigned from the United States District Court for the Southern District of California to the District of Nevada. In addition, the Group has filed a motion to dismiss the amended complaint, in response to which the complaints have filed responses, and the United States has filed a statement of interest regarding the Company’s claim that the False Claims Act’s “Tax Bar” excludes such Act’s application to the Company, and urged the court to reject the Company’s argument, while continuing to take no position as to the overall sufficiency of the complainants’ complaint. The motion to dismiss is pending before the Nevada United States District Court.

The Group believes that the allegations of the lawsuit have no merit. The Group management is of the opinion that the chances of the claim not being accepted are greater than those of its being accepted.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

c.     In addition, from time to time, the Group is named as a party in various other lawsuits, claims and other legal and regulatory proceedings that arise in the ordinary course of its business. It is the opinion of the Group’s management that the outcome of these proceedings, individually and collectively, will not be material to the Company’s consolidated financial statements as a whole.

NOTE 11 –	TAXES ON INCOME

Income tax expenses for the nine months and three months periods ended September 30, 2014 were $0.3 million and $2.0 million, respectively. The income tax benefit includes income of $17.8 million and $5.3 million, in the nine months and three months periods ended September 30, 2014, respectively, from the sale of tax benefits to partners in the tax partnerships in the U.S. OPC and ORTP, net of income tax expenses of $18.1 million and $7.3 million, in the nine months and three months periods ended September 30, 2014, respectively.

Income tax expenses for the nine months and three months periods ended September 30, 2013 were $0.6 million and $1.1 million, respectively. The income tax benefit includes income of $13.7 million and $4.9 million, in the nine months and three months periods ended September 30, 2013, respectively, from the sale of tax benefits to partners in the tax partnerships in the U.S.- OPC and ORTP, net of income tax expenses of $14.3 million and $6.0 million, in the nine months and three months periods ended September 30, 2013, respectively.

The tax provision for the nine-month periods ended September 30, 2014 and 2013 has been computed based on the management’s estimate of the effective tax rates that will apply to total projected annual net income.

NOTE 12 –	BUSINESS SEGMENTS:

The Group’s business segments, as determined by management are:

Electricity	-	This segment is engaged in the maintenance and operation of wholly or partly owned geothermal and recovered energy power plants in the international market, to produce and supply electricity they produce for customers, which are utilities, according to power purchase agreements.

Product	-	This segment is engaged in the manufacture, including design and development, of turbines and power units for the supply of electrical energy and in the construction of power plants to supply energy from geothermal fields and other alternative energy sources.

Transfer prices between the operating segments were determined on current market values or cost plus markup of the seller’s business segment. Segment assets include power plants, other property, plant and equipment, geothermal resources exploration and evaluation costs, inventories and accounts receivable.

Segment assets also include deferred tax assets, while segment operating results do not reflect the tax effect.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

	Electricity	Product	Adjustments	Consolidated
	(Dollars in thousands)

Nine months ended September 30, 2014:
External revenues	289,015	121,266	20,500	430,781
Intersegment revenues		43,580	(43,580)	—
Total revenues	289,015	164,846	(23,080)	430,781

Segment results	72,850	35,839	3,173	111,862
Income not allocated to segments				4,647
Other gains, net				(1,274)
Total income from operations				115,235
Financial expenses				(65,169)
Income beofre income taxes				50,066

	Electricity	Product	Adjustments	Consolidated
		(Dollars in thousands)
Three months ended September 30, 2014:
External revenues	102,506	37,736	1,247	141,489
Intersegment revenues		7,244	(7,244)	—
Total revenues	102,506	44,980	(5,997)	141,489

Segment results	32,411	11,377	642	44,430
Expenses not allocated to segments				(400)
Other losses, net				(2,612)
Total income from operations				41,418
Financial expenses				(22,568)
Income beofre income taxes				18,850

	Electricity	Product	Adjustments	Consolidated
		(Dollars in thousands)

Nine months ended September 30, 2013:
External revenues	245,005	157,329	4,866	407,200
Intersegment revenues	—	29,731	(29,731)	—
Total revenues	245,005	187,060	(24,865)	407,200

Segment results	42,057	33,286	13,015	88,358
Expenses not allocated to segments				(1,187)
Other gains, net				10,465
Total income from operations				97,636
Financial expenses				(54,522)
Equity in losses of associated companies				(149)
Income beofre income taxes				42,965

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

	Electricity	Product	Adjustments	Consolidated
		(Dollars in thousands)

Three months ended September 30, 2013:
External revenues	88,994	41,755	—	130,749
Intersegment revenues		4,329	(4,329)	—
Total revenues	88,994	46,084	(4,329)	130,749

Segment results	20,732	9,065	9,880	39,677
Expenses not allocated to segments				(467)
Other gains, net				2,329
Total income from operations				41,539
Financial expenses				(19,011)
Equity in losses of associated companies				(158)
Income beofre income taxes				22,370

	Electricity	Product	Adjustments	Consolidated
		(Dollars in thousands)

Year ended December 31, 2013:
External revenues	329,747	203,492	4,866	538,105
Intersegment revenues	—	37,248	(37,248)	—
Total revenues	329,747	240,740	(32,382)	538,105

Segment results	54,265	42,693	12,364	109,322
Expenses not allocated to segments				(1,617)
Other gains, net				12,444
Total income from operations				120,149
Financial expenses				(76,914)
Loss beofre income taxes				43,235
Total assets:
September 30, 2014	2,083,715	88,198	17,055	2,188,968
September 30, 2013	2,048,021	120,314	(17,793)	2,150,542
December 31, 2013	2,017,838	141,595	(22,519)	2,136,914

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

NOTE 13  -  DERIVATIVE FINANCIAL INSTRUMENTS:

a.	Fair value disclosure:

Assets and liabilities measured at fair value at September 30, 2014 are shown in the table below:

	Level 1	Level 2	Level 3	Total
	Dollars in thousands
Assets:
Cash, cash equivalents and restricted cash	116,118	—	—	116,118
Investments in securities:
Equity securities	—	—	251	251
Debt securities	10,972	—	—	10,972
Derivatives :
Derivatives on oil prices		1,134		1,134
Derivatives on natural gas prices	—	502	—	502
Total assets	127,090	1,636	251	128,977
Liabilities -
Derivatives-
Forward transactions	—	(2,183)	—	(2,182)
Total liabilities	—	(2,183)	—	(2,182)

Assets and liabilities measured at fair value at September 30, 2013 are shown in the table below:

	Level 1	Level 2	Level 3	Total
	Dollars in thousands
Assets:
Cash equivalents	67,234	—	—	67,234
Investments in securities:
Equity securities	—	—	251	251
Debt securities	17,868	—	—	17,868
Derivatives -
Derivatives on oil prices	—	142	—	142
Derivatives on natural gas prices	—	1,353	—	1,353
Forward transactions	—	2,952	—	2,952
Total assets	85,102	4,447	251	89,800

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

Assets and liabilities measured at fair value at December 31, 2013 are shown in the table below:

	Level 1	Level 2	Level 3	Total
	Dollars in thousands
Assets:
Cash equivalents	40,015	—	—	40,015
Investments in securities:
Equity securities	—	—	251	251
Debt securities	15,433	—	—	15,433
Derivatives -
Forward transactions	—	2,990	—	2,990
Total assets	55,448	2,290	251	57,989
Liabilities -
Derivatives:
Derivatives on oil prices	—	(2,490)	—	(2,490)
Derivatives on natural gas prices	—	(341)	—	(341)
Total liabilities	—	(2,831)	—	2,831)

No monetary assets were transferred from level to level in the nine months and three month periods ended on September 30, 2014.

The fair value of natural gas and oil price derivatives and forward transactions were determined using the quoted prices in an active market and currency rates thereof as of the date of the statement of financial position.

b.	Fair value of long-term loans:

Long-term loans and liabilities measured at fair value at September 30, 2014 are shown in the table below:

	September 30, 2014	September 30, 2013	December 31, 2013
	Dollars in thousands
Assets:
Non-current	882,906	913,695	913,609
Current	128,918	132,289	135,412
Total	1,011,824	1,045,984	1,049,021

The carrying amount of the following financial assets and liabilities approximate their fair value:

●	Cash and cash Equivalents
●	Accounts receivables
●	Accounts payables

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

c.	Financial risks management

The Group’s operations give rise to exposure to financial risks: market risks (including foreign currency exchange rate risks, fair value and cash flow risks relating to interest rates and price risks), credit risks and liquidity risks.

As described above, the interim consolidated financial information do not include the information and disclosures required for annual financial statements, including information regarding its financial risk management of the Group. As such, these financial statements should be reviewed with the annual financial statements as of December 31, 2013 and for the year then ended, including the notes thereto.

There have been no material changes to the Group’s policy on management of its financial risks compared to that reported in the annual financial statements for 2013.

NOTE 14  –  INFORMATION ON INVESTMENT AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

	Nine Months Ended		Three Months Ended		Year ended
	September 30,		September 30,		December 31,
	2014	2013	2014	2013	2013
	Dollars in thousands

Supplementary information on investing and financing activities not involving cash flows:
Increase (decrease) in suppliers’ credit received during the reported period for the construction	(5,221)	7,744	2,068	3,681	4,372

Increase (decrease) in cost of power plants resulting from adjustment of provision for asset retirement obligation	9,088	(10,509)	1,549	(1,870)	(12,481)

Deferred financing costs	—	(1,347)	—	—	—

NOTE 15  –  SUBSEQUENT EVENTS

Cash dividend

On November 5, 2014, the Board of Directors of Ormat Technologies resolved to pay a dividend of $2.3 million, payable on December 4, 2014. Consequently, the Group will distribute dividends of $0.9 million to holders of non-controlling rights in the subsidiary.

Potential restructuring with parent company

On October 29, 2014, the Group announced that the Company and Ormat Technologies are considering a possible corporate reorganization. Under the proposed transaction, Ormat Technologies would acquire the Company’s shares by issuing shares of common stock of Ormat Technologies to the Company’s shareholders in exchange for all of the Company’s shareholders’ shares in the Company, based upon an exchange ratio to be agreed upon between the parties. If approved and consummated, the transaction would eliminate the Company’s majority ownership interest in, and control of, Ormat Technologies.

ORMAT INDUSTRIES LTD.
(An Israeli Corporation)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
AS OF SEPTEMBER 30, 2014
 (Unaudited)

The Company has established a special committee of independent directors with full authority to consider the proposed transaction, including to negotiate the exchange ratio and make a recommendation to the Board of Directors, or to reject the proposed transaction. The special committee has retained independent legal and financial advisors to assist the committee in considering the proposed transaction.

There can be no assurance at this stage whether the proposed transaction will be approved and consummated and, if consummated, what the terms (including the exchange ratio) thereof would be. Any potential transaction is subject to the negotiation and execution of definitive agreements, as well as to customary conditions and approvals, including (without limitation) regulatory approvals, an affirmative recommendation of the special committee of the Board of Directors, an approval of the full Board of Directors, and the approval of the shareholders of each of the Company and Ormat Technologies.

Annex D

GLOSSARY OF TERMS

In this information statement:

•
“arrangement” or “plan of arrangement” means an arrangement among Ormat Industries, Ormat Systems and their respective shareholders (and, if applicable, creditors), with respect to the share exchange, the merger and the other transactions contemplated in the share exchange agreement, including a request to exempt from the need to publish a prospectus by reason of Section 15A(a)(3) of the Israel Securities Law.

•
“Bronicki Investments” means Bronicki Investments Ltd., an Israeli company, that currently holds approximately 14.21% of Ormat Industries ordinary shares and through which Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, among other members of the Bronicki family, are beneficial owners of those shares.

•	“closing” means the completion of the share exchange.
•	“closing date” means the date on which the closing occurs.
•	“Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the Treasury Regulations promulgated thereunder.
•	“Companies Law” or "Israel Companies Law" means the Israel Companies Law, 5759-1999, as amended.
•	“Court” means the District Court of Tel Aviv-Jaffa.
•
“Court approval” means the approval by the Court of Ormat Industries’ request that the Court (i) hold a hearing on the fairness of the arrangement contemplated by the share exchange agreement regardless of whether or not any objections have been raised and (ii) approve the arrangement and the order of all actions to be taken in accordance therewith.

•	“effective time” means the date and time when the share exchange will become effective.
•
“escrow agreement” means the escrow agreement to be entered into no later than two business days prior to the closing date of the share exchange by and among Ormat, Bronicki, FIMI and the escrow agent, substantially in the form of Exhibit B to the Ormat Industries shareholder undertaking agreements.

•	“exchange ratio” means 0.2592 shares of Ormat common stock for each ordinary share of Ormat Industries.
•
“FIMI” means FIMI ENRG Limited Partnership, an Israeli limited partnership, FIMI ENRG L.P., a Delaware limited partnership, and FIMI Opportunity IV, L.P., a Delaware limited partnership, individually or collectively as the context requires.

•	“GAAP” means U.S. generally accepted accounting principles.
•	“IFRS” means International Financial Reporting Standards.
•	“Israel Securities Law” means the Israel Securities Law, 1968, as amended.
•
“Israeli tax ruling” means the ruling dated November 6, 2014,  received from the ITA on November 9, 2014, confirming, among other things, that, subject to the conditions stipulated therein, the obligation of Ormat Industries shareholders to pay Israeli capital gains tax on the share exchange will be deferred in accordance with the provisions of Section 103C of the Tax Ordinance.

•	“ISA” means the Israel Securities Authority.

•	“ITA” means the Israel Tax Authority.
•	“NYSE” means The New York Stock Exchange.
•	“NYSE rules” means the NYSE Listed Company Manual rules.
•	“Ormat” (or “we,” “us,” “the Company,” or “our Company”) means Ormat Technologies, Inc., a Delaware corporation.
•	“Ormat Industries” means Ormat Industries, Ltd., an Israeli company.
•
“Ormat Industries intervening event” means a material event or development relating to the business or assets of Ormat Industries and the Ormat Industries subsidiaries (including Ormat) that is (i) not known to the board of directors of Ormat Industries as of the date of the share exchange agreement and (ii) becomes known to or by the board of directors of Ormat Industries prior to obtaining the Section 350 voting approval.

•
“Ormat Industries recommendation” means the recommendation by the Ormat Industries board of directors and special committee that the shareholders of Ormat Industries approve the share exchange agreement, the share exchange and the other transactions contemplated thereby.

•	“Ormat Industries shareholder undertaking agreements” means the voting agreements, dated as November 10, 2014, between Ormat and each of Bronicki Investments and FIMI.
•
“Ormat intervening event” means a material event or development relating to the business or assets of Ormat and the Ormat subsidiaries that is (i) not known to the board of directors of Ormat as of the date of the share exchange agreement and (ii) becomes known to or by the board of directors of Ormat prior to obtaining the Ormat stockholder approval.

•	“Ormat stockholder approval” means the Ormat stockholder approval by written consent of the share issuance dated November 10, 2014.
•	“Ormat stockholder undertaking agreement” means the voting agreement, dated as November 10, 2014, between Ormat Industries and Ormat.
•	“Ormat Systems” means Ormat Systems Ltd., an Israeli company and wholly-owned subsidiary of Ormat.
•	“record date” means the close of business on November 28, 2014.
•	“registration rights agreement” means the registration rights agreement by and among Ormat, Bronicki and FIMI, substantially in the form of Exhibit B to the voting neutralization agreements.
•	“SEC” means the Securities and Exchange Commission.
•
“Section 350 voting approval” means, unless otherwise ordered by the Court, the approval of the share exchange and related transactions by Ormat Industries shareholders (and, if ordered by the Court, creditors) by a majority in number (per capita) of shareholders (or, if applicable creditors) present, by person or by proxy, representing at least 75% of the votes cast at each of the Ormat Industries meetings; provided, that, with respect to the Ormat Industries shareholders meeting either (i) the shares voting in favor of such matters include at least a majority of the shares voted by shareholders who are not Bronicki Investments and FIMI, or (ii) the total number of shares voted against the resolution by the shareholders described in clause (i) does not exceed two percent of the outstanding Ormat Industries ordinary shares.

•	“Securities Act” means the U.S. Securities Act of 1933, as amended.
•
“share exchange” means the exchange of newly issued shares of Ormat common stock for all of the outstanding ordinary shares of Ormat Industries on the terms and conditions set forth in the share exchange agreement.

•	“share exchange agreement” means the Share Exchange Agreement and Plan of Merger dated as of November 10, 2014 among Ormat, Ormat Industries and Ormat Systems.
•
“share exchange consideration” means that number of fully paid and nonassessable shares of Ormat common stock (and cash, without interest, in lieu of fractional shares) to be issued to holders of Ormat Industries ordinary shares at the completion of the share exchange.

•	“Tax Ordinance” means the Tax Ordinance of Israel [New Version], 5721-1961, as amended.
•	“TASE” means the Tel Aviv Stock Exchange.
•	“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.
•	“voting neutralization agreements” means the voting neutralization agreements, dated as November 10, 2014, among Ormat and each of Bronicki Investments and FIMI.